As filed with the Securities and Exchange Commission on December 15, 2025
File No. 000-56791

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1 to
FORM 10
GENERAL FORM FOR REGISTRATION OF SECURITIES
Pursuant to Section 12(b) or (g) of The Securities Exchange Act of 1934

Ares Sports, Media and Entertainment Opportunities LP
(Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)	33-2101199 (I.R.S. Employer Identification No.)
1800 Avenue of the Stars, Suite 1400 Los Angeles, California (Address of principal executive offices)	90067 (Zip Code)
(310) 201-4100
(Registrant’s telephone number, including area code)
with copies to:
Benjamin Wells Mark Brod Lu Wang Simpson Thacher & Bartlett LLP 425 Lexington Avenue New York, New York 10017	Rajib Chanda Simpson Thacher & Bartlett LLP 900 G Street, N.W. Washington, DC 20001
Securities to be registered pursuant to Section 12(b) of the Act:
None
Securities to be registered pursuant to Section 12(g) of the Act:
Class S Limited Partnership Units
Class D Limited Partnership Units
Class N Limited Partnership Units
Class I Limited Partnership Units
Class A-S Limited Partnership Units
Class A-D Limited Partnership Units
Class A-N Limited Partnership Units
Class A-I Limited Partnership Units
Class E Limited Partnership Units
(Title of class)
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☐
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

i

EXPLANATORY NOTE
Ares Sports, Media and Entertainment Opportunities LP is filing this registration statement on Form 10 (this “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to provide current public information to the investment community in anticipation of being required to register under Section 12(g) of the Exchange Act in the future and to comply with applicable requirements thereunder.
In this Registration Statement, except where the context suggests otherwise:
•
the term “affiliate” means, with respect to a person, any other person that either directly or indirectly controls, is controlled by or is under common control with the first person;

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the term “Ares” refers to the General Partner, the Manager and Ares Management collectively with its affiliates;

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the terms “Ares Management” or the “Firm” refer to Ares Management Corporation and its affiliates, including Ares;

•
the term “Ares SME Opps” refers to the Fund, the Feeder and any Parallel Funds, together a sports, media and entertainment investment program available to certain investors (as described herein). The term “Ares SME Opps” is used throughout this Registration Statement to refer to the investment program as a whole;

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the term “Dealer-Manager” refers to Ares Wealth Management Solutions, LLC prior to January 2, 2026, and Ares Management Capital Markets LLC on or after January 2, 2026, as applicable;

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the term “Feeder” refers to Ares SME O TE LP, a Delaware series limited partnership, consisting of four series, Ares SME O TE LP – Series 1, Ares SME O TE LP – Series 2, Ares SME O TE LP  − Series 3 and Ares SME O TE LP – Series 4, and any other series that may be established;

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the term “Feeder Funds” refers to investment vehicles formed by the General Partner or its affiliates for the purpose of aggregating unaffiliated investors and investing (directly or indirectly) in the Fund, including the Feeder, or as otherwise designated as such in writing by the General Partner in connection with its admission to the Fund;

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the term “Fund,” refers to Ares Sports, Media and Entertainment Opportunities LP, a Delaware limited partnership, and its consolidated subsidiaries;

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the term “Fund LPA” refers to the Fund’s Fourth Amended and Restated Limited Partnership Agreement (as further amended, restated or supplemented from time to time);

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the term “General Partner” refers to Ares SME Management O GP LLC, a Delaware limited liability company, the Fund’s general partner;

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the term “Intermediate Entities” collectively refers to ASME O Holdings LLC, a Delaware limited liability company, ASME O CYM Holdings LP, a Cayman Islands exempted limited partnership, ASME O Holdings I LP, a Delaware limited partnership, ASME O Holdings II LP, a Delaware limited partnership, ASME O Holdings III LP, a Delaware limited partnership, ASME O Holdings IV LLC, a Delaware limited liability company, and any other entities formed by the General Partner for the purpose of directly or indirectly holding the Fund’s investments;

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the term “Manager” refers to Ares Capital Management LLC, a Delaware limited liability company;

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the terms “Net Asset Value” and “NAV” refer to, as the context requires, transactional NAV (i.e., the price at which transactions in the Units are made, calculated in accordance with the Manager’s valuation policy);

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the term “Offshore Blockers” refers to Ares SME O CYM Series 1 LP, Ares SME O CYM Series 2 LP, Ares SME O CYM Series 3 LP and Ares SME O CYM Series 4 LP, each a Cayman Islands exempted limited partnership, and any other entities that may be established, collectively;

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the term “Other Ares Funds” refers to, as the context requires, individually and collectively, investment funds, vehicles, separate accounts and/or other similar arrangements managed, advised or operated by the General Partner, the Manager, Ares, their affiliates and/or their respective partners, members, equity holders, controlling persons, directors, officers, employees, agents, representatives and advisors (other than Ares SME Opps and its alternative vehicles) from time to time, and any successors thereto, in each case, including any alternative vehicles formed in connection therewith and any supplemental capital vehicles formed in connection with any investments made thereby;
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the term “Parallel Funds” refers to investment vehicles established by the General Partner, Manager or their affiliates to facilitate investment by certain investors to accommodate legal, tax, regulatory, compliance, or certain other operational requirements which will generally co-invest (either directly or indirectly) in certain investments with the Fund on a pro rata basis;

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the term “Portfolio Company” refers to, individually and collectively, any partnership, corporation, limited liability company, unincorporated organization or association, trust (including the trustees thereof, in their capacity as such) or other entity in which Ares SME Opps directly or indirectly holds an investment intended to achieve Ares SME Opps’ investment purposes;

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the term “Unitholders” refers to holders of the Fund’s limited partnership units (the “Units”). There are nine classes of Units registered hereunder: Class S (“Class S” or the “Class S Units”), Class D (“Class D” or the “Class D Units”), Class N (“Class N” or the “Class N Units”), Class I (“Class I” or the “Class I Units”), Class A-S (“Class A-S” or the “Class A-S Units”), Class A-D (“Class A-D” or the “Class A-D Units”), Class A-N (“Class A-N” or the “Class A-N Units”), Class A-I (“Class A-I” or the “Class A-I Units” and together with the Class A-S Units, Class A-D Units and Class A-N Units, the “Anchor Units”) and Class E (“Class E” or the “Class E Units”) (each a “Class”).

The Fund is an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and the Fund will take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “1933 Act”).
This Registration Statement does not constitute an offer of the Fund or any Other Ares Fund and an offering may only be made pursuant to the Fund’s private placement memorandum (the “Memorandum”). Once this Registration Statement has been deemed effective, the Fund will be subject to the requirements of Section 13(a) of the Exchange Act, including the rules and regulations promulgated thereunder, which will require the Fund, among other things, to file annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K, and the Fund will be required to comply with all other obligations of the Exchange Act applicable to issuers filing registration statements pursuant to Section 12(g) of the Exchange Act. Additionally, the Fund will be subject to the proxy rules in Section 14 of the Exchange Act and the Fund, directors, executive officers, and principal unitholders will be subject to the reporting requirements of Sections 13 and 16 of the Exchange Act.

CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING STATEMENTS
Certain information in this Registration Statement constitutes “forward-looking statements,” which can be identified by the use of forward-looking terminology such as “may,” “will,” “should,” “expect,” “anticipate,” “project,” “estimate,” “intend,” “continue,” “believe” or the negatives thereof or other variations thereon or comparable terminology. Such forward-looking statements, including the intended actions and performance objectives for the Fund, involve known and unknown risks, uncertainties and other important factors that could cause actual results, performance or achievements of the Fund to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. These risks and uncertainties include those described or identified in the section entitled “Item 1A. Risk Factors” and elsewhere in this Registration Statement. Although this information was prepared by the General Partner based on its experience in the industry and on assumptions of fact and opinion as to future events that the General Partner believed to be reasonable when made, no representation is made or assurance given that such statements, views, projections or forecasts are correct or that the objectives of the Fund will be achieved or that investors will receive a return of their capital. Moreover, neither the Fund nor the General Partner, nor any of their affiliates, assumes responsibility for the accuracy and completeness of any forward-looking statements. All forward-looking statements in this Registration Statement speak only as of the date of this Registration Statement. The Fund, the General Partner and their affiliates expressly disclaim any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in its expectation with regard thereto or any change in events, conditions or circumstances on which any such statement is based, except as required by applicable law. Due to various risks and uncertainties, actual events or results or the actual performance of the Fund may differ materially from those reflected or contemplated in such forward-looking statements. Unitholders are cautioned not to place undue reliance on such statements.
References herein to “expertise” or any party being an “expert” are based solely on the belief of Ares, are intended only to indicate proficiency as compared to an average person and in no way limit any exculpation provisions or alter any standard of care applicable to Ares. In addition, unless the context otherwise requires, the words “include,” “includes,” “including” and other words of similar import are meant to be illustrative rather than restrictive.

RISK FACTOR SUMMARY
A summary of the principal risk factors that make investing in the Fund risky and might cause the Fund’s actual results to differ is set forth below. The following is only a summary of the principal risks that may materially adversely affect the Fund’s business, financial condition, results of operations and cash flows. This summary should be read in conjunction with the more complete discussion of the risk factors the Fund faces, which are set forth in the section entitled “Item 1A. Risk Factors” in this Registration Statement.
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The Fund has a limited operating history and there is no assurance that the Fund will achieve its investment objective.

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Although Ares’ investment professionals have prior experience in sports, media, entertainment and other investments, prospective investors should draw no conclusions from the prior experience of Ares’ investment professionals or the performance of any investments or funds and should not expect the Fund to achieve similar returns.

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This is a “blind pool” offering and thus potential investors will not have the opportunity to evaluate the Fund’s investments before it makes them.

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The Fund does not intend to list the Units on any securities exchange, and the Fund does not expect a secondary market in the Units to develop. In addition, there are limits on the ownership and transferability of the Units.

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In accordance with the Fund LPA, to the extent the Fund implements the Unit redemption program for its Units (the “Unit Redemption Program”), there is no guarantee that the Fund will be able to make such redemptions. Furthermore, if the Fund does make such redemptions, only a limited number of Units will be eligible for redemption and redemptions will be subject to available liquidity and other significant restrictions. This means that an investment in the Units will be more illiquid than other investment products or portfolios.

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An investment in the Units is not suitable for potential Unitholders if they need ready access to the money that they invest.

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Unitholders are not entitled to nominate or vote in the election of the Fund’s directors. Further, Unitholders are not able to bring matters before meetings of Unitholders or nominate directors at such meeting, nor are they generally able to submit Unitholder proposals under Rule 14a-8 of the Exchange Act. Overall responsibility for the Fund’s oversight rests with the General Partner, subject to certain oversight rights held by the Fund’s Board of Directors (the “Board of Directors” or “Board” and individually, the “Directors”).

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The Fund LPA designates courts in the State of Delaware or, to the extent subject matter jurisdiction exists, the federal district courts of the United States in the State of Delaware as the exclusive forum for actions or proceedings related to the Fund LPA or federal securities laws and the rules and regulations thereunder, which could limit the Unitholders’ ability to obtain a favorable judicial forum.

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The purchase and redemption price for the Units will be based on the Fund’s NAV, calculated in accordance with the Manager’s valuation policy (the “Valuation Policy”), which is subject to the Board of Directors’ review, and are not based on any public trading market. While there will be independent valuations of the Fund’s investments from time to time, the valuation of sports, media and entertainment investments is inherently subjective, and the Fund’s NAV may not accurately reflect the actual price at which the Fund’s investments could be liquidated on any given day.

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The Fund uses and expects to continue to use leverage, which magnifies the potential for loss on amounts invested in the Fund.

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Investments in sports, media and entertainment assets and securities or instruments, properties and other assets related thereto involves many relatively unique and acute risks. Asset revenues can be affected by a number of factors, including economic and market conditions, political events, competition, regulation and the financial position and business strategy of customers.

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The Fund’s investment portfolio may be concentrated at any time in a limited number of Portfolio Companies and, as a result, the performance of a few Portfolio Companies or of a particular industry may substantially affect the Fund’s aggregate return. Furthermore, to the extent that the capital raised is less than the targeted amount, the Fund may invest in fewer Portfolio Companies and thus be less diversified.
The Fund believes these factors include but are not limited to those described herein in “Item 1A. Risk Factors” in this Registration Statement, as such factors may be updated from time to time in the Fund’s periodic filings with the SEC, which will be accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this Registration Statement and in the Fund’s other periodic filings.

ITEM 1.
BUSINESS

(a)   General Development of Business
The Fund is an investment program designed to offer eligible individuals and other investors access to Ares’ sports, media and entertainment platform (the “SME Platform”). The General Partner and the Manager are affiliates of Ares Management.
On June 1, 2025, the Fund held its first closing for third-party investors and sold Units of the Fund as part of a continuous private offering (the “Private Offering”). The Fund expects to continue to conduct the Private Offering of its Units in reliance on exemptions from the registration requirements of the 1933 Act to investors that are both (i) accredited investors (as defined in Regulation D under the 1933 Act) and (ii) qualified purchasers (as defined in the Investment Company Act of 1940, as amended (the “1940 Act”), and rules thereunder). The Fund is structured as a perpetual-life vehicle, with monthly, fully funded subscriptions and periodic redemptions.
(b)   [Reserved]
(c)   Description of Business
The Fund — Ares Sports, Media and Entertainment Opportunities LP
The Fund was formed on November 19, 2024 as a limited partnership under the laws of the State of Delaware and commenced its operations on December 6, 2024. The Fund is a private fund exempt from registration under the 1940 Act pursuant to Section 3(c)(7) thereof.
On June 1, 2025, the Fund held its first closing as part of its Private Offering and has accepted subscriptions for Units as of the first calendar day of each subsequent month. Since June 1, 2025, the Fund has sold Units of the Fund for aggregate consideration of approximately $533 million, which includes the Units sold for each month from June 2025 until November 2025. The Fund expects to continue to hold monthly closings as part of its Private Offering. As of September 30, 2025, the Fund held 67 Portfolio Company investments. See “Item 2. Financial Information — Management’s Discussion and Analysis of Financial Condition and Results of Operations” below for additional information on the Fund’s investment portfolio as of September 30, 2025. See also “— Investment Process” below for information regarding the Fund’s process for identifying, evaluating and monitoring investments.
In addition to the Fund, to facilitate investment by certain investors, the General Partner or an affiliate may create one or more Parallel Funds, the structure of which may differ from that of the Fund or the Feeder (as described below) but which will generally invest proportionally in all Fund transactions on substantially the same terms and conditions as the Fund or the Feeder, except as necessary to address legal, tax, accounting, regulatory, leverage, investment restrictions, portfolio composition or other similar considerations. The General Partner has formed, and may also form, other Intermediate Entities for the purpose of directly or indirectly holding the Fund’s investments.
The Fund is an investment program designed to offer eligible individuals and other investors access to the SME Platform. The General Partner and Manager are affiliates of Ares. The sole investment objective of the Feeder is to invest all or substantially all of its assets in the Offshore Blockers or another non-U.S. entity treated as a corporation for U.S. tax purposes, which, in turn, invests all or substantially all of its assets in the Fund. The Fund, the Feeder, the Offshore Blockers, any other Feeder Funds, any Parallel Funds and Intermediate Entities together form Ares SME Opps, a flexible investment strategy focused on the sports, media and entertainment sectors.
Market Opportunity
The Fund seeks to take advantage of the attractive market opportunity and the significant supply-demand imbalance for capital solutions facing sports leagues, sports teams and sports industry related companies, as well as media and entertainment companies. The Manager believes the primary drivers include (i) a growing need for alternative capital providers, (ii) a continued shift towards private capital solutions, (iii) lack of volatility and limited correlation of sports franchises value relative to the broader market and (iv) attractive fundamentals with long-term growth trends. The General Partner believes the Fund’s flexible approach will enable it to quickly adapt to changing market environments and execute on investments that offer opportunities for long-term capital appreciation. The Fund leverages Ares’ experience and approach through both periods of economic expansion and recessionary cycles to selectively target attractive investment opportunities in high quality franchises where the General Partner has conviction on the long-term value of the business. See “Item 1A. Risk Factors — Potential Conflicts of Interest” for a further discussion of potential conflicts of interest associated with an investment in the Units.
Investment Objective and Strategies
The Fund’s investment objective is to seek to deliver long-term capital appreciation, and to a lesser extent, generate income by investing primarily in directly originated first lien, second lien, mezzanine and other high yield debt securities, preferred equity securities, common equity securities and other equity investments in sports leagues, sports teams and sports industry related companies, as well as media and entertainment companies (collectively, the “Target SME Investments”). To a lesser extent, the Fund may invest in liquid debt and other securities that are not directly originated, including, without limitation, broadly syndicated loans and other more liquid credit securities, public equities, interests in collateralized debt obligation and loan obligation vehicles, derivatives, money market instruments and cash and cash equivalents across asset classes (including those not related to sports, media or entertainment industries) (the “Liquid Debt and Other Securities”). Liquid Debt and Other Securities may be used to generate income, facilitate capital deployment and provide a potential source of liquidity.
The General Partner believes that it is able to leverage its scale, significant sector experience and flexible capital approach to source differentiated deal flow and execute on a broad funnel of investment opportunities across the sports, media and entertainment landscape.
While the Fund invests globally, the General Partner expects the majority of investments will be made in North American and European companies. Furthermore, the General Partner pursues a flexible investing approach deploying capital in both debt and equity investments, generally seeking to act as a lead or co-lead investor in a substantial number of transactions, which the General Partner believes drives greater influence over structure, terms and economics and can result in better outcomes and returns to investors.
The General Partner and the Manager
Ares SME Management O GP LLC, a Delaware limited liability company, is the Fund’s General Partner. Overall responsibility for the Fund’s oversight rests with the General Partner, subject to certain oversight rights held by the Board of Directors with respect to the Fund’s periodic reports under the Exchange Act and certain situations involving conflicts of interest.
The General Partner has delegated the portfolio management function of the Fund to Ares Capital Management LLC, a Delaware limited liability company (the “Manager”), pursuant to the management agreement between the Fund and the Manager (the “Management Agreement”). The Manager has discretion to make the Fund’s investments on behalf of the Fund. The Manager is an affiliate of Ares and is registered with the SEC as an investment adviser under the Investment Advisers Act of 1940, as amended (the “Advisers Act”). The Manager is responsible for initiating, structuring and negotiating the Fund’s investments. In addition, the Manager actively manages and monitors each investment to seek to maximize the value of each investment.

Ares SME Opps Structure
The following chart shows Ares SME Opps’ current structure and its relationship with Ares Management.

(1)
Ares Sports, Media and Entertainment Opportunities LP is the registrant.

Note: For illustrative purposes only. The Management Fee (as defined below) and Performance Participation Allocation (as defined below) may be paid, without duplication at an Intermediate Entity-level. Certain Intermediate Entities are not reflected.
The Board of Directors
Overall responsibility for the Fund’s oversight rests with the General Partner, subject to certain oversight rights held by the Board of Directors. The Board of Directors is responsible for overseeing the Fund’s periodic reports under the Exchange Act, certain conflicts of interest related to Ares in accordance with the provisions of the Fund LPA, which includes approval of the Independent Directors (as defined below), and any policies of the General Partner and certain matters set forth in the Fund LPA, as amended from time to time. The Board of Directors is currently comprised of five members. The Board of Directors includes members who are independent of the Fund, Ares or any of their affiliates, and who serve for the Fund (each an “Independent Director”).
The status of an Independent Director under the Fund LPA is determined consistent with the independence tests set out in Rule 303A.02 of the New York Stock Exchange Listed Company Manual or other standards determined by the General Partner. The Board of Directors is responsible for (i) overseeing the Fund’s and the Feeder’s (as applicable) periodic reports under the Exchange Act and any other matters delegated to it by the General Partner and (ii) overseeing, with the approval of the Independent Directors if such approval is required pursuant to the Fund LPA, the suspension and modification of certain policies and operations of the Fund. The Independent Directors (A) review and approve or disapprove any actual conflicts of interest in any transaction or relationship between the Fund, on the one hand and the General Partner and/or its affiliates, on the other hand, that the General Partner determines to present to the Board of Directors, and (B) review and approve any matter (x) for which approval is required under the Advisers Act, including Sections 205(a) and 206(3) thereof, (y) as provided for under the Fund LPA or (z) as deemed appropriate by the General Partner in its sole discretion, except, in each case of clauses (i) and (ii), as contemplated by the terms of the Fund LPA.

The Fund has an audit committee (the “Audit Committee”), which is comprised solely of the Independent Directors. The Audit Committee is responsible for selecting the Fund’s auditor and approving the Fund’s financial statements, among other matters. The General Partner may appoint additional Directors to the Board of Directors and the Audit Committee from time to time; provided that the appointment of new Independent Directors as a result of a vacancy (regardless of how the vacancy was created) requires approval by the Board of Directors, including a majority of the remaining Independent Directors.
The General Partner has the right to change or replace any Independent Director for “Cause” (as defined in the Fund LPA) and any Director, other than an Independent Director, with or without Cause (as defined in the Fund LPA). The approval or consent of the Board of Directors will be binding upon the Fund and the General Partner and its affiliates. The Board of Directors functions in accordance with the quorum, voting, removal and participation requirements set forth in the Fund LPA (including, e.g., provisions that exclude abstentions from vote tabulation). Members of the Board of Directors have the benefit of certain exculpation and indemnification provisions set forth in the Fund LPA. See “Item 12. Indemnification of Directors and Officers” for further information regarding indemnification of Directors and officers of the Board of Directors.
Approval of the Independent Directors is required for (i) the suspension of the calculation of the Net Asset Value of the Units or the Unit Redemption Program and (ii) any material modification to the Valuation Policies and the Unit Redemption Program. The General Partner will present to the Board of Directors the basis for any such proposed suspension or modification and will notify the Independent Directors of any change in an independent third-party valuation provider (“IVP”).
Unitholders are not entitled to nominate or vote in the election of the Fund’s Directors. Further, Unitholders are not able to bring matters before meetings of Unitholders or nominate Directors at such meeting, nor are they generally able to submit Unitholder proposals under Rule 14a-8 of the Exchange Act. See “Item 5. Directors and Executive Officers — Biographical Information” for further information regarding the members of the Board of Directors and “Item 11. Description of Registrant’s Securities to be Registered” for further information regarding the rights of Unitholders. See also “Item 1A. Risk Factors — Risk Factors Relating to General Commercial Risks — The Fund is not required to file proxy statements or information statements, and Unitholders have limited discretion over the Fund’s governance structure.”
Management Agreement
The description below of the Management Agreement is only a summary and is not necessarily complete. The description set forth below is qualified in its entirety by reference to the Management Agreement attached as an exhibit to this Registration Statement.
The Manager provides investment management services to the Fund pursuant to the Management Agreement. Under the terms of the Management Agreement, the General Partner has delegated to the Manager duties of the General Partner and to assist the General Partner in the performance of its duties under the Fund LPA. Such services rendered by the Manager in connection with the Fund’s investment program include the management, administration, operation and control of the Fund to the fullest extent permitted by law; provided that such delegation does not relieve the General Partner of its obligations to the limited partners of the Fund under the Fund LPA.
The Manager’s services under the Management Agreement are not exclusive, and it is free to furnish similar services to other entities, and it intends to do so, so long as its services to the Fund are not impaired. For the avoidance of doubt, the management, policies and operations of the Fund are the ultimate responsibility of the General Partner acting pursuant to and in accordance with the Fund LPA. See “— Fund LPA” below for further information.
Compensation of the Manager and the General Partner
Management Fee
In consideration for its investment management services, the Manager is entitled to receive a management fee (the “Management Fee”) payable by the Fund directly or indirectly through one or more

Intermediate Entities, equal to, in the aggregate, (i) 1.40% of NAV of the Class S Units, Class D Units, Class N Units and Class I Units and (ii) 1.25% of NAV of the Anchor Units, in each case, per annum payable monthly, before giving effect to any accruals for the Management Fee, the Servicing Fee (as defined below) and the Performance Participation Allocation (as defined below), any distributions and without taking into account accrued and unpaid taxes of any Intermediate Entity (including corporations) through which the Fund indirectly invests (or any comparable entities of Other Ares Funds in which the Fund may directly or indirectly participate) or taxes paid by any such entity during the applicable month. The Fund, the Feeder and any Parallel Fund will each be obligated to pay (without duplication) its proportional share of the Management Fee paid based on its proportional interest in the Fund, or the Intermediate Entities, as applicable. The Fund does not pay the Management Fee with respect to Class E Units, and therefore it is a class-specific expense.
Class	Applicable Management Fee
Class A-S	1.25% on NAV per annum
Class A-N	1.25% on NAV per annum
Class A-D	1.25% on NAV per annum
Class A-I	1.25% on NAV per annum
Class E	None
Class S	1.40% on NAV per annum
Class N	1.40% on NAV per annum
Class D	1.40% on NAV per annum
Class I	1.40% on NAV per annum
The Manager has agreed to waive the Management Fee through December 31, 2025, and may extend such waiver in its sole discretion.
Performance Participation Allocation
The General Partner will be allocated a performance participation (the “Performance Participation Allocation”) by the Fund directly or indirectly through one or more Intermediate Entities, equal to (i) 15% of Total Return of the Class S Units, Class N Units, Class D Units and Class I Units and (ii) 12.5% of Total Return of the Anchor Units, in each case, subject to a 5% annual Hurdle Amount and a High Water Mark with 100% Catch-Up (each as defined below). Such allocation will be measured on a calendar year basis, be made quarterly and accrue monthly (subject to pro-rating for partial periods). The Fund, the Feeder and any Parallel Fund will each bear (without duplication) its proportional share of the Performance Participation Allocation based on its proportional interest in the Fund or the Intermediate Entities, as applicable.
The General Partner may elect to receive the Performance Participation Allocation in cash, Units of the Fund or any Parallel Fund and/or shares, units or interests (as applicable) of Intermediate Entities. The Class E Units are not subject to the Performance Participation Allocation.
The General Partner has agreed to waive the Performance Participation Allocation through December 31, 2025, and may extend such waiver in its sole discretion.
For further information regarding the Performance Participation Allocation, see “Item 2. Financial Information — Management’s Discussion and Analysis of Financial Condition and Results of Operations — Expenses — Performance Participation Allocation” below.
Fund LPA
The description below of the Fund LPA is only a summary and is not necessarily complete. The description set forth below is qualified in its entirety by reference to the Fund LPA attached as an exhibit to this Registration Statement.
Ares SME Management O GP LLC, a Delaware limited liability company, is the Fund’s General Partner. Overall responsibility for oversight of the Fund rests with the General Partner, subject to certain oversight rights held by the Board of Directors with respect to periodic reports under the Exchange Act and certain situations involving conflicts of interest. Without limitation, and subject to the terms of the Fund LPA, the General Partner is responsible for and authorized with the following, without approval of any Unitholder or other person:
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the management and operation of the Fund;

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any and all of the objectives and purposes of the Fund;

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performing all acts and entering into and perform all contracts, other documents and tasks as it may deem necessary or advisable for the Fund;

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selecting, approving, making and managing the Fund’s investments generally, including in or alongside any Other Ares Funds;

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making all decisions concerning the investigation, evaluation, selection, monitoring, acquisition, holding and disposition of investments;

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structuring the Fund’s holdings and business operations in a manner that would allow the Fund and the Feeder to rely on a different exclusion from the definition of “investment company” under the 1940 Act, register as an investment company under the 1940 Act or elect to be regulated as a business development company under the 1940 Act; and

•
directing the formulation of investment policies and strategies for the Fund.

In addition, among other things, the Fund LPA provides for (i) the composition of the Board of Directors, (ii) certain transactions requiring approval of the Independent Directors, (iii) indemnification and exculpation provisions, (iv) the types of fees and expenses chargeable to the Fund and (v) the Fund’s ability to establish the Unit Redemption Program (or any other program(s) by which the Fund redeems Units from Unitholders from time to time).
Investment Process
The majority of the Fund’s investments are and will continue to be directly originated through the Ares network and overseen by a nine-person investment committee (the “Ares SME Investment Committee”) comprised of senior leaders across Ares’ platform. Additionally, the Fund benefits from a large and seasoned team of investment professionals across credit (the “Credit Group”), real assets (the “Real Assets Group”), private equity (the “Private Equity Group”) and secondaries (the “Secondaries Group”) (together with the Ares SME Investment Committee, the “Ares SME Investment Team”). Ares believes that the Fund benefits from this multi-channel approach to direct origination which provides the Ares SME Investment Team the opportunity to generate differentiated deal flow from a variety of sources across the sports, media and entertainment ecosystem.
The Fund’s investment philosophy, portfolio construction and portfolio management approach centers on assessing the overall macroeconomic environment and financial markets alongside company-specific research and analysis. A hallmark of the Fund’s investment philosophy has been a consistent and rigorous approach to due diligence and investment selection. This methodology is consistent with the philosophy employed across the Ares platform.
Senior members of the Ares SME Investment Team decide whether to initially pursue or reject a transaction. Generally, during the initial screening process a Partner or Managing Director, with the help of a Principal/Vice President and a Senior Associate/Associate (the “Deal Team”), analyze factors that Ares believes influence the attractiveness of the opportunity.
The Ares SME Investment Team meets periodically to discuss potential investments, monitor the development of transactions and determine if the team should continue to pursue a potential transaction and, if so, under what terms. The Ares SME Investment Team also works to identify investment merits and risks, as well as to help formulate a due diligence plan.
Once the Ares SME Investment Team and Deal Team determine to proceed with a transaction, the Deal Team undertakes an extensive due diligence process to formulate a thorough assessment of the quality of the business, the viability of its growth prospects and the consistency and sustainability of its financial performance. Once an investment has been made, the team of approximately 50 portfolio monitoring and restructuring professionals (the “Portfolio Monitoring Team”) is brought in to work closely with the Deal Team in the monitoring of investments.
As such, the Deal Team and Portfolio Monitoring Team maintain a frequent dialogue with both the management team and controlling stakeholders of portfolio companies. The Manager believes that by being actively engaged with portfolio companies, the Deal Team and Portfolio Monitoring Team are able to be proactive in decision-making and learn of any issues in their early stages.
Competition
The Fund concentrates its investment strategy in the sports, media and entertainment industries and pursues such debt and equity investments through direct origination. There can be no assurance that there will be a sufficient number of suitable investment opportunities to enable the Fund to invest all of its assets in opportunities that satisfy the Fund’s investment objective, or that such investment opportunities will lead to completed investments by the Fund. The process of identifying, structuring, implementing and realizing on attractive investment opportunities is highly competitive. The Fund competes with other public and private funds, commercial and investment banks, commercial financing companies, insurance companies, collateralized loan obligations (“CLOs”), high yield investors, hedge funds, pension plans and institutional investors, as well as other current and future funds and accounts managed by Ares, some of which have greater resources than the Fund. There can be no assurance that the competitive pressures faced by the Fund will not have a material adverse effect on the Fund’s investment performance. For more information concerning the competitive risks of the Fund, see “Item 1A. Risk Factors — Risk Factors Relating to the Units — The Fund is subject to competition for and availability of suitable investments.”
Material Conflicts of Interest
The General Partner and Manager face conflicts of interest as a result of, among other things, the allocation of investment opportunities among the Fund and Other Ares Funds, the allocation of time and attention of its investment professionals and the substantial compensation that the Fund pays to Ares. Potential conflicts of interest may include, but are not limited to:
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The General Partner’s Performance Participation Allocation, which creates a greater incentive for Ares to make more speculative investments on behalf of the Fund or time the purchase or sale of investments in a manner motivated by the personal interest of Ares personnel than if such performance-based compensation did not exist;

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The amount of time and attention Ares devotes to the Fund in order to conduct its affairs in an appropriate manner;

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Differing interests of Other Ares Funds and their respective Portfolio Companies; and

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The allocation of investment opportunities between the Fund and Other Ares Funds.

See “Item 1A. Risk Factors — Potential Conflicts of Interest” for a further discussion of potential conflicts of interest associated with an investment in the Units.
Allocation of Investment Opportunities
Ares and its affiliates currently manage, and in the future reserve the right to manage, Other Ares Funds. The Fund seeks to invest alongside certain Other Ares Funds with a similar investment objective as the Fund, which Ares believes can be impactful when approaching sports leagues and sports teams, as certain franchises highly value scaled capital solutions and do not view transitory capital providers favorably within the space. Situations in which Other Ares Funds are permitted to invest in securities, instruments, assets or obligations eligible for purchase by the Fund, present the potential for conflicts of interest. Other Ares Funds include, for the avoidance of doubt, funds and accounts managed or advised by investment advisers that may be acquired or controlled by (or that otherwise become part of) Ares in the future.

The investment policies, fee arrangements and other circumstances of the Fund may overlap with and/or vary from those of Other Ares Funds. The Manager and its affiliates, from time to time, are expected to be presented with investment opportunities that fall within the Fund’s investment objective and the investment objectives of one or more Other Ares Funds. While the Manager and its affiliates seek to manage such potential conflicts of interest in good faith, there may be situations in which the interests of the Fund with respect to a particular investment or other matter conflict with the interests of one or more of the Other Ares Funds, the Manager or one or more of their respective affiliates. The Manager anticipates that in the event the Manager determines that the Fund and one or more Other Ares Funds should purchase or sell the same securities or instruments at the same time, the Manager will allocate such purchase or sale in accordance with the Manager’s investment allocation policy; provided, however, that classification of an investment opportunity as appropriate or inappropriate for (i) the Fund will be made by the General Partner and (ii) the Other Ares Funds will be made by the Manager in its sole discretion at the time of purchase or sale.
The determinations made in connection with the allocation of investment opportunities are frequently subjective in nature and, consequently, (a) an investment that was determined as appropriate for the Fund (or that Ares determined was appropriate for Other Ares Funds) may ultimately prove to have been more appropriate for Other Ares Funds (or for the Fund) and (b) where potential overlaps in investment objective and strategies with any of the Other Ares Funds exist, the Manager may, in accordance with Ares’ investment allocation policy, forego investment opportunities suitable for the Fund. Additionally, the Manager or its affiliates reserves the right to form and manage Other Ares Funds with a sector specific investment strategy that are permitted to co-invest with the Fund in overlapping investment opportunities, which, from time to time, could result in such Other Ares Funds receiving a share of a substantial portion of investments made by the Fund, such that the Fund could receive a lower allocation of investment opportunities than otherwise would be the case. All of the foregoing could in certain circumstances (1) adversely affect the price paid or received by the Fund or the size of the position purchased or sold by the Fund, (2) preclude the Fund from participating in an investment or (3) limit the rights that the Fund may exercise with respect to an investment.
The Fund, the Manager and certain of its affiliates have received an exemptive relief order from the SEC that permits the Fund and Other Ares Funds to co-invest in portfolio companies with each other and with other affiliated entities (the “Co-Investment Exemptive Order”). Co-investments made under the Co-Investment Exemptive Order are subject to compliance with certain conditions and other requirements, which could limit the Fund’s ability to participate in a co-investment transaction. The Fund may also otherwise co-invest with funds managed by Ares or any of its downstream affiliates, subject to compliance with existing regulatory guidance, applicable regulations and the Manager’s allocation policy.
For more information regarding the allocation of investment opportunities, see “Item 1A. Risk Factors — Potential Conflicts of Interest — Allocation of Investment Opportunities.”
Leverage
The Fund has incurred, and expects in the future to continue to incur, indebtedness and enter into guarantees and other credit support arrangements, or incur any other obligations in connection with the Fund’s investment activities, for any proper purpose, including, without limitation, to fund investments, cover Fund expenses, Organizational Expenses (as defined in Item 2. Financial Information — Management’s Discussion and Analysis of Financial Condition and Results of Operations — Expenses — Fund Expenses), Operating Expenses (as defined below) and Management Fees, provide permanent financing or refinancing, provide cash collateral to secure outstanding letters of credit, provide funds for distributions to Unitholders, and to fund redemptions.
On December 6, 2024, the Fund entered into a revolving credit facility with U.S. Bank (the “USB Credit Facility”) that allowed the Fund to borrow up to $115 million at any one time outstanding. The USB Credit Facility was used to acquire and support the Fund’s initial portfolio. On July 28, 2025, the maximum commitment under the USB Credit Facility was reduced to $75 million at any one time outstanding. On November 25, 2025, the USB Credit Facility was terminated in accordance with its terms. For more information regarding the USB Credit Facility, see “Item 2. Financial Information — Management’s Discussion and Analysis of Financial Condition and Results of Operations — Debt Capital Activities — USB Credit Facility” and Note 6 and Note 13 to the Fund’s consolidated financial statements as of and for the period ended September 30, 2025, listed in “Item 13. Financial Statements and Supplementary Data” and attached to this Registration Statement.
On February 18, 2025, the Fund entered into a revolving credit facility with City National Bank (the “CNB Credit Facility”) that allowed the Fund to borrow up to $186 million at any one time outstanding. On November 18, 2025, the CNB Credit Facility expired in accordance with its terms and was not renewed. For more information regarding the CNB Credit Facility, see “Item 2. Financial Information —  Management’s Discussion and Analysis of Financial Condition and Results of Operations — Debt Capital Activities — CNB Credit Facility” and Note 6 and Note 13 to the Fund’s consolidated financial statements as of and for the period ended September 30, 2025, listed in “Item 13. Financial Statements and Supplementary Data” and attached to this Registration Statement.
The Fund expects to maintain financing, directly and/or indirectly, via credit facility arrangements with one or more credit facility providers and other forms of debt to enhance investment returns as well as to finance all or a portion of investments and the Operating Expenses. See also “Item 1A. Risk Factors — Risk Factors Relating to the Fund’s Assets — The Fund may utilize leverage.”
Term
The Fund has been established, and is expected to continue, for an indefinite period of time. Pursuant to the Unit Redemption Program, as part of the Fund’s indefinite term structure, Unitholders may request to redeem their Units on a quarterly basis (as further described below). See “— Unit Redemption Program” below for more information regarding redemptions.
Emerging Growth Company
The Fund is and will remain an “emerging growth company” as defined in the JOBS Act for up to five years, or until the earlier of (a) the last day of the fiscal year (i) in which the Fund has total annual gross revenue of at least $1.235 billion, or (ii) in which the Fund is deemed to be a large accelerated filer, which means the market value of the Units that is held by non-affiliates exceeds $700 million as of the date of the Fund’s most recently completed second fiscal quarter, and (b) the date on which the Fund has issued more than $1.0 billion in non-convertible debt during the prior three-year period. For so long as the Fund remains an “emerging growth company,” the Fund may take advantage of certain exemptions from various reporting requirements that are applicable to public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley Act”). The Fund cannot predict if investors will find the Units less attractive because the Fund will rely on some or all of these exemptions.
In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the 1933 Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. The Fund intends to take advantage of the extended transition period for complying with new or revised accounting standards, which may make it more difficult for investors and securities analysts to evaluate the Fund since its financial statements may not be comparable to companies that comply with public company effective dates and may result in less investor confidence.
Distribution Reinvestment Plan
The Fund has adopted an “opt out” distribution reinvestment plan for investors. As a result, in the event of a declared cash distribution, each Unitholder that has not “opted out” of the distribution reinvestment plan will have their distributions automatically reinvested in additional Units rather than receive cash distributions.
The Fund does not expect to make distributions on a regular basis. In the event that the Fund makes any distributions, the Fund has adopted a distribution reinvestment plan, pursuant to which the Fund will reinvest all cash distributions declared by the General Partner on behalf of the Unitholders who do not elect to receive their distributions in cash as provided below. As a result, if the General Partner authorizes, and the Fund declares, a cash distribution, then the Unitholders who have not opted out of the Fund’s distribution reinvestment plan will have their cash distributions automatically reinvested in additional Units as described below, rather than receiving the cash distribution. Distributions on fractional Units will be credited to each participating Unitholder’s account to two decimal places. Units received through the distribution reinvestment plan will not be subject to the Early Redemption Deduction (as defined below).
No action is required on the part of a registered Unitholder to have his, her or its cash distribution reinvested in the Units. Unitholders can elect to “opt out” of the Fund’s distribution reinvestment plan in their executed subscription documents (“Subscription Documents”) (other than clients of certain participating brokers that do not permit automatic enrollment in the Fund’s distribution reinvestment plan). Clients of certain participating brokers that do not permit automatic enrollment in the Fund’s distribution reinvestment plan will automatically receive their distributions in cash unless they elect to have their cash distributions reinvested in additional Units.
If any Unitholder initially elects not to participate, they may later become a participant by subsequently completing and executing an enrollment form or any distribution authorization form as may be available from the Fund or Ares Operations LLC, a subsidiary of Ares (the “Administrator”). Participation in the distribution reinvestment plan will begin with the next distribution payable after acceptance of a participant’s subscription, enrollment or authorization. Units will be purchased under the distribution reinvestment plan as of the first calendar day of the month following the record date of the distribution.
If a Unitholder seeks to terminate its participation in the distribution reinvestment plan, notice of termination must be received by the Administrator five (5) Business Days in advance of the first calendar day of the next month in order for a Unitholder’s termination to be effective for such month. Any transfer of Units by a participant to a non-participant will terminate participation in the distribution reinvestment plan with respect to the transferred Units. If a participant elects to have its Units redeemed in full, any Units issued to the participant under the distribution reinvestment plan subsequent to the redemption of Units pursuant to the Unit Redemption Program will be considered part of the participant’s election to have its Units redeemed in full, and the Unitholder’s participation in the distribution reinvestment plan will be terminated as of the last calendar day of each month (a “Valuation Date”) of the applicable redemption. Any distributions to be paid to such Unitholder on or after such Valuation Date will be paid in cash on the scheduled distribution payment date.
If Unitholders elect to opt out of the distribution reinvestment plan, they will receive any distributions the Fund declares in cash. There will be no upfront selling commissions, placement fees, subscription fees or similar fees of financial intermediaries (“Subscription Fees”) charged to Unitholders if they participate in the distribution reinvestment plan for Units received pursuant to the distribution reinvestment plan. The Fund will pay the Administrator fees under the distribution reinvestment plan. If Unitholders’ Units are held by a broker or other financial intermediary, Unitholders may change their election by notifying their broker or other financial intermediary of their election.
The purchase price for Units purchased under the Fund’s distribution reinvestment plan will be equal to the most recent available NAV per share for such Units at the time the distribution is payable. Units issued pursuant to the Fund’s distribution reinvestment plan will have the same voting rights as the Units offered to investors in the Fund’s regular subscription process.
Unit Redemption Program
The General Partner has adopted the Unit Redemption Program in which the Fund is expected to redeem in each calendar quarter up to 3% of Units outstanding (by aggregate NAV) measured as of the close of the previous calendar quarter (or other applicable limit then in place). The Unit Redemption Program is expected to commence beginning the first calendar quarter of 2026. The General Partner may amend or suspend the Unit Redemption Program if in its reasonable judgment it deems such action to be in the Fund’s best interest or the best interest of Unitholders as a whole, including, but not limited to, for tax, regulatory or other structuring reasons. Any material modification to the Unit Redemption Program or suspension thereof will require the approval of the Independent Directors. As a result, the Unit Redemption Program may not be available each calendar quarter, such as when the Unit Redemption Program would place an undue burden on the Fund’s liquidity, adversely affect its operations or risk having an adverse impact on the Fund that would outweigh the benefit of the Unit Redemption Program, subject to the Fund LPA.
Under the Unit Redemption Program, unless the Unit Redemption Program is modified, amended or suspended, the Fund expects to redeem Units using a purchase price equal to the NAV per Unit as of the last calendar day of the applicable quarter (the “Redemption Date”), subject to an early redemption deduction, for Units that have not been outstanding for at least 18 months, equal to 5% of the value of the NAV of the Units being redeemed (calculated as of the Redemption Date) (the “Early Redemption Deduction”) and the Fund LPA. The Fund expects that it will accept redemption requests and required documentation no later than 4:00 p.m. ET on the last Business Day of the first month of the applicable calendar quarter (i.e., approximately 60 calendar days prior to the end of the applicable calendar quarter). The Fund expects that settlements of redemptions will generally be made approximately 35 calendar days after the Redemption Date (e.g., a Unitholder requesting a March 31st redemption would generally be expected to receive a settlement on or around May 5th of the same year). Each Unitholder whose Units have been accepted for redemption would continue to be a Unitholder of the Fund until the Redemption Date. Because Unitholders must submit redemption requests in the Unit Redemption Program by the last Business Day of the first month of the applicable calendar quarter, Unitholders will not know the NAV per Unit on the Redemption Date or at the time their redemption request is made. The dates provided above are meant to be illustrative of the dates that may be used and the ultimate timing of redemptions in the Unit Redemption Program may deviate from the dates provided above.
In the event that the General Partner determines to redeem some but not all of the Units submitted for redemption during any quarter or if the redemption requests in a given quarter exceed 3% of Units outstanding (by aggregate NAV) measured as of the close of the previous calendar quarter (or other applicable limit then in place), Units submitted for redemption during such calendar quarter will be redeemed on a pro rata basis after the Fund has redeemed all Units for which redemption has been requested due to death or qualifying disability (as such term is defined in Section 72(m)(7) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”)) and other limited exceptions. Unsatisfied redemption requests will not be automatically carried over to the next redemption period, and in order for a redemption request to be reconsidered, Unitholders must resubmit their redemption request for the next quarter or the recommencement of the Unit Redemption Program, as applicable. The Fund will have no obligation to redeem Units, including if the redemption would violate the restrictions on distributions under federal law or Delaware law. The limitations and restrictions described above may prevent the Fund from accommodating all redemption requests made in any quarter. Unitholders who are exchanging a class of the Units for an equivalent aggregate NAV of another class of the Units will not be subject to, and will not be treated as redemptions for the calculation of, the 3% quarterly calculation on redemptions and will not be subject to the Early Redemption Deduction. For the avoidance of doubt, if a Unitholder’s redemption request is pro-rated in a quarterly redemption period, the Unitholder will remain in the distribution reinvestment plan unless such Unitholder has “opted out” of distribution reinvestment plan as described in “Item 1(c). Description of Business — Distribution Reinvestment Plan”.
Subject to limited exceptions, any redemption request of Units that have not been outstanding for at least 18 months will be subject to the Early Redemption Deduction for the benefit of the Fund and therefore indirectly the investors participating in the Fund (including the Unitholders). The 18-month holding period is measured as of the subscription closing date immediately following the prospective redemption date. For illustrative purposes, a Unitholder that acquires Units on June 1 would not incur an Early Redemption Deduction for participating in the Unit Redemption Program that has a Valuation Date of the following year’s December 31 (or anytime thereafter). As a result, Unitholders may receive less than the price they paid for their Units when Unitholders redeem their Units pursuant to the Unit Redemption Program.
The General Partner may, from time to time, waive the Early Redemption Deduction in its discretion, including without limitation in the case of redemptions resulting from death or qualifying disability, in the case of redemptions arising from the rebalancing of a model portfolio sponsored by a financial intermediary, trade or operational errors and in certain other circumstances. Units received through the distribution reinvestment plan will not be subject to the Early Redemption Deduction. In addition, Units may be sold to certain Feeder Funds or Parallel Funds, primarily created to hold the Fund’s Units that in turn offer interests in such Feeder Funds or Parallel Funds to non-U.S. persons. For such Feeder Funds or Parallel Funds and similar arrangements in certain markets, the Fund will not apply the Early Redemption Deduction to the Feeder Funds or Parallel Funds or underlying investors, often because of administrative or systems limitations.
All questions as to the applicability of the Early Redemption Deduction to specific facts and the validity, form, eligibility (including time of receipt of required documents) of a qualification for an exemption from the Early Redemption Deduction will be determined by the General Partner, in its sole discretion, and its determination will be final and binding.
Required Withdrawal
Subject to the Fund LPA, a Unitholder may be required to withdraw from the Fund, in whole or in part, if in the reasonable judgment of the General Partner: absent the Unitholder’s withdrawal, (i) (a) all or any portion of the assets of the Fund may be characterized as “plan assets” for purposes of Title I of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), Section 4975 of the Code, or any applicable similar law, whether or not such Unitholder is subject to ERISA, the Code or any similar law without such withdrawal or (b) the General Partner (or other persons responsible for the operation of the Fund and/or investment of the Fund’s assets) may be considered a fiduciary with respect to any Unitholder, for purposes of ERISA, Section 4975 of the Code or any applicable similar law; (ii) the Fund, the Feeder, the General Partner or any Unitholder is reasonably likely to be subject to any requirement to register under the 1940 Act or any other securities laws of any jurisdiction; (iii) a significant delay, extraordinary expense or material adverse effect on the Fund, the Feeder or any of their affiliates, the General Partner, any Unitholder, any Portfolio Company, any investments by the Fund or any prospective investment by the Fund is likely to result, including a Sports League Adverse Effect (as defined below); (iv) the General Partner determines, after consultation with the affected Unitholder and counsel to the General Partner, that the continuing participation in the Fund or the Feeder, as applicable, by such Unitholder would reasonably be likely to have a materially adverse effect on the Fund, the Feeder or any of their affiliates under Foreign Account Tax Compliance Act (“FATCA”) absent such withdrawal; (v) in the General Partner’s sole and absolute discretion, a violation of or non-compliance with any law, rule or regulation (which may include any anti-money laundering or anti-terrorist financing laws, rules, regulations, directives or special measures) applicable to the Fund or the Feeder, or any material adverse effect on the Fund, the Feeder, the General Partner or any Unitholder is likely to result from such Unitholder’s continued undiminished participation in the Fund or the Feeder, as applicable; (vi) that continued undiminished participation of such Unitholder in the Fund or the Feeder, as applicable, would otherwise subject the Fund, the Feeder, any alternative vehicle, any Intermediate Entity, the General Partner or the Manager to material onerous legal, tax or other regulatory requirements that cannot reasonably be avoided without material adverse consequences to any other Unitholder, the Fund, the Feeder, the General Partner or the Manager; (vii) that the General Partner discovers that any owner or beneficial owner of the Units is a Prohibited Person (as defined below), either alone or in conjunction with any other person, whether directly or indirectly; provided that, for the avoidance of doubt, in the case of a Unitholder holding Units which can be allocated to several beneficial owners, such compulsory redemption may only be applied to the part of the portion of such Units allocable to the beneficial owner qualifying as a Prohibited Person; (viii) that the holding by a Unitholder in a particular Class has fallen below the minimum investment and holding requirement for that Class; or (viv) any other reasons provided in the Fund LPA.
“Sports League Adverse Effect” means a significant impairment, delay or other negative impact on the ability of the Fund or any Intermediate Entity to acquire or own an investment (directly or indirectly) in a sports league or a team or franchise within a sports league that is attributable (directly or indirectly) to (a) a Unitholder’s status as a limited partner of the Fund, and/or (b) the violation (or pending violation) of a sports league rule related to or arising out of a Unitholder’s status as a limited partner of the Fund (including such Unitholder’s indirect interest in such sports league or team or franchise).
A “Prohibited Person” means any person, firm, partnership or corporate body, not eligible as investor for a Class of Units, or if in the sole opinion of the General Partner the holding of Units may be detrimental to the interests of the existing Unitholders, the Fund or Ares, if it may result in a breach of any law or regulation, whether in the U.S. or abroad, or if as a result thereof any such parties may become exposed to regulatory, tax, economic or reputational damages, obligations, disadvantages, fines or penalties that it would not have otherwise incurred. The General Partner may require any Unitholder to provide it with any information that it may consider necessary for the purpose of determining whether or not such owner of Units is or will be a Prohibited Person. Further, Unitholders have the obligation to immediately inform the Fund to the extent the ultimate beneficial owner of the Units held by such Unitholders becomes or will become a Prohibited Person.
Subject to the Fund LPA, required withdrawals described above will be effected by the Fund’s purchase of such Unitholder’s one or more Units at the Net Asset Value of such Units at the time of withdrawal and no consent of, or execution of any document by, such Unitholder will be required to effect such purchase of the Units.
Employees
The Fund does not currently have any employees and does not expect to have any employees. Services necessary for the Fund’s business are provided by individuals who are employees of the General Partner, the Manager or their Affiliates pursuant to the terms of the Management Agreement and the Fund LPA. See “Item 1(c). Description of Business — Management Agreement” and “— Fund LPA.”
The Private Offering
The Fund expects to continue to conduct a continuous private offering of Units on a monthly basis to investors that are both (i) accredited investors (as defined in Regulation D under the 1933 Act) and (ii) qualified purchasers (as defined in the 1940 Act and rules thereunder) in reliance on exemptions from the registration requirements of the 1933 Act, including under Regulation D and Regulation S. Separate eligibility requirements may apply to non-U.S. investors in one or more Parallel Funds. Each potential Unitholder must also satisfy the eligible Unitholder qualifications as set forth in the Subscription Documents and any additional qualifications required by their financial intermediary.
Subscription for Units may be made on an ongoing basis, but will only be accepted as of the first calendar day of each month (a “Subscription Date”), unless the General Partner determines otherwise. A prospective Unitholder generally must notify the Fund of its desire to subscribe for Units by 4 p.m. ET at least five (5) Business Days (as defined below) prior to the Subscription Date and provide payment of the full purchase price of the requested purchase amount at least two (2) Business Days prior to the Subscription Date (in each case, unless waived by the General Partner in its sole discretion). A “Business Day” is any date on which securities markets (e.g., the New York Stock Exchange) in the United States are open.
To be accepted, a subscription amount request must be made with a completed and executed Subscription Document in good order, including (a) satisfying any additional requirements imposed by the subscriber’s placement agent or financial intermediary, (b) satisfying the know your client (KYC), terrorist financing and anti-money laundering (AML) checks carried out by the Fund or its agent and (c) payment of the full purchase price of the requested purchase amount.
The Fund is offering nine classes of Units to investors through the Fund: Class S Units, Class D Units, Class N Units, Class I Units, Class A-S Units, Class A-D Units, Class A-N Units, Class A-I Units (Class A-S Units, Class A-D Units, Class A-N Units and Class A-I Units together, as described above, are the Anchor Units) and Class E Units. Class S Units and Class N Units are available through brokerage and transaction-based accounts. The key difference among the classes relates to ongoing Servicing Fees (as defined below) and upfront subscription fees. Certain financial intermediaries may charge investors Subscription Fees of up to (i) 3.5% of NAV on Class S Units and Class A-S Units, and (ii) 2.0% of NAV on Class N Units, Class A-N Units, Class D Units, and Class A-D Units sold in the Private Offering. No Subscription Fees or Servicing Fees are or will be paid with respect to Class A-I Units, Class I Units, Class E Units or any Units issued pursuant to the Fund’s distribution reinvestment plan.
Class D Units are generally available for purchase only (i) through fee-based programs, also known as wrap accounts, that provide access to Class D Units, (ii) through participating broker-dealers that have alternative fee arrangements with their clients to provide access to Class D Units, (iii) through transaction/brokerage platforms at participating broker-dealers, (iv) through certain registered investment advisers,

(v) through bank trust departments or any other organization or person authorized to act in a fiduciary capacity for its clients or customers or (vi) other categories of investors that the Fund names in an amendment or supplement to the Memorandum. Class I Units are generally available for purchase only (i) through fee-based programs, also known as wrap accounts, that provide access to Class I Units, (ii) by endowments, foundations, pension funds and other institutional investors, (iii) through participating broker-dealers that have alternative fee arrangements with their clients to provide access to Class I Units, (iv) through certain registered investment advisers, (v) by the Fund’s executive officers and Directors and their immediate family members, as well as officers and employees of the Manager, Ares or other affiliates and their immediate family members, and joint venture partners, consultants and other service.
Anchor Units are generally available on an ongoing basis for purchase only by the institutional investors and through the participating broker-dealers and other intermediaries with whom the Fund was launched on an exclusive basis (such distribution partner, an “Anchor Intermediary” and, collectively, the “Anchor Intermediaries”) (1) who subscribed or whose clients subscribed on June 1, 2025 (the “Initial Closing Date”), or one of the three subsequent closings following the Initial Closing Date, which include the closings that occurred on July 1, 2025, August 1, 2025 and September 1, 2025, and (2) who subscribed or whose clients subscribed for an aggregate of $15 million or more in the first closing that such institutional investor or Anchor Intermediary participates; provided that the General Partner may elect to offer Anchor Units to other categories of investors in its discretion. Institutional investors and Anchor Intermediaries who satisfy the conditions included in (1) and (2) above will continue to be offered Anchor Units after the three subsequent closings following the Initial Closing Date. The General Partner reserves the right to reduce, extend, or otherwise modify the terms of offering the Anchor Units in its sole discretion.
Class E Units are generally available for purchase only by (i) the Fund’s officers and Directors, (ii) Ares, its affiliates and their respective employees, (iii) the Industry Advisory Board (as defined below) members, (iv) Other Ares Funds, and (v) other categories of investors that the Fund names in the Fund LPA and/or an amendment or supplement to the Memorandum.
Certain Classes of Units bear a servicing fee (“Servicing Fee”). Class S Units and Class A-S Units bear a Servicing Fee in an amount equal to 0.85%, Class N Units and Class A-N Units bear a Servicing Fee in an amount equal to 0.50%, and Class D Units and Class A-D Units in an amount equal to 0.25%, in each case, of the NAV of such Class of Units as of the last day of each month (on an annualized basis). In calculating the Servicing Fee, the Fund uses its NAV before giving effect to any accruals for the Servicing Fee, redemptions, if any, for that month and distributions payable on the Units. For the avoidance of doubt, Unitholders will not be billed separately for payment of the Servicing Fees. The Servicing Fees attributable to the units of the Feeder are charged without duplication. No Servicing Fee is payable with respect to Class I Units, Class A-I Units or Class E Units.
For the avoidance of doubt, this Registration Statement does not constitute an offer of the Units, and an offering of the Units may only be made pursuant to the Fund’s Memorandum.
Valuation
The NAV for all Classes is calculated as of the last calendar day of each month.
The NAV is based on the month-end values of the Fund’s investments, the addition of the value of any other assets (such as cash on hand, without duplication), and the deduction of any liabilities, including the allocation/accrual of the Management Fee and the Performance Participation Allocation and the deduction of expenses attributable to certain Classes, such as applicable Servicing Fees, in all cases as described in this Registration Statement and determined in accordance with the Valuation Policy. From time to time, Ares may adopt non-material changes to the Valuation Policy in its sole discretion and material changes with the consent of the Independent Directors.
Ares may, but is not obligated to, suspend the determination of NAV and/or the Fund’s offering and/or redemptions where (i) the circumstances so require and (ii) the suspension is reasonably deemed to be in the best interests of Unitholders. Concerned Unitholders will be notified of any such suspension. No Units will be issued or redeemed during such suspension period.

The Fund intends to disseminate the monthly NAV to Unitholders through a Form 8-K filing on EDGAR, which will be available on the SEC’s website at www.sec.gov and on the Fund’s website at https://www.areswms.com/solutions/ares-sme-opps.
Reporting Obligations
The Fund will file its annual reports containing audited financial statements, quarterly reports, and such other periodic reports as the Fund determines to be appropriate or as may be required by law. The Fund is filing this Registration Statement with the SEC under the Exchange Act to provide current public information to the investment community in anticipation of being required to register under Section 12(g) of the Exchange Act in the future and to comply with applicable requirements thereunder.
The Fund intends to make available on its website, when available, its annual reports on Form 10-K, quarterly reports on Form 10-Q and the Fund’s current reports on Form 8-K. The SEC also maintains a website (www.sec.gov) that contains such information. The Fund’s website will contain additional information about its business, but the contents of the website are not incorporated by reference in or otherwise a part of this Registration Statement.
From time to time, the Fund may use its website as a distribution channel for material company information. Financial and other important information regarding the Fund will be routinely accessible through and posted on its website. The information contained on, or accessible from, the Fund’s website is not part of this Registration Statement by reference or otherwise.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS
The discussion of tax matters set forth in this Registration Statement was not intended to be used, and cannot be used by any prospective investor, for the purpose of avoiding penalties that may be imposed. Each prospective investor should seek advice based on its particular circumstances from an independent tax advisor.
This summary discusses certain U.S. federal income tax considerations relating to an investment in Units of Ares SME Opps. This discussion is based on provisions of the Code, on the regulations promulgated thereunder, and on published administrative rulings and judicial decisions now in effect, all of which are subject to change or different interpretation, possibly with retroactive effect. This discussion is necessarily general and may not apply to all categories of investors, some of which, such as banks, thrifts, insurance companies, dealers and other investors that do not own their Units as capital assets and investors required to accelerate the recognition of any item of gross income with respect to the Fund or its investments as a result of such income being recognized on an applicable financial statement, may be subject to special rules. Tax-exempt Unitholders and Non-U.S. Unitholders (as defined below) are discussed separately below. The actual tax consequences of the purchase and ownership of Units in Ares SME Opps will vary depending upon the investor’s circumstances.
For purposes of this discussion, a “U.S. Person” or a “U.S. Unitholder” is an individual who is a citizen or resident of the United States, as determined for U.S. federal income tax purposes, a corporation or an entity treated as a corporation for such purposes that is created or organized in or under the laws of the United States, any state thereof or the District of Columbia, an estate, the income of which is subject to U.S. federal income taxation regardless of its source, or a trust if (1) it is subject to the primary supervision of a court within the United States and one or more U.S. Persons have the authority to control all substantial decisions of the trust, or (2) it has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. Person. A “Non-U.S. Person” is a person that is not a U.S. Person, and a “Non-U.S. Unitholder” is a Unitholder (other than a partnership) that is not a U.S. Person. The Feeder is a Delaware limited partnership formed by the General Partner in order to mitigate the incurrence of UBTI for certain tax-exempt Unitholders. Each series of the Feeder will be treated as a separate partnership for U.S. federal income tax purposes and will generally invest all or substantially all of its assets in the Fund indirectly through one or more separate U.S. and/or non-U.S. corporations. An investment in the Feeder by a Unitholder is not generally expected give rise to either UBTI, subject to the discussions below in “— Taxation of U.S. Unitholders — Tax-Exempt Investors.”
If a partnership (or an entity treated as a partnership for U.S. federal income tax purposes) holds Units, the tax treatment of a partner will generally depend upon the status of the partner in the partnership and the activities of the partnership. Unitholders should consult their own tax advisors. This discussion does not constitute tax advice and is not intended to substitute for tax planning.
EACH PROSPECTIVE INVESTOR IS URGED TO CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE FEDERAL, STATE, LOCAL AND FOREIGN INCOME TAX CONSEQUENCES OF THE PURCHASE AND OWNERSHIP OF INTERESTS IN ARES SME OPPS.
Partnership Status.   Subject to the discussion of “publicly traded partnerships” set forth below, a domestic business entity (such as the Fund and the Feeder) that has two or more members and that is not organized as a corporation under federal or state law will generally be classified as a partnership for U.S. federal income tax purposes. The classification of an entity as a partnership for such purposes may not be respected for state or local tax purposes.
An entity that would otherwise be classified as a partnership for U.S. federal income tax purposes may nonetheless be taxable as a corporation if it is a “publicly traded partnership.” An exception, referred to as the “Qualifying Income Exception,” exists with respect to a publicly traded partnership if (i) at least 90% of such partnership’s gross income for every taxable year consists of “qualifying income” and (ii) the partnership would not be required to register under the 1940 Act if it were a U.S. corporation. Qualifying income includes certain interest income, dividends, real property rents, gains from the sale or other disposition of real property, and any gain from the sale or disposition of a capital asset or other property held for the production of income that otherwise constitutes qualifying income.

The General Partner manages the affairs of the Fund and the Feeder so that they will either (i) not be treated as a “publicly traded partnership” or (ii) meet the Qualifying Income Exception in each taxable year. However, the portion of the Fund or the Feeder’s income that is qualifying income may change from time to time, and there can be no assurance that at least 90% of the Fund’s or the Feeder’s gross income in any year will constitute qualifying income. No ruling has been or will be sought from the Internal Revenue Service (the “IRS”), and there can be no assurance that the IRS will not attempt to recharacterize either the Fund or the Feeder as an association or publicly traded partnership taxable as a corporation for U.S. federal income tax purposes. If either the Fund or the Feeder were determined to be taxable as a corporation, it would be taxable on its earnings at the corporate income tax rate and any distributions to the partners would be taxable as dividends to the Unitholders to the extent of the earnings and profits of the Fund or the Feeder, as applicable. In any event, significant amounts of the assets of the Fund and the Feeder are expected to be held through entities taxable as corporations for U.S. federal income tax purposes and are expected to be subject to U.S. corporate federal (and applicable state and local) income tax. The remainder of this discussion assumes that each of the Fund and the Feeder will be treated as a partnership for U.S. federal income tax purposes.
Taxation of U.S. Unitholders
Each U.S. Unitholder will be required to take into account, as described below, its distributive share of each item of the Fund’s income, gain, loss, deduction, and credit for each taxable year of the Fund ending with or within the U.S. Unitholder’s taxable year. See “— Allocations of Income, Gain, Loss, and Deduction” below. Generally, each item will have the same character and the same source (either U.S. or foreign), as though the U.S. Unitholder realized the item directly. U.S. Unitholders must report those items regardless of the extent to which, or whether, they receive cash distributions from the Fund for such taxable year. Moreover, the Fund may invest (directly or indirectly) in certain securities, such as original issue discount obligations or preferred stock with redemption or repayment premiums, or in stock of certain types of foreign corporations, such as a “controlled foreign corporation” or “passive foreign investment company” (each as defined below), that could cause the Fund, and consequently, the U.S. Unitholders, to recognize taxable income without receiving any cash. Thus, taxable income allocated to a U.S. Unitholder may exceed cash distributions, if any, made to such Unitholder, and no assurance can be given that the Fund will be able to make cash distributions to cover such tax liabilities as they arise, in which case such Unitholder would have to satisfy tax liabilities arising from any investment in the Fund from a Unitholder’s own funds. Accordingly, the Unitholders should ensure that they have sufficient cash flow from other sources to pay all tax liabilities resulting from the Unitholder’s ownership of Units in the Fund. Investment in a “passive foreign investment company” could also, in the absence of a specific election, cause a U.S. Unitholder to pay an interest charge on taxable income that is treated as having been deferred. If the Fund’s preparation of its return is delayed, it may be advisable for Unitholders to request extensions for filing their own income tax returns.
With respect to non-corporate Unitholders, certain dividends paid by a corporation, including certain qualified foreign corporations, may be subject to reduced rates of taxation (subject to holding period and other requirements). A qualified foreign corporation includes a non-U.S. corporation that is eligible for the benefits of specified income tax treaties with the United States. In addition, a non-U.S. corporation is treated as a qualified foreign corporation with respect to dividends received from that corporation on shares that are readily tradable on an established securities market in the United States. Non-corporate Unitholders will not be eligible for reduced rates of taxation on any dividends if the payor is a “passive foreign investment company” in the taxable year in which such dividends are paid or in the preceding taxable year. Prospective Unitholders should consult their own tax advisors regarding the application of the foregoing rules to their particular circumstances.
Medicare Tax.   U.S. Unitholders that are individuals, estates, or trusts are subject to a Medicare tax of 3.8% on “net investment income” (or undistributed “net investment income,” in the case of estates and trusts) for each taxable year, with such tax applying to the lesser of such income or the excess of such person’s adjusted gross income (with certain adjustments) over a specified amount. Net investment income includes net income from interest, dividends, annuities, royalties, rents, and net gain attributable to the disposition of investment property. It is anticipated that net income and gain attributable to an investment in the Fund will be included in a U.S. Unitholder’s “net investment income” subject to this Medicare tax.

Fund Distributions.   Distributions of cash (including, in certain circumstances, distributions of certain “marketable securities” treated as cash distributions) from the Fund to a U.S. Unitholder in any year will reduce the adjusted basis of the U.S. Unitholder’s partnership interest by the amount of such cash distribution. To the extent such distributions exceed the adjusted basis of a U.S. Unitholder’s partnership interest, such U.S. Unitholder will be treated as having recognized gain from the sale or exchange of such interest. In general, distributions (other than liquidating distributions) of property other than cash will reduce the adjusted basis (but not below zero) of a U.S. Unitholder’s partnership interest by the amount of the partnership’s adjusted basis in such property immediately before its distribution but will not result in the realization of taxable income to the Unitholder. For these purposes, a reduction in a U.S. Unitholder’s share of the Fund’s debt, including when a new Unitholder is admitted to the Fund, will result in a deemed cash distribution to the Unitholder in an amount equal to the reduction.
Basis.   A U.S. Unitholder’s adjusted basis in its partnership interest is, in general, equal to the amount of cash the U.S. Unitholder has contributed to the Fund, increased by the U.S. Unitholder’s share of income and liabilities of the Fund and decreased by the U.S. Unitholder’s proportionate share of cash distributions, losses, and reductions in such liabilities. Each U.S. Unitholder will (subject to certain limits discussed below) be entitled to deduct its allocable share of the Fund losses to the extent of its tax basis in its Units at the end of the tax year of the Fund in which such losses are recognized.
Allocations of Income, Gain, Loss, and Deduction.   Pursuant to the Fund LPA, items of the Fund’s income, gain, loss, and deduction are allocated so as to take into account the varying interests of the Unitholders in the Fund. Treasury Regulations provide that allocations of items of partnership income, gain, loss, deduction, or credit will be respected for tax purposes if such allocations have “substantial economic effect” or are determined to be in accordance with the partners’ interests in a partnership. The Fund believes that, for U.S. federal income tax purposes, allocations pursuant to the Fund LPA should be given effect, and the General Partner intends to prepare tax information returns based on such allocations. If the IRS were to re-determine the allocations to a particular U.S. Unitholder, such redetermination could be less favorable than the allocations set forth in the Fund LPA.
Deduction for Certain Qualified Business Income and Certain Real Estate Investment Trust Dividends.   Non-corporate taxpayers may be allowed a deduction of 20% of certain domestic business income (excluding capital gains, dividend income, and certain types of compensation) received from partnerships engaged in business other than specified service businesses (i.e., businesses in the fields of law, health, accounting, financial services, brokerage services, or businesses where the principal asset of the business is the reputation or skill of its employees or owners or businesses which involve the performance of services consisting of investing and investment management). A high income taxpayer’s deduction is limited to the greater of (a) 50% of its pro-rata share of W-2 wages paid by such partnership, or (b) the sum of 25% of such W-2 wages plus 2.5% of the tax basis of certain depreciable property used in the trade or business. Ordinary dividends from real estate investment trusts (REITs) and certain allocations from publicly traded partnerships may also benefit from the 20% deduction, without the foregoing limitations. A substantial amount of income of Ares SME Opps may not be eligible for the deduction.
Limitations on Deductions.   While the Fund is not intended as a “tax shelter,” it is possible that losses and expenses could exceed the Fund’s income and gain in a given year. The ability of a Unitholder to deduct such a net loss from its taxable income from other sources may be subject to a number of limitations under the Code. For example, each U.S. Unitholder will not be entitled to deduct its share of the Fund’s losses in excess of its tax basis at the end of the tax year of the Fund in which such losses are recognized. Other limitations include the limitation on “tax-exempt use loss” under Section 470 of the Code, and for certain investors, such as individuals, the “at risk” rules of Section 465 of the Code and the disallowance of miscellaneous itemized deductions under Section 67 of the Code, limitations on interest deductions under Section 163 of the Code, and the limitations on passive activity losses of Section 469 of the Code. Because of some of those limitations, it is possible that, if the Fund has losses and income from different types of activities, certain investors may not be able to use losses from the Fund to reduce income therefrom.
Organization, Management and Syndication Expenses.   In general, neither the Fund nor any Unitholder may deduct organization or syndication expenses. An election may be made by a partnership to amortize Organizational Expenses over a 180-month period, although the Fund does not intend to make such election. Syndication fees (which would include any sales or placement fees or commissions), however, must be capitalized and cannot be amortized or otherwise deducted. The Management Fees paid to the Manager (and similar fees paid to the investment advisers of the underlying investment funds in which the Fund holds interests) may not be deductible (or if deductible, may be subject to limitations on deductibility).
Limitations on Deduction of Business Interest.   Deductions for business interest expense (even if paid to third parties) in excess of the sum of a taxpayer’s business interest income and 30% of the adjusted taxable income of the business, which is its taxable income computed without regard to business interest income or expense, depreciation, amortization, net operating losses, or the pass-through income deduction described above, are disallowed. Business interest includes any interest on indebtedness related to a trade or business, but excludes investment interest, to which separate limitations apply.
Sale or Disposition of Ares SME Opps Units.   A U.S. Unitholder that sells or otherwise disposes of the Units in a taxable transaction generally will recognize gain or loss equal to the difference, if any, between the adjusted basis of the Units and the amount realized from the sale or disposition. The amount realized will include the Unitholder’s share of the Fund’s liabilities outstanding at the time of the sale or disposition. If the Unitholder holds the Units as a capital asset, such gain or loss will generally be treated as capital gain or loss to the extent a sale of assets by the Fund would qualify for such treatment and will generally be long-term capital gain or loss if the Unitholder had held the Units for more than one year on the date of such sale or disposition, provided, that a capital contribution by the Unitholder within the one-year period ending on such date will cause part of such gain or loss to be short-term. In addition, if the capital contribution of a new Unitholder is distributed to the Unitholders (other than such new Unitholder), for U.S. federal income tax purposes such distributions may be treated as a taxable sale of a portion of their Units by Unitholders receiving such distributions. In the event of a sale or other transfer of Units at any time other than the end of the Fund’s taxable year, the share of income and losses of the Fund for the year of transfer attributable to the Units transferred will be allocated for U.S. federal income tax purposes between the transferor and the transferee on an interim closing-of-the-books basis, pro rata basis, or other reasonable method determined by the General Partner reflecting the respective periods during such year that each of the transferor and the transferee owned the Units. The Code provides for an election whereby the Fund could adjust the basis of its property upon distributions of partnership property to a Unitholder and upon transfers of the Units (including by reason of death). The General Partner has the discretion to determine whether or not to implement such election.
Foreign Tax Credit Limitations.   U.S. Unitholders may be entitled to a foreign tax credit with respect to creditable foreign taxes paid on the income and gains of the Fund (or from such Unitholder’s share of income and gains of an investment fund in which the Fund holds interests). Complex rules may, however, depending on each U.S. Unitholder’s circumstances, limit the availability or use of foreign tax credits. In particular, gain recognized on the sale of a non-U.S. investment will generally be treated as U.S. source gain with respect to a U.S. Unitholder for foreign tax credit purposes and therefore a U.S. Unitholder may not be able to claim a credit for any foreign taxes imposed upon such sale unless such credit can be applied against tax due on other income treated as derived from foreign sources. Further, U.S. Unitholders will generally not be entitled to an indirect foreign tax credit with respect to foreign taxes paid by an entity in which the Fund invests that is treated as a corporation for U.S. federal income tax purposes. Capital gains realized by the Fund may be considered to be from sources within the U.S., which may effectively limit the amount of foreign tax credit allowed to the U.S. Unitholder. Certain losses arising from the Fund may be treated as foreign source losses, which could reduce the amount of foreign tax credits otherwise available.
Non-U.S. Currency Gain or Loss.   The Fund may engage in transactions involving non-U.S. currencies, including non-U.S. currency hedging transactions, and the Fund and the U.S. Unitholders may experience foreign currency gain or loss with respect to the Fund’s investments. In general, subject to certain exceptions, non-U.S. currency gain or loss is treated as ordinary income or loss. U.S. Unitholders should consult with their individual tax advisors with respect to the tax treatment of non-U.S. currency gain or loss.
Issues Relating to Foreign Corporations.   U.S. Unitholders may be subject to special rules applicable to indirect investments in foreign corporations, including those discussed below.
Passive Foreign Investment Companies.   U.S. tax law contains special provisions dealing with “passive foreign investment companies” (“PFICs”). A PFIC is defined as any foreign corporation in which either (i) 75% or more of its gross income for the taxable year is “passive income” or (ii) 50% or more of its assets

(by value) produce “passive income.” There are no minimum stock ownership requirements for PFICs. Once a corporation qualifies as a PFIC with respect to a U.S. shareholder, it is, subject to certain exceptions, always treated as a PFIC with respect to such shareholder, regardless of whether it satisfies either of the qualification tests in subsequent years. If the Fund were to invest in a PFIC, any gain on disposition of stock of the PFIC as well as income realized on certain “excess distributions” by the PFIC, would be treated as though realized ratably over the shorter of a U.S. Unitholder’s holding period of its Units or the Fund’s holding period for the PFIC. Such gain or income would be taxed as ordinary income. In addition, an interest charge would be imposed on the U.S. Unitholder based on the tax treated as deferred from prior years. Ares expects that the Fund will hold interests in one or more PFICs and that such interests will represent a substantial portion of the assets of the Fund. If the Fund were to invest in a PFIC and the Fund elected to treat its interest in the PFIC as a “qualified electing fund” (a “QEF”) under the Code, in lieu of the foregoing treatment, such U.S. Unitholder would be required to include in income each year a portion of the ordinary earnings and net capital gains of the qualified fund, even if not distributed to the Fund or the Unitholders. In order to make such election, the PFIC must, among other things, supply the IRS with an information statement. If a non-U.S. portfolio company is indirectly held by the Fund through its ownership in a U.S. investment fund in which the Fund holds interests, then U.S. investment fund (and not the Fund) must make a QEF election in order for the Fund’s U.S. Unitholders to be subject to the tax treatment described immediately above. Recently proposed U.S. Treasury Regulations would require that a U.S. Unitholder, rather than the Fund, make the QEF election. These proposed regulations would generally apply prospectively to taxable years beginning on or after the date the proposed regulations are finalized, and any pre-existing QEF election made by the Fund (or any U.S. alternative investment vehicle treated as a partnership for U.S. federal income tax purposes) prior to that date would continue for any U.S. Unitholder that owns an interest in a PFIC through the Fund on the date the proposed regulations are finalized. Alternatively, an election may be made in the case of certain “marketable stock” to “mark to market” the stock of a PFIC on an annual basis. Pursuant to such an election, a U.S. Unitholder would include in income each year as ordinary income the excess, if any, of the fair market value of the stock at the end of the taxable year over the Fund’s adjusted basis and will be permitted an ordinary loss deduction in respect of the excess, if any, of the adjusted basis of the stock over its fair market value at the end of the taxable year (but only to the extent of the net amount previously included in income as a result of the election). There can be no assurance that a company in which the Fund or an investment fund in which the Fund holds interests invests will not qualify as a PFIC, that a PFIC in which the Fund or an investment fund in which the Fund holds interests does invest will provide the information necessary for a QEF election to be made or that stock of a PFIC will qualify as “marketable stock.”
Controlled Foreign Corporations.   If a U.S. Person, including any U.S. Unitholder, owns actually or constructively at least 10% of the voting stock or value of a foreign corporation, such U.S. Person is considered a “United States Shareholder” with respect to the foreign corporation. If United States Shareholders in the aggregate own more than 50% of the voting power or value of the stock of such corporation, the foreign corporation will be classified as a “controlled foreign corporation” (a “CFC”). For this purpose, each non-U.S. investment fund in which the Fund invests generally will be regarded as transparent, and the Fund will be deemed to own its proportionate share of any stock of a non-U.S. corporation that is owned directly or indirectly by such non-U.S. investment fund. If the Fund or a U.S. investment fund in which the Fund invests, as the case may be, owns an interest in a non-U.S. corporation, the Fund or such U.S. investment fund, as the case may be, will be treated as a United States Shareholder of any non-U.S. corporation in which its share ownership reaches this 10% threshold. If the corporation qualifies as a CFC at any time during the taxable year, the United States Shareholders of the CFC may be subject to current U.S. tax on certain types of income of the foreign corporation (e.g., dividends, interest, certain rents and royalties, gain from the sale of property producing such income, certain income from sales and services and certain low-taxed foreign income), regardless of cash distributions from the CFC. In addition, gain on the sale of the CFC’s stock by a United States Shareholder (during the period that the corporation is a CFC and thereafter for a five-year period) would be classified in whole or in part as a dividend. It is possible that one or more of the foreign corporations in which the Fund invests (directly or indirectly) may be classified as CFCs and that the Fund or an investment fund in which the Fund invests may be treated as a United States Shareholder. Proposed regulations would allow U.S. Persons to look through the Fund for purposes of determining any current inclusions under the CFC rules, but would still require a portion of gain on sale to be classified in whole or in part as dividend income.

Certain Reporting Requirements.   U.S. Unitholders may be subject to substantial penalties if they fail to comply with special information reporting requirements with respect to their investments in the Fund or the Feeder. In addition, U.S. Persons that own stock in foreign corporations, including CFCs and PFICs, are subject to special reporting requirements under the Code.
Taxpayers engaging in certain transactions, including certain loss transactions above a threshold, may be required to include tax shelter disclosure information with their annual U.S. federal income tax return. It is possible that the Fund or the Feeder may engage in transactions that subject the Fund or the Feeder and potentially its Unitholders to such disclosure. A Unitholder disposing of its Units at a taxable loss may also be subject to such disclosure.
U.S. individuals (and possibly certain entities) must file certain information with their annual U.S. federal income tax return regarding interests they hold in foreign entities or accounts worth more than $50,000 at any time during the year. If the General Partner were to offer a structure where U.S. Unitholders own their investment in Ares SME Opps through a non-U.S. entity, it is possible any such U.S. Unitholders would be subject to such information reporting. In addition, a separate obligation to file an annual Report of Foreign Bank and Financial Accounts (an “FBAR”) applies to any U.S. Person who has a financial interest in, or signature or other authority over, non-U.S. financial accounts worth more than $10,000 at any time during the year. The FBAR regulations continue to reserve on the application of the FBAR rules to ownership by a U.S. Person of an interest in a foreign private fund entity. Depending on the nature of future guidance, if the General Partner were to offer a structure where U.S. Unitholders own their investment in Ares SME Opps through a non-U.S. entity, it is possible any such U.S. Unitholders would also be subject to the FBAR filing requirements. Potential investors should discuss the application of the above rules with their own advisers in light of their individual circumstances.
Prospective U.S. Unitholders should consult their own tax advisors regarding the above reporting requirements.
Tax-Exempt Investors.   Qualified pension, profit-sharing and stock bonus plans, educational institutions, and other tax-exempt entities (including private foundations as discussed below) are generally subject to U.S. federal income taxation on their “unrelated business taxable income” (“UBTI”). Subject to certain exceptions described below, UBTI is defined as the gross income derived by such a tax-exempt entity from an unrelated trade or business (including a trade or business conducted by a partnership of which the tax-exempt entity is a partner), less the deductions directly connected with that trade or business. UBTI generally does not include dividends, interest, certain types of rents from real property, and gain or loss derived from the sale of property (other than gain or loss derived from the sale of inventory and property sold to customers in the ordinary course of a trade or business). UBTI does include operating income from certain asset categories owned directly or through entities treated as transparent for U.S. federal income tax purposes. In addition, fee income actually received or deemed to be received by the Fund or the Unitholders (including any fee income that might be deemed to be received because, although paid to the Manager, or its affiliates, such income results in a reduction in the Management Fee) may be treated as UBTI in certain circumstances. The Fund takes the position that Unitholders do not share in fee income by virtue of such a reduction in Management Fee. The IRS may take a contrary view, however. If that view were ultimately sustained, tax-exempt U.S. Unitholders could be required to pay U.S. federal income tax on that income as UBTI.
If a tax-exempt entity’s acquisition of an interest in a partnership is debt-financed, or a partnership incurs “acquisition indebtedness” that is allocated to the acquisition of a partnership investment, then UBTI may include a percentage of gross income (less the same percentage of deductions) derived from such investment regardless of whether such income would otherwise be excluded as dividends, interest, rents, gain or loss from sale of eligible property, or similar income. The Fund has incurred, and expects to continue to incur, debt either directly or through the investment funds in which the Fund invests, which could generate UBTI for U.S. tax-exempt Unitholders (given that generally debt incurred by a partnership is attributed to its partners). In addition, the Fund or the entities through which it invests may earn operating income that would be UBTI if earned by a U.S. tax-exempt Unitholder directly. Due to the anticipated operations of the Fund, it is possible that the Fund will incur income treated as UBTI. In addition, U.S. tax-exempt Unitholders are not permitted to offset losses from one trade or business against the income or gain from another trade or business (even if those trades or businesses are both conducted by the Fund). Each tax-exempt investor is urged to consult with its own tax counsel as to the U.S. federal income tax consequences as a result of incurring UBTI.
In order to mitigate the incurrence of UBTI for U.S. tax-exempt investors, the General Partner has formed the Feeder. U.S. tax-exempt investors will generally participate in a series of the Feeder as determined by Ares. Each series of which will be treated as a partnership for U.S. federal income tax purposes and invest in the Fund indirectly through one or more U.S. and/or non-U.S. corporations. As a result, investors that invest through the Feeder will generally derive returns from such investments in the form of dividends or capital gain, which are generally excluded from UBTI so long as such investors’ acquisition of interests in a Feeder is not debt-financed. Moreover, debt incurred by the Fund would generally be allocated to the Feeder and not to its owners. Although it is possible that the IRS could seek to disregard the Feeder and apply the debt-financed property or other UBTI rules to tax-exempt investors, the Fund believes such treatment should not apply. A tax-exempt investor is not expected to incur UBTI solely by reason of an investment in the Feeder.
A non-U.S. corporation through which the Feeder invests will generally be subject to the U.S. federal income tax treatment described below under “— Taxation of Non-U.S. Unitholders.” Thus, gains from the sale of stock or securities generally are not subject to U.S. federal income tax and the exemption of interest income under the portfolio interest rules would apply to a non-U.S. corporation to the extent it is not a 10% shareholder of the applicable issuer and certain other requirements are met. However, dividends and effectively connected income (including gains from the sale of United States real property interest) are subject to U.S. federal income tax. Significant amounts of the assets of the Feeder are expected to be held through one or more Corporations (as defined below) and significant incremental tax will likely be incurred from the use of such Corporations. When determining whether to invest in Fund through the Feeder, U.S. tax-exempt Unitholders should consider the taxes imposed on the Feeder as compared to any tax on UBTI that may arise from the Fund’s investments.
If a U.S. tax-exempt Unitholder is not otherwise taxable under the UBTI provisions with respect to its Units in the Feeder (for example, as debt-financed income), it would not generally be subject to tax under the PFIC rules or the CFC rules. U.S. tax-exempt Unitholders should consult their own tax advisors as to the application of the above rules to their particular situations.
Certain Issues Pertaining to Private Foundations. In some instances, an investment in the Fund by a private foundation could be subject to an excise tax to the extent that it constitutes an “excess business holding” within the meaning of the Code. For example, if a private foundation (either directly or after taking into account the holdings of its disqualified persons) acquires more than 20% of the profits interest of the Fund (or 35%, if the private foundation does not directly or indirectly “control” the Fund), the private foundation may be considered to have an excess business holding unless at least 95% of the Fund’s gross income is from passive sources within the meaning of Section 4943(d)(3)(B) of the Code and the private foundation does not own, through the Fund, an excess amount of the voting stock or equivalent in any business enterprise owned by the Fund.
Additionally, if a private foundation generates a substantial amount of UBTI, it may risk losing its tax-exempt status. Private foundations should consult their own tax advisors regarding the excess business holdings provisions and all other aspects of Chapter 42 of the Code as they relate to an investment in the Fund, including the level of UBTI that a private foundation may generate as a result of an investment in the Fund. Private foundations should consult their own tax advisors regarding the tax consequences of an investment in the Fund.
Certain tax-exempt investors may be subject to an excise tax if the Fund engages in a “prohibited tax shelter transaction” or a “subsequently listed transaction” within the meaning of Section 4965 of the Code. In addition, if the Fund engages in a “prohibited tax shelter transaction,” tax-exempt investors may be subject to substantial penalties if they fail to comply with special disclosure requirements and managers of such tax-exempt investors may also be subject to substantial penalties. Although the Fund does not expect to engage in any such transaction, the rules are subject to interpretation and therefore there can be no assurance that the rules of Section 4965 of the Code will not apply to a tax-exempt Unitholder. Tax-exempt Unitholders should consult their own tax advisors regarding these rules.

Taxation of Non-U.S. Unitholders
General.   Investments made by the Fund in the United States may constitute a U.S. trade or business. In general, in that event, Non-U.S. Unitholders would themselves be considered engaged in a trade or business in the United States through a permanent establishment. Thus, Non-U.S. Unitholders that invest in the Fund directly or through an entity that is transparent for U.S. federal income tax purposes should be aware that the Fund’s income and gain from (as well as gain on the sale of Units in the Fund that is attributable to) U.S. investments may be treated as effectively connected with the conduct of a U.S. trade or business through a permanent establishment and thus be subject to U.S. federal income tax (and possibly state and local income tax), even though such investor has no other contact with the United States. Any U.S. trade or business income allocated to the Fund by such investment funds will be allocated to the Unitholders.
To the extent the Fund or an entity treated as a partnership the Fund holds interests in is engaged in a U.S. trade or business for U.S. federal income tax purposes, the Fund would be required to withhold and pay over to the U.S. tax authorities a percentage equal to the highest applicable U.S. tax rate of each Non-U.S. Unitholder’s distributive share of Fund’s income that is effectively connected with such trade or business, and each Non-U.S. Unitholder would be required to file U.S. tax returns and pay U.S. tax on its share of the Fund’s net effectively connected income. In such a case, all or a portion of the gain on the disposition (including by redemption) by a Non-U.S. Unitholder of its interests may be taxed as effectively connected income to the extent such gain is attributable to assets of the Fund that generate effectively connected income. Furthermore, the transferee of an interest in a partnership engaged in a U.S. trade or business may also be required to withhold up to 10% of the amount realized (and such partnership would be required to withhold from future distributions to the transferee if the transferee fails to properly withhold). In addition, a Unitholder which is a non-U.S. corporation may also be subject to an additional branch profits tax of 30% on its share of the Fund’s effectively connected earnings and profits, adjusted as provided by law (subject to reduction by any applicable tax treaty).
Further, it is possible that the Fund will recognize gain from the sale of assets that are United States real property interests. Regardless of whether the Fund’s activities constitute a trade or business giving rise to U.S. “effectively connected” income, under provisions added to the Code by the Foreign Investment in Real Property Tax Act of 1980 (“FIRPTA”), Non-U.S. Unitholders (other than certain qualified foreign pension funds and entities wholly owned by qualified foreign pension funds) are taxed on the gain derived from the dispositions of U.S. real property interests (including gain allocated to a Non-U.S. Unitholder upon a sale of such property interests by the Fund). A U.S. real property interest includes an interest in a U.S. real property holding corporation. Under FIRPTA, Non-U.S. Unitholders treat gain or loss from dispositions of U.S. real property interests as if the gain or loss were “effectively connected” with a U.S. trade or business and, therefore, are required to pay U.S. taxes at regular U.S. rates on such gain or loss. As a result, Non-U.S. Unitholders that receive income allocations from the sale of a U.S. real property interest may be required to file a U.S. federal income tax return and may be subject to U.S. federal income tax at regular U.S. rates on a sale, exchange, or other disposition of such U.S. real property interest. Generally, with respect to gain attributable to the Fund’s sale of a U.S. real property interest that is allocated to a Non-U.S. Unitholder, the Fund will be required to withhold at the highest rate of income tax applicable to each Non-U.S. Unitholder based on the status of such Non-U.S. Unitholder. As a result, a Unitholder which is a non-U.S. corporation may bear significant U.S. tax. Also, gain attributable to the Fund’s sale of a U.S. real property interest may be subject to a 30% branch profits tax (as discussed above).
To the extent that the Fund is not engaged in a U.S. trade or business, Non-U.S. Unitholders will be subject to U.S. federal withholding tax at a rate of 30% on their distributive share of U.S. source dividends and U.S. source interest unless an exemption applies including, in the case of interest, if such interest qualifies as “portfolio interest.” Each Non-U.S. Unitholder generally is expected to participate in the Fund through either the Feeder or a feeder vehicle which is treated as a foreign corporation for U.S. federal income tax purposes which will be managed by a third party manager (the “Offshore Feeder”). The Offshore Feeder or a non-U.S. corporation through which a series of the Feeder invests will be subject to corporate income tax and branch profits tax on ECI (as defined below), and dividend withholding on non-ECI, at a 30% federal tax rate, as applicable. In addition, any such Corporations may be subject to interest withholding at a 30% federal tax rate in certain circumstances, unless such interest qualifies as “portfolio interest.” Significant incremental tax will likely be incurred from the use of such Corporations including any income that is effectively connected with a U.S. trade or business (including the sale of a U.S. real property interest) that is allocated to a non-U.S. corporation through which the Feeder invests. Consequently, an investment through the Offshore Feeder or Feeder will generally not reduce the U.S. federal income tax liability associated with an investment in the Fund but it may reduce the administrative burdens associated with filing U.S. tax returns with respect to such an investment.
In general, neither the Fund nor the Non-U.S. Unitholders who are not themselves engaged in a U.S. trade or business (or deemed to be engaged in a U.S. trade or business through an investment fund in which the Fund holds interests) will be subject to any U.S. tax with respect to gains from the sale of stock or debt securities held for investment, provided that such gains are not effectively connected to the conduct of a U.S. trade or business by the Fund. However, a non-resident individual present in the U.S. for 183 or more days in the taxable year of the sale, calculated by taking account a portion of the days such individual was present in the United States in the preceding two years, would be taxed by the U.S. on any such gain if either (a) such individual’s tax home for U.S. federal income tax purposes is in the U.S., or (b) the gain is attributable to an office or other fixed place of business maintained in the U.S. by such individual. In addition, special rules would apply to dispositions of “United States real property interests” which include stock in a U.S. corporation 50% or more of the assets of which consist of U.S. real property. Special rules may also apply in the case of non-U.S. investors: (i) that have an office or fixed place of business in the U.S.; or (ii) that are former citizens of the U.S., CFCs, PFICs, and corporations which accumulate earnings to avoid U.S. federal income tax. Such persons are urged to consult their U.S. tax advisors before investing in the Fund.
Certain U.S. Federal Estate Tax Consequences.   The U.S. federal estate tax treatment of Units in the Fund and the Feeder with regards to the estate of an individual Non-U.S. Unitholder is not entirely clear. If Units in the Fund or the Feeder are includable in the U.S. gross estate of such person, then a U.S. federal estate tax might be payable in connection with the death of such person. Prospective individual Non-U.S. Unitholders should consult their own tax advisors concerning the potential U.S. federal estate tax consequences with regard to Units in the Fund and the Feeder.
Other Matters
Indemnity; Reserves.   Each Unitholder is required to indemnify Ares SME Opps for any withholding or other tax obligations imposed on Ares SME Opps with respect to such Unitholder. Ares SME Opps may reserve certain amounts otherwise distributable to Unitholders in light of such potential obligations. The amount of any taxes paid by Ares SME Opps or entities in which Ares SME Opps holds a direct or indirect interest and amounts withheld for taxes will be treated as distributions to such Unitholder to the extent determined by the General Partner to be appropriate.
Taxable Year.   The taxable year of each of the Fund and Feeder is expected to end on December 31.
Partnership Representative.   The General Partner acts as or will appoint the “partnership representative” of the Fund and the Feeder, with the authority, subject to certain restrictions, to act on behalf of the Fund and the Feeder in connection with any administrative or judicial review of items of Ares SME Opps’ income, gain, loss, deduction, or credit of the Fund and the Feeder, as applicable.
U.S. federal income tax audits of partnerships are conducted at the partnership level, and, unless a partnership qualifies for and affirmatively elects an alternative procedure, any adjustments to the amount of tax due (including interest and penalties) will be payable by the partnership. Under such alternative procedure, if elected, a partnership would issue information returns to persons who were partners in the audited year, who would then be required to take the adjustments into account in calculating their own tax liability, and the partnership would not be liable for the adjustments. If the Fund or the Feeder is able to and in fact elects this alternative procedure for a given adjustment, the amount of taxes for which such persons will be liable will be increased by any applicable penalties and a special interest charge.
There can be no assurance that the Fund or the Feeder will be eligible to make such an election or that it will, in fact, make such an election for any given adjustment. If the Fund or the Feeder does not or is not able to make such an election, then (1) the then-current Unitholders, in the aggregate, could indirectly bear income tax liabilities in excess of the aggregate amount of taxes that would have been due had the Fund or the Feeder elected the alternative procedure, and (2) a given Unitholder may indirectly bear taxes attributable to income allocable to other Unitholders or former Unitholders, including taxes (as well as interest and penalties) with respect to periods prior to such Unitholder’s ownership of interests in the Fund or the Feeder. Accordingly, it is possible that a Unitholder will bear tax liabilities unrelated to its ownership of interests in the Fund or the Feeder. Amounts available for distribution to the Unitholders may be reduced as a result of Ares SME Opps’ obligations to pay any taxes associated with an adjustment.
The partnership representative of the Fund or the Feeder will be the only person with the authority to act on behalf Ares SME Opps with respect to audits and certain other tax matters and may decide not to elect (or may be unable to elect) the alternative procedure for any particular adjustment. In addition, the Fund, the Feeder and each Unitholder will be bound by the actions taken by the partnership representative on behalf of the Fund or the Feeder, as applicable, during any audit or litigation proceeding concerning U.S. federal income taxes.
Prospective investors should consult their own tax advisors regarding all aspects of these rules as they affect their particular circumstances.
A tax return preparer may not sign a return without itself incurring a penalty unless either in its view each position taken on such return is more likely than not to be sustained if challenged by the IRS or such position is separately disclosed on the return. The Fund may adopt positions that require such disclosure, which may increase the likelihood the IRS will examine Ares SME Opps’ tax returns, or may forego otherwise valid reporting positions to avoid such disclosure, which may increase the tax payable by a Unitholder.
Taxes in Other Jurisdictions.   In addition to U.S. federal income tax consequences, prospective investors should consider potential U.S. state and local and non-U.S. tax consequences of an investment in Ares SME Opps in the state or locality in which they are a resident for tax purposes. A Unitholder may be subject to tax return filing obligations and income, franchise, or other taxes, including withholding taxes, in jurisdictions in which Ares SME Opps or the investment funds in which Ares SME Opps holds interests operate. Income or gains from investments held by Ares SME Opps or investment funds in which Ares SME Opps holds interests may be subject to withholding or other taxes in jurisdictions outside the United States, subject to the possibility of reduction under applicable treaties. Unitholders that wish to claim the benefit of an applicable income tax treaty may be required to submit information to tax authorities in such jurisdictions. Potential investors should consult their own tax advisors regarding the U.S. state and local and non-U.S. tax consequences of an investment in Ares SME Opps.
FATCA.   FATCA requires all entities in a broadly defined class of Foreign Financial Institutions (“FFIs”) to comply with a complicated and expansive reporting regime or be subject to a 30% U.S. withholding tax on certain U.S. payments, and require non-U.S. entities which are not FFIs to either certify they have no substantial U.S. beneficial ownership or to report certain information with respect to certain U.S. beneficial ownership or be subject to a 30% U.S. withholding tax on certain U.S. payments. FATCA also contains complex provisions requiring participating FFIs to withhold on certain “foreign passthru payments” made to nonparticipating FFIs and to holders that fail to provide the required information. The definition of a “foreign passthru payment” is still reserved under current regulations; however, the term generally refers to payments that are from non-U.S. sources but that are “attributable to” certain U.S. payments. Withholding on these payments is not set to apply until two years after the publication of final regulations defining “foreign passthru payment” in the Federal Register. In general, non-U.S. investment funds, such as underlying entities in which Ares SME Opps may invest, are expected to be considered FFIs. The reporting obligations imposed under FATCA require FFIs to enter into agreements with the IRS to obtain and disclose information about certain investors to the IRS, or, if subject to an IGA (as defined below), register with the IRS and comply with the reporting regime of the FATCA Intergovernmental Agreement (“IGA”) and any implementing legislation enacted hereunder. IGAs are generally intended to result in the automatic exchange of tax information through reporting by an FFI to the government or tax authorities of the country in which such FFI is domiciled, followed by the automatic exchange of the reported information with the IRS. In the event FFIs are unable to do comply with the preceding reporting requirements, certain payments made to FFIs may be subject to a U.S. withholding tax, which would reduce the cash available to investors in Ares SME Opps. These reporting requirements may apply to investors who are FFIs, or to underlying funds in which Ares SME Opps invests, and Ares will have no control over whether any underlying fund complies with the reporting regime. Such withheld amounts that are allocable to a Unitholder may, in accordance with the Fund LPA, be deemed to have been distributed to such Unitholder to the extent the taxes reduce the amount otherwise distributable to such Unitholder. Prospective investors should consult their own tax advisors regarding all aspects of FATCA as it affects their particular circumstances.
Certain Proposed United States Federal Income Tax Legislation.   A number of items of legislation are currently proposed, or have been proposed in the past, that could significantly alter certain of the U.S. federal income tax consequences of an investment in the Fund or the Feeder. It currently is uncertain whether any such proposed legislation (or similar legislation) will be enacted into law. Prospective investors should consult their own tax advisors regarding proposed legislation.
Certain ERISA Considerations
The following is a summary of certain considerations associated with an investment in Ares SME Opps by (i) “employee benefit plans” within the meaning of Section 3(3) of ERISA that are subject to Title I of ERISA, (ii) “plans” within the meaning of Section 4975 of the Code that are subject to Section 4975 of the Code (including, without limitation, individual retirement accounts (“IRAs”) and “Keogh” plans), (iii) plans, accounts and other arrangements that are subject to the provisions of any U.S. or non-U.S. federal, state, local or other laws or regulations that are similar to such provisions of ERISA or the Code (collectively, “Other Plan Laws”), and (iv) entities whose underlying assets are considered to include the assets of any of the foregoing described in clauses (i), (ii), (iii) and (iv) pursuant to ERISA or other applicable law (each of the foregoing described in clauses (i), (ii), (iii) and (iv) referred to herein as a “Plan”).
General Fiduciary Matters
ERISA and the Code impose certain duties on persons who are fiduciaries of a “benefit plan investor” (a “Benefit Plan Investor”) within the meaning of ERISA and the regulations promulgated thereunder by the U.S. Department of Labor, as modified by Section 3(42) of ERISA (the “Plan Asset Regulations”) and prohibit certain transactions involving the assets of a Benefit Plan Investor and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of a Benefit Plan Investor or the management or disposition of the assets of a Benefit Plan Investor, or who renders investment advice for a fee or other compensation to a Benefit Plan Investor, is generally considered to be a fiduciary of the Benefit Plan Investor. The term Benefit Plan Investor is generally defined under ERISA to include (a) “employee benefit plans” within the meaning of Section 3(3) of ERISA which are subject to Title I of ERISA, (b) “plans” within the meaning of Section 4975 of the Code (including, without limitation, “Keogh” plans and IRAs), to which Section 4975 of the Code applies and (c) entities whose underlying assets include the assets of any of the foregoing described in clauses (a) and (b) (e.g., an entity of which 25% or more of the total value of any class of equity interests is held by Benefit Plan Investors and which does not satisfy another exception under ERISA).
In considering an investment in Ares SME Opps or a portion of the assets of any Plan, a fiduciary should determine, particularly in light of the risks and lack of liquidity inherent in an investment in Ares SME Opps, whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Other Plan Law relating to a fiduciary’s duties to the Plan including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable Other Plan Laws. Furthermore, absent an exemption, the fiduciaries of a Plan will not invest in Ares SME Opps with the assets of any Plan if the General Partner, Ares, or any of their respective affiliates is a fiduciary with respect to such assets of the Plan. Each prospective investor that is or is acting on behalf of any Plan must independently determine that the Units are an appropriate investment for the Plan, taking into account its obligations under ERISA, the Code and applicable Other Plan Laws, and the facts and circumstances of each investing Plan.
Prohibited Transaction Issues
Section 406 of ERISA and Section 4975 of the Code prohibit Benefit Plan Investors from engaging in specified transactions involving plan assets with persons or entities who are “parties in interest,” within the meaning of ERISA, or “disqualified persons,” within the meaning of Section 4975 of the Code. The acquisition and/or ownership of Units by a Benefit Plan Investor with respect to which Ares SME Opps is considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired and is held in accordance with an applicable statutory, class or individual prohibited transaction exemption. In this regard, the U.S. Department of Labor (the “DOL”) has issued prohibited transaction class exemptions (“PTCEs”) that may apply to the acquisition and holding of investments in Ares SME Opps. These class exemptions include, without limitation, PTCE 84-14 respecting transactions determined by independent qualified professional asset managers, PTCE 90-1 respecting insurance company pooled separate accounts, PTCE 91-38 respecting bank collective investment funds, PTCE 95-60 respecting life insurance company general accounts and PTCE 96-23 respecting transactions determined by in-house asset managers. Each of the above-noted exemptions contains conditions and limitations on its application. Fiduciaries of Benefit Plan Investors considering acquiring Units in reliance on these or any other exemption should carefully review the exemption in consultation with its legal advisors to ensure it is satisfied. There can be no assurance that any or all of the conditions of any such exemptions will be satisfied.
Plan Assets
Under ERISA and the Plan Asset Regulations, when a Benefit Plan Investor acquires an equity interest in an entity that is neither a “publicly-offered security” (within the meaning of the Plan Asset Regulations) nor a security issued by an investment company registered under the 1940 Act, the Benefit Plan Investor’s assets include both the equity interest in such entity and an undivided interest in each of the underlying assets of the entity unless it is established either that (i) less than 25% of the total value of each class of equity interests in the entity is held by Benefit Plan Investors (the “25% Test”) or (ii) the entity is an “operating company,” (each within the meaning of the Plan Asset Regulations). For purposes of the 25% Test, the assets of an entity will not be treated as “plan assets” if, immediately after the most recent acquisition of any equity interest in the entity, less than 25% of the total value of each class of equity interest in the entity is held by Benefit Plan Investors, excluding equity interests held by persons (other than Benefit Plan Investors) with discretionary authority or control over the assets of the entity or who provide investment advice for a fee (direct or indirect) with respect to such assets, and any affiliates thereof. Thus, absent satisfaction of another exception under ERISA, if 25% or more of the total value of any class of equity interests of, the Fund were held by Benefit Plan Investors, an undivided interest in each of the underlying assets of the Fund would be deemed to be “plan assets” of any Benefit Plan Investor that invested in the Fund.
Under the Plan Asset Regulations, a “publicly-offered security” is a security that is (a) “freely transferable,” (b) part of a class of securities that is “widely held,” and (c) (i) sold to the plan as part of an offering of securities to the public pursuant to an effective registration statement under the 1933 Act, and the class of securities to which such security is a part is registered under the Exchange Act within 120 days after the end of the fiscal year of the issuer during which the offering of such securities to the public has occurred, or (ii) is part of a class of securities that is registered under Section 12(b) or (g) of the Exchange Act.
The definition of an “operating company” in the Plan Asset Regulations includes, among other things, a venture capital operating company (“VCOC”). Generally, in order to qualify as a VCOC, an entity must demonstrate on its “initial valuation date” (as defined in the Plan Asset Regulations) and annually thereafter that at least 50% of its assets, valued at cost (other than short-term investments pending long-term commitment or distribution to investors) are invested in operating companies (other than VCOCs) (i.e., operating entities that (i) are primarily engaged directly, or through a majority owned subsidiary or subsidiaries, in the production or sale of a product or service other than the investment of capital or (ii) qualify as “real estate operating companies” as defined in the Plan Asset Regulations) in which such entity has direct contractual management rights. In addition, to qualify as a VCOC an entity must, in the ordinary course of its business, actually exercise such management rights with respect to at least one of the operating companies in which it invests. The Plan Asset Regulations do not provide specific guidance regarding what rights will qualify as management rights, and the DOL has consistently taken the position that such determination can only be made in light of the surrounding facts and circumstances of each particular case, substantially limiting the degree to which it can be determined with certainty whether particular rights will satisfy this requirement.

Plan Asset Consequences
If the assets of the Fund were deemed to be “plan assets” of one or more Benefit Plan Investors within the meaning of ERISA and the Plan Asset Regulations, this would result, among other things, in (i) the application of the prudence and other fiduciary responsibility standards of ERISA to investments made by the Fund, and (ii) the possibility that certain transactions in which the Fund might seek to engage could constitute “prohibited transactions” under ERISA and the Code. If a prohibited transaction occurs for which no exemption is available, the General Partner, Ares and/or any other fiduciary that has engaged in the prohibited transaction could be required to (i) restore to the Benefit Plan Investor any profit realized on the transaction and (ii) reimburse the Benefit Plan Investor for any losses suffered by the Benefit Plan Investor as a result of the investment. In addition, each disqualified person (within the meaning of Section 4975 of the Code) involved could be subject to an excise tax equal to 15% of the amount involved in the prohibited transaction for each year the transaction continues and, unless the transaction is corrected within statutorily required periods, to an additional tax of 100%. Fiduciaries of Benefit Plan Investors who decide to invest in the Fund could, under certain circumstances, be liable for prohibited transactions or other violations as a result of their investment in the Fund or as co-fiduciaries for actions taken by or on behalf of the Fund or the General Partner. With respect to an IRA that invests in the Fund, the occurrence of a non-exempt prohibited transaction may, inter alia, result in the IRA losing its tax-exempt status.
The Fund does not expect to register as an investment company under the 1940 Act. Accordingly, to the extent the Fund does not qualify as a VCOC, the Fund intends to rely on the “publicly offered security” exception or another exception under ERISA, such as the 25% Test. However, no assurance can be given in this regard. Under the Fund LPA, the General Partner has the power to take certain actions to avoid having the assets of the Fund characterized as “plan assets,” including, without limitation, the right to cause a Plan to withdraw from the Fund. While the General Partner and the Fund do not expect that the General Partner will need to exercise such power, neither the General Partner nor the Fund can give any assurance that such power will not be exercised.
The Feeder
The Feeder is not expected to qualify as a VCOC, the Units issued by the Feeder are not expected to qualify as “publicly-offered securities,” and it is possible that the Feeder may not satisfy the 25% Test, in which case the assets of the Feeder may be deemed constitute “plan assets” for purposes of Title I of ERISA and Section 4975 of the Code. However, the Feeder is intended to be structured as an intermediate vehicle for purposes of an investment in the Fund with limited discretion with respect to the investment, management and disposition of assets of the Feeder. In this regard, when investing in the Fund through the Feeder, each Unitholder will, by making a capital contribution to the Feeder, be deemed to (i) direct the General Partner in its capacity as general partner of the Feeder to invest the amount of such capital contribution in the Fund and acknowledge that during any period when the underlying assets of the Feeder are deemed to constitute “plan assets” for purposes of the fiduciary responsibility or prohibited transaction provisions of Title I of ERISA or Section 4975 of the Code, the General Partner in its capacity as general partner of the Feeder will act as a custodian with respect to the assets of the Feeder and is not intended to be a fiduciary with respect to any such Unitholder for purposes of the fiduciary responsibility or prohibited transaction provisions of Title I of ERISA or Section 4975 of the Code, (ii) represent that such capital contribution, and the transactions contemplated by such direction, will not result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code, or a violation of any applicable Other Plan Law and (iii) acknowledge and agree that during any period when the underlying assets of the Feeder are deemed to constitute “plan assets” subject to Title I of ERISA, in satisfaction of any “indicia of ownership” requirements under ERISA, the General Partner in its capacity as general partner of the Feeder will, or will cause an affiliate of the General Partner to, hold the counterpart of the signature page of the Fund LPA in the United States. However, there can be no assurance that the fiduciary responsibility and prohibited transaction provisions of ERISA or Section 4975 of the Code will not be applicable to activities of the Feeder.
Other Plans
Certain Plans, such as governmental plans and non-U.S. plans, may not be subject to ERISA or Section 4975 of the Code, but may be subject to provisions of Other Plan Laws which may restrict the type of investments such a Plan may make or otherwise have an impact on such a Plan’s ability to invest in the Fund. Accordingly, each Plan, including governmental and foreign plans, considering an investment in the Units should consult with their legal advisors regarding their proposed investment in the Units.
Independent Fiduciaries with Financial Expertise
This Registration Statement and the Fund LPA do not constitute an undertaking to provide impartial investment advice, and it is not the Fund’s intention to act in a fiduciary capacity with respect to any Plan. The General Partner, Manager and their respective affiliates (the “Relevant Entities”) have a financial interest in investors’ investment in Units on account of the fees and other compensation they expect to receive (as the case may be) from Ares SME Opps and their other relationships with Ares SME Opps as contemplated hereunder. Any such fees and compensation do not constitute fees or compensation rendered for the provision of investment advice to any Plan. Each Plan will be deemed to represent and warrant that it is advised by a fiduciary that is (a) independent of the Relevant Entities; (b) capable of evaluating investment risks independently, both in general and with respect to particular transactions and investment strategies contemplated in this Registration Statement; and (c) a fiduciary (under ERISA, Section 4975 of the Code or applicable Other Plan Law) with respect to the Plan’s investment in the Units who is responsible for exercising independent judgment in evaluating the Plan’s investment in the Units and any related transactions.
Representation
By acceptance of any Units, each Unitholder will be deemed to have represented and warranted that either (i) it is not, and it is not investing on behalf of, any Plan or (ii)(A) the purchase and holding of the Units by such Unitholder will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code and (B) if the Unitholder is investing on behalf of a Plan subject to Other Plan Laws, its purchase and holding of such Units will not constitute or result in a violation of any applicable Other Plan Laws and will not result in the assets of the Fund being deemed to constitute the assets of such Plan.
Reporting of Indirect Compensation
Under ERISA’s general reporting and disclosure rules, certain Benefit Plan Investors subject to Title I of ERISA are required to file annual reports (Form 5500) with the U.S. Department of Labor regarding their assets, liabilities and expenses. To facilitate a plan administrator’s compliance with these requirements it is noted that the descriptions contained in this Registration Statement of fees and compensation, including the Servicing Fee, the Management Fee payable to the Manager and the Performance Participation Allocation allocable to the General Partner, are intended to satisfy the disclosure requirements for “eligible indirect compensation” for which the alternative reporting option on Schedule C of Form 5500 may be available.
The foregoing discussion is general in nature and is not intended to be all-inclusive. Each Plan fiduciary should consult with its legal advisor concerning the considerations discussed above before making an investment in the Fund. As indicated above, Other Plan Laws governing the investment and management of the assets of Plans such as governmental and non-U.S. plans may contain fiduciary and responsibility and prohibited transaction requirements similar to those under ERISA and the Code. Accordingly, fiduciaries of such Plans, in consultation with their advisors, should consider the impact of their respective laws and regulations on an investment in the Fund and the considerations discussed above, if applicable.
Each Plan fiduciary should consult its legal advisor concerning the potential consequences under ERISA, the Code and any applicable Other Plan Laws before making an investment in the Fund directly or indirectly through the Feeder.

ITEM 1A.
RISK FACTORS

The following list of risk factors and potential conflicts of interest does not purport to be a complete explanation of the risks involved in an investment in the Fund or as legal, accounting or tax advice. Each investor should conduct its own investigation and analysis of Ares, the Fund and General Partner and the information set forth herein to independently assess the merits of any investment in the Fund. For purposes of this Registration Statement, references herein to the “Fund” will generally be interpreted to include, as the context requires, any Feeder Funds (including the Feeder), Intermediate Entities and Parallel Funds thereto (as applicable). Prospective Unitholders should read the Memorandum, the Manager’s Form ADV Part 2A and the Fund LPA and consult with their own advisors before deciding to invest in the Fund. In addition, as the Fund’s investment program develops and changes over time, an investment in the Fund may be subject to additional and different risk factors and conflicts of interest. Although the various risks and conflicts discussed herein are generally described separately, prospective Unitholders should consider the potential effects of the interplay of multiple matters.
RISK FACTORS RELATING TO GENERAL COMMERCIAL RISKS
The Fund is exposed to risks associated with changes in interest rates, including the current interest rate environment.
General interest rate fluctuations may have a substantial negative impact on the Fund’s investments and the Fund’s investment returns and, accordingly, may have a material adverse effect on the Fund’s investment objective and the Fund’s net investment income.
The U.S. Federal Reserve (the “Federal Reserve”) decreased the federal funds rate multiple times in 2024 and recently decreased the federal funds rate in September 2025, October 2025 and December 2025. Because the Fund borrows money and may issue debt securities or preferred stock to make investments, the Fund’s net investment income is dependent upon the difference between the rate at which the Fund borrows funds or pay interest or dividends on such debt securities or preferred stock and the rate at which the Fund invests in these funds. If interest rates rise again, the Fund’s interest income will increase as a substantial portion of its investments bear interest at variable rates while its cost of funds will also increase, which could result in an increase to its net investment income. Conversely, if interest rates continue to decrease, the Fund may earn less interest income from investments and its cost of funds will also decrease, to a lesser extent, resulting in lower net investment income. From time to time, the Fund may also enter into certain hedging transactions to mitigate its exposure to changes in interest rates. However, the Fund cannot assure Unitholders that such transactions will be successful in mitigating its exposure to interest rate risk. There can be no assurance that a significant change in market interest rates will not have a material adverse effect on the Fund’s net investment income.
The Fund’s portfolio is expected to include both fixed and floating rate investments. Market prices tend to fluctuate more for fixed-rate securities that have longer maturities. Market prices for debt that pays a fixed-rate of return tend to decline as interest rates rise. This means that the Fund is subject to greater risk (other things being equal) than a fund invested solely in shorter-term, fixed-rate securities. Market prices for floating rate investments may also fluctuate in rising rate environments with prices tending to decline when credit spreads widen. A decline in the prices of the debt the Fund owns could adversely affect the NAV of the Units.
Rising interest rates may also increase the cost of debt for the Fund’s underlying Portfolio Companies, which could adversely impact their financial performance and ability to meet ongoing obligations to the Fund. Also, an increase in interest rates available to investors could make an investment in the Units less attractive if the Fund is not able to pay dividends at a level that provides a similar return, which could reduce the value of the Units.
Economic recessions, downturns or terrorist activities could impair the Fund’s Portfolio Companies and harm the Fund’s operating results.
Consumer, corporate and financial confidence may be adversely affected by current or future tensions around the world, fear of terrorist activity and/or military conflicts, localized or global financial crises or other sources of political, social, or economic unrest (such as the outbreak of COVID-19). Such erosion of confidence may lead to or extend a localized or global economic downturn. A climate of uncertainty may reduce the availability of potential investment opportunities, and increases the difficulty of modeling market conditions, potentially reducing the accuracy of financial projections. In addition, limited availability of credit for consumers, homeowners and businesses, including credit used to acquire businesses, in an uncertain environment or economic downturn may have an adverse effect on the economy generally and on the ability of the Fund to execute its strategy. This may slow the rate of future investments by the Fund and result in longer holding periods for investments. Furthermore, such uncertainty or general economic downturn may have an adverse effect upon the Fund’s investments.
Further, terrorist activities, anti-terrorist efforts, armed conflicts involving the United States or its interests abroad and natural disasters may adversely affect the United States, its financial markets and global economies and could prevent the Fund from meeting its investment objective and other obligations. The potential for future terrorist attacks, the national and international response to terrorist attacks, acts of war or hostility and natural disasters have created many economic and political uncertainties in the past and may do so in the future, which may adversely affect the United States and world financial markets and the Fund for the short or long-term in ways that cannot presently be predicted.
Pandemics and other widespread public health emergencies may materially and adversely impact economic production and activity in an unpredictable manner.
Pandemics and other widespread public health emergencies, including outbreaks of infectious diseases such as SARS, H1N1/09 flu, avian flu, Ebola and COVID-19, have resulted in market volatility and disruption, and future such emergencies have the potential to materially and adversely impact economic production and activity in ways that are impossible to predict, all of which may result in significant losses to the Fund.
The ultimate impact of public health emergencies on global economic conditions, and on the operations, financial condition and performance of any particular industry or business, is impossible to predict, although ongoing and potential additional materially adverse effects, including a further global or regional economic downturn (including a recession) of indeterminate duration and severity, are possible. As indicated above, the consumer industry is uniquely susceptible to economic contraction, economic uncertainty or the perception of weak or weakening economic conditions, public health emergencies, and the associated impact on discretionary consumer spending on consumer goods. A recession, economic slowdown or any other significant economic condition affecting consumers or corporations caused by public health emergencies is expected to cause a reduction in consumer spending, and have the potential to adversely impact the Fund’s investments and the Fund’s performance. The extent of the impact of such public health emergencies will depend on many factors, including the ultimate duration and scope of the public health emergency and the restrictive countermeasures being undertaken, as well as the effectiveness of vaccines and governmental, legislative and financial and monetary policy interventions designed to mitigate the crisis and address its negative externalities; the extent of any related travel advisories and restrictions implemented (including any government-imposed quarantine measures and any voluntary and precautionary restrictions on travel or meetings) and the impact of such public health emergency on overall supply and demand, goods and services, investor and asset liquidity, credit markets, consumer confidence, recession and fears of recession, availability of consumer credit, consumer debt levels, consumer perceptions of personal well-being and security and levels of economic activity, all of which are evolving rapidly and may have unpredictable results. Furthermore, any public health emergency is likely to impact an asset’s supply chain and its ability to manufacture and ship its products may be limited. It is difficult to assess what the longer-term impacts of an extended period of unprecedented economic dislocation and disruption from a public health emergency would be on future macro and micro-economic developments, the health of certain industries and businesses, and commercial and consumer behavior, particularly with respect to discretionary spending in industries such as consumer goods. The effects of public health emergencies are unpredictable and it is difficult to forecast their impact on the value and performance of the Fund’s investments, the Fund’s ability to source, make, manage and divest investments and the Fund’s ability to achieve its investment objective, all of which could result in significant losses to the Fund.
As indicated above, the extent of the impact of such public health emergency on the Fund and its investments’ operational and financial performance will depend on many factors, all of which are highly uncertain and cannot be predicted, and may include significant reductions in revenue and growth, unexpected operational losses and liabilities, impairments to credit quality and reductions in the availability of capital. These same factors have the potential to limit the ability of the Fund to source, diligence and execute new investments and to manage, finance and exit investments in the future, and governmental mitigation actions may constrain or alter existing financial, legal and regulatory frameworks in ways that are adverse to the investment strategy the Fund intends to pursue, all of which could adversely affect the Fund’s ability to fulfill its investment objective. They may also impair the ability of Portfolio Companies or their counterparties to perform their respective obligations under debt instruments and other commercial agreements (including their ability to pay obligations as they become due), potentially leading to defaults with uncertain consequences. In addition, the operations of the Fund, its Portfolio Companies, the General Partner or the Manager may be significantly impacted, or even temporarily or permanently halted, as a result of government quarantine measures, restrictions on travel and movement, remote-working requirements and other factors related to a public health emergency, including its potential adverse impact on the health of any such entity’s personnel. These measures may also hinder such entities’ ability to conduct their affairs and activities as they normally would, including by impairing usual communication channels and methods, hampering the performance of administrative functions such as processing payments and invoices, and diminishing their ability to make accurate and timely projections of financial performance.
Inflation may adversely affect the business, results of operations and financial condition of the Fund’s Portfolio Companies.
The U.S. and other developed economies are experiencing higher-than-normal inflation rates. It remains uncertain whether substantial inflation in the U.S. and other developed economies will be sustained over an extended period of time and how significantly it will impact the U.S. or other economies. Inflation and rapid fluctuations in inflation rates have had in the past, and could in the future have, negative effects on economies and financial markets, particularly in emerging economies. For example, if a Portfolio Company is unable to increase its revenue in times of higher inflation, its profitability will likely be adversely affected, including, without limitation, as a result of increased operating costs. Portfolio Companies could have revenues linked to some extent to inflation, including, without limitation, by government regulations and contractual arrangements. Nevertheless, as inflation rises, even if a Portfolio Company earns more revenue, it will typically also incur higher expenses. Furthermore, as inflation declines, it is possible that a Portfolio Company will not be able to reduce expenses commensurate with any resulting reduction in revenue. Additionally, wages and prices of inputs increase during periods of inflation, which can negatively impact returns on investments.
Past governmental efforts to curb inflation have also involved more drastic economic measures that have had a materially adverse effect on the level of economic activity in the countries where such measures were employed, and similar governmental efforts could be taken in the future to curb inflation and could have similar effects. Certain countries, including the U.S., have recently seen increased levels of inflation and there can be no assurance that inflation will not become a more serious problem in the future and have a material adverse impact on the Fund’s returns.
The Fund is dependent upon the accuracy of certain public information for its future success.
Investments in the Fund’s portfolio are selected by Ares, in part, on the basis of information and data filed by issuers with various government regulators or made directly available to Ares by the issuers or through sources other than the issuers. Although Ares evaluates all such information and data and ordinarily seeks independent corroboration when it considers it is appropriate and reasonably available, Ares makes no representation as to the completeness, genuineness or accuracy of such information and data, and in some cases, complete and accurate information is not available.
The Fund will not be subject to additional reporting, regulatory oversight or compliance obligations.
The Fund will not be registered under the 1940 Act pursuant to an exemption set forth in Section 3(c)(7) thereof. The 1940 Act provides certain protection to investors and imposes certain restrictions on registered investment companies (including, for example, limitations on the ability of registered investment companies to incur debt), none of which are applicable to the Fund.

Further, while the Dealer Manager, an affiliate of the General Partner and the Manager, is registered as a broker-dealer under the Exchange Act and with the Financial Industry Regulatory Authority (“FINRA”), neither of the General Partner nor the Manager is registered as a broker-dealer under the Exchange Act or with FINRA, and is consequently not subject to the record-keeping and specific business practice provisions of the Exchange Act and the rules of FINRA. The Manager is registered as an investment adviser under the Advisers Act. Ares Management Limited and Ares Management UK Limited are authorized by the Financial Conduct Authority (the “FCA”) in the United Kingdom (the “UK”) and Ares Management UK Limited is authorized as an “alternative investment fund manager” (“AIFM”) pursuant to the UK’s Alternative Investment Fund Managers Directive (2011/61/EU) (the “AIFMD”) and related rules and legislation. Ares Management Luxembourg (AMLux) is supervised by the Commission de Surveillance du Secteur Financier in Luxembourg (“CSSF”) as an alternative investment fund manager according to the Luxembourg Law of 12 July 2013 on alternative investment fund managers, as amended. Ares Management LLC, an affiliate of the General Partner and the Manager, is exempt from the requirement to hold an Australian financial services license under the Corporations Act (Cth) 2001 pursuant to class order relief granted by the Australian Securities and Investments Commission.
AIFMD as implemented in each member state of the European Economic Area (the “EEA”) and as implemented and retained by the UK following its departure from the European Union (“EU”), imposes requirements on non-EEA AIFMs which market alternative investment funds (“AIFs”) to investors in the EEA and/or the UK.
AIFMD imposes operating requirements on EEA and UK AIFMs, and, to a lesser extent, non-EEA AIFMs seeking to market an AIF within the EEA and/or the UK. As a result, the Manager (in its capacity as the non-EU AIFM) or its agents may be required to give notice to or seek the approval of regulators in the UK or certain EEA countries in connection with the marketing of the Fund. This may preclude the Manager from marketing to certain investors further until such notice is given or approval is obtained or otherwise significantly disrupt marketing activity. Compliance by the Manager with the transparency, reporting and disclosure requirements of AIFMD will significantly increase the regulatory burden and costs of doing business within the EEA and this may have an adverse impact on the Fund and the Manager. The full scope of AIFMD may also be extended to non-EEA AIFMs who wish to, or are obliged to, market an AIF within the EEA pursuant to a pan-European marketing passport instead of under national private placement regimes. The operating requirements imposed by AIFMD include, among other things, rules relating to the remuneration of certain personnel, minimum regulatory capital requirements, restrictions on use of leverage, restrictions on early distributions (“asset stripping” rules), disclosure and reporting requirements to both investors and home state regulators, and independent valuation of an AIF’s assets. As a result, the AIFMD could have an adverse effect on the Manager and the Fund by, among other things, imposing extensive disclosure obligations significantly restricting marketing activities within the EEA and/or the UK, increasing the regulatory burden and costs of doing business in EEA member states, and potentially requiring the Manager to change its compensation structures for key personnel, thereby affecting the Manager’s ability to recruit and retain these personnel. AIFMD could also limit the Manager’s operating flexibility and the Fund’s investment opportunities, as well as expose the Manager and/or the Fund to conflicting regulatory requirements in the United States (and elsewhere) and the EEA and/or the UK. It should be noted that the final scope and requirements of AIFMD are subject to national implementing legislation in each EEA member state and may change as a result of enactment both of further European legislative and guidance measures, and national implementing legislation in EEA member states.
On March 26, 2024, an amending directive to AIFMD was published in the EU Official Journal, commonly referred to as “AIFMD II”. The majority of the provisions will come into effect from April 16, 2026, with revised regulatory reporting obligations to competent authorities coming into from April 16, 2027. Some of these provisions may increase compliance costs and have the potential to restrict activities of the Fund. Proposals to amend the UK’s retained version of AIFMD, the Alternative Investment Fund Managers Regulations 2013, are also expected to be published in due course and may impact the Manager and Fund’s marketing within the UK.
Any reference to Ares Management LLC’s or its affiliates’ registration with the SEC, U.K. FCA, Luxembourg CSSF or any Asia-Pacific regulatory authority or any other similar regulatory authority in this Registration Statement neither implies a certain level of skill or training nor constitutes an endorsement by any of the foregoing regulatory authorities of Ares Management LLC’s advisory services or practices.

The Fund is not required to file proxy statements or information statements, and Unitholders have limited discretion over the Fund’s governance structure.
Unitholders are not entitled to vote in the election of the Directors. Accordingly, the Fund is not required to file proxy statements or information statements under Section 14 of the Exchange Act except in those limited circumstances where a vote of Unitholders is required under the Fund LPA or Delaware law. Moreover, Unitholders are not able to bring matters before meetings of Unitholders or nominate Directors at such meeting, nor are they generally able to submit Unitholder proposals under Rule 14a-8 of the Exchange Act.
The Fund LPA designates Delaware state and federal courts as the exclusive venues for disputes related to the Fund LPA and federal securities laws, potentially subjecting the Fund to additional costs and resource diversion if the provision is challenged and found inapplicable or unenforceable.
The Fund LPA designates the courts of the State of Delaware, and to the extent subject matter jurisdiction exists, the federal district courts of the United States in the State of Delaware, as the exclusive forum for any action or proceeding against the parties relating in any way to the Fund LPA. Any person or entity purchasing or otherwise acquiring Units will be deemed to have notice of and to have consented to the forum selection provision in the Fund LPA. Unitholders will not be deemed to have waived compliance with the federal securities laws and the rules and regulations thereunder as a result of the forum selection provision in the Fund LPA. This forum selection provision may limit a Unitholder’s ability to bring a claim in a different judicial forum, including one that it may find favorable or convenient for a specified class of disputes with Ares or the Fund’s Directors and officers or other Unitholders, which may discourage such lawsuits. The validity of the Fund’s forum selection provision could be challenged and a court could rule that such provision is inapplicable or unenforceable. If a court were to find this provision of the Fund LPA inapplicable or unenforceable with respect to one or more types of actions or proceedings, the Fund may incur additional costs associated with resolving such matters in other jurisdictions, which could materially adversely affect the Fund’s business, financial condition and results of operations and result in a diversion of the time and resources of the Manager and the Fund’s Directors and officers.
The Fund is an “emerging growth company” under the JOBS Act, and it cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make the Units less attractive to investors.
The Fund is, and will remain, an “emerging growth company” as defined in the JOBS Act for up to five years, or until the earlier of (a) the last day of the fiscal year (i) in which the Fund has total annual gross revenue of at least $1.235 billion, or (ii) in which the Fund is deemed to be a large accelerated filer, which means the market value of the Units that is held by non-affiliates exceeds $700 million as of the date of the Fund’s most recently completed second fiscal quarter, and (b) the date on which the Fund has issued more than $1.0 billion in non-convertible debt during the prior three-year period. For so long as the Fund remains an “emerging growth company,” the Fund may take advantage of certain exemptions from various reporting requirements that are applicable to public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act. The Fund cannot predict if investors will find the Units less attractive because it will rely on some or all of these exemptions.
In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the 1933 Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. The Fund may take advantage of the extended transition period for complying with new or revised accounting standards, which may make it more difficult for investors and securities analysts to evaluate the Fund since its financial statements may not be comparable to companies that comply with public company effective dates and may result in less investor confidence.
Investors should be aware of additional regulations of certain securitizations.
Investors should be aware of Regulation (EU) 2017/2402 (including any secondary legislation, technical standards and official guidance relating thereto) (the “Securitization Regulation”) which is directly applicable in member states of the EU and will be applicable in any non-EU member states of the EEA in which it has been implemented and which affects certain investors, sponsors, original lenders, originators and securitization special purposes entities (“SSPEs”) in relation to certain securitizations issued from and including January 1, 2019. There are material differences between the regulatory rules which applied to securitizations issued prior to January 1, 2019 and the regulatory rules under the Securitization Regulation. Unlike the previous regime the Securitization Regulation imposes direct obligations on originators, sponsors, original lenders and SSPEs. Among other things, the originator, sponsor or original lender in respect of the relevant securitization is required to retain, on an on-going basis, a net economic interest of no less than 5% in respect of certain specified credit risk tranches or securitized exposures. The Securitization Regulation also introduces a new regime on reporting and disclosure. The originator, sponsor and SSPE of a securitization are required to make certain information available to investors, competent authorities and, upon request, to potential investors in a prescribed manner. Additionally, prior to investing in (or otherwise holding an exposure to) a “securitization position”, as defined in the Securitization Regulation, certain investors, other than the originator, sponsor or original lender (each as defined in the Securitization Regulation), must, among other things: (a) verify that, where the originator or original lender is established in a third country (that is, not within the EU), the originator or original lender grants all the credits giving rise to the underlying exposures on the basis of sound and well-defined criteria and clearly established processes for approving, amending, renewing and financing those credits and has effective systems in place to apply those criteria and processes to ensure that credit-granting is based on a thorough assessment of the obligor’s creditworthiness; (b) verify that, if established in such a third country, the originator, sponsor or original lender retains on an ongoing basis a material net economic interest which, in any event, will not be less than 5%, determined in accordance with the relevant article of the Securitization Regulation, and discloses the risk retention to such certain investors; (c) verify that the originator, sponsor or SSPE has, where applicable, made available the information required by Article 7 of the Securitization Regulation (which sets out transparency requirements for originators, sponsors and SSPEs); and (d) carry out a due-diligence assessment which enables such investors to assess the risks involved, considering at least (i) the risk characteristics of the securitization position and the underlying exposures, and (ii) all the structural features of the securitization that can materially impact the performance of the securitization position.
Furthermore, under the relevant due diligence requirements, while holding a securitization position, such investors must: (a) establish appropriate written procedures in order to monitor, on an ongoing basis, its compliance with the foregoing requirements and the performance of the securitization position and of the underlying exposures; (b) regularly perform stress tests on the cash flows and collateral values supporting the underlying exposures; (c) ensure internal reporting to its management body to enable adequate management of material risks; and (d) be able to demonstrate to its competent authority that it has a comprehensive and thorough understanding of the securitization position and its underlying exposures and has implemented written policies and procedures for managing risks of the securitization position and maintaining records of the foregoing verifications and due diligence and other relevant information.
The rules establishing sanctions for negligence or intentional infringement and remedial measures on the originator, sponsor, original lender and/or SSPE for failing to meet the requirements of the Securitization Regulation are to be set by the individual member states of the EU in accordance with the framework set out in the Securitization Regulation. Among other things, this framework allows for the issuing of a public statement which indicates the identity of the person responsible and the nature of the contravention and criminal sanctions and specifies maximum fines of at least EUR 5,000,000 (or equivalent) or of up to 10% of total annual net turnover, or (even if that is higher than the other maximum levels stated) at least twice the amount of the benefit derived from the infringement. Investors should note that there may be variance in the way individual member states implement their respective rules relating to remedies for failing to meet the requirements of the Securitization Regulation and in the manner the same are applied by the competent authorities designated by each member state. Following the UK’s exit from the EU, the UK intends to repeal the UK’s current implementation of the Securitisation Regulation and has published draft legislation (the “Securitisation Regulations 2023”) as part of a policy statement, identifying several areas for revision in the UK and divergence from the EU’s Securitisation Regulation. The policy statement and the draft Securitisation Regulations 2023 are still under review and the final rules are still unclear.
Should the Fund enter into transactions falling within the scope of the Securitization Regulation whereby compliance with the requirements of the Securitization Regulation are not met resulting in sanctions or remedial measures, the imposition of such penalties, sanctions or remedial measures on, directly or indirectly, the Fund may directly and adversely affect the amounts distributable by the Fund, as applicable, and in turn, affect the performance of the Fund.
The Fund may be adversely affected by geopolitical conflicts and sanctions, which can disrupt markets and economies, creating significant uncertainty and potential losses.
On February 24, 2022, Russia launched an invasion of Ukraine that has resulted in an ongoing military conflict between the two countries (the “Russia-Ukraine Conflict”). The Russia-Ukraine Conflict has caused, and is currently expected to continue to cause, significant disruptions to the global financial system, international trade, and the transportation and energy sectors, among other disruptions. In addition, the Russia-Ukraine Conflict has displaced millions of people, causing an acute refugee crisis in Europe, and has increased the threat of nuclear accidents or attacks, cyberattacks and further regional or global conflicts (including a potential expansion of the Russia-Ukraine Conflict to other countries as well as other potential conflicts, including, but not limited to, conflicts in other geographic locations and between other state and non-state actors), among other potentially dire consequences. In response to Russia’s actions, multiple countries and governing bodies, including the United States and the EU, have put in place global sanctions and other severe restrictions or prohibitions on the activities of certain individuals and businesses connected to Russia and/or Belarus. Private companies have also implemented restrictions that severely limit, and in some cases, reverse or cancel, business transactions in or involving certain individuals and/or businesses connected to or associated with Russia and/or Belarus. Further, some private companies have moved to divest of Russia-based subsidiaries and assets. In addition, the impacts of the Russia-Ukraine Conflict on the supply chain and commodity prices are expected to be profound and may result in substantial inflation in one or more countries (or globally). However, the ultimate impact of the Russia-Ukraine Conflict and its effect on global economic and commercial activity and conditions, and on the operations, financial condition and performance of the Fund or any particular industry, business, currency or country and the duration and severity of those effects, is impossible to predict.
On October 7, 2023, Hamas (an organization which governs Gaza, and which has been designated as a terrorist organization by the United States, the UK, the EU, Australia and other nations), committed a terrorist attack within Israel (the “October 7th Attacks”). Israel responded by initiating a full-scale invasion of Gaza and, as of the date of this Registration Statement, although a ceasefire has gone into effect, there has not been a permanent cessation of armed conflict between Israel and Hamas. In response to the October 7th Attacks, the United States has announced sanctions and other measures against Hamas-related persons and organizations, and the United States (and other countries) can be expected to announce further sanctions related to the ongoing conflict in the future. On June 13, 2025, Israel launched attacks on key military and nuclear facilities in Iran that has resulted in an ongoing military conflict between the two countries. It is possible the armed conflict will expand and ultimately more actively involve the United States, Lebanon (and/or Hezbollah), Syria and/or other countries or terrorist organizations, any of which will exacerbate the risks described above. The armed conflict has expanded and ultimately more actively involves the United States, Lebanon (and/or Hezbollah), Syria, Iran and/or other countries or terrorist organizations, and any further expansion of the conflict could exacerbate the risks described above.
The aforementioned ongoing conflicts and the measures taken in response have had and may continue to have a negative impact on the economy and business activity globally (including in the countries in which the Fund invests), and therefore could adversely affect the performance of the Fund’s investments. The severity and duration of the ongoing conflicts and their future impact on global economic and market conditions (including, for example, oil prices) are impossible to predict, and as a result, present material uncertainty and risk with respect to the Fund, the performance of its investments, operations of portfolio assets, and the ability of the Fund to achieve its investment objectives. Similar risks exist to the extent that any portfolio assets, service providers and vendors of the Firm, the Fund and any portfolio assets, or certain other parties have material operations or assets in the countries where such conflicts are taking place or in the immediate surrounding areas.
Other geopolitical conflicts could arise in the future and such conflicts could have material adverse consequences on the Firm, the Fund and its portfolio assets.

The Fund may be adversely affected by significant developments stemming from the U.S. presidential administration.
With each new U.S. administration, it can often be expected that the new administration will seek to change certain policies put forth by the former administration, especially when the incoming and outgoing administrations are affiliated with different political parties. Donald J. Trump took office as the U.S. president in January 2025. President Trump and the Trump administration have introduced changes to numerous areas of law and regulation. Such changes may significantly impact the Fund or its portfolio investments. Such legislative and regulatory changes include changes to trade agreements, immigration policy, import and export regulations, tariffs and customs duties, energy regulations, income tax regulations and the federal tax code, public company reporting requirements and antitrust enforcement, each of which may materially impact the Fund.
Changes in federal policy, including tax policies, and at regulatory agencies, occur over time through policy and personnel changes following elections, which lead to changes involving the level of oversight and focus on the financial services industry or the tax rates paid by various entities. The nature, timing and economic effects of potential changes to the current legal and regulatory framework affecting financial institutions under this presidential administration remain highly uncertain. Future changes may adversely affect the Fund’s operating environment and therefore the Fund’s business, financial condition and results of operations. There can be no assurance that any changes in laws, regulations or governmental policy will not have an adverse impact on the Fund and its investments, including the ability of the Fund to execute its investment objectives and to generate attractive returns.
If a new administration takes actions to re-enter, withdraw from, or materially modify any international trade agreements, to implement greater restrictions on free trade, and/or to increase tariffs or duties other countries may respond to such actions with similar actions (e.g., by imposing tariffs on U.S. imports), thereby affecting (potentially adversely) the business, financial condition, and performance of certain of the Fund’s Portfolio Companies. The Manager also cannot predict how other countries will respond to a new administration’s actions. For example, the Manager is unable to predict whether legislation or regulations that would have adverse impacts on the Fund or its investments may be passed in other jurisdictions in response or related to any measures that may be imposed by a changing presidential administration, including the imposition of tariffs on U.S. goods imported into such jurisdictions or on goods exported from such jurisdictions to U.S. companies, increased inspections on U.S. companies, delays on approvals for mergers and acquisitions involving U.S. companies, preferential treatment of non-U.S. companies, media campaigns against U.S. companies and/or goods, and delays on license approvals in such jurisdictions.
In addition, any changes in U.S. social, political, regulatory and economic conditions or in laws and policies governing the financial services industry, foreign trade, manufacturing, outsourcing, development and investment in the territories and countries or types of investments in which the Fund is permitted to invest, and any negative sentiments towards the U.S. as a result of such changes, could adversely affect the performance of the Fund’s investments. The likelihood of occurrence and the effect of any such change is highly uncertain and could have an adverse impact on the Fund and its investments. In addition, negative sentiments towards the United States among non-U.S. companies, customers, employees or prospective employees could adversely affect sales and operations of portfolio companies, including, for instance, the ability to conduct business with (including import goods from) non-U.S. manufacturers or suppliers. Moreover, media (including social media) has the potential to influence public sentiment and escalate tensions both within the U.S. and in international relations, which could cause social unrest and could negatively impact stock markets and economics around the globe and the Fund’s investments.
The Fund may be adversely affected by volatility in the global financial markets and political systems.
Recent volatility in the global financial markets and political systems of certain countries may have adverse spill-over effects into the global financial markets generally. Moreover, a recession, slowdown and/or sustained downturn in the global economies (or any particular segment thereof) or weakening of credit markets will adversely affect the Fund’s profitability, impede the ability of the Fund’s investments to perform under or refinance their existing obligations, and impair the Fund’s ability to effectively exit investments on favorable terms. The extent and duration of such environment, to the private equity industry and global markets as a whole, is currently unknown. Any of the foregoing events could result in substantial or total losses to the Fund in respect of certain investments, which losses will likely be exacerbated by the presence of leverage in a particular investment’s capital structure. For this reason, valuations are generally subject to heightened uncertainty and subject to numerous subjective judgments, any or all of which could turn out to be incorrect with the benefit of hindsight. Furthermore, traditional valuation approaches that have been used historically may need to be modified in order to effectively capture fair value of private investments in the midst of significant volatility or market dislocation. The recent volatility occurring in the markets could negatively impact the Fund’s investments. See “Item 1A. Risk Factors — Risk Factors Relating to General Commercial Risks — The Fund may be negatively affected by changes to U.S. tariff and import/export regulations.”
The Fund may be negatively affected by changes to U.S. tariff and import/export regulations.
The United States has recently enacted and proposed to enact significant new tariffs. Additionally, the new presidential administration has directed various federal agencies to further evaluate key aspects of U.S. trade policy and there has been ongoing discussion and commentary regarding potential significant changes to U.S. trade policies, treaties and tariffs. There continues to exist significant uncertainty about the future relationship between the United States and other countries with respect to such trade policies, treaties and tariffs. These developments, or the perception that any of them could occur, may have a material adverse effect on global economic conditions and the stability of global financial markets, and may significantly reduce global trade and, in particular, trade between the impacted nations and the United States. Any of these factors could depress economic activity and restrict the Fund’s Portfolio Companies’ access to suppliers or customers and have a material adverse effect on their business, financial condition and results of operations, which in turn would negatively impact the Fund.
The Fund may be adversely affected by the enhanced scrutiny and the regulation of the private funds industry and the financial services industry.
The businesses of the Fund and any of its parallel vehicles, the General Partner, the Manager and any affiliates of the foregoing, as well as the financial services industry generally, are subject to extensive regulation, including periodic examinations, by governmental agencies and self-regulatory organizations or exchanges in the U.S. and foreign jurisdictions in which they operate relating to, among other things, antitrust laws, anti-money laundering laws, anti-terrorist financing laws, anti-bribery laws, laws relating to foreign officials, governance practices, information technology, privacy laws with respect to client information and the regulatory oversight of the trading and other investment activities of alternative asset management funds and their managers. Each of the regulatory bodies with jurisdiction over the Fund, the General Partner, the Manager or their affiliates has regulatory powers dealing with many aspects of financial services, including the authority to grant, and in specific circumstances to cancel, permissions to carry on particular activities. The Fund may be adversely affected as a result of new or revised legislation or regulations imposed by the SEC, the U.S. Commodity Futures Trading Commission (the “CFTC”), FINRA or other U.S. or foreign governmental regulatory authorities or self-regulatory organizations that supervise the financial markets. The Fund may also be adversely affected by changes in the interpretation or enforcement of existing laws and rules by these governmental authorities and self-regulatory organizations. Any failure to comply with these rules and regulations could expose the Fund, the General Partner, the Manager and their affiliates to liability or other risks.
There continue to be discussions regarding enhanced governmental scrutiny and/or increased regulation of the alternative asset management industry and, more generally, there is an increased focus on tax avoidance strategies employed by the business. There can be no assurance that any such scrutiny or regulation will not have an adverse impact on the Fund’s costs and activities, including the ability of the Fund to effectively and timely address such regulations, implement operating improvements or otherwise execute its investment strategy or achieve its investment objectives. The combination of such scrutiny of alternative asset managers and their investments by various politicians, regulators, and market commentators, and the public perception that certain alternative asset managers contributed to the downturn in the U.S. and global financial markets, may complicate or prevent the Fund’s efforts to structure, consummate, and/or exit investments, both in general and relative to competing bidders outside of the alternative asset space. As a result, the Fund may invest in fewer transactions or incur greater expenses or delays in structuring completing or exiting investments than it otherwise would have.

There has been additional legislation, increasing global regulatory oversight of fundraising activities and changes in law relating to the alternative asset management industry which has included, among other things, increased registration, oversight and regulation of alternative asset management firms and disclosure with respect to these firms and the vehicles they sponsor or advise, which could impact the Fund and the Manager’s management of the Fund. Recently, the SEC and its staff have focused more narrowly on issues relevant to alternative asset management firms, including by adopting a number of new rules that will impact the regulation of private investment funds. Such oversight and regulation may cause the Fund to incur significant additional expenses, may divert the attention of the Manager and its personnel and may result in fines if the Fund is deemed to have violated any regulations. Regulation generally as well as regulation more specifically addressed to the alternative asset management industry, including tax laws and regulation, could increase the cost of acquiring, holding or divesting portfolio investments, the profitability of enterprises and the cost of operating the Fund. Additional regulation could also increase the risk of third-party litigation. The transactional nature of the business of the Fund exposes the Fund, the General Partner, the Manager and certain related parties generally to the risks of third-party litigation. Under the Fund LPA, the Fund is generally responsible for indemnifying the General Partner, the Manager and certain related parties for losses or obligations they may incur with respect to such litigation. In addition, there can be no assurance that Ares or the Fund will avoid regulatory examination or enforcement actions. Even if an investigation or proceeding does not result in sanctions or fines being imposed against Ares or its affiliates, Ares, its affiliates, and/or the Fund may be subject to negative publicity in relation to such investigation or proceeding.
The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), signed into law in July 2010, imposed significant new regulations on almost every aspect of the U.S. financial services industry. Among other things, the Dodd-Frank Act required many investment advisers to private funds, which were previously exempt from registration under the Advisers Act, to become registered as investment advisers with the SEC, and, to maintain extensive records and to file reports if deemed necessary for purposes of systemic risk assessment by certain governmental bodies. Importantly, many of the provisions of the Dodd-Frank Act are subject to further rulemaking and to the discretion of regulatory bodies, such as the Financial Stability Oversight Council. In addition, numerous non-U.S. governments, including many based in Europe, have proposed modernizing financial regulations that have called for, among other things, increased regulation of and disclosure with respect to, and the registration of, private equity and hedge funds.
Credit funds have been the subject of increasing regulatory focus at an international and regional level. For example, the Directive to amend AIFMD went into effect on April 15, 2024. As a result of the Fund being engaged in lending activity, it may be subject to restrictions on its activities and be obliged to comply with regulatory reporting and disclosure requirements in accordance with AIFMD II and/or other future regulatory initiatives. This may impact upon the activities and/or returns of the Fund, lead to additional costs and expenses, and/or require the commitment of additional resources.
The International Organisation of Securities Commissions (IOSCO) and the Financial Stability Board (FSB) have called on regulators to consider issues arising from the rapid growth in private finance, including in relation to systemic risk, transparency, leverage, liquidity, and conflicts of interest. It is likely that regulators will continue to focus on the credit funds sector and may introduce further regulatory requirements in the future.
From 2026, AIFMD II will introduce rules in respect of loan-originating funds, including in relation to (a) leverage limits, (b) liquidity requirements for open-ended loan-originating funds, (c) a limit on exposure to a single financial institution, (d) a prohibition on lending to certain entities and/or individuals that may give rise to conflicts of interest, (e) a ban on ‘originate-to-distribute’ strategies, (f) a risk retention requirement, (g) mandatory disclosures and reporting, and (h) policies and procedures for loan origination.
This enhanced oversight and regulation, and the need for significant additional rulemaking by various governmental bodies, has created uncertainty in the financial markets and, in particular, the private funds industry. Many of the regulators to which the Fund, the General Partner, the Manager or their respective affiliates are subject to globally, including governmental agencies and self-regulatory organizations, are empowered to conduct investigations and administrative proceedings that can result in fines, suspensions of personnel or other sanctions, including censure, the issuance of cease-and-desist orders or the suspension or expulsion of applicable licenses or members. Even if an investigation or proceeding did not result in a sanction or the sanction imposed against the Fund, the General Partner, the Manager or their respective affiliates were small in monetary amount, the adverse publicity relating to the investigation, proceeding or imposition of these sanctions could harm the Fund, the General Partner, the Manager or their respective affiliates’ reputations which may adversely affect the Fund’s investment performance by hindering its ability to obtain favorable financing or consummate a potentially profitable investment. There is also a material risk that regulatory agencies in the U.S. and beyond will continue to adopt burdensome new laws or regulations (including tax laws or regulations), or change existing laws or regulations, or enhance the interpretation or enforcement of existing laws and regulations, as the U.S. and the global economy continues to struggle to improve. Any such events or changes could occur during the Fund’s term and may adversely affect the Fund and its ability to operate and/or pursue its investment strategies. Such risks are often difficult or impossible to predict, avoid or mitigate in advance.
Additionally, the SEC has increasingly emphasized investment adviser and private fund regulation and has adopted a number of rules that impose significant changes on private fund advisers and their management of private funds, and the SEC is expected to propose and/or adopt additional rules in the future. Any such rulemaking is generally expected to materially impact the General Partner, the Manager, the Fund and/or its portfolio investments and operations, including increasing compliance burdens and associated regulatory costs, and enhancing the risk of regulatory action, including public regulatory sanctions, which could result in a change to the Fund’s practices and create additional regulatory uncertainty. Further, such rulemaking could also significantly increase the cost of insurance, specifically directors’ and officers’ errors and omissions insurance, or may make such insurance coverage unavailable. Significant time and resources are generally expected to be required to comply with the new regulations, which potentially will detract from the time and resources dedicated to the Fund and portfolio management activities. Certain rules are or may become subject to legal challenge from private fund industry groups and others, and to the extent such legal challenges are successful, investors will not be afforded some or all of the protections provided by such rules.
In addition, in recent periods there has been an increasing level of public discourse, debate and media coverage regarding the appropriate extent of regulation and oversight of the financial industry, including investment firms, as well as the tax treatment of certain investments and income generated from such investments. There is ongoing uncertainty regarding prospective changes in law and regulation affecting the U.S. private equity industry. The likelihood of occurrence and the effect of any such changes is highly uncertain and could have an adverse impact on the Fund, its investments and investors.
Legal and Regulatory – Tax
Investors are subject to complex tax considerations and may be subject to different tax liability.
An investment in the Fund may involve complex tax considerations that differ for each investor, and there may be delays in distributing important tax information to investors (including the distribution of U.S. Schedule K-1s or their equivalent). In addition, the Fund takes positions with respect to certain tax issues that depend on legal and other interpretive conclusions. Should the IRS or another tax authority successfully challenge any such positions, the Fund or a Unitholder might be found to have a different tax liability for that year than that reported on the applicable tax return.
The Fund cannot predict how tax reform legislation will affect it, its investments, or its Unitholders, and any such legislation could adversely affect its business.
Any change of the Fund’s tax status or in taxation legislation or any interpretation thereof in the U.S. or any country where the Fund has assets or operations could affect the value of the assets held by the Fund or its ability to achieve its investment strategy or provide favorable returns to Unitholders. Any such change could also adversely affect the net amount of any distributions made to Unitholders. If the Fund is treated as having a permanent establishment, or as otherwise being engaged in a trade or business, in any country in which it invests or in which its interests are managed, income attributable to or effectively connected with such permanent establishment or trade or business may be subject to tax in the place of such permanent establishment. In order for the Fund to maintain its tax status, continued attention must be paid to ensure that all relevant conditions are satisfied in all the jurisdictions which the Fund operates in order to avail ourselves of any benefits.
All statements contained in this Registration Statement concerning the U.S. federal income tax consequences of any investment in the Fund are based upon existing law and the interpretations thereof. Therefore, no assurance can be given that the currently anticipated income tax treatment of an investment in the Fund will not be modified by legislative, judicial or administrative changes, possibly with retroactive effect, to the detriment of Unitholders. Additionally, tax authorities in jurisdictions where the Fund maintains investments may change their tax codes so as to materially increase the tax burden associated with an investment in the Fund or to force or attempt to force increased disclosure from or about the Fund and/or the Unitholders as to the identity of all persons having a direct or indirect interest in the Fund. Such additional disclosure may take the form of additional filing requirements on Unitholders.
Changes in applicable law or interpretations of such law may in particular adversely affect the Fund’s ability to efficiently realize income or capital gains. To the extent possible, the Fund seeks to structure its investments and activities to minimize its tax liability; however, there can be no assurance that the Fund will be able to eliminate its tax liability or reduce it to a specified level. Unitholders should be aware that the described tax effects are based on the currently applicable law and its interpretation by jurisprudence and the respective tax authorities.
The tax rules governing partnerships and publicly traded partnerships are complex and subject to change.
The Fund and the Feeder intend to operate in a manner to enable both the Fund and the Feeder to be taxable as partnerships for U.S. federal income tax purposes, and may rely on the “qualifying income” exception to treatment as a “publicly traded partnership” taxable as a corporation for U.S. federal income tax purposes. The tax rules governing partnerships, publicly traded partnerships, and the “qualifying income exception” are complex and subject to change. Given the highly complex nature of the rules governing partnerships and the 1940 Act, the ongoing importance of factual determinations, the lack of direct guidance with respect to the application of tax laws to the activities the Fund and the Feeder are undertaking and the possibility of future changes in its circumstances, it is possible that either or both of the Fund and the Feeder will not so qualify for any particular year. If the Fund or the Feeder were treated as a corporation for U.S. federal income tax purposes, material adverse U.S. federal income tax consequences could result for Unitholders.
Many non-U.S. jurisdictions have introduced domestic legislation implementing additional tax regulations.
The Organization for Economic Co-operation and Development (“OECD”) together with the G20 countries has committed to reduce perceived abusive global tax avoidance, referred to as base erosion and profit shifting (“BEPS”). As part of this commitment, an action plan has been developed to address BEPS with the aim of securing tax revenue by realigning taxation with economic activities and value creation by creating a single set of consensus based international tax rules. As part of the BEPS project, new rules dealing with the operation of double tax treaties, the definition of permanent establishments, interest deductibility and the taxation of hybrid instruments and hybrid entities have already been introduced and will continue to be introduced in relevant tax legislation of participating OECD countries. Depending on if and how these proposals are implemented, they may have a material impact on how returns to investors are taxed. Such implementation may also give rise to additional reporting and disclosure obligations for the Fund and/or investors.
The Fund will have to withhold tax on payments to certain types of income to FFIs.
Under FATCA all entities in a broadly defined class of FFIs must comply with a complicated and expansive reporting regime or be subject to a 30% U.S. withholding tax on certain U.S. payments and non-U.S. entities which are not FFIs must either certify they have no substantial U.S. beneficial ownership or report certain information with respect to their substantial U.S. beneficial ownership or be subject to a 30% U.S. withholding tax on certain U.S. payments. FATCA also contains complex provisions requiring participating FFIs to withhold on certain “foreign passthru payments” made to non-participating FFIs and to holders that fail to provide the required information. The definition of a “foreign passthru payment” is still reserved under the current regulations, however the term generally refers to payments that are from

non-U.S. sources but that are “attributable to” certain U.S. payments described above. Withholding on these payments is not set to apply before the date that is two years after the definition of “foreign passthru payment” is published in the Federal Register. In general, non-U.S. investment funds, such as underlying entities in which the Fund may invest are expected to be considered FFIs. The reporting requirements imposed under FATCA require FFIs to enter into agreements with the IRS to obtain and disclose information about certain investors to the IRS or, if subject to an IGA, register with the IRS and comply with the reporting requirements regime of the IGA and any implementing legislation enacted thereunder. IGAs are generally intended to result in the automatic exchange of tax information through reporting by an FFI to the government or tax authorities of the country in which such FFI is domiciled, followed by the automatic exchange of reported information with the IRS, and to comply with the reporting requirements regime of the IGA and any implementing legislation enacted thereunder. Ares intends that any non-U.S. partnership that constitutes an FFI would comply, to the extent reasonably practicable, with the reporting requirements to avoid the imposition of the withholding tax, but if such FFI does not do so (because, for example, investors fail to provide the required information), certain payments made to any such FFI may be subject to a withholding tax, which would reduce the cash available to investors. Further, these reporting requirements may apply to underlying entities in which the Fund invests, and it may not have control over whether such entities comply with the reporting regime. Such withheld amounts that are allocable to a Unitholder may be deemed to have been distributed to such Unitholder to the extent the taxes reduce the amount otherwise distributable to such Unitholder. Potential investors should consult their own tax advisors regarding all aspects of FATCA as it affects their particular circumstances. See “Item 1. Business — Certain U.S. Federal Income Tax Considerations.”
Certain legislation may have adverse effect on Ares Employees and Other Service Providers.
Current law requires Ares to hold an investment for at least three years in order for an incentive allocation related to such investment to be treated as long-term capital gains for tax purposes. Further, Congress has previously considered other proposals that would treat carried interest as ordinary income for U.S. federal income tax purposes. Enactment of any such legislation could adversely affect employees or other individuals performing services for the Fund and/or its Portfolio Companies who hold direct or indirect interests in Ares and benefit from incentive allocations, which could make it more difficult for Ares to incentivize, attract and retain individuals to perform services for the Fund and/or its Portfolio Companies. Any such developments could thus adversely affect the Fund’s investment returns allocable to the Unitholders. It is unclear whether any such proposed legislation will be enacted or if enacted how it would apply to Ares, and any other individuals involved with the Fund who benefit from incentive allocations.
The Fund or the Unitholders may be subject to taxes in the jurisdictions in which investments are made.
The Fund, vehicles through which the Fund makes investments, or Unitholders may be subject to income or other tax in the jurisdictions in which investments are made. Additionally, withholding tax or branch tax may be imposed on the Fund’s earnings (or vehicles through which it invests) from the Fund’s investments in such jurisdictions. Local and other tax incurred in non-U.S. jurisdictions by the Fund or vehicles through which it invests may not be creditable to or deductible by a Unitholder under the tax laws of the jurisdiction where such Unitholder resides, including the U.S. There can be no assurance that tax authorities in such jurisdictions will not treat the Fund (or any of its affiliates) as if the Fund/they have a permanent establishment in the local jurisdiction, which would result in additional local taxation. Changes to taxation treaties (or their interpretation) between countries in Europe and countries through which the Fund invests may adversely affect its ability to efficiently realize income or capital gains.
Prospective investors should consult their own tax advisor concerning the effects of federal, state, local and foreign income tax law on an investment in the Fund and on the investors’ tax situation.
Certain Unitholders may be subject to unrelated business taxable income or may be required to report income effectively connected with the conduct of a U.S. trade or business.
An investment in the Fund by a tax-exempt Unitholder may result in such Unitholder recognizing gross income derived from an unrelated trade or business (including a trade or business conducted by a partnership of which the tax-exempt entity is a partner). Thus, tax-exempt Unitholders should be aware that they may be subject to U.S. federal income tax (and possibly state and local income tax) with respect to their share of such income and gain from the Fund that is treated as UBTI. In addition, an investment in the Fund by a Non-U.S. Unitholder may result in such Unitholder recognizing and being required to report income that is effectively connected with the conduct of a U.S. trade or business (“ECI”). Non-U.S. Unitholders must generally file U.S. federal income tax returns and pay U.S. federal income tax with respect to the Fund’s ECI allocable to them. Regardless of whether the Fund’s activities constitute a trade or business, under provisions added to the Code by FIRPTA, gain derived by it from the disposition of U.S. real property interests (including interests in certain entities owning U.S. real property interests) is generally treated as ECI. Thus, Non-U.S. Unitholders that invest in the Fund should be aware that a portion of the Fund’s income and gain from U.S. investments may be treated as ECI and thus may cause the Non-U.S. Unitholders to be subject to U.S. federal income tax (and possibly state and local income tax), as well as U.S. federal income tax return filing obligations, with respect to their share of such income and gain.
The assets of the Feeder are expected to be held through one or more non-U.S. corporations for U.S. tax purposes and the Offshore Feeder is itself treated as a corporation for U.S. federal income tax purposes (such corporation, a “Corporation”). Although the Fund believes any Corporation through which the Feeder indirectly invests in the Fund, if formed, should be respected, it is possible the IRS could seek to disregard the Offshore Feeder or any Corporation for UBTI or ECI (as defined below) purposes, which could result in the debt-financed property or other UBTI rules being applied to tax-exempt Unitholders directly or the ECI rules being applied to Non-U.S. Unitholders directly. In addition, significant incremental tax may be incurred from the use of such Corporations. The Offshore Feeder and any non-U.S. corporation will generally be subject to the U.S. federal income tax on effectively connected income (including gains from the sale of U.S. real property interest) and U.S. federal withholding tax at a 30% rate on any U.S. source dividends (unless reduced by an applicable treaty) and U.S. source interest (unless such interest qualifies as “portfolio interest”). In addition, any such Corporations may be subject to interest withholding at a 30% federal tax rate in certain circumstances.
While the General Partner manages and intends to continue to manage the Fund in a manner that will minimize the direct exposure of Non-U.S. Unitholders to ECI, there can be no assurances in this regard. The Fund has no obligation to minimize UBTI or ECI.
Prospective investors should consult their own tax advisors regarding the foregoing.
Certain aspects of the partnership audit regime may have adverse effect on the Unitholders.
U.S. federal income tax audits of partnerships are conducted at the partnership level, and unless a partnership qualifies for and affirmatively elects an alternative procedure, any adjustments to the amount of tax due (including interest and penalties) will be payable by the partnership. Under an elective alternative procedure, if elected, a partnership would issue information returns to potential investors who were partners in the audited year, who would then be required to take the adjustments into account in calculating their own tax liability, and the partnership would not be liable for the adjustments. If the Fund is able to and in fact elects such alternative procedure for a given adjustment, the amount of taxes for which such persons will be liable will be increased by any applicable penalties and a special interest charge.
There can be no assurance that, in the event the Fund is subject to these rules, the Fund will be eligible to make such an election or that it will, in fact, make such an election for any given adjustment. If the Fund does not or is not able to make such an election, then (i) the then current Unitholders of the Fund, in the aggregate, could indirectly bear income tax liabilities in excess of the aggregate amount of taxes that would have been due had the Fund elected the alternative procedure, and (ii) a given Unitholder may indirectly bear taxes attributable to income allocable to other Unitholder or former Unitholders, including taxes (as well as interest and penalties) with respect to periods prior to such Unitholder’s ownership of Units of the Fund. Amounts available for distribution to the Unitholders of the Fund may be reduced as result of the Fund’s obligations to pay any taxes associated with an adjustment. Unitholders should consult their own tax advisors regarding all aspects of this partnership audit regime as it affects their particular circumstances. See “Item 1. Business — Certain U.S. Federal Income Tax Considerations — Certain Proposed United States Federal Income Tax Legislation.”

The partnership representative of the Fund is the only person with the authority to act on behalf of the Fund with respect to audits and certain other tax matters and may decide not to elect (or may be unable to elect) the alternative procedure for any particular adjustment. In addition, the Fund and each Unitholder is, and will be, bound by the actions taken by the partnership representative on behalf of the Fund during any audit or litigation proceeding concerning U.S. federal income taxes.
Certain Unitholders may be required to take into account their allocated share of all items of partnership income, gain, loss, deduction and credit.
A Unitholder that is subject to U.S. tax or subject to tax in other jurisdictions may be required to take into account its allocated share of all items of partnership income, gain, loss, deduction and credit, whether or not distributed. Because of the nature of the Fund’s investment activities, the Fund has, and expects to continue to, generate taxable income in excess of cash distributions to the Unitholders (including as a result of interest accruals at U.S. corporations through which the Fund indirectly hold certain investments and current inclusions from non-U.S. corporations that are PFICs) and the Fund does not expect to make cash distributions to cover such tax liabilities as they arise. For example, the Fund may, among other things, acquire obligations issued with original issue discount or engage in debt restructurings that give rise to taxable income in excess of cash received. Accordingly, the Unitholders should ensure that they have sufficient cash flow from other sources to pay all tax liabilities resulting from the Unitholder’s ownership of the Units.
Certain use of corporate intermediate entities may have adverse effect on the Fund and the Unitholders.
Significant amounts of the Fund’s assets are expected to be held through one or more entities taxable as corporations for U.S. federal income tax purposes and are expected to be subject to U.S. corporate federal (and applicable state and local) income tax. Such structures will be determined in the sole discretion of the General Partner, generally to ensure that the Fund is classified as a partnership and not a publicly traded partnership taxable as a corporation and to provide simplified tax reporting for Unitholders. Any such U.S. corporation may be capitalized in part with debt, and interest payments or accruals attributable to U.S. investors will generally be subject to U.S. federal (and applicable state and local) income tax at ordinary income rates. Thus, significant incremental tax may be incurred from the use of such entities. Prospective investors should consult their own tax advisors regarding the foregoing.
Legal and Regulatory – ERISA
If the Fund’s assets at any time are deemed to constitute “plan assets” within the meaning of ERISA and the Plan Asset Regulations, that may lead to the Fund being subject to certain ERISA and Code requirements.
Ares conducts the Fund’s affairs so that the Fund’s assets should not be deemed to constitute “plan assets” of any shareholder that is a “benefit plan investor” within the meaning of ERISA and certain U.S. Department of Labor Regulations promulgated thereunder, as modified by the “Plan Asset Regulations”. If, notwithstanding the Fund’s intent, its assets were deemed to constitute “plan assets” of any Unitholder that is a “benefit plan investor” within the meaning of ERISA and the Plan Asset Regulations, this would result, among other things, in (i) the application of the prudence and other fiduciary responsibility standards of ERISA to investments made by Ares SME Opps, and (ii) the possibility that certain transactions in which Ares SME Opps might seek to engage could constitute “prohibited transactions” under ERISA and the Code. If a prohibited transaction occurs for which no exemption is available, the General Partner and/or any other fiduciary that has engaged in the prohibited transaction could be required to (i) restore to the Benefit Plan Investor any profit realized on the transaction and (ii) reimburse the Benefit Plan Investor for any losses suffered by the Benefit Plan Investor as a result of the investment. In addition, each disqualified person (within the meaning of Section 4975 of the Code) involved could be subject to an excise tax equal to 15% of the amount involved in the prohibited transaction for each year the transaction continues and, unless the transaction is corrected within statutorily required periods, to an additional tax of 100%. Fiduciaries of a Benefit Plan Investor who decide to invest in Ares SME Opps could, under certain circumstances, be liable for prohibited transactions or other violations as a result of the investment in Ares SME Opps or as co-fiduciaries for actions taken by or on behalf of Ares SME Opps or the Manager. With respect to an IRA that invests in Ares SME Opps, the occurrence of a non-exempt prohibited transaction involving the individual who established the IRA, or his or her beneficiaries, would cause the IRA to lose its tax-exempt status.

The Fund is subject to risks arising from potential control group liability.
Under ERISA, upon the termination of a U.S. tax-qualified single employer defined benefit pension plan, the sponsoring employer and all members of its “controlled group” will be jointly and severally liable for 100% of the plan’s unfunded benefit liabilities whether or not the controlled group members have ever maintained or participated in the plan. In addition, the U.S. Pension Benefit Guaranty Corporation (the “PBGC”) may assert a lien with respect to such liability against any member of the controlled group on up to 30% of the collective net worth of all members of the controlled group. Similarly, in the event a participating employer partially or completely withdraws from a multiemployer (union) defined benefit pension plan, any withdrawal liability incurred under ERISA will represent a joint and several liability of the withdrawing employer and each member of its controlled group.
A “controlled group” includes all “trades or businesses” under 80% or greater common ownership. This common ownership test is broadly applied to include both “parent-subsidiary groups” and “brother-sister groups” applying complex exclusion and constructive ownership rules. However, regardless of the percentage ownership that a fund holds in one or more of its portfolio companies, the fund itself cannot be considered part of an ERISA controlled group unless the fund is considered to be a “trade or business.”
While there are a number of cases that have held that managing investments is not a “trade or business” for tax purposes, in 2007 the PBGC Appeals Board ruled that a private equity fund was a “trade or business” for ERISA controlled group liability purposes and at least one U.S. Federal Circuit Court has similarly concluded that a private equity fund could be a trade or business for these purposes based upon a number of factors including the fund’s level of involvement in the management of its portfolio companies and the nature of any management fee arrangements.
If the Fund were determined to be a trade or business for purposes of ERISA, it is possible, depending upon the structure of the investment by the Fund and/or its affiliates and other co-investors in a Portfolio Company and their respective ownership interests in the Portfolio Company, that any tax-qualified single employer defined benefit pension plan liabilities and/or multiemployer plan withdrawal liabilities incurred by the Portfolio Company could result in liability being incurred by the Fund, with a resulting need for additional capital contributions, the appropriation of its assets to satisfy such pension liabilities and/or the imposition of a lien by the PBGC on certain of its assets. Moreover, regardless of whether or not the Fund were determined to be a trade or business for purposes of ERISA, a court might hold that one of the Fund’s Portfolio Companies could become jointly and severally liable for another portfolio company’s unfunded pension liabilities pursuant to the ERISA “controlled group” rules, depending upon the relevant investment structures and ownership interests as noted above.
The Fund is subject to risks associated with changes in law and regulations.
The Fund and its affiliates are subject to laws and regulations in a variety of countries and other jurisdictions, including on a state or local level. These laws and regulations, as well as their interpretation, may change from time to time. Accordingly, any change in these laws or regulations, or their interpretation, or any failure by the General Partner, the Manager or their respective affiliates to comply with these laws or regulations may adversely affect the Fund. There has been, and it is possible that there will be, further involvement of governmental and regulatory authorities in financial markets around the world. See “Item 1A. Risk Factors — Risk Factors Relating to General Commercial Risks — The Fund may be adversely affected by the enhanced scrutiny and the regulation of the private funds industry and the financial services industry.”
The Fund is subject to risks associated with significant developments stemming from U.S. administration.
Legislative and regulatory changes that might materially impact the Fund include, but are not limited to, changes to trade agreements, immigration policy, import and export regulations, tariffs and customs duties, income tax regulations and the federal tax code (including added scrutiny of management fee, carried interest (or performance incentive) and carried interest (or performance incentive) waivers), public company reporting requirements and antitrust enforcement.
Changes in U.S. federal policy, including tax policies, and at regulatory agencies occur over time through policy and personnel changes following elections, which lead to changes involving the level of oversight and focus on the financial services industry or the tax rates paid by corporate entities. The nature, timing and economic effects of potential changes to the current legal and regulatory framework affecting financial institutions under the Trump administration remain highly uncertain. Future changes may adversely affect the Fund’s operating environment and therefore the Fund’s business, operating costs, financial condition and results of operations.
The Fund is subject to risks associated with hedging arrangements and related regulations.
The Fund may, but is not obligated to, hedge interest rate, currency, credit or other risks. In general, the Fund will not attempt to hedge all risks inherent in the Fund’s investments. In the event the Fund enters into such hedges, the success of the applicable hedging strategy will depend, in part, upon the Manager’s ability to correctly assess the relationship between the performance of the instruments used in the hedging strategy and the performance of the investments being hedged. Since the characteristics of many investments change as markets change or time passes, the success of any hedging strategy will also be subject to the ability of the Fund to continually recalculate, readjust and execute hedges in an efficient and timely manner. While such hedging transactions may be effected to reduce risk, such transactions will reduce the Fund’s returns and may result in a poorer overall performance for the Fund than if such hedging transactions were not effected. For a variety of reasons, the Fund may only enter into a partial hedge, and/or not seek to establish a perfect correlation between the hedging instruments utilized and the portfolio holdings being hedged. Such an imperfect correlation may prevent the intended hedge from being achieved or expose the Fund to risk of loss. The Fund may also not hedge against a particular risk because it does not regard the probability of the risk occurring to be sufficiently high as to justify the cost of the hedge, or because it does not foresee the occurrence of the risk. The successful utilization of hedging and risk management transactions requires skills complementary to those needed in the selection of investments. There can be no assurance that adequate hedging arrangements will be available on an economically viable basis or that such hedging arrangements will achieve the desired effect, and in some cases hedging arrangements may result in losses greater than if hedging had not been used.
In some cases, particularly in “over-the-counter” (“OTC”) contexts, hedging arrangements will subject the Fund to the risk of a counterparty’s inability or refusal to perform under a hedging contract, or the potential loss of assets held by a counterparty, custodian, or intermediary in connection with such hedging. OTC contracts may expose the Fund to additional liquidity risks if such contracts cannot be adequately settled.
Certain hedging arrangements may create for the General Partner, the Manager and/or one or more of their respective affiliates an obligation to register with the CFTC or other regulator or comply with an applicable exemption. Losses may result to the extent that the CFTC or other regulator imposes position limits or other regulatory requirements on such hedging arrangements, including under circumstances where the ability of the Fund to hedge its exposures becomes limited by such requirements.
The Fund may be required to obtain licenses or similar authorizations.
Certain regulatory bodies or agencies may require the Fund, the General Partner and/or the Manager to obtain licenses or similar authorizations to engage in various types of lending activities, including without limitation, the origination of debt. It may take a significant amount of time to obtain such licenses or authorizations. Such licenses may require the disclosure of confidential information regarding the Fund, the Unitholders or their respective affiliates, including financial information and/or information regarding officers and directors of certain significant Unitholders, and the Fund may or may not be willing or able to comply with these requirements. In addition, there can be no assurance that any such licenses or authorizations would be granted or, if so, whether any such licenses or authorizations would impose restrictions on the Fund. Alternatively, the Manager may be able to structure potential portfolio investments in a manner which would not require such licenses and authorizations, although such transactions may be structured in an inefficient or otherwise disadvantageous manner for the Fund and/or the borrower. The inability of the appropriate parties to obtain such licenses or authorizations, or the structuring of an investment in an inefficient or otherwise disadvantageous manner, could adversely affect the Manager’s ability to implement the Fund’s strategy and the Fund’s results.

Enforcement rights in certain jurisdictions are not thoroughly developed.
The laws governing the rights of investors and other laws in certain jurisdictions in which the Fund may invest are not as thoroughly developed and do not afford the protection and predictability that can be found in countries with more sophisticated laws and regulations. Among other things, the laws with respect to the rights of creditors and other investors may not be as comprehensive or as well developed as in the United States, and the procedures for the judicial or other enforcement of such rights of investors may not be as effective. In particular, in certain countries, the Fund could experience significant legal difficulties and impediments in enforcing its rights with respect to its investments and/or certain kinds of collateral underlying such investments. It may therefore be more difficult for the Fund to pursue claims or obtain effective enforcement of its rights by legal or arbitration proceedings in such countries than in countries with more mature legal systems. These factors may, among other things, adversely affect the value and performance of the Fund’s investments in such countries.
The Fund is subject to risks associated with using counterparties.
The Fund depends on the services of prime brokers, custodians, counterparties, the Administrator and other agents to carry out certain transactions on behalf of the Fund. The terms of these contracts are often customized and complex, and many of these arrangements occur in markets or relate to products that are not subject to regulatory oversight.
The Fund is subject to the risk that the counterparty to one or more of these contracts defaults, either voluntarily or involuntarily, on its performance under the contract. Any such default may occur suddenly and without notice to the Manager. Moreover, if a counterparty defaults, the Manager may be unable to take action to cover the Fund’s exposure, either because it lacks contractual recourse or because market conditions make it difficult to take effective action. This inability could occur in times of market stress, which is when defaults are most likely to occur.
In the event of the insolvency of a prime broker, custodian, counterparty or any other party that is holding assets of the Fund as collateral, the Fund might not be able to recover equivalent assets in full as it will rank among the prime broker’s, custodian’s or counterparty’s unsecured creditors in relation to the assets held as collateral. In addition, the Fund’s cash held with a prime broker, custodian or counterparty generally will not be segregated from the prime broker’s, custodian’s or counterparty’s own cash, and the Fund may therefore rank as an unsecured creditor in relation thereto.
The counterparty risks that the Fund faces have increased in complexity and magnitude as a result of disruption in the financial markets in recent years. For example, the consolidation and elimination of counterparties has increased the concentration of counterparty risk and decreased the universe of potential counterparties, and the Fund is generally not restricted from dealing with any particular counterparty or from concentrating any or all of its transactions with one counterparty. In addition, counterparties have generally reacted to recent market volatility by tightening their underwriting standards and increasing their margin requirements for all categories of financing, which has the result of decreasing the overall amount of leverage available and increasing the costs of borrowing.
Cybersecurity failures and data security incidents could adversely affect the Fund’s business by causing a disruption to the Fund’s operations, a compromise or corruption of its confidential, personal or other sensitive information and/or damage to its business relationships or reputation, any of which could negatively impact its business, financial condition and operating results.
The efficient operation of the Fund’s business is dependent on information systems and technology, including computer hardware and software systems, as well as data processing systems and the secure processing, storage and transmission of information, all of which are potentially vulnerable to security incidents and cyber-attacks, which may include intentional attacks or accidental losses, either of which may result in unauthorized access to, or corruption of, its hardware, software, or data processing systems, or to its confidential, personal, or other sensitive information. In addition, the Fund, the Manager, the Administrator, or their employees may be the target of fraudulent emails or other targeted attempts to gain unauthorized access to confidential, personal, or other sensitive information, which are becoming more sophisticated and difficult to detect. Cybersecurity risks are also exacerbated by the rapidly increasing volume of highly sensitive data, including the Fund’s proprietary business information and intellectual property, personal information of the Manager’s employees, the Administrator’s employees, their affiliates’ employees, the Unitholders’ and others, and other sensitive information that Ares collects, processes and stores its data centers and on its networks or those of its third-party service providers. Many jurisdictions have also enacted laws requiring companies to notify individuals of data security breaches involving certain types of personal information, with which the Fund and Ares must comply in the event of a security incident or cyber-attack. The rapid evolution and increasing prevalence of artificial intelligence technologies may also increase the Fund’s and Ares’ cybersecurity risks. The result of any security incident or cyber-attack may include disrupted operations, including in the Fund’s and the Manager’s operations, misstated or unreliable financial data, fraudulent transfers or requests for transfers of money, liability for stolen or improperly accessed assets or information (including personal information), fines or penalties, investigations, increased cybersecurity protection and insurance costs, litigation, or damage to its business relationships and reputation, in each case, causing its business and results of operations to suffer or otherwise causing interruptions or malfunctions in the Fund’s, the Manager’s employees’, the Administrator’s employees’, their affiliates’ employees’, the Unitholders’, its counterparties’ or third parties’ operations.
Although the Fund is not currently aware of any security incidents or cyber-attacks that, individually or in the aggregate, have materially affected, or would reasonably be expected to materially affect, its operations or financial condition, there has been an increase in the frequency and sophistication of the cyber and security threats that the Fund faces, with attacks ranging from those common to businesses generally to more advanced and persistent attacks. Security incidents or cyber-attacks and other security threats could originate from a wide variety of sources, including cyber criminals, nation state hackers, hacktivists and other outside or inside parties, as well as through employee malfeasance. The Fund or its third-party providers may face a heightened risk of a security breach or disruption with respect to confidential, personal or other sensitive information resulting from an attack by foreign governments or cyber terrorists. The Fund may be a target for attacks because, as a specialty finance company, the Fund holds confidential, personal and other sensitive information, including price information, about existing and potential investments. Further, the Fund is dependent on third-party service providers for hosting hardware, software and data processing systems that it does not control. The Fund also relies on third-party service providers for certain aspects of its businesses, including for certain information systems, technology and administration of its fund and compliance matters. While the Fund relies on the cybersecurity strategy and policies implemented by Ares, which includes the performance of risk assessments on other third-party service providers, the Fund’s reliance on them and their potential reliance on other third-party service providers removes certain cybersecurity functions from outside of the Fund’s immediate control, and cyber-attacks on Ares, on the Fund or on its third-party service providers could adversely affect the Fund, its business and Ares’ reputation. The Fund cannot guarantee that third parties and infrastructure in Ares’ networks and Ares’ partners’ networks have not been compromised or that they do not contain exploitable defects or bugs that could result in a breach of or disruption to Ares’ information technology systems or the third-party information technology systems that support Ares’ services. Ares’ and the Fund’s ability to monitor these third parties’ information security practices is limited, and they may not have adequate information security measures in place. The costs related to cyber-attacks or other security threats or disruptions may not be fully insured or indemnified by others, including by the Fund’s third-party service providers.
Security incidents and cyber-attacks may originate from a wide variety of sources, and while Ares has implemented processes, procedures and internal controls designed to mitigate cybersecurity risks and cyber-attacks, these measures do not guarantee that a security incident or cyber-attack will not occur or that the Fund’s financial results or operations will not be negatively impacted by such an incident, especially because the techniques of threat actors change frequently and are often not recognized until launched, and may be enhanced by artificial intelligence technologies. Ares relies on industry accepted security measures and technology to securely maintain confidential and proprietary information maintained on their information systems, as well as on policies and procedures to protect against the unauthorized or unlawful disclosure of confidential, personal or other sensitive information. Although Ares takes protective measures and endeavours to strengthen its computer systems, software, technology assets and networks to prevent and address potential security incidents and cyber-attacks, there can be no assurance that any of these measures prove effective. Ares expects to be required to devote increasing levels of funding and resources, which may in part be allocated to the Fund, to comply with evolving cybersecurity and privacy laws and regulations and to continually monitor and enhance its cybersecurity procedures and controls.

Portfolio Companies may also rely on similar systems and face similar risks. A disruption or compromise of these systems could have a material adverse effect on the value of these businesses. The Fund may invest in strategic assets having a national or regional profile or in infrastructure assets, the nature of which could expose them to a greater risk of being subject to a terrorist attack or cyber-attack than other assets or businesses. Such an event may have material adverse consequences on the Fund’s investment or assets of the same type or may require applicable portfolio companies to increase preventative security measures or expand insurance coverage.
Portfolio Companies may also rely on similar systems and face similar risks. A disruption or compromise of these systems could have a material adverse effect on the value of these businesses. Such an event may have material adverse consequences on the Fund’s investments or may require Portfolio Companies to increase preventative security measures or expand insurance coverage.
The costs related to cyber or other security threats or disruptions may not be fully insured or indemnified by other means. Cybersecurity has become a priority for regulators in the U.S. and around the world. In the latter half of 2021, the SEC brought three charges, sanctioning eight companies, all of which were registered as broker dealers, investment advisory firms or both, for deficient cybersecurity policies and procedures, and settled charges in two separate actions against public companies for deficient disclosure controls and procedures violations related to a cybersecurity vulnerability that exposed sensitive customer information. More recently, the SEC proposed new rules related to cybersecurity risk management for registered investment advisers, regulated investment companies and business development companies, as well as amendments to certain rules that govern investment adviser and fund disclosures. In July 2023, the SEC also adopted rules requiring certain companies to disclose material cybersecurity incidents on Form 8-K and periodic disclosure of a registrant’s cybersecurity risk management, strategy, and governance in annual reports. The rules became effective beginning with annual reports for fiscal years ending on or after December 15, 2023, and beginning with Form 8-Ks on December 18, 2023. In May 2024, the SEC adopted amendments to Regulation S-P, which, beginning in December 2025, require investment companies and SEC-registered investment advisers to adopt written policies and procedures for incident response programs to address unauthorized access to, or use of, customer information, including providing notice to certain individuals affected by any such incident. Ares and the Fund will comply with this amended rule beginning December 2025. With the SEC particularly focused on cybersecurity, Ares expects increased scrutiny of the Fund’s and Ares’ policies and systems designed to manage cybersecurity risks and related disclosures. Ares and the Fund also may face increased costs to comply with the new SEC rules, including Ares’ increased costs for cybersecurity training and management, a portion of which may be allocated to the Fund. Many jurisdictions in which Ares and the Fund operate have laws and regulations relating to data privacy, cybersecurity and protection of personal information, including, the California Consumer Private Act (“CCPA”), the New York SHIELD Act, the General Data Protection Regulation (EU 2016/679) (“GDPR”) and the U.K. version of the GDPR (“UK GDPR”). In addition, the SEC has indicated in recent periods that one of its examination priorities for the Office of Compliance Inspections and Examinations is to continue to examine cybersecurity procedures and controls, including testing the implementation of these procedures and controls.
There may be substantial financial penalties or fines for breach of privacy laws (which may include insufficient security for personal or other sensitive information). Non-compliance with any applicable privacy or data security laws represents a serious risk to the Fund’s business. Some jurisdictions have also enacted laws requiring companies to notify individuals of data security breaches involving certain types of personal information. Breaches in security could potentially jeopardize the Fund’s, the Manager’s or Administrator’s employees’ or the Unitholders’ or counterparties’ confidential or other information processed and stored in, or transmitted through, the Fund’s or Ares’ computer systems and networks (or those of the Fund’s third-party service providers), or otherwise cause interruptions or malfunctions in the Fund’s, the Manager’s or Administrator’s employees’, the Unitholders’, its Portfolio Companies, its counterparties’ or third parties’ operations, which could result in significant losses, increased costs, disruption of the Fund’s business, liability to its investors, its Portfolio Companies and other counterparties, fines or penalties, litigation, regulatory intervention or reputational damage, which could also lead to loss of investors.

The rapidly developing advances in artificial intelligence and machine learning could potentially cause operational and other risks that could adversely affect the Fund’s business, financial condition and operating results.
Recent technological advances in artificial intelligence and machine learning technologies (collectively, “AI Technologies”), as well as the rapid growth and widespread use thereof, have the potential to pose risks to Ares, the Fund and its investments. AI Technologies have the potential to result in significant and disruptive changes in companies, sectors or industries, including those in which the Fund invests, and any such changes could render certain aspects of the Fund’s investment process obsolete or create new and unpredictable operational, legal and/or regulatory risks. To the extent the Fund’s competitors make more efficient or extensive use of AI Technologies, there is a possibility that such competitors will gain a competitive advantage. Many jurisdictions have passed or are considering laws and regulations concerning AI Technologies, which could adversely affect the Fund and its investments, and their respective operations. Additionally, Ares and the Fund could be further exposed to the risks of AI Technologies if third-party service providers or any counterparties, whether or not known to Ares or the Fund, use AI Technologies in their business activities. Ares and the Fund will not be able to control the implementation of AI Technologies in third-party products or services, including those provided by Ares and its affiliates’ service providers. Additionally, Ares reserves the right to use AI Technologies in connection with Ares’ business activities, including to support Ares’ due diligence and investment activities. AI Technologies are highly reliant on the accuracy, adequacy, completeness and objectivity of their underlying data, and any inaccuracies, deficiencies or biases in this data could lead to errors that negatively affect Ares’ decision-making and investment processes. AI Technologies and their applications, including in the financial sector, continue to develop rapidly, and it is impossible to predict the future risks that have the potential to arise from such developments. Any of the foregoing factors could have a material and adverse effect on the Fund and its investments.
The prevailing use of social networks and social media could adversely affect the Fund’s business, financial condition and operating results.
The use of social networks, message boards, internet channels and other platforms has become widespread within the United States and globally. As a result, individuals now have the ability to rapidly and broadly disseminate information or misinformation, without independent or authoritative verification. Any such information or misinformation regarding the Fund or its investments could have a material and adverse effect on the value of the Fund or its investments.
Detailed agreements establish the complex arrangements among the Unitholders, the Fund, the General Partners, the Manager and other entities and individuals.
The Fund LPA, the Subscription Document, the Management Agreement and other constitutional documents of the Fund are detailed agreements that establish complex arrangements among the Unitholders, the Fund, the General Partner, the Manager and other entities and individuals. Questions will arise from time-to-time under these agreements regarding the parties’ rights and obligations in certain situations, many of which may not have been contemplated at the time of such agreements’ drafting and execution. In these instances, the operative provisions of such agreements, if any, may be broad, general, ambiguous or conflicting, and may permit more than one reasonable interpretation. At times there may not be a provision directly applicable to the situation. While the General Partner and/or the Manager will construe the relevant agreements in good faith and in a manner consistent with its legal obligations, the interpretations that the General Partner and/or the Manager adopts may not be, and need not be, the interpretations that are the most favorable to any specific Unitholder or the Unitholders generally.
Investors should be aware of additional regulation of certain transactions involving foreign persons.
On August 13, 2018, the President of the United States signed into law the Foreign Investment Risk Review Modernization Act (“FIRRMA”), which among other things, expanded the jurisdiction of the Committee on Foreign Investment in the United States (“CFIUS”) beyond transactions involving control of U.S. businesses by foreign persons to include new categories of covered transactions involving foreign persons and authorized for certain CFIUS filings to be mandatory. CFIUS has the authority to impose restrictions on (or to prohibit) transactions that are subject to its jurisdiction.
On January 13, 2020, the U.S. Department of the Treasury issued final regulations that implement most of FIRRMA (the “Final Rules”). Under the Final Rules, which went into effect on February 13, 2020, CFIUS can now review certain non-control investments in U.S. businesses (within the meaning of FIRRMA) that: (i) are involved with certain “critical technologies” utilized in certain industries specified in the Final Rules, (ii) own, operate, manufacture or supply or provide services to certain “critical infrastructure” or (iii) collect or maintain certain “sensitive personal data” (each, as defined in the Final Rules), in each case, if such investments afford direct or indirect foreign investors with certain information or other rights. In the case of such “critical technology” investments, the Final Rules mandate that CFIUS filings be made with respect to such transactions. Parties that fail to make a required CFIUS “critical technology” filing can be compelled to divest their investment in the applicable company and may be subject to civil penalties (up to the value of the transaction).
There are several aspects of FIRRMA and the Final Rules that would benefit from greater clarity and regulatory guidance. Until such regulatory guidance is available and the remainder of the implementing regulations for FIRRMA are established (which regulations, among other things, are expected to expand “critical technologies” to include a to-be-defined category of “emerging and foundational technologies” and transition FIRRMA away from focusing on whether a “critical technology” is utilized in one of the specified industries to instead focusing on the relevant technology’s status under certain U.S. export and control licensing requirements), the full scope of FIRRMA and the Final Rules and their potential impact on the Fund and its investment activities cannot be fully determined.
One or more investments of the Fund could require the Fund to make a mandatory CFIUS filing. The General Partner may be required to gather additional information from some or all of the Unitholders (including information with respect to their beneficial owners) in order to make such filings. In addition, the time required to prepare such filings and for CFIUS to review a transaction could delay the closing of a transaction and will result in additional cost and expense to the Fund. Moreover, there can be no assurances that the relevant company will be able to provide sufficient diligence materials to the Fund without increasing the risk of a CFIUS filing or that the Fund will be able to proceed with any such investment on terms acceptable to the Fund and the relevant company (including, without limitation, if the Fund is not able to accept a seat on the board of directors of, or have access to, certain information about, such company). Even if a CFIUS filing is not required, one or more investments by the Fund could be subject to CFIUS review, which could have an adverse effect on the Fund’s ability to make (or continue to hold) such investments. To the extent that an investment by the Fund is subject to CFIUS filings or CFIUS review, there can be no assurances that the relevant company will not prefer to transact with other investors that would not subject a proposed transaction to CFIUS filings and review, potentiality putting the Fund at a competitive disadvantage when competing for investments.
Certain of the Unitholders are expected to be non-U.S. investors. In particular, to the extent that any such non-U.S. investors are affiliated with or related to non-U.S. governments or are domiciled in a country of “special concern” (as defined by FIRRMA regulations), and/or to the extent that non-U.S. investors in the aggregate purchase and hold a substantial number of Units, there may be an increased risk that an investment is subject to a CFIUS filing (or other regulatory burden) and review and that limitations or restrictions will be imposed by CFIUS (including prohibiting the transaction altogether). In addition, similar CFIUS filing and transaction review risks could exist if foreign persons associated with Ares exercise significant influence or control over the Fund or otherwise have an indirect interest in the Fund.
Ares has international offices and non-U.S. persons associated with Ares that may serve as portfolio managers, serve as partners of the General Partner, or otherwise have direct or indirect economic interests in the Fund. Similar CFIUS filing and transaction review risks could exist as a result of such roles and interests of non-U.S. persons associated with Ares. Ares may alter its regular investment processes and procedures, including the identification of persons to serve on portfolio company boards of directors or that will otherwise be involved with the activities of certain portfolio companies, in order to attempt to reduce such CFIUS-related risks.

While the General Partner has attempted to structure the Fund and the rights of the Unitholders with respect to the Fund such that non-U.S. investors in the Fund as Unitholders will not subject the Fund to the expanded jurisdiction of CFIUS resulting from FIRRMA, there can be no assurance that such attempt will be successful. In order to attempt to avoid or reduce the risk of CFIUS-related burdens, including CFIUS filings, or to attempt to avoid or reduce the risk of any restrictions or limitations that could be imposed on any such investment by CFIUS (including prohibiting the transaction altogether) as a result of the participation in each Fund by Unitholders that are considered to be foreign persons for purposes of FIRRMA, the General Partner may take certain additional actions under the Fund LPA, including, without limitation, (i) requiring the withdrawal of one or more Unitholders from the Fund, (ii) restricting one or more Unitholders’ access to certain information relating to the Fund and its investments and/or (iii) amending the Fund LPA. Without limiting the generality of the foregoing, Unitholders will not have access to material non-public technical information (as defined under FIRRMA) regarding the Fund’s investments. However, the General Partner is not obligated to take action to avoid or reduce the risk of CFIUS-related burdens (including the need to make a CFIUS filing) or to avoid or reduce the risk of any restrictions or limitations that could be imposed on any investment by CFIUS (including in the event such risk arises from non-U.S. persons associated with Ares serving as Portfolio Managers, serving as partners of the General Partner or otherwise having a direct or indirect interest in the Fund), and there can be no assurance that any actions taken by the General Partner or restrictions implemented will allow the Fund to proceed with a particular investment on desirable terms or avoid CFIUS-related burdens (including the need to make a CFIUS filing) with respect to any particular investment. FIRRMA and the Final Rules may also make it more difficult for Portfolio Companies of the Fund to raise capital from or be acquired by foreign persons, and may increase the cost and complexity of such transactions, all of which may impact the value, development, and/or prospects of certain Portfolio Companies.
In addition, other countries have implemented or are in various stages of implementing regulations in order to address similar concerns with respect to foreign investment in such countries. Such non-U.S. national security/investment clearance regulations could present similar or other issues for the Fund in respect of its investment activities in such jurisdictions, and could negatively impact the Fund and its investment activities and the Unitholders.
As privacy, data protection and information security laws are implemented, interpreted, and applied, compliance costs may increase.
Data protection and regulations related to privacy, data protection and information security could increase costs, and a failure to comply could result in fines, sanctions, or other penalties, which could materially and adversely affect the results of operations of a Portfolio Company.
Portfolio Companies are subject to regulations related to privacy, data protection and information security in the jurisdictions in which they do business. As privacy, data protection and information security laws are implemented, interpreted, and applied, compliance costs may increase, particularly in the context of ensuring that adequate data protection and data transfer mechanisms are in place.
For example, on May 25, 2018, the GDPR came into effect, replacing prior data protection legislation that had been implemented across (at that time) 28 EU member states. The GDPR sought to harmonize national data protection laws across the EU, while at the same time, modernizing the law to address new technological developments. The GDPR and UK GDPR have extra-territorial reach and impact data controllers and data processors either with an establishment in the EU/UK, or which offer goods or services to EU/UK data subjects or monitor EU/UK data subjects’ behavior within the EU/UK. The regime imposes stringent operational requirements on both data controllers and data processors, with significant potential penalties for non-compliance with fines of up to 4% of total annual worldwide turnover or €20 million (£17.5 million in the UK) (whichever is higher), depending on the type and severity of the breach.
Compliance with current and future privacy, data protection and information security laws could significantly impact current and planned privacy and information security related practices, the collection, use, sharing, retention and safeguarding of personal data and some of the Fund’s current and planned business activities. A failure to comply with such laws could result in fines, sanctions, or other penalties, which could materially and adversely affect results of operations and overall business, as well as have an impact on reputation.
The adoption, interpretation and application of consumer, data protection and/or privacy laws and regulations (“Privacy Laws”) in the United States, Europe, the UK and elsewhere could significantly impact current and planned privacy and information security related practices, the collection, use, sharing, retention and safeguarding of personal data and current and planned business activities of the Manager, the General Partner, the Fund and/or its Portfolio Companies, and each of their respective affiliates, and could increase compliance costs and require the dedication of additional time and resources to compliance for such entities. A failure to comply with such Privacy Laws by any such entity or their service providers could result in fines, sanctions or other penalties, which could materially and adversely affect the results of operations and overall business, as well as have a negative impact on reputation and Fund performance. As Privacy Laws are implemented, interpreted and applied, compliance costs for the Manager, the General Partner, the Fund and/or its Portfolio Companies are likely to increase, particularly in the context of ensuring that adequate data protection and data transfer mechanisms are in place.
For example, California has passed the California Consumer Privacy Act of 2018, A.B. 375, which went into effect in January 2020 and grants consumers additional data protection and privacy rights and imposes additional obligations on companies that collect personal information. In addition, the EU has enacted the GDPR. Each of these legal regimes broadly impacts impacted businesses that handle various types of personal data, potentially including private fund managers, their funds and investments. When such laws are introduced, they impose stringent on-going legal and operational obligations on regulated businesses, as well as the potential for significant penalties, for example, for personal data breaches and non-compliance with the Privacy Laws. In the UK, and in other jurisdictions, there is also the possibility of civil claims being brought against businesses in addition to any fines or penalties that are levied.
Other jurisdictions, including other U.S. states, have proposed or are considering similar Privacy Laws, which if enacted could impose similarly significant costs and operational and legal obligations. Such Privacy Laws and regulations are expected to vary from jurisdiction to jurisdiction, thus increasing costs, operational and legal burdens, and the potential for significant liability on regulated entities.
RISK FACTORS RELATING TO THE UNITS
No legal, business, tax, regulatory, financial, accounting or other advice will be provided to the Unitholders. None of the Fund, the General Partner, the Manager, any of their respective affiliates or any of their respective representatives has provided or will provide any legal, business, tax, regulatory, financial, accounting or other advice in respect of an investment in the Fund. Each Unitholder should consult with its own legal, business, tax, regulatory, financial, accounting, and other applicable advisors regarding an investment in the Fund.
No financial hypothetical performance scenarios, modelling runs, return analyses, targeted rates of return or performance or other information previously provided by the Fund or any other person may be relied upon by a Unitholder in considering its investment in the Fund. References to the “Fund” herein will generally be interpreted to include, as the context so requires, any Feeder Funds, including the Feeder.
The Fund has a limited operating history and there is no assurance that it will achieve the Fund’s investment objective.
The Fund commenced operations on December 6, 2024 and therefore there is a limited operating history upon which a prospective investor may evaluate the performance of the Fund. Although each of Ares’ investment groups, which are led by their own deep leadership teams (“Senior Professionals”), have prior experience making and managing investments similar to those contemplated by the Fund, there can be no assurance that the Fund’s investments will achieve results similar to those attained by previous investments of the Senior Professionals. In addition, the Fund’s investments may differ from previous investments made by the Senior Professionals in a number of respects, including target return levels, level of risk associated with a particular investment, amount invested in a particular company, types of companies within a particular industry sector, amount of leverage used, structure, and holding period. Further, prior performance is not indicative of future results.

There is no guarantee that additional investors will subscribe to the Fund in the future.
The Fund has no minimum size. There is no guarantee that additional investors will make subscriptions to the Fund in the future. If the Fund fails to raise additional subscriptions, the existing Unitholders will be required to bear all Organizational Expenses, offering expenses and Operating Expenses, which the General Partner currently anticipates to be consistent with the level of expenses which would be expected if a fund size had been fixed. As a result, such Unitholders would be required to bear a disproportionate share of the Fund’s expenses and obligations as compared to investors participating in a larger fund.
The Fund size may not be sufficiently large to meet the opportunity set. The size of the Fund may be too small to enable the Fund to invest in the opportunities that Ares finds.
Unitholders may be required to withdraw from the Fund if the failure to do so would cause the Fund to be subject to additional restrictions.
Under the Fund LPA, the General Partner may require a Unitholder to withdraw from the Fund if, among other things, failure to do so would require the Fund to register the Units under the 1933 Act, would require the Fund to register as an investment company under the 1940 Act, or would cause any of the Fund’s assets to be deemed to constitute “plan assets” for purposes of ERISA or Section 4975 of the Code, would otherwise subject the Fund, the General Partner or the Manager to restrictions that would make it impossible, impractical or uneconomical for any of the foregoing to operate as intended or would cause a significant delay, extraordinary expense or material advise effect on the Fund’s ability to make investments, including a Sports League Adverse Effect.
The General Partner and the Manager conduct and manage the affairs of the Fund.
Unitholders will have no opportunity to control the day-to-day operations of the Fund, including investment and disposition decisions. To safeguard their limited liability from the liabilities and obligations of the Fund, Unitholders must rely entirely on the General Partner and the Manager to conduct and manage the affairs of the Fund.
There may be differential returns between the entities comprising Ares SME Opps.
Because of structural, legal, regulatory, or other reasons, investors subscribing to different entities comprising Ares SME Opps, such as the Feeder Funds, may receive unequal returns and profits.
Unitholders will have to return wrongfully acquired distributions.
The Fund has been organized as a Delaware limited partnership. Generally, a Unitholder should not be personally liable for the liabilities of the Fund except that the Unitholders may, under applicable law, be obligated to repay amounts previously received by them to the extent such amounts are deemed to have been wrongfully distributed to them and may, subject to certain limitations set forth in the Fund LPA, be required to otherwise return distributions to the Fund.
The Fund may over-commit to facilitate investments to other entities managed by the Manager.
In order to facilitate investments, the Fund may make (or commit to make) an investment with a view to selling a portion of such investment to other entities managed by the Manager, or other persons or entities, or the Fund may obtain third party financing prior to or within a brief period after the closing of the acquisition of such investment. Such “warehoused” investments will typically be sold to such other entities managed by the Manager at fair value, but also may be sold at cost or at cost plus an interest component, or at such other price determined by the Manager in good faith under the circumstances and in accordance with any fiduciary obligations of the Manager under applicable law. In the event the Fund makes such an investment, the Fund will bear the risk that any or all of the excess portion of such investment may not be sold or financed or may only be sold or financed on unattractive terms and that, as a consequence, the Fund may bear the entire amount of any breakup fee or other fees, costs and expenses related to such investment, hold a larger portion than expected of such investment (and thus the Fund’s investment portfolio could become significantly concentrated in a particular investment) or may realize lower than expected returns from such investment. The Fund also bears the risk that any persons or entities acquiring an interest in such an investment after the closing of such investment may acquire such interest on terms that may not reflect the then-current value of such investment. The Fund may also borrow to fund the portion of an investment that it intends to sell to other persons or entities. If such other persons or entities do not ultimately invest in such investment, the Fund will bear the interest and other expenses relating to any such borrowing or investment as well as any liquidated damages, termination fees, reverse termination fees or other similar payments incurred in connection therewith (“Broken Deal Expenses”). To the fullest extent permitted by law, none of the General Partner, the Manager or any of their respective affiliates will be deemed to have violated any duty or other obligation to the Fund or any of its investors by engaging in such investment and sell-down activities.
Unitholders may receive in-kind distributions.
Although the Fund expects to distribute only cash to the Unitholders, there can be no assurance that this expectation will be met. Under certain circumstances as the General Partner deems appropriate, the Unitholders may receive in kind distributions, if permitted by law and the Fund LPA. Such securities, instruments or other property may not be readily marketable or saleable and may be required to be held by the Unitholders for an indefinite period of time, during which depreciations in value may occur.
The General Partner may establish reserves.
The General Partner, at any time in its sole and absolute discretion, may establish reasonable reserves and withholdings for such expenses and liabilities, contingent or otherwise, as the General Partner may determine in its discretion. Estimating the appropriate amount of such reserves is difficult. Inadequate or excessive reserves could impair the investment returns to the Unitholders.
There is no market for Units.
An investment in the Fund requires a long-term commitment, with no certainty of return. The Units have not been registered under the 1933 Act or the securities laws of any U.S. state or the securities laws of any other jurisdiction and cannot be resold unless they are subsequently registered under the 1933 Act and other applicable securities laws or an exemption from registration is available. It is not contemplated that registration of the Units under the 1933 Act or other securities laws will ever be effected. No market exists for the Units, and none is expected to develop. A Unitholder will also generally not be permitted to transfer or assign any of its interests, rights or obligations with respect to its Units without the prior written consent of the General Partner, which will be granted in the General Partner’s discretion and only in the event that certain requirements for transfer as set forth in the Fund LPA is satisfied, and any such transfer will result in costs paid by the parties to the transfer. Further, a Unitholder generally may not withdraw any amount from the Fund except in accordance with the redemption provisions as set forth in the Fund LPA and this Registration Statement. Consequently, a Unitholder must be prepared to bear the risks of owning its Units for an extended period of time. Accordingly, the Units should only be purchased by persons that are able to bear the risk of their investment for an indefinite time.
Redemption of Units may likely be the only way for a Unitholder to dispose of its Units. It is uncertain as to when profits, if any, will be realized by a Unitholder and if such Unitholder will realize profits from the Fund prior to the Fund redeeming its Units. Whether the Fund has sufficient liquidity to meet a Unitholder’s request for redemption will be determined by the General Partner. The Fund is not, and will not be, obligated to liquidate any asset in order to meet redemption requests and because of the illiquid nature of holdings in Portfolio Companies, the Fund may not have sufficient cash flow to meet redemption requests at any given time. If the General Partner determines there is insufficient liquidity to meet redemption requests under the Unit Redemption Program, such requests will be delayed until the General Partner determines there is sufficient liquidity and such delay may be significant. In addition, there are substantial restrictions upon the redemption of Units under the Fund LPA and applicable securities laws.
Substantial redemptions may adversely impact the Fund’s performance.
Substantial redemption requests could be triggered by a number of events, including, without limitation, unsatisfactory performance, events in the markets, significant change in personnel or management of Ares, removal or replacement of the Manager as the investment manager of the Fund, legal or regulatory issues that investors perceive to have a bearing on the Fund or the Manager, or other events. Actions taken to meet substantial redemption requests from the Fund (as well as similar actions taken simultaneously by investors of any other investment funds, managed accounts, proprietary accounts and other investment vehicles sponsored, managed or advised by the General Partner, the Manager or their affiliates) could result in prices of securities and other assets held by the Fund decreasing and in Operating Expenses increasing (e.g., transaction costs and the costs of terminating agreements). The overall value of the Fund also may decrease because the liquidation value of certain assets may be materially less than their cost or mark-to-market value. The Fund may be forced to sell its more liquid investments (including the Liquid Debt and Other Securities), which may cause an imbalance in the portfolio that could have a material adverse effect on the remaining Unitholders. Even if the General Partner decides to satisfy all outstanding redemption requests, the Fund’s cash flow could be materially adversely affected. In addition, if the General Partner determines to liquidate certain of the Fund’s holdings to satisfy redemption requests, it may not be able to meet future redemption requests. Substantial redemptions could also significantly restrict the Fund’s ability to obtain financing or transact with derivatives counterparties needed for its investment strategies, which would have a further material adverse effect on the Fund’s performance. If the Fund experiences significant redemption requests, it may not be able to accomplish its objectives and may dispose of its investments at a disadvantageous time (resulting in Unitholders not having their capital invested and / or deployed in the manner originally contemplated or investments being sold at a loss). There can be no certainty regarding the Fund’s ability to consummate investments, restructuring or exit opportunities after substantial redemptions. The Fund and the General Partner generally does not, and generally will not, disclose to Unitholders the amount of pending redemptions or redemption requests and are under no obligation to make any such disclosure.
There may be recourse to the Fund’s assets.
The Fund’s assets, including any investments made by the Fund and any funds held by the Fund, are available to satisfy all liabilities and other obligations of the Fund. If the Fund becomes subject to a liability, parties seeking to have the liability satisfied may have recourse to the Fund’s assets generally and will not be limited to any particular assets, such as the asset representing the investment giving rise to the liability. Accordingly, a Unitholder could find its interest in the Fund’s assets adversely affected by a liability arising out of an investment of the Fund.
Furthermore, the Fund may engage in financings where several investments are cross-collateralized, thereby subjecting multiple investments to the risk of loss. As a result, the Fund could lose its interests in performing investments in the event such investments are cross-collateralized with poorly performing or non-performing investments.
The Fund’s targeted portfolio composition may not be achieved.
The Fund’s day-to-day operations are managed by a group of experienced Ares professionals within the Credit Group. The Fund is dependent upon the Ares professionals responsible for the Fund to identify suitable investment opportunities for the Fund. The allocation of investment opportunities amongst the Fund and the Other Ares Funds are subject to Ares’ investment allocation policy and the investment objectives, liquidity, available capital, remaining investment period, diversification, and other limitations applicable to the Fund and any Other Ares Funds. There can be no assurance that the Fund’s targeted portfolio composition will be achieved, nor that applicable investments will be allocated between the Fund and Other Ares Funds on a consistent basis.
The Fund is subject to risks in using administrators (including the Administrator) and other agents.
The Fund depends on the services of custodians, the Administrator and other agents to carry out certain securities transactions and administrative services for it. The terms of the Fund’s contracts with third parties surrounding securities transactions may be customized and complex, and may occur in markets or relate to products that are not subject to regulatory oversight. In the event of the insolvency of a custodian, the Fund may not be able to recover equivalent assets in full as it will rank among the custodian’s unsecured creditors in relation to assets which the custodian borrows, lends or otherwise uses. The costs for such providers are expected to be borne by the Fund and could be substantial in the aggregate, thereby adversely affecting the Fund’s overall returns.
The Fund may not generate sufficient income to make distributions.
The Fund has not established a minimum distribution payment level, and the Fund’s ability to make distributions to its Unitholders may be adversely affected by a number of factors, including the risk factors described in this Registration Statement. As of the date of this Registration Statement, the Fund has a limited track record and may not generate sufficient income to make distributions to the Fund’s Unitholders. The General Partner will make determinations regarding distributions based upon, among other factors, the Fund’s financial performance, debt service obligations, debt covenants, tax requirements and capital expenditure requirements. Among the factors that could impair the Fund’s ability to make distributions to its Unitholders are:
•
The Fund’s inability to invest the proceeds from sales of Units on a timely basis;

•
The Fund’s inability to realize long-term capital appreciation on its investments;

•
High levels of expenses or reduced revenues that reduce the Fund’s cash flow or non-cash earnings; and

•
Defaults in the Fund’s investment portfolio or decreases in the value of its investments.

As a result, the Fund may not be able to make distributions to its Unitholders at any time in the future, and the level of any distributions the Fund does make to Unitholders may not increase or even be maintained over time, any of which could materially and adversely affect the value of their investment.
The Fund may not generate sufficient cash flow from operations to fully fund distributions to Unitholders, particularly during the early stages of the Fund’s operations. Therefore, the Fund may fund distributions to its Unitholders from sources other than cash flow from operations, including, without limitation, the sale of assets, borrowings, return of capital or offering proceeds (including from sales of Units). The extent to which the Fund pays distributions from sources other than cash flow from operations will depend on various factors, including the extent to which the Manager elects to receive its Management Fee in Units and the General Partner elects to receive distributions on its Performance Participation Allocation in Units, how quickly the Fund invests the proceeds from this and any future offering and the performance of its investments. Funding distributions from the sales of assets, borrowings, return of capital or proceeds of the offering will result in the Fund having less funds available to acquire investments. As a result, the return Unitholders realize on their investment may be reduced. Likewise, funding distributions from the sale of additional securities will dilute Unitholders’ interest in the Fund on a percentage basis and may impact the value of their investment especially if the Fund sells these securities at prices less than the price Unitholders paid for their Units. The Fund may be required to continue to fund the Fund’s regular distributions from a combination of some of these sources if the Fund’s investments fail to perform, if expenses are greater than the Fund’s revenues or due to numerous other factors.
To the extent the Fund borrows funds to pay distributions, it would incur borrowing costs and these borrowings would require a future repayment. The use of these sources for distributions and the ultimate repayment of any liabilities incurred could adversely impact the Fund’s ability to pay distributions in future periods, decrease the Fund’s NAV, decrease the amount of cash the Fund has available for operations and new investments and adversely impact the value of its investment.
The Fund may also defer the Operating Expenses or pay expenses with Units in order to preserve cash flow for the payment of distributions. The ultimate repayment of these deferred expenses could adversely affect the Fund’s operations and reduce the future return on a Unitholder’s investment. The Fund may redeem Units from the Manager or the General Partner shortly after issuing such units or Units as compensation. The payment of expenses in Units will dilute a Unitholder’s ownership interest in the Fund’s portfolio of assets. There is no guarantee any of the Operating Expenses will be deferred and the Manager and the General Partner are under no obligation to receive future fees or distributions in Units and may elect to receive such amounts in cash.

The Manager or the General Partner may receive the Management Fees or the Performance Participation Allocation as Units.
The Manager or the General Partner may choose to receive Units in lieu of certain fees or distributions. Redemptions of Units (i) from the Manager paid to the Manager as Management Fees and (ii) from the General Partner distributed to the General Partner with respect to its Performance Participation Allocation, in each case, will not be subject to the quarterly volume limitations of the Unit Redemption Program or the Early Redemption Deduction.
The Fund is subject to competition for and availability of suitable investments.
The Fund generally intends to concentrate its investment strategy in the sports, media and entertainment industries. The Fund intends to pursue such investments through origination. The Fund also makes equity investments in such companies. There can be no assurance that there will be a sufficient number of suitable investment opportunities to enable the Fund to invest all of its assets in opportunities that satisfy the Fund’s investment objective, or that such investment opportunities will lead to completed investments by the Fund. The process of identifying, structuring, implementing and realizing on attractive investment opportunities is highly competitive. The Fund competes with other public and private funds, commercial and investment banks, commercial financing companies, insurance companies, CLOs, high yield investors, hedge funds, pension plans and institutional investors, as well as other current and future funds and accounts managed by Ares, some of which will have greater resources than the Fund. Some of these competitors have established or are establishing investment vehicles that target the same investments that the Fund intends to purchase; may have access to greater amounts of capital and to capital that may be committed for longer periods of time or may have different return thresholds than the Fund, and thus these competitors may have advantages not shared by the Fund; and/or may have higher risk tolerances or different risk assessments, which could allow them to consider a wider variety of investments and establish more relationships than the Fund. Strong competition for investments could result in fewer investment opportunities or higher cost opportunities for the Fund (and consequently, for the Unitholders), which may impact desired returns. There can be no assurance that the competitive pressures faced by the Fund will not have a material adverse effect on the Fund’s investment performance. Also, as a result of this competition, the Fund may not be able to pursue attractive investment opportunities from time to time and cannot assure the investors that it will be able to identify and make investments that meet the Fund’s investment objective. Although the Fund may invest in Other Ares Funds, the investment portfolio of such Other Ares Funds may differ materially in terms of levels of sectoral and geographic diversification from the current investment strategy of the Fund.
In addition, the General Partner may rely on market participants to inform it of particular trading opportunities. No assurance can be given as to the accuracy or completeness of the information provided by such market participants. The failure of market participants to provide such information, the abuse of the General Partner’s good faith reliance on such information by market participants (whether through “front-running,” providing misinformation, or other actions), and other factors may also reduce returns, or even cause material losses of the Fund.
Furthermore, to the extent that financing becomes more readily available and lending conditions favor the borrower, borrowers with a lower credit rating and/or higher than normal leverage may be able to refinance and avoid financial difficulty. If this were to occur, the Fund may find it difficult to find suitable investment opportunities.
Past performance of the Manager is not indicative of positive results that the Fund may achieve.
The past performance of the Manager, its affiliates and their respective investment professionals with respect to other portfolios, investment vehicles or accounts is not indicative of the results that the Fund will achieve. The Manager (and not any of its affiliates or their respective investment professionals) is responsible for its obligations under the Management Agreement and, thus, the results obtained by such affiliates or investment professionals with respect to other portfolios, investment vehicles or accounts is not relevant to the Units. Similarly, the past performance of the Manager, its affiliates and their respective investment professionals over a particular period is not indicative of the results that may be expected in future periods.

Furthermore, the strategies and risks guiding the Fund’s investments may differ substantially from investments and strategies undertaken by the Manager, its affiliates and their respective investment professionals with respect to other portfolios, investment vehicles or accounts.
There can be no assurance that the Fund’s investments will perform as well as or achieve returns comparable to past investments of the Manager, its affiliates or their respective investment professionals, that the Fund will be able to avoid losses, or that the Fund will be able to make investments similar to the past investments of the Manager, its affiliates, their respective investment professionals or any other person described herein. In addition, such past investments may have been made utilizing a capital structure, an asset mix and fee arrangements that are different from the anticipated capital structure, asset mix and fee arrangements of the Fund. Moreover, because the investment criteria that govern the Fund’s investments do not govern the Manager, its affiliates and their respective investment professionals’ investments and investment strategies generally, investments made by the Fund in accordance with such criteria, and the results they yield, are not directly comparable with, and may differ substantially from, other investments undertaken by the Manager, its affiliates or their respective investment professionals.
Unitholders will not receive interests in Ares or Other Ares Funds.
By investing into the Fund, a Unitholder is not acquiring an interest in any Other Ares Funds or Ares itself (even where the Fund becomes an investor in Other Ares Funds). The Manager cannot assure investors that it will replicate Ares’ historical success, and the Fund’s investment returns could be substantially lower than the returns achieved by the Other Ares Funds.
The Fund depends on investment professionals.
The ability of the Fund to achieve its investment objective is highly dependent upon the diligence, skill, and network of business contacts of Ares’ investment professionals, and the information and deal flow generated by such professionals in the course of their investment and portfolio management activities, any of whom may cease to be associated with Ares or the Fund at any point during the term of the Fund. The Fund’s future success depends on the continued service of these investment professionals. None of these individuals are under any contractual obligation to remain with the General Partner, the Manager or any of their affiliates for all or any portion of the term of the Fund. The departure of one or more of the investment professionals could have a material adverse effect on the Fund’s ability to achieve its investment objective. Furthermore, the Senior Professionals are not required to devote all of their business time to the Fund’s affairs. They will continue to manage the Fund’s investments, may manage successor funds and may devote business time to other aspects of Ares’ business.
In addition, individuals not currently associated with the Fund may become associated with the Fund, and the performance of the Fund may also depend on the experience of such individuals. The Senior Professionals believe that the Fund will significantly benefit from its access to the Ares platform, but there can be no assurance that the Senior Professionals will continue to have access to the Ares platform on the same terms as they have historically had access or at all. Moreover, the Management Agreement may be terminated under certain circumstances.
The Fund may require a detailed verification of a prospective investor’s identity and the source of such prospective investor’s funds.
As part of the Manager’s and General Partner’s responsibility for the prevention of money laundering under applicable laws, the Fund may require a detailed verification of a prospective investor’s identity and the source of such prospective investor’s funds. In the event of delay or failure by a prospective investor to produce any such information required for verification purposes, the Fund may refuse to admit the investor to the Fund. As a result, the Manager and/or General Partner may from time to time request (outside of the subscription process), and the Unitholders will be obligated to provide to the Manager and/or General Partner as appropriate upon such request, additional information as from time to time may be required for the Manager and General Partner and/or the Fund to satisfy their respective obligations under these and other laws that may be adopted in the future. Also, the Manager and/or General Partner may from time to time be obligated to file reports with regulatory authorities in various jurisdictions with regard to, among other things, the identity of the Unitholders and suspicious activities involving the Units. In the event it is determined that any investor, or any direct or indirect owner of any investor, is a person identified in any of these laws as a prohibited person, or is otherwise engaged in activities of the type prohibited under these laws, the Manager and/or General Partner may be obligated, among other actions to be taken, to withhold distributions of any funds otherwise owing to such investor or to cause such investor’s interests to be cancelled or otherwise redeemed (potentially without the payment of any consideration in respect of those interests).
The Bank Secrecy Act of 1970 and the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, as amended (the “USA PATRIOT Act”), signed into law on and effective as of October 26, 2001, requires that financial institutions, a term that includes banks, broker-dealers and investment companies, establish, and maintain compliance programs to guard against money laundering activities. The USA PATRIOT Act authorizes the Secretary of the U.S. Treasury to prescribe regulations in connection with anti-money laundering policies of financial institutions. Future rules and regulations regarding money laundering or proceeds of crime could regulate the Fund, the General Partner and/or the Manager.
In this regard, in September 2002 and May 2003, the U.S. Treasury Department (the “Treasury Department”) published proposed regulations that would have, respectively, required certain unregistered investment companies and investment advisers to establish anti-money laundering programs. Although those proposed regulations were withdrawn in October 2008, the Treasury Department indicated that it “will continue to consider whether and to what extent” it should impose such requirements on investment advisers and unregistered investment companies.
Laws or regulations may presently or in the future require the Fund, the General Partner, the Manager or other service providers to the Fund to establish additional anti-money laundering procedures, to collect information with respect to the Unitholders, to share information relating to the Unitholders with governmental authorities or to implement additional restrictions on the transfer of the Units. The Fund therefore reserves the right to request such information as is necessary to verify the identity of the prospective transferee and the source of the monies for the Units, or as is necessary to comply with any customer identification programs required by the Treasury Department, the Financial Crimes Enforcement Network, the SEC or any other applicable regulatory body, and to take such other actions that are necessary to enable it to comply with applicable anti-money laundering laws, including the USA PATRIOT Act. In the event of a delay or failure by the prospective transferee to produce any information required for verification purposes, a transfer of the Units may be delayed or refused.
There are no representations made with respect to the Units.
None of the Fund, the General Partner, the Manager, any of their respective affiliates or any other person makes any representation as to the Units (including the accounting, capital, tax, legal, regulatory or other consequences of ownership of the Units). Unitholders may not rely on any such person for a determination of the accounting, capital, tax, legal, regulatory, or other consequences of ownership of the Units.
Each Unitholder represents to the Fund, the General Partner, and the Manager, among other things, that it has consulted with its own financial, legal, regulatory, tax and other applicable advisors regarding its investment in the Units (as such Unitholder has deemed necessary) and that the investment by such Unitholder is within its powers and authority, has been duly authorized by it and complies with all applicable laws.
The Fund’s NAV may not accurately reflect the valuation of its investments.
The Manager’s determination of the Fund’s monthly NAV per Unit is based in part on the latest monthly valuation of the Portfolio Companies, as adjusted each month to incorporate the latest available financial data for such Portfolio Companies, including any cash flow activity related to such Portfolio Companies. The Manager may, but is not obligated to, monitor the Fund’s Portfolio Companies on an ongoing basis for events that the Manager believes may have a material impact on the Fund’s NAV as a whole. Material events may include Portfolio Company-specific events or broader market-driven events which may impact more than one Portfolio Company-specific event that the Manager believes may have a material impact on the most recent fair values of such Portfolio Companies. Possible examples of such a material event include unexpected Portfolio Company-specific events and broader market-driven events identified by the Manager, which may impact more than one specific Portfolio Company, including capital market events, economic and political conditions globally and in the jurisdictions and sectors in which a Portfolio Company operates, and material changes in cap rates or discount rates. Upon the occurrence of such a material event and provided that the Manager is aware that such event has occurred, the Manager may, but is not obligated to, provide an estimate of the change in value of the Portfolio Company, based on the valuation procedures for Portfolio Companies described in “Item 9. Market Price of and Dividends on the Registrant’s Common Equity and Related Unitholder Matters — Calculation of Net Asset Value.” In addition to tracking the NAV plus related cash flows of the Portfolio Companies, the Manager may, but is not obligated to, track relevant issuer-specific events or broader market-driven events that the Manager believes may have a material impact on the Fund’s NAV as a whole, and the most recent fair values of the Portfolio Companies. Upon the occurrence of such a material event and provided that the Manager is aware that such event has occurred, the Manager may, but is not obligated to, make a corresponding adjustment to reflect the current fair value of the Fund’s assets (including, for the avoidance of doubt, the Portfolio Companies and other investment funds (including Other Ares Funds) that the Fund has invested in, as applicable). The Manager may consider such information and may conclude in certain circumstances that a material event has occurred such that the latest information provided by the investment fund’s investment advisor or investment manager (including Ares, as applicable) no longer represents the fair value of a particular asset held by such investment fund. If the Manager concludes in good faith that the latest NAV reported by the investment fund’s investment advisor or investment manager (including Ares, as applicable) does not represent fair value (e.g., there is more current information regarding a portfolio asset which significantly changes its fair value), the Manager may make a corresponding adjustment to reflect the current fair value of such asset within such investment fund, applying the valuation methodologies for Portfolio Companies described in “Item 9. Market Price of and Dividends on the Registrant’s Common Equity and Related Unitholder Matters — Calculation of Net Asset Value.”
In general, the Manager expects that any adjustments to fair values will be calculated after a determination that a material change has occurred and the financial effects of such change are quantifiable by the Manager. However, rapidly changing market conditions or material events may not be immediately reflected in the Fund’s monthly NAV. For example, an unexpected termination or renewal of key customer relationships, recent financial results or changes in the capital structure of an investment, regulatory changes that affect an investment, or a significant industry event or adjustment to an industry outlook may cause the value of a Portfolio Company to change materially, yet obtaining sufficient relevant information after the occurrence has come to light and/or analyzing fully the financial impact of such an event may be difficult to do and may require some time. As a result, the NAV per Unit may not reflect a material event until such time as sufficient information is available and analyzed, and the financial impact is fully evaluated, such that the Fund’s NAV may be appropriately adjusted in accordance with the Valuation Policy. Depending on the circumstance, the resulting potential disparity in the Fund’s NAV may be in favor or to the detriment of either Unitholders who redeem their Units, or Unitholders who buy new Units, or existing Unitholders. The methods used by the Manager to calculate the Fund’s NAV, including the components used in calculating the Fund’s NAV, are not prescribed by rules of the SEC or any other regulatory agency. Further, there are no accounting rules or standards that prescribe which components should be used in calculating NAV. The Fund calculates and publishes NAV solely for purposes of establishing the price at which the Fund sells and redeems Units, and Unitholders should not view the Fund’s NAV as a measure of the Fund’s historical or future financial condition or performance. The components and methodology used in calculating the Fund’s NAV may differ from those used by other companies now or in the future.
The valuations of the Fund’s assets may differ from liquidation values that could be realized in the event that the Fund were forced to sell assets. Additionally, errors may occur in calculating the Fund’s NAV, which could impact the price at which the Fund sells and redeems its Units, the amount of the Management Fee, administration fee and the Performance Participation Allocation. The General Partner, with the support of the Manager, has implemented certain policies and procedures to address such errors in NAV calculations. If such errors were to occur, the General Partner, with the support of the Manager, depending on the circumstances surrounding each error and the extent of any impact the error has on the price at which Units were sold or redeemed or on the amount of the Management Fee, administration fee and the Performance Participation Allocation, may determine in its sole discretion to take certain corrective actions in response to such errors, including, subject to Ares’ policies and procedures, making adjustments to prior NAV calculations. Unitholders should carefully review the disclosure of how NAV will be calculated. See “Item 9. Market Price of and Dividends on the Registrant’s Common Equity and Related Unitholder Matters — Calculation of Net Asset Value.”
There may be limited information concerning potential investments.
The Fund may not receive access to all available information relating to an investment before it has committed to such investment. Although the Manager intends to conduct due diligence with respect to its investments, there can be no assurance that such due diligence processes will uncover all relevant facts. In addition, investment analyses and decisions by the Manager may frequently be required to be undertaken on an expedited basis to take advantage of investment opportunities. In such cases, the information available to the Manager at the time of making an investment decision may be limited, and it may not have access to detailed information regarding the investment. Therefore, no assurance can be given that the Manager will have knowledge of all circumstances that may adversely affect an investment.
The Fund may incur additional costs due to the disclosure of confidential information.
The Fund LPA contains confidentiality provisions intended to protect proprietary and other information relating to the Fund’s investments. To the extent that such information is publicly disclosed, competitors of the Fund and/or their portfolio companies or investments may benefit from such information, thereby adversely affecting the Fund, its investments, the General Partner, the Manager, and the economic interests of the Unitholders. The Unitholders are expected to include entities that are subject to state public records or similar laws that may compel public disclosure of confidential information regarding the Fund, its investments, and its investors. The Fund may incur expenses in connection with responding to any such disclosure requests, even if the Fund ultimately succeeds in asserting confidentiality for any requested documentation. There can be no assurance that such information will not be disclosed either publicly or to regulators, or otherwise. To the extent that the General Partner determines that, as a result of such public records or similar laws, a Unitholder or any of its affiliates or agents may be required to disclose information relating to the Fund, its affiliates and/or any investment (other than information that the General Partner has previously consented to in writing that such Unitholder may disclose), the General Partner may, to prevent any such potential disclosure, withhold all or any part of the information otherwise to be provided to such Unitholder. In addition, under the Dodd-Frank Act, the SEC has authority to require private equity firms, such as the Manager and its affiliates, to file additional reports with the SEC regarding their funds and investment activities. Any public disclosure of the Fund information could have an adverse effect on the Fund and its investors, for example, by affecting the Fund’s competitive differentiator in finding attractive investment opportunities.
Prospective investors should be aware that an investment in the Fund will result in the provision of personal data to the Fund.
Prospective investors should be aware that, in considering and/or making an investment in the Fund, and interacting with the Fund, its affiliates, agents, advisers and/or delegates by:

(i)
submitting the relevant Subscription Document,

(ii)
communicating through telephone calls, written correspondence, and emails (all of which may be recorded), or

(iii)
providing personal data concerning individuals connected with the investor (such as directors, trustees, employees, representatives, shareholders, investors, clients, beneficial owners, advisers and/or agents), they will be providing the Fund, its affiliates, agents, advisers and/or delegates with personal data (as such term is defined in applicable EU data protection legislation).
The Manager has prepared a privacy notice, which provides further information regarding the personal data collected and used by it including in relation to the Fund, and the purposes for which such personal data is processed. The privacy notice will be made available to prospective investors in the Fund’s data room. Prospective investors should read the privacy notice carefully before sharing any personal data in accordance with the steps described above.
The due diligence process may not reveal all of the relevant facts related to an investment opportunity and may not necessarily result in the portfolio investment being successful.
Before making portfolio investments, the Manager typically conducts due diligence that it deems reasonable and appropriate based on the facts and circumstances applicable to each portfolio investment. Due diligence may entail evaluation of important and complex business, financial, tax, accounting, environmental and legal issues. Outside consultants, legal advisors, accountants, investment banks and other third parties may be involved in the due diligence process to varying degrees depending on the type of investment. Such involvement of third-party advisors or consultants may present a number of risks primarily relating to the Manager’s reduced control of the functions that are outsourced. In addition, if the Manager is unable to timely engage third-party providers, its ability to evaluate more complex investments could be adversely affected. When conducting due diligence and making an assessment regarding an investment, the Manager relies on the resources available to it, including information provided by the target of the investment and, in some circumstances, third-party investigations. Furthermore, accounting standards in certain countries may not correspond to the U.S. Generally Accepted Accounting Principles (“US GAAP”), which may lead to discrepancies between information appearing on the financial statements of companies in such countries when compared to how such financial statements would be reflected if prepared in accordance with US GAAP. The due diligence investigation that the Manager carries out with respect to any investment opportunity may not reveal or highlight all relevant facts that may be necessary or helpful in evaluating such investment opportunity. Moreover, such an investigation will not necessarily result in the investment being successful.
Additionally, it frequently may be difficult to obtain complete information as to the true condition of certain issuers, particularly companies experiencing financial distress. The lack of such information may negatively impact or otherwise limit attempts to structure and implement downside protection with respect to portfolio investments or to detect or prevent potential or existing problems, such as irregular accounting, employee misconduct or other fraudulent practices. References to downside protection are not guarantees against loss of investment capital or value.
The fair value of investments may not be readily determinable.
A meaningful portion of the Fund’s portfolio is expected to be private investments that are valued by the Manager given the lack of public market information. As such, the fair value of such investments may not be readily determinable.
The Manager expects to value the Fund’s investments at fair value as determined in good faith by the Manager in accordance with US GAAP (including Accounting Standards Codification 820, Fair Value Measurement). The types of factors that may be considered in valuing the Fund’s investments include any restrictions on the marketability of such investments, the lack of a market for such investments, the control premium, if any, associated with such investments, the anticipated impact of immediate sale, the length of time before any such sales may become possible and the cost and complexity of any such sales and other relevant factors. Because such valuations are inherently uncertain, may fluctuate over short periods of time and may be based on estimates, the Manager’s determinations of fair value may differ materially from the values that would have been used if a ready market for these investments existed and may differ materially from the values that the Fund may ultimately realize.
There is no single standard for determining fair value and in many cases fair value is best expressed as a range of fair values from which a single estimate may be derived. The Manager estimates the fair value of investments based on third-party models, or models developed by the Manager or its affiliates, which include discounted cash flow analyses, adjusted earnings before interest, taxes, depreciation and amortization and other techniques, and may be based, at least in part, on independently sourced market parameters. The estimates and assumptions used in these models include the timing and expected amount of cash flows, the appropriateness of discount rates used, and, in some cases, the ability to execute, the timing of and the estimated proceeds from expected financings, some or all of which factors may be ascribed more or less weight in light of the particular circumstances. The actual results related to any particular investment often vary materially as a result of the inaccuracy of these estimates and assumptions. In addition, because the Fund’s investments may be in, and many of the illiquid investments held by Other Ares Funds are in, industries or sectors which are unstable, in distress or undergoing some uncertainty, valuations of such investments may be subject to rapid and/or significant changes caused by, among other matters, sudden company-specific or industry-wide developments or significant market volatility as caused by the COVID-19 pandemic or other global events.
The Fund may hold investments through intermediate entities.
The General Partner or any of its affiliates may, in its sole discretion, cause the Fund to hold certain investments directly or indirectly through one or more Intermediate Entities. The Management Fees and Performance Participation Allocations may be paid or allocated, as applicable, in whole or in part, at the level of the Fund or any Intermediate Entity and will generally not take into account accrued and unpaid taxes of any corporation or taxes paid by the corporation during the applicable period.
Electronic communications may be subject to unexpected interruptions.
Pursuant to the Fund LPA and/or the Subscription Document, a Unitholder may consent to electronic delivery (including email or posting on the Fund’s password-protected web-based investor reporting site or other Internet service in accordance with the Fund LPA) of (i) any notices or communications required or contemplated to be delivered to such Unitholder by the Fund, the General Partner, the Manager or any of their respective affiliates, pursuant to applicable law or regulation (including the Advisers Act), at the option of the person making such delivery, and (ii) capital call notices and other notices, requests, demands or consents or other communications and any financial statements, reports, schedules, certificates or opinions required to be provided to such Unitholder under the Fund LPA or under any side letter or similar agreement with such Unitholder (“Electronic Communications”). Electronic Communications may be modified, corrupted, or contain viruses or malicious code, and may not be compatible with a Unitholder’s electronic system. In addition, reliance on Electronic Communications involves the risk of inaccessibility, power outages or slowdowns for a variety of reasons. These periods of inaccessibility may delay or prevent receipt of reports or other information by the Unitholders.
Certain persons receive indemnification from the Fund and Feeder.
Subject to the Fund LPA and to the fullest extent permitted by law, each of the Fund and the Feeder will indemnify and hold harmless any of the Covered Persons for the Indemnified Losses. Notwithstanding the foregoing, a Covered Person will not be indemnified with respect to matters as to which such Covered Person have been finally adjudicated in any action, suit or proceeding to have (i) failed to act in a manner reasonably believed to be in, or not opposed to, the best interests of the Fund or the Feeder, as applicable or (ii) committed any action or omission which constitutes gross negligence, willful misconduct, fraud, bad faith or a criminal act with respect to which such Covered Person had reasonable cause to believe such conduct was unlawful, or a willful breach of the Fund LPA that has a material adverse effect on the Fund or the Feeder, as applicable. The indemnification obligations of the Fund would be payable from the assets of the Fund and the indemnification obligations of the Feeder would be payable from the assets of the Feeder. A Unitholder may be required to return distributions previously made to them to satisfy such obligations if required by applicable law, subject to any applicable restrictions set forth in the Fund LPA. Such obligations will survive the dissolution of the Fund and the Feeder, as applicable, and may diminish the investment returns of the Fund and the Feeder, as applicable.
Notwithstanding anything to the contrary herein or in the Fund LPA, “internal disputes” will be excluded from the types of claims indemnified. For purposes of the preceding sentence, an “internal dispute” is defined exclusively as any proceeding in which: (a) one or more Covered Persons are suing one or more other Covered Persons; and (b) the lawsuit does not primarily benefit the Fund (or the Feeder, as applicable) or the Unitholders.
The Fund incurs certain expenses.
The Fund pays and bears all expenses related to its operations, including, without limitation, the Operating Expenses. The amount of such expenses is substantial and reduce the actual returns realized by a

Unitholder on its investment in the Fund (and may, in certain circumstances, reduce the amount of capital available to be deployed by the Fund in investments). The Operating Expenses include recurring and regular items, as well as extraordinary expenses for which it may be hard to budget or forecast. As a result, the amount of Fund expenses (including the Operating Expenses) may exceed expectations. As described further in the Fund LPA, the Operating Expenses encompass a broad swath of expenses and include all expenses of operating the Fund. Expenses to be borne by the General Partner and/or the Manager are only limited to those items specifically enumerated in the Fund LPA, and all other costs and expenses in operating the Fund are be borne by the Fund (and, indirectly, its Unitholders). From time to time, the General Partner is required to decide whether costs and expenses are to be borne by the Fund, on the one hand, or the General Partner and the Manager on the other, and/or whether certain costs and expenses should be allocated between or among the Fund, on the one hand, and Other Ares Funds, on the other. For additional information on the potential conflicts concerning the allocation of expenses between the Fund and Other Ares Funds, see “— Potential Conflicts of Interest — Allocation of Fees and Expenses” below. The General Partner makes such judgments notwithstanding its interest in the outcome and may make corrective allocations should, based on periodic reviews, it determines that such corrections are necessary or advisable.
Expenses incurred in relation to portfolio investments or prospective portfolio investments in which the Fund, Other Ares Funds and/or Ares-sponsored co-investors are invested or also participated in the sourcing of such portfolio investment, as applicable, are generally be shared pro rata among vehicles based on the size of each vehicle’s investment, and broken-deal expenses are generally be allocated pro rata based on the size of each vehicle’s estimated investment, unless in each case, the General Partner determines that to do so under the specific circumstances would be unfair or inequitable, in which case the General Partner may choose any other allocation method that it believes, in good faith, would be more fair or equitable under the circumstances. It is not expected that any co-investors will bear any Broken Deal Expenses and such expenses will otherwise be borne by the Fund and any Other Ares Funds intending to participate in such investment. With respect to any operating expenses other than those incurred in relation to portfolio investments or prospective portfolio investments, as well as de minimis investment-related expenses (whether related to actual investments or broken deals), the General Partner uses its good faith reasonable discretion to allocate such expenses among the Fund and any Other Ares Funds, as applicable, in a manner that it believes, in good faith, is fair or equitable under the circumstances.
The Fund reimburses and will continue to reimburse the Manager and the General Partner for their allocable share of out-of-pocket travel expenses incurred in connection with investigating, developing, negotiating, structuring, trading, settling hedging, monitoring, and holding of portfolio investments and otherwise in connection with the business of the Fund as set forth in the Fund LPA.
The Fund may be subject to multiple levels of fees and expenses.
In addition to the direct expenses and management costs borne by the Fund, the Fund pays or otherwise bears carried interest, management fees and/or other incentive compensation in connection with primary or secondary investments in funds managed by third-party managers. The Fund will not be reimbursed for any such fees paid to the managers of underlying funds in respect of such investments. It may also bear its pro rata share of certain expenses and management costs incurred directly or indirectly by Other Ares Funds in which it invests. Each case would result in more expenses being borne (indirectly) by Unitholders than if the Unitholders were able to invest directly in such funds managed by third-party managers or the Other Ares Funds. The Fund will not be reimbursed for any such fees paid to the managers of underlying funds in respect of secondary investments in such other funds managed by third-party managers or any Other Ares Funds. The Manager and its affiliates receive fees with respect to the management of the Fund, on the one hand, and the underlying fund manager (including where such manager is an Ares affiliate with respect to Other Ares Funds) receives additional fees with respect to the management of such underlying fund, on the other hand, which increases the amount of expenses borne by the Fund (and indirectly by Unitholders) and reduces returns.
With respect to the Fund’s primary commitments to Other Ares Funds, the Fund is not expected to pay or otherwise bear carried interest, management fees or other incentive compensation in connection with its investments in such Other Ares Funds, except in the case of interest in Other Ares Funds purchased on the secondary market as part of portfolio transactions, in which case such carried interest, management fees or other incentive compensation paid will be rebated dollar-for-dollar. The Fund indirectly bears other expenses in connection with an investment in or alongside an Other Ares Fund, including any investment related expenses and expenses paid to affiliates of the General Partner, administrative expenses and other expenses included in the definition of the Operating Expenses as applicable to such Other Ares Funds (to the extent applicable). Notwithstanding anything herein to the contrary, in certain limited circumstances, the Fund could bear carried interest, management fees or other incentive compensation, including in connection with interest in Other Ares Funds purchased on the secondary market as part of a portfolio transaction and equity interests in certain structured investments.
These various levels of costs and expenses are and will be charged whether or not the performance of the Fund generates positive returns. As a result, the Fund, and indirectly the Unitholders, may bear multiple levels of expenses, which in the aggregate would exceed the expenses which would typically be incurred by an investment in a single fund investment, and which would offset the Fund’s profits. In addition, because of the fees and expenses payable by the Fund pursuant to such investments, its returns on such investments will be lower than the returns to a direct investor in such funds managed by third-party managers or the Other Ares Funds. Such returns will be further diminished to the extent the Fund is also charged management fees and/or bears carried interest or other similar performance-based compensation in connection with its secondary investments in funds managed by third-party managers or Other Ares Funds.
The Fund may be subject to controlled group risks.
Under ERISA, members of certain “controlled groups” of “trades or businesses” may be jointly and severally liable for contributions required under any member’s tax-qualified defined benefit pension plan and under certain other benefit plans. Further, if any member’s tax-qualified defined benefit pension plan were to terminate, underfunding at termination would be the joint and several responsibility of all controlled group members, including members whose employees did not participate in the terminated plan. Similarly, joint and several liability may be imposed for certain pension plan related obligations in connection with the complete or partial withdrawal by an employer from a multiemployer pension plan. Depending on a number of factors, including the level of ownership held by the Fund, and other co-investors in a particular portfolio company, the Fund may be considered to be a member of one or more portfolio company’s “controlled group” for this purpose.
There may be changes in tax laws governing IRAs which could result in adverse tax consequences to IRA owners and beneficiaries.
A change in the current tax laws under the Code or other applicable tax rules governing IRAs and their investments (including, without limitation, the Code provisions governing the maximum contributions that may be made to IRAs, the types of investments that IRAs may hold, the maximum amount that may be invested in IRAs, and/or the annual minimum required distributions that IRAs must make) could result in adverse tax consequences to IRAs (and their owners and beneficiaries) that invest in the Fund. Such changes could include, for example, a prohibition on IRAs holding investments such as Units and/or a limitation on the aggregate investments that an IRA may hold, which may cause an IRA to lose its tax-exempt status if it is unable to divest from the necessary investments to satisfy any such rules (and/or be exposed to penalty taxes for failure to comply with such rules). By investing in the Fund, an IRA will be deemed to represent and warrant that it expressly understands that its interest therein is generally non-transferable and may not be transferred, exchanged, or otherwise disposed of except as permitted under and in accordance with the Fund LPA, and that there can be no assurance that the IRA will be able to timely liquidate or dispose of its interest therein in the event of any such change in law in order to avoid any such adverse tax consequences (and that none of the Fund, the General Partner, the Manager or any of their affiliates is under any obligation, whether express or implied, to assist or otherwise accommodate such liquidation or transfer or mitigate such adverse tax consequences to such IRA or its owners or beneficiaries).

RISK FACTORS RELATING TO THE FUND’S INVESTMENTS IN OTHER ARES FUNDS GENERALLY
The Fund expects to invest through Other Ares Funds.
The Fund expects to invest, directly or indirectly, through one or more investments in Intermediate Entities, a portion of its gross assets in Other Ares Funds, which present certain additional risks to Unitholders. For example, the Fund may be materially affected by the actions of a larger investor investing in Other Ares Funds. If a larger investor withdraws from Other Ares Funds, the remaining investors may experience higher pro rata operating expenses, thereby producing lower returns. Other Ares Funds may become less diverse due to a withdrawal by a larger investor, resulting in increased portfolio concentration. Creditors of Other Ares Funds, if any, may enforce claims against all assets of such underlying fund. In addition, certain conflicts of interest may exist due to different tax considerations applicable to the Fund and the investors in Other Ares Funds. See “— Potential Conflicts of Interest — Investing in Other Ares Funds” below.
The risks associated with the Fund’s investments into Other Ares Funds are generally related to, among other things, (i) the ability of each of Other Ares Funds’ portfolio company sponsors to select and manage successful investment opportunities; (ii) the quality of the management of each portfolio company sponsor and each portfolio company in which Other Ares Funds invest; (iii) the ability of Other Ares Funds and its portfolio companies to liquidate their investments; and (iv) general economic conditions. There can be no assurance that the investments made by Other Ares Funds will result in attractive rates of return to the Fund. The Fund is not, and will not be, able to participate in the management and control of Other Ares Funds, nor of the portfolio companies in which Other Ares Funds has invested. Consequently, the Fund will not be able to control the amount or timing of distributions from such portfolio company, which may affect Unitholders’ returns.
In addition, the returns of the Fund’s investments in Other Ares Funds depend largely on the performance of Other Ares Funds’ managers, operators and/or advisers and could be substantially adversely affected by the unfavourable performance and/or practices and policies of such managers, operators and/or advisers (as applicable). The performance of a manager, operator and/or adviser (as applicable) may also rely on the services of a limited number of key individuals, the loss of whom could significantly adversely affect such manager’s, operator’s and/or adviser’s (as applicable) performance.
Such managers, operators and/or advisers (as applicable) may enter into new lines of business not anticipated by the Fund or Other Ares Funds. The managers, operators and/or advisers (as applicable) of the Other Ares Funds may also have the ability to change Other Ares Funds’ investment objectives and strategies and economic and other terms after the Fund has made its investments in Other Ares Funds and such change in the investment objectives and strategies may be different from the objectives expected at the relevant time by the Manager. The Fund would likely not have the ability to prevent such managers, operators and/or advisers (as applicable) from taking such action and these decisions may negatively impact the performance of the Fund.
In instances where the Fund pays management fees on the basis of net asset value and/or fair value of investments with respect to its investments in one or more Other Ares Funds, and Ares personnel determine the fair value of the investments for the Other Ares Funds, such personnel will have a conflict of interest in determining fair value, as an investment’s loss in value will result in a decrease in management fees paid to Ares or its affiliates. In addition, the amount and timing of carried interest or incentive fee received by the Fund with respect to the Other Ares Funds that the Fund invests in will depend in part on the value of such Other Ares Funds’ assets and liabilities. Due to the subjective nature of determining the fair value of assets and liabilities, the amount of carried interest or incentive fee to be paid by such Other Ares Funds, or the timing of payment of such carried interest or incentive fee, could be different in respect to amount or timing had a readily available market value been available.
Other Ares Funds’ portfolio companies may not be able to raise substantial funds.
If any of the Other Ares Funds that the Fund invests are unable to raise substantial funds, then they will be more limited in the number and type of investments they may make, their respective expenses may be higher relative to their total assets, and the value of the direct or indirect investment made by the Other Ares Funds may be reduced in the event underlying assets under-perform. To the extent that the Other Ares Funds are unable to raise all the capital they seek, their opportunities to purchase a broad portfolio of investments may be decreased and their return achieved may be reduced as a result of allocating all of their expenses among a smaller capital base. If Other Ares Funds are unable to raise substantial funds, they may not achieve certain economies of scale and their respective expenses may represent a larger proportion of its total assets.
The Fund may rely on reporting from Other Ares Funds’ portfolio companies.
The Fund’s ability to deliver accurate and timely reports to the Unitholders is dependent upon the accuracy and timeliness of the reports received from Other Ares Funds and their respective managers. The success of the Fund’s investments made into Other Ares Funds may depend on the amount of information the Fund receives from Other Ares Funds, their portfolio companies and their respective managers. If the Fund does not have the right to access particular information, investors’ positions, including their tax position, may be prejudiced. The managers of Other Ares Funds may utilize divergent reporting standards that may make it difficult for the Manager to accurately assess the prior performance of such portfolio companies. In addition, such reporting variances may affect the ability of the Manager to accurately value and monitor underlying investments made by Other Ares Funds.
RISK FACTORS RELATING TO THE FUND’S ASSETS
The Fund’s investments may be illiquid.
The Fund’s assets generally have no, or only a limited, trading market. The Fund’s investment in illiquid assets may restrict its ability to dispose of investments in a timely fashion or for a fair price. Illiquid assets may trade at a discount from comparable, more liquid assets.
The secondary market for middle market loans is generally smaller and less liquid than the market for broadly-syndicated loans made to larger obligors. In addition, the Fund may invest in assets that may not be freely transferable under the laws of the applicable jurisdiction or due to contractual restrictions or other reasons. The prices realized from the sale of any of the Fund’s assets could be less than the cost of such assets to the Fund or less than what may be considered the fair value of such assets.
An investment in the Fund requires a long-term commitment with no certainty of return. The fair market value of the Fund’s investments fluctuates with, among other things, changes in market rates of interest, general economic conditions, economic conditions in particular industries, the condition of financial markets and the financial condition of the issuers of the Fund’s investments. Partly as a result of the foregoing, as well as general market inefficiencies respecting companies in varying stages of reorganizations and/or recapitalizations, a portfolio valuation for the Fund may not necessarily be indicative of actual results or amounts to be realized by the Fund from its investments.
The Fund may utilize leverage.
The Fund has utilized, and intends to continue to utilize, leverage to finance the operations of the Fund and fund investments in its Portfolio Companies. The use of leverage involves a high degree of financial risk and increases the Fund’s exposure to adverse economic factors such as rising interest rates, downturns in the economy or deteriorations in the condition of the Investments. Although borrowings by the Fund and its subsidiaries and Portfolio Companies have the potential to enhance overall returns, they further diminish returns (or increase losses on capital) to the extent overall returns on investments are less than the Fund’s cost of funds. This leverage may also subject the Fund’s investments to restrictive financial and operating covenants, which may limit flexibility in responding to changing business and economic conditions. For example, leveraged entities may be subject to restrictions on making interest payments and other distributions. Leverage at a Portfolio Company may impair a Portfolio Company’s ability to finance its future operations and capital needs. Moreover, any rise in interest rates may significantly increase a Portfolio Company’s interest expense, causing losses and/or the inability to service its debt obligations. If a Portfolio Company cannot generate adequate cash flow to meet debt obligations, the Fund may suffer a partial or total loss of capital invested in the Portfolio Company. In addition, the amount of leverage used to finance an investment may fluctuate over the life of an investment.
The General Partner may also obtain leverage at the level of the Fund. The Fund has incurred, and expects to continue to incur, indebtedness and enter into guarantees and other credit support arrangements, or incur any other obligations in connection with the Fund’s investment activities, for any proper purpose, including, without limitation, to fund investments, cover Fund expenses, Organizational Expenses and Management Fees, provide permanent financing or refinancing, provide cash collateral to secure outstanding letters of credit, provide funds for distributions to Unitholders, and to fund redemptions. Borrowings and guarantees by the Fund may be deal-by-deal or on a portfolio basis, and may be on a joint, several, joint and several or cross-collateralized basis (which may be on an investment-by-investment or portfolio wide basis) with co-investment vehicles, Other Ares Funds, joint venture partners and managers of such joint venture partners. Borrowings under any such facilities (and expenses related thereto) may initially be made with respect to an investment opportunity based on preliminary allocations to the Fund and/or Other Ares Funds, and such preliminary allocations may be subject to change and may not take into account excuse rights, investment limits, differences among the relevant entities and other considerations. Although the General Partner seeks to use leverage in a manner it believes is appropriate, the use of leverage involves a high degree of financial risk.
The Fund may not be in a position to exercise control over its Portfolio Companies or to prevent decisions by management of its Portfolio Companies that could decrease the value of its investments.
Neither the General Partner nor the Manager can provide assurance that it will be able to choose, make and/or realize any particular investment or the investment strategy of the Fund in general. Further, there can be no assurance that the Fund will be able to generate returns for its investors or that the returns will be commensurate with the risks of investing in the types of transactions described herein or that such returns will be comparable to the Fund’s targeted returns. The marketability and value of any such investment will depend upon many factors beyond the control of the Fund, the General Partner and the Manager. The expenses of the Fund may exceed its income. The Fund bears, and will continue to bear, its allocable share of the expenses of transactions that are not consummated, including any break-up fees. As a result, the Fund could incur a substantial cost with no opportunity for a return.
Global economic, political and market conditions, including uncertainty about the financial stability of the United States, could have a significant adverse effect on the Fund’s business, financial condition and results of operations.
Concerns over the United States’ debt ceiling and budget-deficit have driven downgrades by rating agencies to the U.S. government’s credit rating. Downgrades by rating agencies to the U.S. government’s credit rating or concerns about its credit and deficit levels in general could cause interest rates and borrowing costs to rise, which may negatively impact both the perception of credit risk associated with the Fund’s debt portfolio and its ability to access the debt markets on favorable terms. In addition, a decreased U.S. government credit rating, any default by the U.S. government on its obligations, or any prolonged U.S. government shutdown, could create broader financial turmoil and uncertainty, which may weigh heavily on the Fund’s financial performance and the value of the Units. U.S. debt ceiling and budget deficit concerns have increased the possibility of additional credit-rating downgrades and economic slowdowns or a recession in the United States.
Deterioration in the economic conditions in the Eurozone and other regions or countries globally and the resulting instability in global financial markets may pose a risk to the Fund’s business. Financial markets have been affected at times by a number of global macroeconomic events, including the following: large sovereign debts and fiscal deficits of several countries in Europe and in emerging markets jurisdictions, levels of non-performing loans on the balance sheets of European banks, instability in the Chinese capital markets and global health crises. Global market and economic disruptions have affected, and may in the future affect, the U.S. capital markets, which could adversely affect the Fund’s business, financial condition or results of operations. The Fund cannot assure Unitholders that market disruptions in Europe and other regions or countries, including the increased cost of funding for certain governments and financial institutions, will not impact the global economy, and the Fund cannot assure Unitholders that assistance packages will be available, or if available, be sufficient to stabilize countries and markets in Europe or elsewhere affected by a financial crisis. To the extent uncertainty regarding any economic recovery in Europe or elsewhere negatively impacts consumer confidence and consumer credit factors, the Fund’s business, financial condition and results of operations could be significantly and adversely affected. Moreover, there is a risk of both sector-specific and broad-based corrections and/or downturns in the equity and credit markets. Any of the foregoing could have a significant impact on the markets in which the Fund operates and could have a material adverse impact on the Fund’s business prospects and financial condition.
Various social and political circumstances in the U.S. and around the world that are outside of the Fund’s control may also contribute to increased market volatility and economic uncertainties or deterioration in the U.S. and worldwide. Such events, including trade tensions between the United States and China, other uncertainties regarding actual and potential shifts in U.S. and foreign, trade, economic and other policies with other countries, the ongoing war between Russia and Ukraine, conflicts in the Middle East, and health epidemics and pandemics, could adversely affect the Fund’s business, financial condition or results of operations. Additionally, as a result of the 2024 U.S. election, the Republican Party currently controls both the executive and legislative branches of government, which increases the likelihood that legislation may be adopted that could significantly affect the regulation of U.S. financial markets. Regulatory changes could result in greater competition from banks and other lenders with which the Fund competes for lending and other investment opportunities. The United States may also potentially withdraw from or renegotiate various trade agreements and take other actions that would change current trade policies of the United States. These market and economic disruptions could negatively impact the operating results of the Fund’s Portfolio Companies.
The Fund obtained and intends to maintain certain credit facility arrangements.
The Fund entered into the USB Credit Facility that was used to acquire and support the Fund’s initial portfolio. See “— Risk Factors Relating to the Fund’s Assets — The Fund and certain affiliates of Ares have been, and are expected to be in the future, parties to credit agreements and credit facilities.”, “Item 2. Financial Information — Management’s Discussion and Analysis of Financial Condition and Results of Operations — Debt Capital Activities — USB Credit Facility” and Note 6 and Note 13 to the Fund’s consolidated financial statements as of and for the period ended September 30, 2025, listed in “Item 13. Financial Statements and Supplementary Data” and attached to this Registration Statement. The Fund intends to maintain financing, directly or indirectly, via credit facility arrangements with one or more credit facility providers and other forms of debt to enhance investment returns as well as to finance all or a portion of investments and the Operating Expenses. Although leverage has the potential to enhance overall returns that exceed the Fund’s overall cost of funds, it further diminishes returns (or increase losses on capital) to the extent overall returns are less than the cost of such borrowings. Accordingly, any event that adversely affects the value of an investment by the Fund would be magnified to the extent leverage is used. The cumulative effect of the use of leverage by the Fund in a market that moves adversely to the Fund’s investment could result in a loss to the Fund that would be greater than if leverage had not been used. The Fund may incur indebtedness on a portfolio-wide basis or against specific investments. The use of leverage by the Fund will result in interest expense and other costs to the Fund that may not be covered by distributions made to the Fund or appreciation of its investments. The extent to which the Fund uses leverage will have important consequences to the Unitholders, including the following: (i) greater fluctuations in the net assets of the Fund, (ii) use of cash flow for debt service, distributions, or other purposes, (iii) to the extent that Fund revenues are required to meet principal payments, the Unitholders may be allocated income (and therefore tax liability) in excess of cash available by distribution and (iv) in certain circumstances the Fund may be required to prematurely harvest investments to service its debt obligations. There also can be no assurance that the Fund will have sufficient cash flow to meet its debt service obligations. As a result, each Fund’s exposure to losses may be increased due to the illiquidity of its investments generally. Unfavorable performance of a small number of such investments may result in amplified losses for the Fund and limit the Fund’s ability to invest in the future.
The Fund and certain affiliates of Ares have been, and are expected to be in the future, parties to credit agreements and credit facilities.
The Fund entered into the USB Credit Facility and the CNB Credit Facility, which have subsequently been terminated or expired in accordance with their terms. See “Item 2. Financial Information — Management’s

Discussion and Analysis of Financial Condition and Results of Operations — Debt Capital Activities — USB Credit Facility”, “Item 2. Financial Information — Management’s Discussion and Analysis of Financial Condition and Results of Operations — Debt Capital Activities — CNB Credit Facility” and Note 6 and Note 13 to the Fund’s consolidated financial statements as of and for the period ended September 30, 2025, listed in “Item 13. Financial Statements and Supplementary Data” and attached to this Registration Statement. The Fund expects to enter into other credit agreements or credit facilities in the future and certain other Ares funds may join such credit agreements or such facilities. It is expected that such arrangement will be secured by the uncalled capital commitments of such other Ares funds and not cross collateralized with the Fund. Because other Ares funds may be parties to such financing arrangements, Ares may face conflicts of interest in connection with any borrowings or disputes under such financing arrangements or any other similar facilities that the Fund may enter into in the future. Interest expenses and other costs, expenses and/or fees incurred in relation to such financing arrangements and such other facilities are and will be allocated separately to the Fund or such other Ares funds as applicable or, if applicable to both, on a pro rata basis. In addition, the Fund expects to enter into credit agreements with certain affiliates of Ares and intends to enter into other credit agreements or lines of credit in the future. Ares may seek to obtain additional lines of credit in the future but there can be no assurance that the Fund or any Portfolio Companies will be able to obtain any further financing from any third-party lender.
The Fund may provide follow-on funding with respect to its investments.
The Fund may be called upon to provide follow-on funding with respect to its investments. There is no assurance that the Fund will wish to make such follow-on investments or that the Fund will have sufficient capital to do so. Accordingly, third-party sources of financing may be required, but there is no assurance that such additional sources of financing will be available, or, if available, will be on terms favorable to the Fund. The General Partner’s decision not to make a follow-on investment or its inability to do so may have an adverse impact on an investment.
Certain Fund investments may be prepayable at the option of the obligor.
Certain investments are generally prepayable in whole or in part at any time at the option of the obligor at par plus accrued and unpaid interest thereon, and occasionally plus a prepayment premium. Prepayments may be caused by a variety of factors which are often difficult to predict. Consequently, there exists a risk that investments purchased at a price greater than par may experience a capital loss as a result of such a prepayment. When credit market conditions become more attractive to obligors, the rate of prepayment of the Fund’s assets would be expected to increase as obligors refinance to take advantage of such improved conditions, which may negatively impact the Fund.
Debt securities are subject to various risks.
Debt securities in general are subject to various risks including: (i) limited liquidity and secondary market support, (ii) the possibility that earnings of the relevant obligor may be insufficient to meet its debt service, (iii) the declining creditworthiness and potential for (or actual) insolvency of the relevant obligor of such debt during periods of economic downturn, (iv) that the relevant obligor may be a company serving only local or regional interests, (v) spread compression over the reference interest rate available for reinvestment during any period in which prepayments are received and/or (vi) subordination to the prior claims of other debt or senior lenders. Debt instruments are generally subject to market value volatility that may not be apparent from historical volatility studies and that could be significant at times. An economic downturn could severely disrupt the market for debt instruments and adversely affect the value of outstanding debt and the ability of the borrowers thereof to repay principal and interest.
“Credit risk” refers to the likelihood that an issuer will default in the payment of principal and/or interest on an instrument and how this risk changes over time. Financial strength and solvency of an issuer and the priority of the lien are the primary factors influencing credit risk. In addition, lack or inadequacy of collateral or credit enhancement for a debt instrument may affect its credit risk. Certain of the Fund’s investments may provide for payment-in-kind interest, which has a similar effect of deferring current cash payments. In addition, certain of the Fund’s investments may have an interest-only payment schedule, with the principal amount remaining outstanding and at risk until the maturity of the investment. Further, credit risk may change over the life of an instrument and debt instruments that are rated by rating agencies are subject to downgrade at a later date.
The Fund is dependent upon the judgment of the Manager as to the credit quality of the investments. There can be no assurance that the Manager will be successful in assessing the credit risk of the different investments or mitigating the impact of credit risk changes. A borrower’s ability to repay its loans may be adversely affected by numerous factors, including, without limitation, failure to meet its business plan, a downturn in its industry or negative economic conditions. Loans that become non-performing may require a substantial amount of workout negotiations and/or restructuring, which may entail, among other things, a substantial reduction in the interest rate, capitalization of interest payments and a substantial write-down of the principal of the loan. However, even if such restructuring were successfully accomplished, a risk exists that upon maturity of such loan, replacement “take-out” financing will not be available. There is no assurance that the value of any collateral will be sufficient to protect all or a portion of the related investment. Deterioration in a borrower’s financial condition and prospects may be accompanied by deterioration in the value of any collateral and a reduction in the likelihood of capitalizing on any guarantees that may have been obtained from the borrower or other parties. A borrower’s failure to satisfy financial or operating covenants imposed under the related investment could lead to defaults and, potentially, acceleration of the time when the investment is due. Foreclosure on any assets securing an investment could trigger cross defaults under other loans of the borrower (or vice versa), and could result in prepayment of the investment (or such other loans) or jeopardize the borrower’s ability to meet its obligations under the investment. Furthermore, the General Partner cannot assure that other claims may not be asserted that might interfere with enforcement of the Fund’s rights. The General Partner cannot guarantee the adequacy of the protection of the Fund’s interests, including the validity or enforceability of the applicable investment contract and the maintenance of the anticipated priority and perfection of any applicable security interests. A default by a borrower may result in the Fund being unable to liquidate the related investment prior to the termination of the Fund and such investment may end up being restructured on terms that might result in the Fund being unable to liquidate it prior to the termination of the Fund. This could cause the Unitholders to receive in-kind distributions in respect of such investments upon the termination of the Fund.
There can be no assurance as to the levels of defaults or the amount or timing of recoveries that may be experienced with respect to the Fund’s assets. Any increase in default levels or decrease in recovery rates, or delays in receipt of recoveries, could adversely affect distributions, if any, to the Unitholders.
“Interest rate risk” refers to the risks associated with market changes in interest rates. Interest rate changes may affect the value of a debt instrument indirectly (especially in the case of fixed rate securities) and directly (especially in the case of instruments whose rates are adjustable). In general, rising interest rates will negatively impact the price of a fixed rate debt instrument and falling interest rates will have a positive effect on price. Adjustable rate instruments also react to interest rate changes in a similar manner although generally to a lesser degree (depending, however, on the characteristics of the reset terms, including the index chosen, frequency of reset and reset caps or floors, among other factors). Interest rates are highly sensitive to many factors, including governmental, monetary and tax policies, domestic and international economic and political considerations, fiscal deficits, trade surpluses or deficits, regulatory requirements, and other factors beyond the control of the Fund. Interest rate sensitivity is generally more pronounced and less predictable in instruments with uncertain payment or prepayment schedules. This risk will be greater for long-term securities than for short-term securities. While the Fund may from time to time seek to hedge such risks (including through investments in treasury securities or derivative instruments), it does not intend to do so actively. There is no assurance that such measures, if implemented, will be effective.
Investments in Equity Securities are subject to various risks.
The Fund’s investment strategy includes the purchase or other acquisition of common stock, warrants to acquire common stock, preferred equity securities and other equity securities. Such equity securities generally involve a high degree of risk and are subordinate to (and thus are inherently riskier than) the debt securities and other liabilities of the issuers of such equity securities. Although common stocks have historically generated higher average total returns than fixed income securities over the long term, common stocks also have experienced significantly more volatility in those returns. While diversification among issuers may mitigate these risks, the Fund is not required to diversify its investments in equity securities; and

Unitholders must expect fluctuations in value of equity securities held by the Fund based on market and other conditions. The equity securities the Fund acquires may fail to appreciate in value and may decline in value or become worthless. Dividends customarily paid to common equity holders can be suspended or cancelled at any time. For the foregoing reasons, investments in common equity securities are highly speculative and carry a substantial risk of loss of principal. Preferred stock may have characteristics of both debt and equity. Dividend payments to preferred stockholders may be suspended and cancelled if the issuer experiences liquidity difficulties and the principal paid for preferred stock is generally subordinate to the debt obligations of the issuer. Some preferred stocks may be non-cumulative, which means that the issuer does not ever have to declare or pay dividends on the stock or make up any missed dividends. Consequently, investments in preferred stock carry significant risk of loss of principal and current income. Furthermore, an investment by the Fund in the equity of an issuer in which the Fund also holds a debt investment may increase the risk of claims of equitable subordination against the Fund. See “— Risk Factors Relating to the Fund’s Assets — The Fund’s investments may be subject to risks associated with lender liability and equitable subordination.”
Counterparties may commit fraud.
Of paramount concern in making investments is the possibility of material misrepresentation or omission on the part of a counterparty. Such inaccuracy or incompleteness may adversely affect the valuation of the collateral underlying the loans or other asset, or may adversely affect the ability of the lender of record to perfect or effectuate a lien on the collateral securing the loan or other assets. The Fund relies upon the accuracy and completeness of representations made by companies in which the Fund invests or other counterparties to the extent reasonable, but cannot guarantee that such representations are accurate or complete. Under certain circumstances, payments to the Fund may be reclaimed if any such payment or distribution is later determined to have been made with intent to defraud or prefer creditors. See also “— Risk Factors Relating to the Fund’s Assets — Fraudulent conveyance may cause unexpected investment loss to the Fund if it invalidates the Fund’s debt investments.”
The credit ratings of the Fund’s investments may fluctuate.
Although some investments held by the Fund may have credit ratings assigned to them, credit ratings of debt obligations merely represent the applicable rating agency’s opinions regarding their credit quality and are not a guarantee of quality. There is no assurance that a rating accorded to such investments will remain for any given period of time or that a rating will not be lowered or withdrawn entirely by a rating agency if, in its judgment, circumstances in the future so warrant (which may include a change in such rating agency’s rating methodology or criteria). In addition, a rating agency may fail to make timely changes in credit ratings in response to subsequent events, so that the relevant issuer’s current financial condition may be better or worse than a rating indicates. Consequently, credit ratings of debt obligations are only a preliminary indicator of investment quality. Investments in non-investment grade and comparable unrated obligations will be more dependent on the Manager’s credit analysis than would be the case with investments in investment-grade debt obligations.
Capital debt securities are subject to additional risks.
The Fund’s assets are intended to include directly originated first lien senior secured loans of companies (“Senior Capital Debt Securities”) in the sports, media and entertainment industries, which are subject to liquidity, market value, credit, interest rate, reinvestment, and other risks. Senior Capital Debt Securities involve a high degree of risk with no certainty of any return of capital. There can be no assurance that the Manager will correctly evaluate the nature and magnitude of the various factors that could negatively affect the value or performance of such assets. These risks will be exacerbated by the fact that the portfolio is intended to be concentrated in the sports, media and entertainment industries.
The value of the Fund assets is volatile and may fluctuate due to a variety of factors that are inherently difficult to predict and are outside the control of the Fund and the Manager, including changes in interest rates, prevailing credit spreads, general economic conditions, financial market conditions, domestic or international economic or political events, developments or trends in any particular industry, or the financial condition of the obligors of the Fund’s assets. In addition, the market for Senior Capital Debt Securities has experienced periods of volatility in the supply and demand for such loans, resulting in volatility in, among other things, spreads, interest rate floors, purchase price discounts, leverage, covenants, structure, and other terms. Moreover, Senior Capital Debt Securities generally have significant liquidity and market value risks since they are not generally traded in organized markets, but are traded (if at all) by banks and other institutional investors in privately negotiated transactions. Because loans are privately syndicated and loan agreements are privately negotiated and customized, loans are not purchased or sold as easily as publicly traded securities. In addition, historically the trading volume in the loan market, especially in the middle market, has been small relative to the high-yield debt securities market.
The Fund’s assets are also intended to consist of directly originated second lien, mezzanine and other high yield debt securities in companies (“Junior Capital Debt Securities”) in the sports, media and entertainment industries, which are subject to liquidity, market value, credit, interest rate, reinvestment and other risks. Junior Capital Debt Securities involve a high degree of risk with no certainty of any return of capital. Although subordinated debt is senior to common stock and other equity securities in the capital structure, it may be subordinated to large amounts of senior debt and are often unsecured. There can be no assurance that the Manager will correctly evaluate the nature and magnitude of the various factors that could negatively affect the value or performance of such assets. These risks will be exacerbated by the fact that the portfolio is intended to be concentrated in the sports, media and entertainment industries.
Junior Capital Debt Securities often reflect a greater possibility that adverse changes in the financial condition of the underlying obligor or in general economic conditions (including, for example, a substantial period of rising interest rates or declining earnings) or both may impair the ability of the underlying obligor to make payments of principal and interest. Junior Capital Debt Securities are often issued in connection with leveraged acquisitions or recapitalizations, in which the issuer incurs a substantially higher amount of indebtedness than the level at which it had previously operated. Some issuers of the Fund’s investments may be highly leveraged, and their relatively high debt-to-equity ratios increase the risk that their operations might not generate sufficient cash flow to service their debt obligations.
In addition, the market for Junior Capital Debt Securities has experienced periods of volatility in the supply and demand for such loans, resulting in volatility in, among other things, spreads, interest rate floors, purchase price discounts, leverage, covenants, structure, and other terms. Moreover, Junior Capital Debt Securities generally have significant liquidity and market value risks since they are not generally traded in organized markets, but are traded (if at all) by banks and other institutional investors in privately negotiated transactions. Because loans are privately syndicated and loan agreements are privately negotiated and customized, loans are not purchased or sold as easily as publicly traded securities. In addition, historically the trading volume in the loan market has been small relative to the high-yield debt securities market.
Senior Capital Debt Securities and Junior Capital Debt Securities are generally considered speculative in nature and may end up in default for a variety of reasons. A defaulted asset may become subject to either substantial workout negotiations or a restructuring, which may entail, among other things, a substantial reduction in the interest rate, a substantial write-down of principal, and a substantial change in the terms, conditions, and covenants with respect to such defaulted asset. In addition, such negotiations or restructuring may be quite extensive, protracted, and costly over time, and therefore may result in substantial uncertainty with respect to the ultimate recovery on such defaulted asset. The liquidity of a defaulted asset will be limited, and to the extent that a defaulted asset is sold, it is highly unlikely that the proceeds from such sale will be equal to the amount of unpaid principal and interest thereon.
Small and middle market companies involve a high degree of business and financial risk.
The obligors of the Fund’s assets may be privately owned small and middle market businesses. Investment in small and middle market companies involves a high degree of business and financial risk, which can result in substantial losses and, accordingly, should be considered speculative.
There is generally no publicly available information about these businesses, and the Fund relies on the General Partner’s and its affiliates’ ability to obtain, through its own diligence and/or through third-party diligence, adequate information to evaluate the potential returns from investing in these companies. If the General Partner is unable to uncover all material information about these companies, the General Partner may not make a fully informed investment decision, and the Fund may lose money on its investments.

Some obligors may not meet net income, cash flow and other coverage tests typically imposed by lenders. Numerous factors may affect an obligor’s ability to repay its related obligations, including the failure to meet its business plan, a downturn in its industry or continuing negative economic conditions. A deterioration in an obligor’s financial condition and prospects may be accompanied by deterioration in the collateral securing the Fund’s assets. Such deterioration might impair the ability of such obligor to obtain refinancing or force it to seek to have the Fund’s asset restructured.
Loans to small and middle market businesses generally carry more inherent risks than loans to larger, publicly traded businesses. These small and middle market companies generally have more limited access to capital and higher financing costs, may be in a weaker financial position, may need more capital to expand or compete, and may be unable to obtain financing from public capital markets or from traditional sources, such as commercial banks. Small and middle market businesses typically have narrower product lines and smaller market shares than larger businesses. Therefore, they tend to be more vulnerable to competitors’ actions and market conditions, as well as general economic downturns. These businesses may also experience substantial variations in operating results. These companies also may be engaged in rapidly changing businesses with products subject to a substantial risk of obsolescence. Typically, the success of a small and middle market business also depends on the management talents and efforts of one or two persons or a small group of persons. Therefore, the death, disability or resignation of one or more of such persons could have a material adverse impact on the obligor and its ability to repay its obligations. In addition, small and middle market businesses often need substantial additional capital to expand or compete and will often have borrowed money from other lenders and may need additional capital to survive any economic downturns. Accordingly, loans made to small and middle market companies involve higher risks than loans made to companies that have larger businesses, greater financial resources or who are otherwise able to access traditional credit sources.
Subordinated loans may increase the Fund’s exposure to adverse economic factors.
Subordinated loans are often unsecured and subordinate in right of payment to senior secured loans and, therefore, are subject to additional risks that the cash flows of the related obligor(s) and any property securing such subordinated loan may be insufficient to make the scheduled payments after giving effect to any senior secured loans of the related obligor(s). Subordinated debt investments may increase the Fund’s exposure to adverse economic factors such as significantly rising interest rates, severe downturns in the economy or deterioration in the condition of the portfolio company on the subordinated debt investment.
While subordinated debt investments may benefit from the same or similar financial and other covenants as those enjoyed by the indebtedness ranking ahead of such investments and may benefit from cross-default provisions, some or all of such terms may not be part of particular investments. In addition, the ability of the subordinated debt holders to influence a company’s affairs, especially during periods of financial distress or following an insolvency, is likely to be substantially less than that of senior creditors. For example, under terms of subordination agreements, senior creditors are typically able to block the acceleration of the mezzanine debt or other exercises by the subordinated creditors of their rights. Accordingly, the Fund may not be able to take the steps necessary to protect its investments in a timely manner or at all. Further, the unsecured debt in which the Fund may invest may not be protected by financial covenants or limitations upon additional indebtedness, could have limited liquidity and may not be rated by a credit rating agency. Subordinated loans are expected to be more illiquid investments than senior secured loans, which, as discussed, are themselves illiquid investments.
Unsecured loans are unsecured obligations of the applicable obligor(s), may be subordinated to other obligations of such obligor(s) and generally have greater credit, insolvency and liquidity risk than is typically associated with secured obligations. Unsecured obligations will generally have lower rates of recovery than secured obligations following a default. Also, in the event of the insolvency of an obligor of an unsecured obligation, the holders of such unsecured obligation will be considered general, unsecured creditors of such obligor, will have fewer rights than secured creditors of such obligor and will be subordinate to the secured creditors of such obligor with respect to the related collateral.
Issuers of subordinated debt obligations may be highly leveraged and may not have available to them more traditional sources of financing. During an economic downturn or a sustained period of rising interest rates, such issuers may be more likely to experience financial stress and may be unable to meet their obligations.

The Fund may provide financing to certain business enterprises and may lose all or a portion of its investment.
The Fund may provide financing to companies involved in (or the target of) acquisition attempts or tender offers or companies involved in work-outs, liquidations, spin-offs, reorganizations, bankruptcies and similar transactions. In any investment transaction involving any such type of business enterprise, there exists the risk that the transaction in which such business enterprise is involved either will be unsuccessful, will take considerable time or will result in a distribution of cash or a new security the value of which will be less than the purchase price paid by the Fund of the security or other financial instrument in respect of which such distribution is received. Similarly, if such an anticipated transaction does not in fact occur, the Fund may lose all or a material portion of its investment. All of these events could have a material adverse effect on the value of the Fund’s investments.
The Fund’s investments may be subject to risks associated with lender liability and equitable subordination.
A number of judicial decisions in the United States have upheld the right of borrowers to sue lending institutions on the basis of various evolving legal theories (collectively termed “lender liability”). Companies in which the Fund invests may be located in jurisdictions where lenders may have legal exposure on the basis of lender liability. Generally, lender liability is founded upon the premise that an institutional lender has violated a duty (whether implied or contractual) of good faith and fair dealing owed to the borrower or has assumed a degree of control over the borrower resulting in a creation of a fiduciary duty owed to the borrower or its other creditors or shareholders. Because of the nature of certain of the Fund investments, the Fund could be subject to lender liability claims. Any such claim, if determined adversely to the Fund, could have a material adverse effect on the Fund’s returns to investors.
In addition, under common law principles that in some cases form the basis for lender liability claims, if a lender (i) intentionally takes an action that results in the undercapitalization of a borrower to the detriment of other creditors of such borrower, (ii) engages in other inequitable conduct to the detriment of such other creditors, (iii) engages in fraud with respect to, or makes misrepresentations to, such other creditors or (iv) uses its influence as a stockholder to dominate or control a borrower to the detriment of other creditors of such borrower, a court may elect to subordinate the claim of the offending lender to the claims of the disadvantaged creditor or creditors, a remedy called “equitable subordination”. Because of the nature of certain of the Fund’s investments, the Fund could be subject to claims from creditors of an obligor that investments issued by such obligor that are held by the Fund should be equitably subordinated. A lender of record could also be exposed to claims for equitable subordination or lender liability or both because affiliates of, or persons related to, the Manager may hold equity or other interests in the obligor of the related loan. In addition, the laws of certain foreign jurisdictions may impose liability upon lenders or bondholders under factual circumstances supplemental to those described above. Furthermore, if a court determined that a purported debt investment lacked sufficient indicia of indebtedness, such court could recharacterize such loan as equity for the purposes of priority of distributions in an insolvency proceeding of the borrower. Because of the nature of certain of the investments contemplated, the Fund could be subject to claims from creditors of an obligor that the related investment should be recharacterized.
The Fund has limited ability to protect its interests in investments that the Fund is not in a position to control.
The Fund will not be in a position to control certain of its Portfolio Companies. In these circumstances, the Fund may not have a right to appoint a director and may have a limited ability to protect its interests in such companies and to influence such companies’ management. In such cases, the Fund will be significantly reliant on the existing management and board of directors of such companies, which may include representation of other financial investors with whom the Fund is not affiliated and whose interests may conflict with the interests of the Fund.
The valuation of investments that are not publicly-traded could be more subjective than the valuation of investments that are publicly-traded.
Unlike publicly-traded common stock which trades on national exchanges, the Portfolio Companies and other investments of the Fund are not anticipated to be traded at a central place or exchange. The Fund’s targeted investments generally trade on an OTC market, which may be any location where the buyer and seller can settle a price. Due to the lack of centralized information and trading, the valuation of such instruments may carry more risk than publicly-traded common stock. Uncertainties in the conditions of the financial market, unreliable reference data, lack of transparency and inconsistency of valuation models and processes may lead to inaccurate asset pricing. In addition, other market participants may value the Fund’s investments differently than the Manager.
The Fund may hold investments in obligors in severe financial difficulties, including bankruptcy.
The Fund may hold investments in obligors that are experiencing, or are expected to experience, severe financial difficulties, which may never be overcome and may lead to uncertain outcomes. The bankruptcy courts of the various jurisdictions in which any such obligor may file bankruptcy would have broad discretion to control the terms of a reorganization, and political factors may be of significant importance in high profile bankruptcies or bankruptcies in particular jurisdictions.
Many of the events within a bankruptcy case are adversarial and often beyond the control of the creditors. While creditors generally are afforded an opportunity to object to significant actions, there can be no assurance that a bankruptcy court would not approve actions which may be contrary to the interests of the Fund. Furthermore, there are instances where creditors and equity holders lose their ranking and priority as such when they take over management and functional operating control of a debtor. In those cases where the Fund, by virtue of such action, is found to exercise “domination and control” of a debtor, the Fund may lose its priority if the debtor can demonstrate that its business was adversely impacted or other creditors and equity holders were harmed by the Fund. Generally, the duration of a bankruptcy case can only be roughly estimated. Unless the Fund’s claim in such case is secured by assets having a value in excess of such claim, no interest will be permitted to accrue and, therefore, the Fund’s return on investment can be adversely affected by the passage of time during which the plan of reorganization of the debtor is being negotiated, approved by the creditors and confirmed by the bankruptcy court. The risk of delay is particularly acute when a creditor holds unsecured debt or when the collateral value underlying secured debt does not equal the amount of the secured claim. Under most circumstances, unless the debtor is proved to be solvent, no interest or fees are permitted to accrue after the commencement of the debtor’s case, as a matter of U.S. bankruptcy law. It should also be noted that reorganizations outside of bankruptcy are also subject to unpredictable and potentially lengthy delays. U.S. bankruptcy law permits the classification of “substantially similar” claims in determining the classification of claims in a reorganization for purpose of voting on a plan of reorganization. Because the standard for classification is vague, there exists a significant risk that the Fund’s influence with respect to a class of securities can be lost by the inflation of the number and the amount of claims in, or other gerrymandering of, the class. The administrative costs in connection with a bankruptcy proceeding are frequently high and will be paid out of the debtor’s estate prior to any return to creditors (other than out of assets or proceeds thereof, which are subject to valid and enforceable liens and other security interests) and equity holders. In addition, certain claims that have priority by law over the claims of certain creditors (for example, claims for taxes) may be quite high. The General Partner may seek representation on creditors’ committees, equity holders’ committees or other groups to attempt to preserve or enhance the Fund’s interests as a creditor or equity holder. A member of any such committee or group may owe certain obligations generally to all parties similarly situated that the committee represents. If Ares Management concludes that the General Partner’s representative’s obligations owed to the other parties as committee or group member conflict with its duties owed to the Fund or Other Ares Funds, it may require the General Partner’s representative to resign from the committee or group, and the Fund may not realize the benefits, if any, of participation on the committee or group. In addition, and also as discussed above, if the Fund is represented on a committee or group, it may be restricted or prohibited under applicable law from disposing of its investments in such company while it continues to be represented on such committee or group. The Fund may purchase creditor claims subsequent to the commencement of a bankruptcy case. Under judicial decisions, it is possible that such purchase may be disallowed by the bankruptcy court if the court determines that the purchaser has taken unfair advantage of an unsophisticated seller, which may result in the rescission of the transaction (presumably at the original purchase price) or forfeiture by the purchaser.
If any of the Fund’s large positions has a material loss, returns to Unitholders may be lower than if the Fund had invested in a more diversified portfolio.
The Manager makes investments in the sports, media and entertainment industries and therefore the Fund’s investments are not diversified by industry or economic sectors. Furthermore, the Fund’s investments may not be diversified by return characteristics, geography, local market drivers, deal types, or otherwise. Moreover, concentration with respect to particular regions is expected to exist in the Fund’s investment portfolio. Subject to any applicable restrictions in the Fund LPA, there are no mandatory restrictions regarding diversification of the investments. As a result, the Fund’s portfolio may include a small number of large positions and/or concentrations in the sports, media and entertainment industries, as well as in countries, sectors, groups, or types of securities. If the Fund’s investments are concentrated in a few issuers, any adverse change in the condition (financial or otherwise) of one or more of such issuers or in the sports, media and entertainment industries is expected to have a material adverse effect on the Fund’s investments. Such concentration subjects the Fund to a greater degree of risk with respect to the impact of a default by such obligor, or a greater degree of risk related to adverse business conditions in the sports, media and entertainment industries. Therefore, while this portfolio concentration may enhance returns to Unitholders, if any large position has a material loss, returns to Unitholders may be lower than if they had invested in a diversified portfolio, and Unitholders may suffer significant losses as a result. See “— Risk Factors Relating to the Fund’s Assets — The Fund is subject to risks associated with the sports, media and entertainment sectors, including a high degree of regulation.”
If the Fund defaults on its borrowings, the Fund could lose its entire investment in the security for such borrowings.
The Fund may borrow money or guaranty indebtedness. In connection with any indebtedness incurred by the Fund, or any such credit support provided by the Fund, the General Partner may pledge the assets of the Fund. It is possible that the Unitholders will be required to acknowledge and consent to any such pledge or assignment and provide certain information and/or legal opinions as required by the lender or other credit party. Although use of such borrowing facilities enhances the ability to close transactions quickly, such activity also increases risk and raises the possibility that additional capital will be needed to pay off such debt. Any use of leverage by the Fund may result in interest expense and other costs to the Fund that may not be covered by distributions made to the Fund or appreciation of its investments. The Fund may incur leverage on a joint and several basis with one or more other investment funds and entities managed by the General Partner or any of its affiliates and, in connection with incurring such indebtedness, the General Partner may, in its sole discretion, cause the Fund to enter into one or more agreements to obtain a right of contribution, subrogation or reimbursement from or against such entities. However, it is possible that, if and when the Fund were to seek to enforce any such right, any such entity could default on its obligation and/or such right may otherwise be unenforceable. In addition, to the extent the Fund incurs leverage or provides any guaranty, such amounts may be secured by Fund assets. If the Fund defaults on secured indebtedness, the lender may foreclose and the Fund could lose its entire investment in the security for such loan. Parties seeking to have the liability satisfied may have recourse to the Fund’s assets generally and not be limited to any particular asset and may require additional funding to satisfy such liabilities. It is possible that the Fund may decide to repay any leverage with new subscriptions or to make future investments with little or no corresponding leverage. If the Fund decides to pay down its leverage or to make its investments with little or no leverage, the returns of the Unitholders may be adversely affected. See “Item 1A. Risk Factors — The Fund may utilize leverage.”
Non-U.S. investments often involve heightened risks not typically associated with investing in investments in the U.S.
The Fund may invest, directly or indirectly, in companies whose principal executive offices or corporate headquarters are, at the time of initial investment, outside of the United States. Although the General Partner believes that investing in these markets may offer significant potential for appreciation and portfolio diversification, prospective investors should recognize that investing in non-U.S. markets may subject the Fund to certain risks not typically associated with investing in assets in the United States. The investor should consider a number of potential risks associated with investments in non-U.S. markets, including, without limitation: (i) that costs and expenses of investing in such markets may be higher than in the United States; (ii) risks of economic dislocations or other adverse economic events in the host country; (iii) differences in their securities markets, including potential price volatility in and relative illiquidity of some non-U.S. securities markets; (iv) political/sovereign risk arising from government actions (including seizure or nationalization of foreign deposits), trade barriers, exchange controls, different monetary systems, nationalization, expropriation, political changes, economic or social instability (including the risk of sovereign defaults), the risk of war or terrorism or civil unrest; (v) investment and repatriation restrictions arising from laws and regulations limiting or precluding direct foreign investment, foreign ownership restrictions, the possible inability to obtain approval for foreign investment, and unanticipated legal or regulatory changes; (vi) differences in conventions relating to documentation, settlement, corporate actions, stakeholder rights and other matters; (vii) the different accounting, auditing and financial reporting standards, practices and disclosure requirements and potentially less government supervision and regulation; (viii) different legal frameworks, regulatory systems and/or corporate laws regarding stakeholder rights, creditors’ rights (including the rights of secured parties), breach of contract actions, fiduciary duties and the protection of investors, and the consequent potential difficulty of obtaining enforceable legal redress; (ix) costs associated with conversion of and limitations on the convertibility of currency, or limitations on the removal of securities, property or other assets of an obligor; (x) currency risk; (xi) regulatory change, and the possibility of expropriation or confiscatory taxation or the imposition of withholding or other taxes on dividends, interest, capital gains, other income or gross sales or disposition proceeds, as well as application of transaction-based taxes such as stamp duty taxes; (xii) the possible imposition of foreign taxes on income, gains and gross sale or other proceeds recognized with respect to such securities or instruments; and (xiii) adverse diplomatic or political developments. While these factors are taken into consideration in making investment decisions for the Fund and the Fund is managed in a manner the Manager believes would minimize exposure to the foregoing risks, there can be no assurance that these risks will be evaluated accurately or that adverse developments with respect to such risks will not adversely affect the value or realization of investments that are held by the Fund outside of the United States.
The Fund is subject to risks associated with currency devaluations and manipulation of currency exchange rates.
The capital accounts of the Unitholders in the Fund are denominated in U.S. dollars and distributions generally are made in U.S. dollars. However, the Fund’s investments may be made in countries other than the United States and, consequently, the Fund may make certain investments denominated in Euros and other currencies other than the U.S. dollar.
Changes in the rates of exchange between the U.S. dollar and other currencies have an effect, which could be adverse, on the performance of the Fund, amounts available for distribution by the Fund and the value of securities distributed by the Fund. In this regard, regulators and law-enforcement agencies from multiple governments have conducted investigations into whether several large global financial institutions may have been rigging or otherwise manipulating or attempting to manipulate foreign-currency exchange rates for their own benefit. If manipulation of foreign-currency exchange rates occurs in the future, it may result in such rates being artificially lower (or higher) than they would otherwise have been and, to the extent the Fund converts currencies at or based on such rates, it may result in the Fund overpaying for such conversion. Additionally, a particular foreign country may impose exchange controls, conversion costs, devalue its currency and/or take other measures relating to its currency which could adversely affect the Fund. Among the factors that may affect currency values are trade balances, the level of short-term interest rates, differences in relative values of similar assets in different currencies, long-term opportunities for investment and capital appreciation and political developments. Finally, the Fund incurs costs in connection with conversions between various currencies. The Fund conducts its foreign currency exchange transactions in anticipation of the Fund making investment commitments or receiving proceeds upon dispositions.
The Fund has the ability to make investments in foreign currency denominated assets and is not required to hedge currency risk; however, the Fund has the ability to establish currency hedges at the discretion of the General Partner, and the Fund may from time to time enter into hedging transactions with the intent of mitigating currency exposure. Such hedging transactions may be on an asset-specific basis, or may include a broader program to minimize currency risk across the portfolio. The instruments used to hedge currency risk may include, without limitation, forward sales or purchases, options to purchase or sell currencies, or other currency derivatives.
The Fund is subject to risks associated with currency exchange rate fluctuations.
The rates of exchange between currencies are determined by the forces of supply and demand in the foreign exchange markets. These rates are affected by the international balance of payments and other economic and financial conditions, government intervention, speculation and other factors. Volatility in the currency markets may result in the Fund’s investment portfolio incurring higher costs and may adversely impact the profitability and cash flows from operations of its Portfolio Companies. A potential primary effect would be an immediate reduction of liquidity in the affected countries, thereby potentially impairing the value of such investments or the ability of the Fund to make investments in such countries. Additional risks include: (i) economic dislocations in the host country, (ii) less publicly available information, (iii) less well-developed regulatory institutions, (iv) greater difficulty of enforcing legal rights, (v) civil disturbances, (vi) government instability and (vii) nationalization and expropriation of private assets. Moreover, companies in different jurisdictions may not be subject to uniform accounting, auditing and financial reporting standards, practices and requirements that are comparable to each other.
Although the General Partner intends to enter into hedging transactions designed to reduce currency risks, there can be no assurance that the General Partner will be able to do so successfully or cost effectively. The Fund may incur costs related to such hedging arrangements, which may be undertaken in exchange-traded or OTC contexts, including futures, forwards, swaps, options and other instruments.
Disputes involving the Fund or Portfolio Companies may result in litigation or arbitration that would increase the Fund’s expenses.
The Fund’s investment activities subject it to the risks of becoming involved in litigation or other disputes with third parties. The expense of prosecuting or defending any such disputes or paying any amounts pursuant to settlements or judgments are borne by the Fund and reduce amounts available for distribution to the Unitholders. The Manager, the General Partner and others are be indemnified by the Fund in connection with such disputes, subject to certain limitations.
In the event of a restructuring of an investment, it is possible that the Fund may become involved in litigation respecting creditor disputes and similar issues among classes of claimants. The outcome of such proceedings may materially and adversely affect the value of the Units and may continue without resolution for long periods of time. Litigation entails expense and the possibility of counterclaims against the Fund, the General Partner and the Manager and ultimately judgments may be rendered against the Fund for which the Fund may not carry insurance. Any litigation may consume substantial amounts of time and attention, and that time and the devotion of these resources to litigation may, at times, be disproportionate to the amounts at stake in the litigation.
Fraudulent conveyance may cause unexpected investment loss to the Fund if it invalidates the Fund’s debt investments.
Secured loans and other secured transactions (each obligation arising therefrom, a “Secured Obligation”) may be subject to various federal and state laws enacted for the protection of creditors in the countries of the jurisdictions of incorporation of obligors and, if different, in which the obligors conduct business and in which they hold the assets, which may adversely affect such obligors’ abilities to make payment on a full or timely basis. These insolvency considerations differ depending on the country in which each obligor is located or domiciled. The information in this and the following paragraph is generally applicable with respect to U.S. obligors. If a court in a lawsuit brought by an unpaid creditor or representative of creditors of an obligor of a Secured Obligation, such as a trustee in bankruptcy, were to find that the obligor did not receive fair consideration or reasonably equivalent value for incurring the indebtedness constituting the Secured Obligation and, after giving effect to such indebtedness, the obligor (i) was insolvent, (ii) was engaged in a business for which the remaining assets of such obligor constituted unreasonably small capital or (iii) intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they mature, then such court could determine to invalidate, in whole or in part, such indebtedness and any security interests or other liens securing such investment as fraudulent conveyances, could subordinate such indebtedness to existing or future creditors of such obligor or could recover amounts previously paid by such obligor (including to the Fund) in satisfaction of such indebtedness or amounts representing proceeds of such security interest or other liens previously applied in satisfaction of such indebtedness. In addition, in the event of the insolvency of such obligor, payments made by such obligor under such indebtedness could be subject to avoidance if made after insolvency as well as within a certain period of time before insolvency.

The measure of insolvency for purposes of the foregoing varies. Generally, an obligor would be considered insolvent at a particular time if the sum of its debts were then greater than all of its property at a fair valuation or if the present fair saleable value of its assets were then less than the amount that would be required to pay its probable liabilities on its existing debts as they became absolute and matured. There can be no assurance as to what standard a court would apply to determine whether the obligor was “insolvent” after giving effect to the incurrence of the indebtedness constituting the Secured Obligation or that, regardless of the method of valuation, a court would not determine that the obligor was “insolvent” upon giving effect to such incurrence. In addition, in the event of the insolvency of an obligor of a Secured Obligation, payments made in respect of such Secured Obligation could be subject to avoidance as a “preference” if made within a certain period of time (which may be as long as one year) before insolvency. In general, if payments on a Secured Obligation are avoidable, whether as fraudulent conveyances or preferences, such payments can be recaptured either from the initial recipient (such as the Fund) or from subsequent transferees of such payments (such as the Fund and its Unitholders). To the extent that any such payments are recaptured from the Fund, the resulting loss will ultimately be borne by a reduction in return to, among others, its Unitholders. However, a court in a bankruptcy or insolvency proceeding would be able to direct the recapture of any such payment from the Fund and/or its Unitholders only if such court has jurisdiction over such person or its assets. Moreover, it is likely that avoidable payments could not be recaptured directly from the Fund or its Unitholders if the Fund or its Unitholders, as the case may be, have given value in exchange for their Units in good faith and without knowledge that the payments were avoidable. Nevertheless, since there is no judicial precedent relating to such circumstance, there can be no assurance that the Fund or its Unitholders would be able to avoid recapture on this or any other basis, in particular because this will likely depend on the insolvency laws of the applicable obligor’s jurisdiction. In that regard, in some European jurisdictions, obligors or lenders may seek a “scheme of arrangement,” pursuant to which a lender may be forced by a court to accept restructuring terms.
Insolvency considerations may differ with respect to non-U.S. obligors. In particular, it should be noted that a number of continental European jurisdictions operate “debtor-friendly” insolvency regimes which could result in delays in payments under Secured Obligations where obligors thereunder are subject to such regimes, in the event of their insolvency. The different insolvency regimes applicable in the different European jurisdictions may result in a corresponding variability of recovery rates for obligations such as Secured Obligations entered into with obligors in such jurisdictions. No reliable historical data is available in respect of such recovery rates.
Investing in senior debt may involve heightened risks if unsecured creditors seek remedies to limit the senior debt’s rights.
Certain of the Fund’s investments may include first and second lien senior secured debt. Such debt may (i) include term loans and revolving loans, (ii) pay interest at a fixed or floating rate and (iii) be acquired by way of purchase or assignment in the primary and secondary markets. The purchaser of an assignment typically succeeds to all the rights and obligations of the assigning institution and becomes a contracting party under the legal documentation with respect to the debt obligation; however, its rights can be more restricted than those of the assigning institution.
The factors affecting an issuer’s first and second lien loans, and its overall capital structure, are complex. Some first lien loans may not necessarily have priority over all other unsecured debt of an issuer. For example, some first lien loans may permit other secured obligations (such as overdrafts, swaps or other derivatives made available by members of the syndicate to the company) or involve first liens only on specified assets of an issuer. Issuers of first lien loans may have two tranches of first lien debt outstanding, each with first liens on separate collateral. Second lien loans are subordinate in right of payment to one or more senior secured loans of the related borrower and therefore are subject to additional risk that the cash flow of the related borrower and the property securing the loan may be insufficient to repay the scheduled payments to the Fund after giving effect to any senior secured obligations of the related borrower. Second lien senior loans are also expected to be a more illiquid investment than first lien senior secured loans for such reason. There also is less likelihood that the Fund will be able to sell participations in second lien loans that it originates or acquires, which would expose the Fund to increased risk.
Senior secured credit facilities may be syndicated to a number of different financial market participants. The documentation governing such facilities typically requires either a majority consent or, in certain cases, unanimous approval for certain actions in respect of the loan, such as waivers, amendments, or the exercise of remedies. In addition, voting to accept or reject the terms of a restructuring of a credit facility pursuant to a Chapter 11 plan of reorganization is usually done on a class basis. As a result of these voting regimes, the Fund may not have the ability to control any decision in respect of any amendment, waiver, exercise of remedies, restructuring or reorganization of an investment.
Senior secured loans are also subject to other risks and can cause unsecured creditors to seek remedies to limit the Fund’s potential recovery of such investments, including (a) the possible invalidation of a debt or lien as a “fraudulent conveyance”; (b) the recovery as a “preference” of liens perfected or payments made on account of a debt in the 90 days before a bankruptcy filing; (c) equitable subordination claims by other creditors; (d) lender liability claims by the issuer of the obligations; (e) environmental liabilities that may arise with respect to collateral securing the obligations; (f) recharacterization claims in which certain creditors may seek to have the Fund’s debt positions recharacterized as equity and therefore subordinate the Fund’s claims to such creditors’ claims; and (g) designating the vote (i.e., ignoring the customary class vote system) under a Chapter 11 plan of reorganization in which lenders are entitled to vote as a class.
Real estate investments are subject to risks associated with changes in zoning, building, environmental and other laws, changes in real estate tax rates and other regulatory risks.
The Fund’s investment strategy includes the making of investments in real estate, including, without limitation, potential investments in sports stadiums and other venues. All real estate investments, ranging from equity investments to debt investments, are subject to some degree of risk. Real estate investments are relatively illiquid and, therefore, tend to limit the Fund’s ability to respond promptly to changes in economic or other conditions. No assurances can be given that the fair market value of any real estate investments held by the Fund will not decrease in the future or that the Fund will recognize full value for any investment that the Fund is required to sell for liquidity reasons. Other risks include changes in zoning, building, environmental and other laws, changes in operating expenses, changes in real estate tax rates, changes in interest rates, energy prices, changes in the relative popularity of properties, changes in the number of buyers and sellers of properties, the ongoing need for capital improvements, cash-flow risks, construction risks, structural repairs, general maintenance, as well as natural catastrophes, acts of war, terrorism, civil unrest, uninsurable losses and other factors beyond the control of the Fund.
The Fund may purchase distressed securities that are in default or the issuers of which are in bankruptcy, which involve heightened risks.
The Fund may invest in securities of domestic and foreign entities which are experiencing or may experience significant financial or business difficulties. The Fund may lose a substantial portion or all of its investment in a distressed environment or may be required to accept cash or securities with a value less than the investment. Such investments also may be adversely affected by state and federal laws relating to, among other things, fraudulent conveyances, voidable preferences, lender liability and the bankruptcy court’s discretionary power to disallow, subordinate or disenfranchise particular claims. The market prices of such instruments are also subject to abrupt and erratic market movements and above average price volatility, and the spread between the bid and asked prices of such instruments may be greater than normally expected due to a variety of factors that are inherently difficult to predict, such as domestic or international economic and political developments, all of which may significantly affect the results of the Fund’s activities. Investments in distressed securities, particularly rescue financings in connection with reorganizations, often involve litigation generally related to issues related to control and preference among classes, claimants and other related matters. Such litigation can be time-consuming and expensive, and can frequently lead to unpredicted delays or losses that by their nature involve business, financial, market and/or legal risks.
Investments in derivative financial instruments are extremely complex and involve a substantial degree of risk.
The Fund may enter into certain derivative financial instruments with certain rated counterparties. The risks posed by such instruments and techniques, which can be extremely complex, include: (i) credit risks (the exposure to the possibility of loss resulting from the failure by any such counterparty to meet its financial obligations); (ii) market risk (the exposure to potential losses arising from adverse movements in the price of a financial asset); (iii) legal risks (the exposure to potential losses arising from the characterization of a transaction or a party’s legal capacity to enter into it could render the financial contract unenforceable, and the insolvency or bankruptcy of a counterparty could pre-empt otherwise enforceable contract rights); (iv) operational risks (the exposure to losses arising from inadequate controls, deficient procedures, human error, system failure or fraud); (v) documentation risks (exposure to losses resulting from inadequate documentation); (vi) liquidity risk (exposure to losses created by inability to prematurely terminate the derivative); (vii) systemic risks (the exposure to potential losses arising from the risk that financial difficulties in one institution or a major market disruption will cause financial harm to the financial system); (viii) concentration risks (the exposure to potential risk of losses arising from the lack of diversification in any concentrated exposure to a particular industry or exposure linked to a particular entity); (ix) settlement risk (the exposure to the risk of potential losses arising from unexecuted obligations of any such counterparty where the Fund has performed its obligations under such a contract but has not yet received value from its counterparty); and (x) set-off risks (the exposure to losses arising from the risk that any such counterparty may potentially set-off obligations owed to it by the Fund (or its affiliates under unrelated contract)).
Use of derivatives, particularly in combination with other techniques such as short sales of assets not held by the Fund, involves certain additional risks, including: (a) dependence on the ability to predict movements in the price of the securities; (b) imperfect correlation between movements in the securities on which the derivative is based and movements in the assets of the underlying portfolio; and (c) impediments to the Fund’s ability to meet its short-term obligations due to the percentage of a portfolio’s assets posted as collateral under the terms of such derivative.
Investments in convertible securities, many of which are subject to redemption at the option of the issuers, involve a substantial degree of risk.
Certain of the Fund’s investments may include investments in convertible securities. Convertible securities are bonds, debentures, notes, preferred stock or other securities that may be converted into, or exchanged for, a specified amount of common stock of the same or different issuer within a particular period of time at a specified price or formula. A convertible security entitles its holder to receive interest that is generally paid or accrued on debt or a dividend that is paid or accrued on preferred stock until the convertible security matures or is redeemed, converted or exchanged. Convertible securities have unique investment characteristics in that they generally (i) have higher yields than common stock, but lower yields than comparable non-convertible securities, (ii) are less subject to fluctuation in value than the underlying common stock due to their fixed-income characteristics and (iii) provide the potential for capital appreciation if the market price of the underlying common stock increases.
The value of a convertible security is a function of its “investment value” (determined by its yield in comparison with the yields of other securities of comparable maturity and quality that do not have a conversion privilege) and its “conversion value” (the security’s market value, if converted into the underlying common stock). The investment value of a convertible security is influenced by changes in interest rates, with investment value declining as interest rates increase and increasing as interest rates decline. The credit standing of the issuer and other factors may also have an effect on the convertible security’s investment value. The conversion value of a convertible security is determined by the market price of the underlying common stock. If the conversion value is low relative to the investment value, the price of the convertible security is governed principally by its investment value. To the extent the market price of the underlying common stock approaches or exceeds the conversion price, the price of the convertible security will be increasingly influenced by its conversion value. A convertible security generally will sell at a premium over its conversion value by the extent to which investors place value on the right to acquire the underlying common stock while holding a fixed-income security. Generally, the amount of the premium decreases as the convertible security approaches maturity.
A convertible security may be subject to redemption at the option of the issuer at a price established in the convertible security’s governing instrument. If a convertible security held by the Fund is called for redemption, the Fund will be required to permit the issuer to redeem the security, convert it into the underlying common stock or sell it to a third party. Any of these actions could have an adverse effect on the Fund’s ability to achieve its investment objective.

Investments in warrants, many of which have longer terms than options, involve a substantial degree of risk.
The Fund may receive or purchase warrants or rights. Warrants and rights generally give the holder the right to receive, upon exercise, a security of the issuer at a stated price. Risks associated with the use of warrants and rights are generally similar to risks associated with the use of options. Unlike most options, however, warrants and rights are issued in specific amounts, and warrants generally have longer terms than options. Warrants and rights are not likely to be as liquid as exchange-traded options backed by a recognized clearing agency. In addition, the terms of warrants or rights may limit the Fund’s ability to exercise the warrants or rights at such time, or in such quantities, as the Fund would otherwise wish.
Prices of equity kickers are subject to more volatility than prices of debt securities.
In connection with certain of the Fund’s originated or acquired loan investments, the Fund may be issued or otherwise receive a range of equity incentives, which would usually be in the form of a warrant to acquire a portion of a borrower’s fully diluted equity, but could also be in the form of outright shares, an exit fee or some direct participation in proceeds of a sale or listing (and may also be received in connection any workouts or restructurings of those investments) (collectively, “Equity Kickers”). Equity Kickers would be intended to enable the Fund to participate in a borrower’s long-term value which may be created by growth facilitated by a loan, and accordingly will have little or no value at issuance and will typically generate income (if at all) only upon a sale, listing or recapitalization of the borrower. Such Equity Kickers will generally involve a high degree of risk, and will be subordinate to (and thus are inherently riskier than) the debt securities and other liabilities of the issuers of such Equity Kickers. Prices of Equity Kickers generally fluctuate more than prices of debt securities and are likely to be affected more rapidly, and to a greater extent, by company-specific developments and poor economic or market conditions. In addition, Equity Kickers may be illiquid or trade at significant discounts to otherwise comparable investments. Equity Kickers may not produce any income for the Fund and may ultimately have no recognizable value. The Fund may experience a substantial or complete loss on such Equity Kickers to the extent of any value given in connection with the acquisition thereof.
The Fund may have limited rights with respect to its bank loans acquired through assignment or participations.
The Fund may invest in bank loans and corporate secured loans acquired through assignment or participations. These obligations are subject to various risks, including: (i) the possible invalidation of an investment transaction as a fraudulent conveyance under relevant laws; (ii) lender-liability claims of breach of contract, breach of fiduciary duty and of sales of collateral at non-commercially reasonable terms by the underlying obligor (see “— Risk Factors Relating to the Fund’s Assets — The Fund’s investments may be subject to risks associated with lender liability and equitable subordination.” above); (iii) environmental liabilities that may arise with respect to any collateral securing the underlying obligations; and (iv) limitations on the ability of the Fund to enforce its rights directly with respect to participations.
In purchasing participations, the Fund will have a direct contractual relationship only with the selling institution, and not the borrower. The Fund generally will have no right to enforce compliance by the underlying borrower with the terms of the loan agreement, nor any voting rights or rights of set-off against the underlying borrower, nor will it have the right to object to certain changes to the loan agreement agreed to by the selling institution. The Fund may not benefit from the collateral supporting the related secured loan and may not be subject to any rights of set-off the borrower has against the selling institution.
In addition, in the event of the insolvency of the selling institution, under the laws of certain jurisdictions the Fund may be treated as a general creditor of such selling institution, and may not have any exclusive or senior claim with respect to the selling institution’s interest in, or the collateral with respect to, the secured loan. Consequently, in such circumstances, the Fund is subject to the credit risk of the selling institution as well as that of the borrower. Certain of the secured loans or loan participations may be governed by the law of a foreign jurisdiction which may present additional risks as regards the characterization of such transaction as a participation under such laws of such participation in the event of the insolvency of the selling institution or the borrower.

The Fund may have only limited control over a loan that has been syndicated to third parties.
In certain circumstances, the Fund may hold a loan that has been syndicated to third parties that are not affiliated with the Manager. As a holder of a syndicated loan or an interest therein, the Fund may have limited consent and control rights, and such rights may not be effective in view of the expected proportion of such loan held by the Fund. The Manager may exercise or enforce, or refrain from exercising or enforcing, any or all of the Fund’s rights in connection with any of its underlying investments. However, due to the size of the Fund’s investment position, the Fund may have limited influence over any amendment, waiver, or modification of such loan.
The profitability and success of a Portfolio Company depends on its management.
The day-to-day operations of each Portfolio Company in which the Fund invests is and will continue to be the responsibility of such company’s management team and, therefore, the Fund is subject to the risk that a Portfolio Company may make business decisions with which the Manager disagrees, and the stockholders or management of such company may take risks or otherwise act in ways that do not serve the Fund’s interests. As a result, a Portfolio Company may make decisions that could decrease the value of the Fund’s investment and, in turn, have a material adverse effect on the value of the Units.
The profitability of the Fund’s loan investments are often dependent on the obligors’ ability to refinance at or prior to maturity.
The Fund’s assets may consist of loans for which most or all of the principal is due at maturity. The ability of the obligor(s) under such loan to make such a large payment upon maturity typically depends upon its ability to refinance the loan prior to maturity. The ability of an obligor to consummate a refinancing will be affected by many factors, including the availability of financing at acceptable rates to such obligor, the financial condition of such obligor, the marketability of the collateral (if any) securing such loan, the operating history of the obligor and related businesses, tax laws and prevailing general economic conditions. Additionally, middle market obligors generally have more limited access to capital and higher funding costs, may be in a weaker financial position, may need more capital to expand or compete, and may be unable to obtain financing from public capital markets or from more traditional sources, such as commercial banks. Consequently, such obligor may not have the ability to repay the loan at maturity and, unless it is able to refinance such loan, it could default in payment at maturity, which could result in losses to the Fund and, indirectly, to the Unitholders.
Significant numbers of obligors are expected to need to refinance their debt over the next few years, and significant numbers of collateralized loan obligation transactions (historically an important source of funding for loans) have reached or are close to reaching the end of their reinvestment periods or the final maturities of their own debt. As a result, there could be significant pressure on the ability of obligors to refinance their debt over the next few years unless a significant volume of new collateralized loan obligation transactions or other sources of funding develop. If such sources of funding do not develop, significant defaults in the Fund’s assets could occur, and there could be downward pressure on the prices and markets for debt instruments, including assets held by the Fund.
The Fund is subject to risks associated with the sports, media and entertainment sectors, including a high degree of regulation.
The Fund’s investment strategy includes the making of investments in sports leagues, sports teams and sports industry related companies, as well as entertainment and media companies. Such investments are generally subject to a high degree of regulation, whether pursuant to law and governmental regulation and/or by non-governmental governing bodies. Any such laws and regulations (as well as other applicable regulations) may impact the Fund’s ability to make an acquisition or disposition of an investment, as well as increase costs associated with making, holding or disposing of such investment.
The legal and governmental regulation of Portfolio Companies involved in the sports, media and entertainment sectors is subject to periodic governmental review, legislative initiatives and judicial interpretations, any of which could adversely affect such portfolio companies and their profitability. For example, if new restrictions or bans on advertising specific products or services which are advertised by a portfolio company are introduced, it may reduce such portfolio company’s advertising and sponsorship revenue. Advertising laws could also be introduced which prevent the broadcast of images which include a restricted brand, thereby preventing a portfolio company from licensing television rights in an affected area. Broadcasting laws could be introduced which require that a sporting, entertainment or media event (each an “Event”) be broadcast only on free-to-air television which would prevent related portfolio companies from entering into pay television contracts in the relevant jurisdiction. Additionally, judicial decisions or other governmental action could interfere with the manner in which certain portfolio companies exploit their broadcasting rights, including in relation to such companies’ segmentation of such rights among different geographic regions.
In addition to such legal and governmental regulation, sports leagues and sports teams are often subject to the authority of certain governing bodies with respect to all or virtually all aspects of their operations. Such governing bodies may place safety and other sporting concerns over a particular team’s commercial interests. As a result, such governing bodies may take actions with respect to safety, competition and sporting standards and regulations which conflict with a team’s interests as a commercial rights holder, including by increasing the cost of participation, diminishing the spectacle of sporting events, imposing fines on or excluding sports teams, cancelling or delaying a sporting event, withholding approval for the staging of a sporting event, a new or proposed season calendar or establishing regulations without the support of the applicable sports teams. Such governing bodies will have certain rights and limitations and the exercise or purported exercise of such governing bodies’ rights thereunder may conflict with such team’s interests. Any actions taken by such governing bodies which conflict with such team’s interests may adversely impact such team’s operations and revenue, and in turn may materially adversely impact the Fund.
The financial results of Portfolio Companies affiliated with certain sports teams depend on the on-field success of the sports teams.
The financial results of Portfolio Companies affiliated with certain sports teams depend in large part on the ability of such sports teams to achieve on-field success. Typically, sports teams will generate significant fan enthusiasm, resulting in sustained ticket, premium seating and concession and merchandise sales, and greater shares of local television and radio audiences during periods of success. Furthermore, qualification by a sports team for “postseason” or other championship level events can provide such team with additional revenue and income. There can be no assurance that a sports team will perform well or qualify for postseason play during the next season or any season thereafter. Poor performance by a sports team is likely to adversely affect the financial performance of the related investment and, by extension, the Fund.
Furthermore, the success of sports teams can depend, in large part, on the ability to develop, obtain and retain talented players. The professional sports teams compete for available professional players and top player prospects. There can be no assurance that a Portfolio Company and/or its affiliated sports team(s) will be able to retain players upon expiration of their contracts or identify and obtain or develop new players of adequate talent to replace players who retire or are injured, traded, released or lost to free agency. Even if such sports teams are able to retain or obtain players who have had successful amateur or professional careers, or develop talented players (for example, through minor league affiliates or otherwise), there can be no assurance that such players will perform successfully for such sports teams. Penalties levied by the applicable governing bodies against certain sports teams in the international market can also limit such teams’ ability to develop and obtain players internationally.
Certain professional sports leagues and associations to which the Portfolio Companies belong may restrict the Fund’s right to make new investments.
The governance rules of professional sports leagues impose significant operational and other restrictions on investments in and regarding sports teams and related businesses. Such governance rules are more expansive and restrictive than the contractual arrangements and restrictions associated with investments in most other operating businesses. An investment by the Fund may subject the Fund, the General Partner, the Manager and, potentially, Unitholders to some or all of such governance rules. Such governance rules may (i) require disclosure by the Fund of information regarding the General Partner, the Manager, the Unitholders and their respective affiliates, (ii) restrict the Fund’s ability to incur indebtedness, the nature and timing of the Fund’s sale of an investment in a team and transfers of interests in the Fund, (iii) restrict the Fund’s ability to acquire, invest in, or otherwise transact with sports teams other than the sports team the Fund invests in, and (iv) otherwise impose certain burdensome requirements and restrictions on the Fund and its operations.
Portfolio Companies in the entertainment sector are subject to fierce competition and new regulations.
The entertainment sector is highly competitive, and these competitive pressures can adversely affect the financial performance of the companies that the Fund invests in. Entertainment generally represents discretionary expenditure, and participation in such activities may decline when the economic outlook is uncertain and during economic downturns. Programming services, cable internet and television systems, the internet, telecommunication services and satellite carriers are subject to varying degrees of regulation in the United States by the Federal Communications Commission (the “FCC”) and other entities and in foreign countries by similar entities. Such regulation and legislation are subject to the political process and therefore are constantly in flux. Further material changes in the law and regulatory requirements must be anticipated, and there can be no assurance that the business of the Fund’s Portfolio Companies will not be adversely affected by future legislation, new regulation or deregulation, including the FCC’s December 14, 2017 decision to repeal the Protecting and Promoting the Open Internet rules, more commonly known as the “Net Neutrality” regulations. In addition, competitive pressures within the digital media and internet sectors are intense, and the securities of such Portfolio Companies may be subject to significant price volatility. Because the digital media and internet sectors are also subject to rapid and significant changes in technology, Portfolio Companies in these sectors may face competition from technologies being developed or to be developed in the future by other entities, which may make such companies’ products and services obsolete.
Portfolio Companies in the gaming sector are subject to risks related to new regulations and negative publicity.
The Fund may also make investments in or related to the gaming sector. The gaming sector is subject to extensive gaming regulations and political and regulatory uncertainty. Regulatory authorities at the non-U.S., U.S. federal, state and local levels have broad powers with respect to the regulation and licensing of gaming operations and may revoke, suspend, condition or limit gaming licenses, impose substantial fines and take other actions, any one of which could have a material adverse effect on a company’s business, financial condition, results of operations and prospects. These laws, regulations and ordinances vary from jurisdiction to jurisdiction, but generally concern the responsibility, financial stability and character of the owners and managers of gaming operations as well as persons financially interested or involved in gaming operations.
In May 2018, the U.S. Supreme Court struck down as unconstitutional the Professional and Amateur Sports Protection Act of 1992. This decision has the effect of lifting federal restrictions on sports betting and thus allows states to determine by themselves the legality of sports betting. However, there can be no assurance that legally enforceable legislation will not be proposed and passed in jurisdictions to prohibit, legislate or regulate various aspects of the gaming sector (or that existing laws in those jurisdictions will not be interpreted negatively). Compliance with any such legislation may have a material adverse effect on a company’s business, financial condition and results of operations, either as a result of a determination that a jurisdiction should be blocked, or because a local license or approval may be costly to obtain and/or such licenses or approvals may contain other commercially undesirable conditions. As such, compliance with the various regulations applicable to the gaming sector is costly and time-consuming and, despite such costs, there is no assurance that a gaming license will not be revoked, suspended or conditioned at any time. As a result, the regulation of the gaming industry will likely increase the cost of investing, maintaining and disposing of an investment in the gaming sector.
Furthermore, public opinion can significantly influence the gaming sector. Unfavorable publicity regarding product changes, product quality, litigation, or regulatory activity, or regarding the actions of third parties could cause serious harm to a company involved in the gaming sector. In addition, a negative shift in the perception of gambling by the public or by politicians, lobbyists or others could affect future legislation and regulation of gambling, which could cause jurisdictions to abandon proposals to legalize gambling, thereby limiting the number of jurisdictions in which a company can operate.

Cancellation, postponement and disruption of events held, sponsored or otherwise funded by the Portfolio Companies will adversely impact the Fund’s performance.
The Fund invests in, and expects to continue to invest in, Portfolio Companies that engage in high profile Events, oftentimes with a global fan base, which are attended by a large number of spectators. Events may have to be postponed or cancelled, or a Portfolio Company may be unable to provide an international television feed of an Event, due to factors beyond its control. For example, many Events were postponed due to the COVID-19 outbreak. The effects of public health emergencies such as the COVID-19 outbreak have been far reaching and may continue to have an adverse impact on investments in the sports, media and entertainment sectors. If an Event is cancelled, postponed, or otherwise interfered with or disrupted, the applicable Portfolio Company’s business, financial condition and results of operations could be materially and adversely affected, which in turn could materially adversely affect the Fund.
Certain Portfolio Companies may receive a high degree of media coverage and negative publicity regarding the Portfolio Companies which may adversely impact the Fund’s performance.
The Fund’s investment strategy includes the making of investments in companies that receive a high degree of media coverage. Negative or unfavorable publicity regarding a company’s product, product quality, litigation, or regulatory activity, or regarding the actions of third parties with whom it has relationships or its sport (including declining popularity of such sport or its athletes) could seriously harm a company’s brand, reputation and business. In addition, events in a company’s industry or sport, even if unrelated to such company, may negatively affect its brand, reputation and business. As a result, such negative or unfavorable publicity may adversely impact the company’s and/or the Fund’s reputation, and may result in material adverse consequences to the Fund’s investment in the company and, potentially, the Fund’s ability to execute its investment strategy.
Consumer viewing habits may change over time and new content distribution platforms may emerge.
The manner in which consumers view televised sporting or other events is changing rapidly with the emergence of alternative distribution platforms. Digital cable, internet and wireless content providers are continuing to improve technologies, content offerings, user interface, and business models that allow consumers to access video-on-demand or internet-based tools with interactive capabilities including start, stop and rewind. Such developments may impact the profitability or effectiveness of a Portfolio Company’s existing licensing practices and there is no guarantee that such a Portfolio Company will be successful in adapting its licensing practices and/or media platform as consumer viewing habits change. If a Portfolio Company is unsuccessful in adapting its licensing practices and/or media platform as consumer viewing habits change, a Portfolio Company’s viewership levels (whether on traditional or new platforms) may decrease and/or its licensing practices may become less profitable leading to the possibility of a reduction in the value of its broadcasting and advertising and sponsorship contracts. Any reduction in the value of a Portfolio Company’s commercial rights and/or contracts may materially and adversely affect its revenue, business, financial condition, results of operations and prospects, which in turn may materially adversely affect the Fund. There can be no assurance that a Portfolio Company’s level of monetization will be comparable to that of its competitors.
Certain Portfolio Companies’ profits and performance may be dependent on their trademarks, copyrights and intellectual property.
Portfolio Companies in the sports, media and entertainment sector rely on certain trademarks, copyrights and other intellectual property to protect their rights, including their brands, logos and television footage. The existence of complex factual and legal issues may give rise to uncertainty as to the validity or subsistence, scope and enforceability of a particular trademark, copyright or other intellectual property or contractual right in a particular jurisdiction. Such trademarks, copyrights and other intellectual property can be targets for piracy and other infringement, and in particular, a Portfolio Company and its businesses’ brands (including their logos) and television footage are potential targets for counterfeiting, piracy and other infringement. In recent years, piracy and illegal live streaming of subscription content over the internet has caused, and is continuing to cause, lost revenue to distributors showing Events. New technologies such as the convergence of computing, communication, and entertainment devices, the falling prices of devices incorporating such technologies, increased broadband internet speed and penetration and increased availability and speed of mobile data transmission have made the unauthorized digital pirating and distribution of televised sporting events easier and faster and enforcement of intellectual property rights more challenging. The unauthorized use of intellectual property in the entertainment industry generally continues to be a significant challenge for intellectual property rights holders. If a Portfolio Company is unsuccessful in preventing widespread piracy and illegal live streaming of Events in the future, these activities could result in lost revenue and a reduction in the value of such Portfolio Company’s broadcasting rights which may materially and adversely affect such Portfolio Company’s business, results of operation, financial condition and prospects, and in turn may materially adversely affect the Fund.
The Fund is subject to the risks associated with investing alongside and/or in Other Ares Funds.
The Fund is expected to invest a portion of its capital alongside and/or in Other Ares Funds. The overall success of the Fund depends not only on the ability of the Fund to effectively allocate its capital among the Other Ares Funds and direct investments but also Ares’ ability to make successful investments in the applicable Other Ares Funds alongside which the Fund invests. Accordingly, the Fund is highly dependent upon the expertise and abilities of Ares and its personnel, who have investment discretion over the Fund’s assets and deploy capital within the various Other Ares Funds alongside which the Fund invests.
The level of risk associated with the Fund’s investments varies depending in part on the particular investment strategies utilized by Ares with respect to the applicable Other Ares Funds alongside which the Fund invests. Each of the risks and conflicts set forth herein may or may not relate to any particular Other Ares Fund. Potential investors in the Fund should carefully consider the risks associated with the Fund’s investment strategy and those of the Other Ares Funds prior to investing.
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No Management or Control of Other Ares Funds.   In instances where the Fund invests in an Other Ares Fund, the Fund will be a passive investor, and will have no management authority or governance rights with respect to any investments made by such Other Ares Fund. The Fund will be relying on the management skill of Ares as sponsor and / or adviser of the Other Ares Funds alongside which, or in which, the Fund invests. In addition, the management, financing, investing and disposition practices or policies of Other Ares Funds (and thus the Fund) generally will be determined by Ares and will not require the consent of the investors of either Other Ares Funds or the Fund. Any changes in such practices or policies could be detrimental to the value of the Fund’s investment and could cause the Units, on the one hand, and those of investors of the Other Ares Funds, on the other hand, to diverge. In addition, since in many instances the structure and terms of an investment will be primarily negotiated by the investment team of the Other Ares Funds alongside which, or in which, the Fund will also invest, the terms and structure of such investment may not necessarily take fully into account (or take into account at all) the interests of the Fund or its Unitholders (including as it relates to any tax structuring by the applicable Other Ares Funds).

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Differences Between Investing in the Fund and in Other Ares Funds.   When investing directly as a Unitholder in the Fund, with respect to the investments in or alongside Other Ares Funds, the rights and benefits of each investor will differ from the rights and benefits of those investors that have invested directly in Other Ares Funds with respect to which the Fund invests in or alongside. Such differences and risks associated with such differences include, without limitation, the following:

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Timing of Capital Contributions.   The investors in Other Ares Funds generally use subscription lines of credit in lieu of capital contributions to such Other Ares Funds at the time investments are made, and whether or not such subscription line is used, fund capital over time, while Unitholders are expected to be required to contribute their entire subscription at closing, thus potentially reducing the rates of returns experienced by the Unitholders compared to the rate of returns of the investors of such Other Ares Fund.

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Voting.   The Unitholders will generally have no right to vote on matters presented to the limited partners of the Other Ares Funds.

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Privity.   The Unitholders will not be limited partners of any Other Ares Funds in which the Fund invests (by virtue of the investor’s investment in the Fund), and as such, the investor will not be a party to any Other Ares Funds’ governing agreements and, accordingly, will not have any direct rights thereunder and therefore will have no direct recourse against any Other Ares Funds, such Other Ares Funds’ related vehicles, the general partner and / or investment adviser of any Other Ares Funds or any of its affiliates (other than the General Partner, the Manager and the Fund). The offering of Units in the Fund does not constitute, and should not be considered, an offering of interests in any Other Ares Fund. Unitholders should note that none of the persons or entities responsible for the organization, control, management or operations of the Fund, in such capacity as a manager or controller of the Fund, has the power to legally bind or commit Other Ares Funds or the general partner and / or investment adviser of any Other Ares Funds, though some of these persons may separately serve in such a capacity with respect to an Other Ares Fund. Moreover, the Fund has no right to participate in the control, management or operations of any Other Ares Fund. No Other Ares Funds or the general partner and / or investment adviser of any Other Ares Funds have participated or will participate in the offering of Units, and none of the foregoing have or will have any responsibility for such offering. No Other Ares Funds or the general partner and / or investment adviser of any Other Ares Funds have endorsed, and none of them are or will be responsible for the preparation or contents of, and none have passed upon or made any representation with respect to the adequacy or sufficiency of, the disclosure contained herein.
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Reporting.   The investors in Other Ares Funds generally will receive periodic reporting which includes investment by investment performance and, in some cases, commentary on recent developments at particular portfolio companies, which, even if such companies are also portfolio companies of the Fund, are not expected to be shared in all cases with Unitholders of the Fund. In addition, representatives of investors in Other Ares Funds that serve as members of such Other Ares Fund’s limited partner advisory committees may receive detailed information concerning various aspects of the activities of Other Ares Funds in connection with the performance of their responsibilities. Therefore, investors in Other Ares Funds or their representatives on Other Ares Funds’ limited partner advisory committees may receive additional or more detailed reporting regarding the portfolio companies in which the Fund has invested.

POTENTIAL CONFLICTS OF INTEREST
Actual, potential, or apparent conflicts of interest periodically arise as a result of the relationships between Ares and investment funds and accounts managed by Ares, on the one hand, and the Fund and the Unitholders, on the other. Ares is a global multi-strategy investment management firm and, as such, Ares and its partners, members, managing directors, directors, officers, employees, and senior advisors (“Ares Management Personnel”) have multiple advisory, transactional, financial, and other interests that are expected to conflict with those of the Fund and the Unitholders. Ares and Ares Management Personnel reserve the right in the future to engage in further activities that are expected to result in additional conflicts of interest not addressed below.
Investors should note that the Fund LPA contain provisions that, subject to applicable law, reduce or eliminate the duties, including fiduciary duties, to the Fund and the Unitholders to which the General Partner and the Manager would otherwise be subject, provisions that waive or consent to conduct on the part of the General Partner and the Manager that might not otherwise be permitted pursuant to such duties, and provisions that limit the remedies of Unitholders with respect to breaches of such duties. In particular, the Fund LPA includes a provision under which the General Partner and its affiliates will have no liability to the Fund or its Unitholders in respect of a conflict of interest; provided that nothing in the foregoing constitutes a waiver of any non-waivable right of a Unitholder under applicable law.
The Fund is subject to certain conflicts of interest arising out of the Fund’s relationship with Ares, including its affiliates. Certain members of the Board of Directors are also executives of Ares and/or one or more of its affiliates. There is no guarantee that the policies and procedures adopted by the Fund, the terms of the Fund LPA, the terms and conditions of the Management Agreement, or the policies and procedures adopted by the Board of Directors, General Partner, Ares and their affiliates, will enable the Fund to identify, adequately address or mitigate these conflicts of interest, or that the General Partner will identify or resolve all conflicts of interest in a manner that is favorable to the Fund, and Unitholders may not be entitled to receive notice or disclosure of the occurrence of these conflicts or have any right to consent to them.

There can be no assurance that Ares will resolve all conflicts of interest in a manner that is favorable to the Fund. Additional conflicts of interest are also expected to arise by virtue of the Fund’s investments in and alongside Other Ares Funds and their investment activities. Further, the long-term strategy of the Fund increases the likelihood that the Fund will be impacted by one or more of the risks described herein and the extent of any such impact. By acquiring a Unit, each Unitholder specifically acknowledges and consents to the existence of actual, apparent, and potential conflicts of interest relating to Ares, including, without limitation, those described in this section, and to the operation of the Fund subject to those conflicts.
Other Obligations of Investment Professionals
Subject to any specific restrictions set forth in the Fund LPA, the Manager, its affiliates and their principals and personnel are in no way prohibited from spending, and intend to spend, substantial business time in connection with other businesses and activities, including, but not limited to, managing investments, advising or managing vehicles or accounts whose investment objectives are the same as or overlap with those of the Fund, participating in actual or potential investments of the Fund, providing consulting, merger and acquisition, structuring or financial advisory services, including with respect to actual, contemplated or potential investments of the Fund, or acting as a director, officer or creditors’ committee member of, adviser to, or participant in, any corporation, fund, trust or other business entity. The Manager, its affiliates and their principals and personnel expect to receive fees or other compensation from third parties for any of these businesses or activities, or from previous employment roles, the compensation of which may be dependent on the success of an investment managed by Ares, and such fees and compensation will be for the benefit of their own account and not the Fund, except as otherwise provided in the Fund LPA. Such fees and compensation are expected to relate to actual, contemplated or potential investments of the Fund and may be payable in connection with investments in which the Fund, directly or indirectly, has invested or contemplates investing.
Each Unitholder acknowledges and agrees that the Manager, its affiliates and their principals and personnel will engage in other business and furnish asset management and advisory services to others, including entities which have investment objectives or policies similar to, or the same as, those followed by the Manager with respect to the Fund and which are permitted to own securities or other investments of the same class, or which are the same type, as the Fund’s investments. The General Partner, the Manager, its affiliates and their principals and personnel will be free, in their sole discretion, to make recommendations to others, or effect transactions on behalf of themselves or for others, which are expected to be the same as or different from those recommended or effected with respect to the Fund, or offer certain investments to clients or accounts that it or they manage or advise concurrently with or in addition to offering those investments to the Fund.
Conflicts of interest will arise in allocating time, services, or resources among the outside activities discussed above and the investment activities of the Fund, Other Ares Funds, Ares, other Ares-affiliated entities and the executives of Ares. The General Partner, Ares and their relevant affiliates will devote such time as will be necessary to conduct the business affairs of the Fund in an appropriate manner. However, Ares will continue to devote the resources necessary to manage Other Ares Funds and other Ares-affiliated entities, and to manage the investment activities of Ares. Ares is not precluded from conducting activities unrelated to Ares-managed private funds.
Moreover, because Ares is publicly traded, the officers, directors, members, managers, operating executives and employees of Ares, the General Partner and the Manager have duties or incentives relating to the interests of Ares’ shareholders that may differ from, and could conflict with, the interests of the Fund and the Unitholders. These conflicts would not necessarily need to be taken into account if Ares were not publicly traded.
The Fund is required to establish business relationships with its counterparties based on the Fund’s own credit standing. Neither Ares nor any of its affiliates have any obligation to allow their credit to be used in connection with the Fund’s establishment of its business relationships, nor is it expected that the Fund’s counterparties will rely on the credit of Ares in evaluating the Fund’s creditworthiness.

Sports Sector – Pre-existing and Future Investments.
Certain members of senior management at Ares, including certain of the Fund’s senior investment professionals, have and, in the future, may make new or additional, personal investments in the sports sector, including ownership interests in professional sports teams, and will be engaged in activities related to such investments outside the scope of their obligations to the Fund, including, without limitation, managing such investments and participating in industry-related activities. From time to time, the Fund will likely be presented with investment opportunities in a company (or sports team) that is a competitor of a company (or sports team) in which such member holds an interest. Such competitive situations will result in conflicts for the Fund and its affiliates in their ongoing interactions with the competitive companies (and/or teams). Furthermore, regulation of sports teams and sports leagues often involve restrictions on who can own a particular sports team or other sports property, including restrictions on ownership of multiple teams or other property by the same person or its affiliates. As a result, the Fund may be required to decline to pursue an investment opportunity because of such regulations or competitive situation, even though the opportunity might otherwise be an attractive one for the Fund. Such regulations or competitive situation could also result in Ares or the Fund and its associated persons (including the Fund’s senior investment professionals who are generally indemnified by the Fund) facing legal claims regarding violation of such regulations, misuse of a company’s confidential information, or other matters related to such regulations or competitive situation. Additionally, certain Ares investment professionals, including members of the investment committee, may have to recuse themselves from the discussion, analysis, valuation and management of certain potential investments by the Fund, particularly certain types of investments relating to the sports industry, as a result of personal investments held by such Ares investment professionals in the sports industry. Furthermore, Ares, the Manager and the General Partner are under no obligation to offer any particular investment to the Fund and, therefore, Ares and its senior management (including certain of the Fund’s senior investment professionals) may make investments on their own behalf in the future, including investments in the sports sector that otherwise may have been suitable investments for the Fund. See “Item 1A. Risk Factors — Potential Conflicts of Interest — Allocation of Investment Opportunities.” To the extent an investment opportunity is determined to be unsuitable for the Fund or any Other Ares Fund, Ares Management Personnel may be permitted to pursue personal investments in such opportunity.
Restrictions on Transactions Due to Other Ares Businesses.
Ares and its related entities engage in a broad range of advisory and non-advisory activities, including investment activities for its own account and for the account of Other Ares Funds, and providing transaction-related, legal, management and other services to the Fund, Other Ares Funds, special purpose acquisition companies (“SPACs”) and portfolio companies. Except to the extent prohibited by the Fund LPA, Ares and its personnel are permitted to market, organize, sponsor or act in other capacities (including as director, founder or manager) for other pooled investment vehicles, accounts or SPACs and to receive compensation (including in the form of management fees, performance-based compensation, founders’ equity or similar interests) relating thereto.
Ares sponsors and advises a range of investment vehicles and accounts and expects to continue to develop its investment advisory and related businesses by forming additional vehicles and accounts in the future.
The General Partner, the Manager, Ares, their affiliates or their principals or personnel are expected to acquire material non-public information or other confidential information in connection with their activities. Such persons may not be free to share such information with the Fund, the Fund may not be free to act upon any such information and the possession of information by persons associated with Ares may preclude the Fund from engaging in transactions that it might otherwise have undertaken. In addition, Other Ares Funds are permitted to hold positions in securities or other assets or be subject to contractual or legal restraints that could prevent the Fund from being able to initiate a transaction that it otherwise might have initiated or to sell an investment that it otherwise might have sold or, in its judgment, such position(s) or restraint(s) may make such a transaction inadvisable.
The investment activities of one or more Other Ares Funds have the potential to be inconsistent with the investment activities of the Fund. Furthermore, subject to Ares’ investment allocation policy, Ares is expected to have or develop business relations through its other businesses or have duties to Other Ares Funds that the Manager will consider in determining whether to undertake a transaction, with the result that the Fund may not participate in certain transactions in which it might otherwise have participated.
Allocation of Investment Opportunities.
The Manager, Ares and their affiliates currently manage, and in the future reserve the right to manage, Other Ares Funds. Situations in which Other Ares Funds are permitted to invest in securities, instruments, assets or obligations eligible for purchase by the Fund, present the potential for conflicts of interest to arise with respect to the decision regarding how to allocate an investment opportunity. Other Ares Funds include, for the avoidance of doubt, funds and accounts managed or advised by investment advisers that may be acquired or controlled by (or that otherwise become part of) Ares in the future. The investment policies, fee arrangements and other circumstances of the Fund may overlap with and/or vary from those of Other Ares Funds. The General Partner, Ares and their affiliates expect to be presented with investment opportunities that fall within the Fund’s investment objective and the investment objectives of one or more Other Ares Funds. While the General Partner, Ares and their affiliates seek to manage such potential conflicts of interest in good faith, there may be situations in which the interests of the Fund with respect to a particular investment or other matter conflict with the interests of one or more of the Other Ares Funds, Ares or one or more of their respective affiliates. The Manager anticipates that in the event the Manager determines that the Fund and one or more Other Ares Funds should purchase or sell the same securities or instruments at the same time, the Manager will allocate such purchase or sale in accordance with Ares’ investment allocation policy; provided, however, that classification of an investment opportunity as appropriate or inappropriate for (i) the Fund will be made by the General Partner and (ii) the Other Ares Funds will be made by Ares in its sole discretion at the time of purchase or sale.
The determinations made in connection with the allocation of investment opportunities will frequently be subjective in nature and, consequently, (a) an investment that was determined as appropriate for the Fund (or that Ares determined was appropriate for Other Ares Funds) may ultimately prove to have been more appropriate for Other Ares Funds (or for the Fund) and (b) where potential overlaps in investment objective and strategies with any of the Other Ares Funds exist, the Manager may, in accordance with Ares’ investment allocation policy, forego investment opportunities suitable for the Fund. Additionally, the Manager or its affiliates reserves the right to form and manage Other Ares Funds with a sector specific investment strategy that are permitted to co-invest with the Fund in overlapping investment opportunities, which, from time to time, could result in such Other Ares Funds receiving a share of a substantial portion of investments made by the Fund, such that the Fund could receive a lower allocation of investment opportunities than otherwise would be the case. All of the foregoing could in certain circumstances (1) adversely affect the price paid or received by the Fund or the size of the position purchased or sold by the Fund, (2) preclude the Fund from participating in an investment or (3) limit the rights that the Fund may exercise with respect to an investment.
None of the General Partner, the Manager, Ares or their affiliates has any affirmative obligation to offer any investments to the Fund or to inform the Fund before offering investments to any Other Ares Fund. When evaluating an investment opportunity, Ares will, in certain circumstances, determine that the division of an investment among multiple Other Ares Funds, including the Fund and Other Ares Funds, may negatively impact the nature of the investment such that it would not be appropriate to divide the investment among multiple clients for which that investment is suitable. Ares may also determine that the differences among Other Ares Funds, such as the length of each Other Ares Fund’s investment period, may result in an inability to share an investment opportunity among existing Other Ares Funds without increasing the potential for conflicts of interest to arise. In these circumstances, Ares will generally employ an allocation rotation process pursuant to its investment allocation policy and procedures that is designed to facilitate a fair and equitable allocation of such opportunities over time.
The ability of the General Partner or the Manager to effect or recommend transactions on behalf of the Fund is in certain cases restricted by applicable laws or regulatory requirements in or of the United States (including without limitation under the 1940 Act), the UK, Luxembourg, the Asia-Pacific Region or elsewhere that are applicable to the General Partner, the Manager, their affiliates or Other Ares Funds. In addition, the General Partner, the Manager or their affiliates have adopted policies designed to comply with such laws or requirements and may vary or supplement such policies in the future. Accordingly, the Fund may be subject to restrictions applicable to any potential co-investments alongside, or investments in portfolio companies or prospective portfolio companies of Other Ares Funds, including regulated funds. The Fund is also prohibited from making certain investments as a result of the possession of material non-public information by the General Partner, the Manager or their affiliates. As a result, there may be periods when the General Partner, the Manager may not make or otherwise initiate or recommend certain investments on behalf of the Fund and Unitholders will not be advised of that fact.
Without limitation, the General Partner or the Manager may in certain circumstances be prohibited from purchasing or selling, or recommending the purchase or sale of, certain securities of or other investments in an issuer or obligor for its clients or accounts, including the Fund. The foregoing may limit the ability of the Fund to make follow-on investments in current investments of the Fund, which may adversely affect the Fund’s position within such investment. Additionally, the General Partner, the Manager and their affiliates may be required by applicable law, regulatory requirements, internal policies or contractual requirements to share potential investment opportunities appropriate for the Fund with Other Ares Funds and as such the size of the opportunity available for purchase by the Fund may be adversely affected, including that the Fund may ultimately be precluded from participating in such investment opportunity.
For more information regarding the allocation of investment opportunities, see “Item 1. Business — Allocation of Investment Opportunities.”
Investing in Other Ares Funds.
The Fund may invest, directly or indirectly through one or more investments in Intermediate Entities, into Other Ares Funds. Conflicts of interest may arise in respect of the Manager’s management of the Fund’s and the Manager’s, or an affiliate of the Manager’s, management of Other Ares Funds, as the case may be. While the Manager is required to act in the best interest of the Fund, it is also required to act in the best interest of Other Ares Funds as a whole, in which the Fund is expected to be a passive, minority investor. If the Fund invests in Other Ares Funds, the Fund is expected to be a passive investor and, as such, would generally not be able to engage in its management activities. As a result, the Fund (and therefore, indirectly the Unitholders), would be wholly reliant on the skills, judgement, methods and management of the general partner(s), manager(s), board of directors, board of trustees and/or operator(s) of Other Ares Funds and their respective advisors, and the ability of the same to successfully implement the investment strategy and objectives for Other Ares Funds.
While the interests of investors in Other Ares Funds are generally expected to align, there can be no guarantees of this and investors may vote or exercise consent rights with respect to their interests in Other Ares Funds according to their own respective interest. Unitholders should note therefore, that, if the Fund invests in Other Ares Funds, the exercise of votes and/or consent rights by other investors in Other Ares Funds may not necessarily align with the interests of the Fund (and indirectly its Unitholders) as an investor in Other Ares Funds, and, as a result, decisions may be made with respect to the operations and activities of Other Ares Funds in a manner disadvantageous to the interests of the Fund (and, indirectly, its Unitholders).
Unitholders should also be aware that the terms governing the Fund’s investment in Other Ares Funds are not expected to be negotiated on behalf of the Fund. Typically, investors participating in Other Ares Funds will conduct a certain level of due diligence as well as engaging legal counsel and/or other advisors (such as tax and regulatory advisors) prior to subscribing for interests in Other Ares Funds. Given that both the Fund and Other Ares Funds are expected to be managed by affiliates of the Manager, and the fact that the Fund is expected to generally be a minority investor in Other Ares Funds, the Manager does not anticipate conducting any such corresponding due diligence or engaging legal or other advisors in connection with its investments. Instead, the Fund will rely on the Manager having knowledge of the investment strategies of Other Ares Funds (by virtue of the Manager and/or one or more of its affiliates also acting as the manager or in a similar capacity with respect to Other Ares Funds).
Overlapping Investments with Other Ares Funds.
Other Ares Funds are permitted to hold or acquire positions in assets in which the Fund invests or has invested. Similarly, the Fund is permitted to directly or indirectly hold or acquire positions in the same or different securities of the same portfolio companies in which Other Ares Funds hold investments. Additionally, certain investors (including Other Ares Funds) may simultaneously hold interests in the Fund and in assets in which the Fund invests or has invested. A Portfolio Company or portfolio asset of the Fund may transact with a portfolio company of an Other Ares Fund, which may result in changes to the Fund’s portfolio company and the Other Ares Fund’s portfolio company that may not be aligned. For example, the Fund may exit a portfolio company while an Other Ares Fund increases its investment in a portfolio company, or the Fund and Other Ares Funds may hold different securities of the same portfolio company after a transaction. Such investments and transactions have the potential to raise conflicts of interest for the Fund, particularly if the Fund and such Other Ares Funds invest in different classes or types of securities or investments of the same underlying asset. In that regard, actions may be taken by such Other Ares Funds that are adverse to the Fund or the Fund may be precluded from taking actions that may be beneficial to the Fund, including, but not limited to, during a restructuring, bankruptcy or other insolvency proceeding or similar matter. In addition, actions taken by Other Ares Funds may adversely impact the Fund where such Other Ares Funds invest directly in a portfolio company that is owned indirectly by the Fund through interests in an investment fund that holds securities of that same issuer. In such cases, the Other Ares Fund may pursue or enforce its rights in a manner that may be detrimental to the Fund as an indirect investor. In certain circumstances, Ares will take actions at the time of an initial investment and on an ongoing basis, as appropriate, to the extent it determines in its sole discretion any such action is necessary or advisable to seek to mitigate potential conflicts of interest for the Fund. Such conflict mitigation may include the appointment of an independent third party with decision-making authority with respect the Fund or agreeing to limit future rights that would otherwise be available to the Fund.
Where Ares, its affiliates, or Other Ares Funds invest in different parts of the capital structure of an investment, their respective interests may diverge significantly in the case of financial distress of the company. In a bankruptcy proceeding, the Fund’s interest may be subordinated or otherwise adversely affected by virtue of Ares’ and/or such Other Ares Funds’ involvement and actions relating to their investment. This may result in loss or substantial dilution of the Fund’s investment, while Ares recovers all or part of amounts due to it. In addition, where Ares or Other Ares Funds are creditors of a portfolio investment in which the Fund holds more junior securities, Ares or such Other Ares Funds reserve the right to take actions in their own interests with respect to their rights as a creditor (e.g., with respect to breaches of covenants) that may be adverse to the interests of the Fund as a junior creditor or an equity holder. There can be no assurance that the terms of or the return on the Fund’s investment will be equivalent to or better than the terms of or the returns obtained by Ares or any Other Ares Funds participating in the transaction. The Manager’s ability to implement the Fund’s strategies effectively may be limited to the extent that contractual obligations entered into in respect of investments made by Ares or Other Ares Funds impose restrictions on the Fund engaging in transactions that the Manager may otherwise be interested in pursuing.
Additionally, there may be conflicts that arise well into the life of the Fund between the Fund’s portfolio investment and Other Ares Funds. For example, Other Ares Funds that previously had a debt position in an asset may take control of such asset when it becomes distressed, while that asset is a lender or otherwise transacts with a portfolio investment of the Fund. Further, the Fund may make an investment that results in the disposition of an Other Ares Fund’s interest in the portfolio investment (through a redemption, refinancing or otherwise), and in that event, including providing financing to a borrower, or providing debt or equity financing to a third-party sponsor or other person which in turn will use such financing to provide financing to a borrower, for the purposes of refinancing an existing loan or other debt position in the relevant borrower held by Other Ares Funds. To the extent such investment opportunities arise, the Manager will face actual or apparent conflicts of interest, in particular the incentive to use financing provided directly or indirectly by the Fund to facilitate a successful exit of any such investment by Other Ares Funds. Other Ares Funds may refinance loans or other debt positions or provide debt or equity financing to a third party, which in turn will use such financing to refinance loans or other debt positions held by the Fund in a borrower prior to their stated maturity. Such prepayments will generally result in the Fund receiving a lower than anticipated yield on such investments, which it cannot recoup through the redeployment of the relevant investment proceeds or otherwise mitigate through any early repayment penalties negotiated with the relevant borrower. When such debt refinancings occur during periods of declining interest rates, to the extent that the Fund reinvests the proceeds of a prepayment in these circumstances, it will likely receive a rate of interest that is lower than the rate on the debt positions that were prepaid as a result of the refinancing. In considering such refinancing opportunities, the Manager will face actual or apparent conflicts of interest, in particular in respect of its incentives to source attractive refinancing opportunities for the benefit of Other Ares Funds. The pricing and terms of any of the foregoing refinancing transactions will, from time to time, be established solely by the Manager without the involvement of an independent third party and the Manager may waive certain fees the Fund is entitled to receive. It is possible that the Manager will allocate the opportunity to refinance the loan or other debt position held by the Fund in a different proportion (which can be higher or lower) to the proportion in which the Fund participated in the position being refinanced and, in certain circumstances, the Fund could have insufficient available capital or otherwise be unable to participate in such refinancing.
When a loan originated by the Fund is refinanced, the Fund may be entitled to receive certain prepayment premiums in connection with such refinancing (“Call Protection”). If such refinancing is led by the Manager or its affiliates in respect of multiple Other Ares Funds, the Manager may elect to waive the Fund’s entitlement to receive the Call Protection resulting in a lower return for the Fund than if the refinancing were led by an unaffiliated third party.
Separate Accounts.
Ares and its personnel reserve the right to establish and manage assets for one or more advisory clients through a separate account or similar arrangement employing an investment strategy investing in parallel with, or similar to, the strategy of the Fund. Such arrangements may afford those clients different terms than the Unitholders with respect to fees and expenses, subscription, withdrawal and redemption rights and the content and frequency of reports. Additionally, when such separate accounts invest alongside the Fund, those clients may receive certain benefits, including economic, and the Unitholders will not be permitted to receive such benefits. For example, Ares or an affiliate may bear the Organizational Expenses of such separate account, and such separate account may have the right to invest alongside the Fund. Advisory clients that have been granted additional access to portfolio information or enhanced transparency may be able to make investment decisions based on information and at times not generally available to other investors, including Unitholders. Any such investment decisions made by these advisory clients on the basis of such information, including substantial withdrawals or redemptions, could adversely affect the market value of the Fund’s portfolio and therefore the value of the interests.
Strategic Relationships and Other Arrangements.
Ares has entered into strategic relationships with certain investors and intends to continue to enter into strategic relationships, either programmatic or customized, whereby an investor will commit to invest capital in or to provide sponsor capital to various existing and new strategies managed by Ares as well as co-investment opportunities alongside the Fund and current or prospective Other Ares Funds. In addition to non-economic benefits, these strategic relationships provide advisory fee discounts for certain investors who commit to invest capital above a certain threshold across the Fund and/or multiple Other Ares Funds. In connection with these arrangements, Ares grants certain preferential terms to such strategic partners, including a waiver or reduction of management fees or performance fees or carried interest, a blended management fee, and/or performance fee or carried interest rates that are lower than those applicable to the Fund and/or Other Ares Funds in which such underlying investors invest, and/or the right to participate in a share of an Other Ares Fund’s carried interest, or co-investment rights. In addition, Ares may grant certain indirect preferential terms, including specialized training, enhanced information regarding our investment process or other additional information to personnel of a strategic partner. Where any such strategic partners invest in the Fund and/or an Other Ares Fund, such indirect preferential terms (or other preferential terms set forth in the applicable governing documents for the Other Ares Fund) are generally not subject to any “most favored nation” provisions. As a result of these strategic relationships and related agreements, in certain circumstances, underlying investors in the Fund and/or the same Other Ares Fund are treated differently.
Other Ares Funds Involving Structured Products
Certain Other Ares Funds may be characterized as structured investment products, including, but not limited to, collateralized fund obligations, private equity-backed notes, rated note feeder vehicles and insurance dedicated funds (each such Other Ares Fund, a “Structured Product Vehicle”). Structured Product Vehicles are permitted to (i) invest directly or indirectly in the Fund, including as (or treated in a manner generally similar to) a feeder vehicle, and/or (ii) invest alongside the Fund in one or more portfolio companies in which the Fund has invested or may invest. Structured Product Vehicles may invest in a single Other Ares Fund or multiple Other Ares Funds. The terms (including fees and other economic terms), objectives, structuring and returns of a Structured Product Vehicle are expected to differ materially from those of the Fund in substantially the same manner, and subject to substantially similar conflicts of interest, as strategic relationships described above, including without limitation the granting of Preferred Economics and/or preferential co-investment terms. In any event, the terms applicable to any Structured Product Vehicle (whether such Structured Product Vehicle invests in the Fund as a Unitholder or it co-invests with the Fund in some or all of the Fund’s portfolio companies), or the terms agreed with debt holders, equity holders or other investors in any such Structured Product Vehicle, including any side letters or similar agreements entered into with any of the foregoing or the Structured Product Vehicle itself, will not be considered a “side letter” of the Fund or be subject to “most favored nation” treatment. This may be the case even in those instances where the Fund’s “most favored nations” or other similar provisions (if any) suggest that the terms and agreements related to any Structured Product Vehicle ought to apply.
In addition to equity interests, a Structured Product Vehicle issues senior debt, subordinated debt and/or other debt instruments to investors, and Structured Product Vehicles are expected to have separate liquidity or other credit facilities. Certain investors in a Structured Product Vehicle can also be expected to have approval, veto or other governance rights with respect to actual or proposed investments (which may include investments in which the Fund is also participating) by the Structured Product Vehicle, which Unitholders in the Fund will not have. The investment periods, investment objectives, return profiles, liquidity needs, default provisions, voting rights, investment and leverage limitations, diversification requirements and/or other terms or objectives of the Fund and a Structured Product Vehicle will be different. These and other considerations can be expected to give rise to conflicts of interest, particularly when a Structured Product Vehicle invests in or alongside the Fund. For example, as a result of the terms or other features of a Structured Product Vehicle, Ares has the potential to be incentivized to make decisions with respect to the Fund’s actual or proposed investments for the benefit of a Structured Product Vehicle or the equity or debt investors therein, which decisions may not be aligned with or in the best interests of the Fund or the Unitholders. Further, due to leverage, ratings and/or other limitations applicable to a Structured Product Vehicle, the General Partner reserves the right to waive or otherwise limit the application of any default provisions to such Structured Product Vehicle. There can be no assurance that any such conflicts of interest will be resolved in favor of the Fund or the Unitholders, or that the establishment or investment activities of a Structured Product Vehicle will not adversely affect the Fund or its investments.
Structured Product Vehicles are also permitted to be capitalized with debt and equity whereby the senior notes (the “Senior Notes”) are held by investors unaffiliated with Ares, and the junior notes (the “Junior Notes”), which effectively represent equity interests, are held directly or indirectly, in whole or in part, by current or former affiliates of the General Partner or the Manager or current or former employees, officers or directors of Ares or any of its affiliates (or family and estate planning vehicles of, and foundations and other charitable organizations established or sponsored by, any of the foregoing). If any such Structured Product Vehicles are formed, the participants that invest in the Junior Notes would effectively be provided the benefit of leverage for their investment in such Structured Product Vehicle. This effective leverage, while having the effect of increasing the potential returns to the holders of the Junior Notes, would also magnify the potential losses realized by the holders of the Junior Notes, which could result in conflicts of interest between such Structured Product Vehicle and the holders of the Junior Notes (which could include Ares, the General Partner, their affiliates and Ares personnel), on the one hand, and the Fund and the Unitholders, on the other hand, in connection with the Fund’s investments. In particular, in the event of a significant decline in the value of such Structured Product Vehicle’s investments (including an interest in the Fund), the effective leverage provided to the holders of the Junior Notes could have the effect of substantially reducing the value of the investments by the holders of the Junior Notes, or even making them effectively worthless, which could in either case undermine alignments of interest between Ares, Ares personnel and external investors. As a result, investment risks and returns would vary materially between the Fund and such Structured Product Vehicle and/or the holders of the Junior Notes. Investors should not have any expectation that they are investing in the Fund on terms that are the same or similar as those applicable to Ares employee investors and other persons that invest in the Junior Notes of any such Structured Product Vehicle, or that their interests are aligned.

Structured investment products are complex instruments and typically involve a high degree of risk, including with respect to defaults. In addition, rating agencies may be involved in rating securities of one or more Structured Product Vehicles and such published ratings criteria or methodologies for securities may be changed by the rating agencies in the future which could impact any such Structured Product Vehicle’s ability to make capital contributions to the Fund or to any portfolio company in which such Structured Product Vehicle has invested or expects to invest in alongside the Fund.
Investments in which Ares and/or Other Ares Funds Have a Different Principal Interest.
Ares and its affiliates, including Other Ares Funds, invest in a broad range of asset classes throughout the corporate capital structure, including investments in corporate loans and debt securities, preferred equity securities, and common equity securities. Accordingly, Ares and Other Ares Funds may invest in different parts of the capital structure of a company or other issuer in which the Fund invests. For example, Other Ares Funds may invest in the equity of a Portfolio Company in which the Fund holds debt securities or the Fund may invest in the equity of a portfolio company in which Other Ares Funds hold debt securities, in each case in a manner consistent with the Fund LPA. Additionally, Ares may itself, in connection with an investment, create multiple tranches of a capital structure, and the Fund and Other Ares Funds may be allocated investments in these differing tranches of the capital structure at terms established by Ares. The interests of the Fund and such Other Ares Funds may not always be aligned, which may give rise to actual or potential conflicts of interest, or the appearance of such conflicts of interest. Actions taken for the Fund may be adverse to Ares or an Other Ares Fund, or vice versa.
Where Ares, its affiliates, or Other Ares Funds invest in different parts of the capital structure of a Portfolio Company or portfolio investment, their respective interests may diverge significantly in the case of financial distress of the company or investment. For example, in the instances where Other Ares Funds hold equity securities in a Portfolio Company or portfolio investment in which the Fund holds debt securities or of which it is otherwise a creditor in a bankruptcy proceeding, the Other Ares Fund’s interest may be subordinated or otherwise adversely affected by virtue of the Fund’s involvement and actions relating to their debt investment. This may result in loss or substantial dilution of the Fund’s investment, while Ares or an Other Ares Fund recovers all or part of amounts due to it. The converse may be true if the Fund were to hold debt securities in, or otherwise be a creditor of, a Portfolio Company or portfolio investment in which an Other Ares Fund holds equity securities. Although the Fund may recover all or part of amounts due to it, the Other Ares Funds may be at risk for substantial loss, which may cause the Fund to be more passive or refrain from taking actions adverse to such Other Ares Funds that would otherwise be available. In addition, where Ares or Other Ares Funds are creditors of a Portfolio Company or portfolio investment in which the Fund holds equity securities, Ares or such Other Ares Funds are permitted to take actions in their own interests with respect to their rights as a creditor (e.g., with respect to breaches of covenants) that may be adverse to the interests of the Fund as an equity holder. In addition, it’s possible that the Fund may invest in a Portfolio Company where all or a portion of such investment may be used to redeem a debt investment by Other Ares Funds in such Portfolio Company.
In addition, Ares, the Fund and Other Ares Funds are increasingly presented with opportunities that involve the participation of multiple funds in a structured credit or similar opportunity. Ares funds, including the Fund, may invest in different debt tranches or hold different instruments in such transactions, including various rated and unrated debt instruments and equity, junior or residual interests. The Fund or its Portfolio Companies may borrow money or receive financing from one or more other Ares affiliates and/or one or more Other Ares Funds and may invest in or finance Other Ares Funds, including asset-based securities investments issued or sponsored by, related to or that otherwise constitute Other Ares Funds. In such instances where the financing is asset-based or otherwise non-recourse financing, one or more Ares funds, including the Fund, could hold all or substantially all of the equity or more junior tranche or interest and one or more Ares affiliates and/or one or more Other Ares Funds could hold all or substantially all of one or more senior tranches. Depending upon the facts and circumstances of a specific investment opportunity, the General Partner could seek, but is not obligated to seek, to substantiate the price and substantive terms of such transaction in its sole discretion. The General Partner may take actions to seek to mitigate potential conflicts of interest, including via the appointment of an independent third party or such other actions as the General Partner believes are necessary or appropriate. Notwithstanding the foregoing, the General Partner is not obligated to take any of the preceding actions in any particular circumstance, and could take none of the foregoing, and determine to use a different course of action to mitigate actual, potential or perceived conflicts of interest that could arise, on a case-by-case basis as it deems appropriate in its discretion. There is no assurance that any actions taken, and processes implemented, will effectively mitigate all conflicts of interest.
There can be no assurance that the terms of or the return on the Fund’s investment will be equivalent to or better than the terms of or the returns obtained by Ares or any Other Ares Funds participating in the transaction. The General Partner’s ability to implement the Fund’s strategies effectively may be limited to the extent that contractual obligations entered into in respect of investments made by Ares or Other Ares Funds impose restrictions on the Fund engaging in transactions that the General Partner may otherwise be interested in pursuing.
Portfolio Company Interests.
Ares reserves the right to invest on behalf of Other Ares Funds or for its own account in a portfolio company that is a competitor of a Portfolio Company of the Fund or that is a service provider, supplier, customer, or other counterparty with respect to a Portfolio Company in which the Fund holds an interest. In providing advice and recommendations to, or with respect to, such portfolio companies, and in dealing in their securities on behalf of Other Ares Funds or Ares, to the extent permitted by law, Ares will not have regard to the interests of the Fund and its Portfolio Companies. Accordingly, such advice, recommendations, and dealings may result in adverse consequences to the Fund or its investments in Portfolio Companies. In addition, in providing services to such Portfolio Companies, Ares is expected to come into possession of information that it is prohibited from acting on (including on behalf of the Fund) or disclosing as a result of applicable confidentiality requirements or applicable law, even though such action or disclosure would be in the interests of the Fund. To the extent not restricted by confidentiality requirements or applicable law, Ares may apply experience and information gained in providing services to Portfolio Companies of the Fund to provide services to competing portfolio companies invested in by Ares or Other Ares Funds, which may have adverse consequences for the Fund. See “— Possession of Material Non-Public Information.”
Ares Management Personnel are expected to serve as directors of Portfolio Companies, and will, as a result, be subject to fiduciary obligations to make decisions that they believe to be in the best interests of the Portfolio Company. If a Portfolio Company in which the Fund and Other Ares Funds are invested is in financial difficulty, and Ares has appointed a director, this may result in a conflict between the relevant director’s obligations to the Portfolio Company and the interests of the Fund. In some circumstances, having Ares Management Personnel serve as directors of a Portfolio Company (including for these purposes, the portfolio company of any Other Ares Funds) may restrict the ability of the Fund to invest in an investment opportunity that also constitutes an investment opportunity for such Portfolio Company, or may have the effect of impairing the ability of the Fund to sell the related investments when, and upon the terms, the Manager may otherwise desire.
Ares reserves the right to enter into Portfolio Company monitoring and/or reimbursement agreements. While certain transaction fees will offset Management Fees as described in the Fund LPA and the Management Agreement, expense reimbursements do not offset Management Fees and are retained by Ares as reimbursements for its costs, without benefitting the Fund. Such agreements may cover payment for or reimbursement of expenses that would otherwise be required to be borne by the General Partner or the Manager under the Fund LPA.
Employees and Service Providers.
Ares reserves the right to, from time to time, employ personnel with pre-existing ownership interests in, or who were employed by Portfolio Companies of, the Fund or Other Ares Funds; conversely, former personnel or executives of the General Partner are permitted to serve in significant management roles at Portfolio Companies or service providers recommended by the General Partner. Further, current employees or executives of the General Partner, the Manager or their affiliates may serve as an executive or in another management role with respect to a Portfolio Company.
In addition, certain service providers to the General Partner, the Fund or any of their affiliates (including accountants, administrators, lenders, bankers, brokers, attorneys, consultants, investment or commercial banking firms, and certain other advisors and agents or affiliates of any of the foregoing) may provide goods or services to or have business, personal, political, financial or other relationships with the General Partner and its affiliates, including as investors in the Fund or the Manager, sources of investment opportunities or co-investors or counterparties therewith. Such parties may also make investments in Other Ares Funds and/or the Fund, as well as investments that are similar to the investments intended to be made by Other Ares Funds and/or the Fund. These relationships have the potential to influence the General Partner in deciding whether to select or recommend such a service provider to perform services for the Fund, whether to cause the Fund to invest in investment opportunities sourced by such a service provider or whether to select such a service provider as a co-investor or counterparty in a transaction.
The General Partner and the Manager generally select the Fund’s service providers and determine the compensation of such providers without review by or consent of the Unitholders, the Board of Directors or other independent parties. The Fund, regardless of the relationship to Ares of the person performing the services, bears the fees, costs and expenses related to such services. This creates an incentive for the General Partner or the Manager to select a service provider that is an Ares subsidiary, affiliate or related person (an “Affiliated Service Provider”) or to select service providers based on the potential benefit to Ares or Portfolio Companies rather than the Fund.
In certain circumstances, advisors and service providers, or their affiliates, charge different rates or have different arrangements for services provided to Ares, the General Partner or their affiliates or Portfolio Companies as compared to services provided to the Fund and its investments, which may result in more favorable rates or arrangements than those payable by the Fund or such investments.
Over the life of the Fund, the General Partner generally expects to exercise its discretion to recommend to the Fund or to a Portfolio Company or operator that it contracts for services with various service providers, potentially including, among others: (i) the General Partner (or an affiliate, which may include other Portfolio Companies of the Fund or Other Ares Funds) and at rates determined or substantively influenced by the General Partner; (ii) an entity with which the General Partner or its affiliates or current or former members of their personnel has a relationship or from which such person(s) derives a financial or other benefit; or (iii) a Unitholder (or a limited partner of Other Ares Funds) or its affiliates. This subjects the General Partner to potential conflicts of interest because although it intends to select service providers that it believes are aligned with its operational strategies and/or that will enhance investment performance, the General Partner may have an incentive to recommend the related or other person because of its financial or business interest. Service provider rates may be determined by the General Partner to be appropriate given market conditions at the time of engagement, and such rates may apply for the course of the engagement regardless of any change in market conditions. Additionally, there is a possibility that the General Partner, because of such incentive or for other reasons (including whether the use of such persons could establish, recognize, strengthen or cultivate relationships that have the potential to provide longer-term benefits to the General Partner, the Fund and/or Other Ares Funds, including volume discounts that may or may not be available to the Fund), may favor such retention or continuation even if a better price and/or quality of service provider could be obtained from another person. Whether or not the General Partner has a relationship with or receives financial or other benefit from recommending a particular service provider, there can be no assurance that no other service provider is more qualified to provide the applicable services or could provide such services at lesser cost.
Affiliated Service Providers.
Ares is authorized, in its discretion, to recommend to the Fund or one of its portfolio investments that it contract for services or, in providing services to the Fund, directly engage with an Affiliated Service Provider or other related person of Ares (including a portfolio investment of Other Ares Funds), or a service provider with which Ares or its personnel have a relationship or from which Ares or its personnel otherwise derive financial, personal or other benefit. Ares’ recommendation to the Fund or one of its portfolio investments that it engage with an Affiliated Service Provider or other related person of Ares creates actual and potential conflicts of interest. When engaging an Affiliated Service Provider or other related person, including a portfolio investment of an Other Ares Fund, Ares will generally have a financial, personal or other business incentive to recommend the Affiliated Service Provider or other related person even if another person is more qualified to provide the applicable services and/or can provide such services at a lesser cost.

To the extent allowable under the Fund LPA, the Fund bears and will continue to bear the fees, costs and expenses related to the services provided by a service provider, including in the case of Affiliated Service Providers, and such fees, costs and expenses borne by the Fund may differ from fees, costs and expenses borne by an Other Ares Fund. In such cases, Ares indirectly receives such fees payable to the Affiliated Service Providers, in addition to management fees and performance-based fees.
In addition, portfolio investments owned by the Fund provide services to or otherwise have business dealings with, and therefore receive fees or value from, Other Ares Funds or their portfolio investments. This and other similar arrangements with portfolio investments creates actual and potential conflicts of interest. Ares may have an incentive to cause the Fund or its portfolio investment to transact with a portfolio investment service provider in order to benefit the Other Ares Funds that own the portfolio investment service provider, or cause the portfolio investment service provider to provide services. There can be no assurances that amounts charged by any such portfolio investment service providers will be consistent with those charged by similarly situated companies, which could provide the same services at more favorable rates. Some of the services performed by portfolio investment service providers could also be performed by Ares. Service provider expenses are required to be reimbursed whether or not there is overlap in experience, function or services performed by Ares personnel. Fees paid by the Fund or its portfolio investments to the portfolio investment service provider, or value created by other portfolio investment service providers or vendors, do not offset or otherwise reduce the management fee or performance-based fees payable by the Fund and are not otherwise shared with the Fund.
Ares Use of Portfolio Company Products and Services
In certain instances, Ares and its employees receive discounts or complimentary access to products and services provided by Portfolio Companies of the Fund or Other Ares Funds or from third parties with whom Ares or the Other Ares Funds otherwise maintain a business relationship. In certain circumstances, these discounts or complimentary access to products may also be shared by Ares with third parties. Additionally, Ares and its employees may receive “miles,” “points” or credit in loyalty/status programs usually associated with airline travel, hotel stays or car rentals, and such benefits and/or amounts will, whether or not de minimis or difficult to value, inure exclusively to Ares and/or its employees even though the cost of the underlying service will be borne by an Other Ares Fund or portfolio company. The value of these discounts, complimentary access to products or other intangible benefits will not offset the Management Fee.
Possibility of Fraud or Other Misconduct of Employees and Service Providers.
Misconduct by (i) employees of Ares, (ii) Portfolio Company directors, officers or employees, and (iii) service providers to the foregoing and/or their respective affiliates could undermine the due diligence efforts of the Fund and/or the General Partner and cause significant losses to the Fund. Misconduct may include entering into transactions without authorization, the failure to comply with operational and risk procedures, including due diligence procedures, misrepresentations as to investments being considered by the Fund, the improper use or disclosure of confidential or material non-public information, or sexual or other harassment, which could result in litigation or serious financial harm, including limiting the Fund’s business prospects or future marketing activities, and non-compliance with applicable laws or regulations (and the concealing of any of the foregoing). Such activities may result in reputational damage, litigation, business disruption, market or industry segment volatility and/or financial losses to the Fund. The Manager has controls and procedures through which it seeks to minimize the risk of such misconduct occurring; however, no assurances can be given that such misconduct will be able to be identified or prevented.
In-House Capabilities.
Ares has experienced in-house legal, tax, loan administration, finance and other departments that provide support to its clients (including, without limitation, the Fund) and their respective portfolio investments on an ongoing basis. These departments assist with the acquisition, carrying, and disposition of investments, including, without limitation, loan origination, document negotiation, tax structuring, regulatory support and risk management. Such in-house departments are an alternative to the outsourcing of legal, tax, and certain other services to other firms, including firms regularly used by the Manager or its affiliates.

Operating Advisors.
Ares maintains relationships with a curated group of professionals, consultants and other advisors (collectively, “Operating Advisors”) that have a broad set of industry, sector, operating and other relevant experience. These individuals or their related parties, who Ares may call Operating Advisors, technology partners, industry consultants or other descriptions, may be independent third parties or may be employed by Ares. Portfolio companies may engage Operating Advisors directly or through Ares. In addition, the Fund may engage Operating Advisors on its own behalf or on behalf of Portfolio Companies. Amounts paid or reimbursed by the Fund or Portfolio Companies for services provided by Operating Advisors (“Consulting Services”), whether in the form of cash or equity, will not offset or reduce any Management Fees paid or payable by the Fund, even if such amounts have the effect of reducing any retainers or minimum amounts otherwise payable to such Operating Advisor by Ares. In addition, amounts paid or reimbursed by the Fund or Portfolio Companies in connection with the provision of Consulting Services by Operating Advisors are expected to include a portion of such Operating Advisors’ salaries and other related expenses, including overhead expenses, if applicable, and such amounts will not offset or reduce any Management Fees paid or payable by the Fund. Consulting Services provided by Operating Advisors are expected to provide benefits to the investment process and/or the management of Portfolio Companies, including, without limitation, potentially serving as a source of proprietary deal flow and contacts, identifying operational opportunities and pitfalls during the due diligence process (including identifying potential controllable growth levers), providing sector-specific operational and industry insight, developing and executing on a growth plan, serving in an executive or board capacity, and helping to build and mentor management teams, assisting with talent acquisition, or generally providing strategic advice and resources to management teams on other matters. If an Operating Advisor is engaged to provide Consulting Services to the Fund or a Portfolio Company, or as an officer or member of the board of directors or management of a Portfolio Company, the Fund and/or the applicable Portfolio Company will pay for and bear the costs of services at rates determined in good faith by the General Partner, the Manager or the management of a Portfolio Company, as applicable. In certain cases, the amount payable by the Fund or Ares may be offset by the amount paid by a Portfolio Company, or alternatively the Fund or Ares may backstop an amount to be received by the Operating Advisor that is not otherwise paid by a Portfolio Company. The nature of the relationship with each of the Operating Advisors, and the amount of time devoted or required to be devoted by them varies considerably. In certain cases, they provide the General Partner and/or the Manager with industry-specific insights and feedback on investment themes, assist in transaction due diligence, or making introductions to or providing reference checks on management teams. In other cases, they take on more extensive roles, including serving as executives or directors on the boards or management of Portfolio Companies, or contributing to the origination of new investment opportunities. In certain instances with respect to third-party Operating Advisors, Ares has formal arrangements with these Operating Advisors (which may or may not be terminable upon notice by any party), and in other cases the relationships with third-party Operating Advisors are more informal. Operating Advisors are generally compensated by Ares, the Fund, the Other Ares Funds and/or Portfolio Companies (including pursuant to retainers, expense reimbursement or through a share of investment profits) or otherwise uncompensated unless and until an engagement with a Portfolio Company develops. In certain cases, third-party Operating Advisors have certain attributes of Ares “employees” (e.g., they may have dedicated offices at Ares, have an Ares email address, participate in general meetings and events for Ares Management Personnel, work on Ares matters as their primary or sole business activity) and they also perform services that are at times similar in nature to those performed by employees of Ares. There can be no assurance that any of the Operating Advisors will continue to serve in such roles and/or continue their arrangements with Ares, the Fund and/or any Portfolio Company throughout the term of the Fund. It is also possible that third-party Operating Advisors will become future employees of Ares or its Portfolio Companies, and that additional employees of Ares or employees of its Portfolio Companies will become Operating Advisors in the future. Furthermore, third-party Operating Advisors may be provided other compensation and benefits from Ares, including opportunities to co-invest with the Fund or Other Ares Funds in particular investments, indemnification, rights to receive performance-based, equity or other compensation from Ares, the Fund or a Portfolio Company (which, as noted above, would not offset the Management Fee), Performance Participation Allocation in the Fund or Other Ares Funds, a portion of profits received by the Fund from a particular investment or opportunities to invest in the Fund and Other Ares Funds on advantageous terms (e.g., without paying management fee, carried interest or performance participation allocation) alongside Ares employees. Third-party Operating Advisors may also have interests in certain counterparties to the Fund, such as a sponsor of a competing investment fund, and such interests will subject the Operating Advisor to conflicts of interest. In addition, certain individuals may also be engaged by the Fund or Ares as consultants to provide industry or other advice on a deal by deal basis, and may have certain of the attributes of Operating Advisors described above but generally will not have ongoing relationships with Ares or the Fund.
Industry Advisory Board.
The Manager has appointed the industry advisory board (the “Industry Advisory Board”) comprised principally of sports, media and entertainment industry insiders, professionals and senior executives, current or former athletes and persons who the Manager believes are qualified to provide advisory, inductor and other services in respect of the Fund. When and as requested by the General Partner, the Industry Advisory Board will provide insight and guidance to the Fund, including with respect to potential investments. If so determined by the General Partner, the Fund will pay members a fee for serving on the Industry Advisory Board, and may pay such members additional compensation for services rendered to the Fund. Members of the Industry Advisory Board may invest in the Fund and, unless otherwise determined by the General Partner, will not bear any Management Fee or Performance Participation Allocation.
Similar to Operating Advisors discussed above, any fees paid to members of the Industry Advisory Board (whether in return for service on such board or for additional services provided to the Fund), will be charged to, and payable by, the Fund and will not offset the Management Fee. The Fund will also be responsible for certain expenses of the members of the Industry Advisory Board in connection with their services to the Fund and for indemnifying such members in connection with such services, subject to certain restrictions set forth in the Fund LPA. Such payments or reimbursements may reduce returns to the Unitholders. Members of the Industry Advisory Board may have affiliations with actual or prospective Portfolio Companies (e.g., as employees of such Portfolio Companies), which would lead to various conflicts of interest. While the General Partner will attempt to negotiate such conflicts in good faith, no member of the Industry Advisory Board will owe a fiduciary duty to the Fund and thus may act in a manner that is not in the best interests of the Fund.
Possession of Material Non-Public Information.
As noted above, Ares currently sponsors and advises a range of investment vehicles and expects to continue to develop its investment, advisory and related businesses. By reason of their responsibilities in connection with the Fund and other activities of Ares, certain employees of Ares may acquire material non-public information or other confidential information. With limited exceptions, Ares does not establish information barriers between its internal investment teams. Trading by Ares on the basis of such information, or improperly disclosing such information, may be restricted pursuant to applicable law, contractual obligations and/or internal policies and procedures adopted by Ares to promote compliance with applicable law. Additional restrictions may also be placed on the Fund or Ares by a Portfolio Company’s insider trading policy. Such personnel may not be free to share such information with the Fund, the Fund may not be free to act upon any such information, and the possession of information by persons associated with Ares may preclude the Fund from engaging in transactions that it might otherwise have undertaken. In addition, Other Ares Funds may hold positions in securities or be subject to contractual, legal or regulatory restraints that could prevent the Fund from being able to initiate a transaction that it otherwise might have initiated or to sell an investment that it otherwise might have sold or, in the General Partner’s or Manager’s judgment, that may make such transactions inadvisable. The trading activities of Other Ares Funds may be inconsistent with the investment activities of the Fund. Ares may also from time to time be subject to contractual “stand-still” obligations and/or confidentiality obligations that may restrict its ability to trade in certain securities on behalf of the Fund. Furthermore, Ares may have or develop business relations through its other businesses, which the General Partner or Manager may consider in determining whether to undertake a transaction on behalf of the Fund, with the result that the Fund may not participate in certain transactions that it might otherwise have participated in.
In addition to the foregoing, each Unitholder acknowledges that, through its ownership of the Units, it may acquire material non-public information or other confidential information about Ares, which is a publicly traded company. Receipt of such information may preclude the Unitholder from engaging in trading activities related to Ares in accordance with applicable law.
Counterparty and Service Provider Relationships.
Ares has, and intends to develop in the future, relationships with counterparties that hold (or have held) investments in Ares Management Corporation (or its subsidiaries). Such counterparties may also make investments in Other Ares Funds and/or the Fund, as well as investments that are similar to the investments intended to be made by Other Ares Funds and/or the Fund. These counterparties are expected to source (or may themselves represent) appropriate investment opportunities for the Fund and Other Ares Funds, may compete with the Fund and Other Ares Funds for investment opportunities and/or may be engaged as lenders or service providers by the Fund and Other Ares Funds. These relationships subject Ares (and thus the General Partner) to potential conflicts of interest because, although Ares believes its relationships with these counterparties are aligned with its operational strategies and may enhance investment performance, such relationships may result in an incentive for Ares and the General Partner to favor such counterparties (e.g., by engaging such entities as lenders or service providers to the Fund or Other Ares Funds or recommending investment opportunities to such counterparties that may otherwise be appropriate for the Fund and Other Ares Funds). Furthermore, if the Fund or one or more Other Ares Funds are competing with such counterparties for investment opportunities or if such entities jointly hold investments the General Partner will be presented with additional conflicts of interest. It is possible that Ares’ relationships with such counterparties could require the Fund and/or Other Ares Funds to refrain from making all or a portion of any investment or a disposition in order for Ares to comply with its fiduciary duties, the Advisers Act or other applicable laws.
Ares has long-term relationships with a significant number of companies and their senior management. In determining whether to invest in a particular transaction on the Fund’s behalf, Ares will consider such relationships (including any incentives or disincentives as part of such relationship) when evaluating an investment opportunity, and such relationships can be expected to influence Ares’ decision to make or not make particular investments on the Fund’s behalf. The Fund could also co-invest with investors of Ares or Other Ares Funds in particular investments, and the relationship with such parties could influence the decisions made by Ares with respect to such investments. Ares is under no obligation to decline any engagements or investments in order to make an investment opportunity available to the Fund (e.g., investments in a competitor of a client or other person with whom Ares has a relationship). The Fund could be required to sell or hold existing investments as a result of investment banking relationships or other relationships that Ares may have or transactions or investments that Ares may make or has made. Therefore, there can be no assurance that all potentially suitable investment opportunities that come to the attention of Ares will be made available to the Fund. The Fund may also co-invest with Other Ares Funds or other persons with whom Ares has a relationship in particular investment opportunities, and other aspects of these Ares relationships could influence the decisions made by Ares with respect to the Fund’s investments and otherwise result in a conflict.
Principal Transactions; Borrowing.
To the extent permitted in the Fund LPA and by applicable law, Ares reserves the rights to engage in transactions with the Fund and its Portfolio Companies for its own account, including, for example, where an investment in a Portfolio Company has been bridged or otherwise warehoused by Ares (including through borrowing by the Fund from Ares) prior to purchase by the Fund. Ares may retain income and may otherwise profit from such transactions. Ares will, to the extent required by applicable law, obtain the prior consent of the Fund for such transactions. Investors should note that the Fund LPA authorizes the Industry Advisory Board to provide such consent on behalf of the Fund.
Cross-Transactions.
From time to time, the General Partner reserves the right to seek to effect a purchase or sale of an investment between the Fund and one or more Other Ares Funds (for example, where such investment is bridged by the Fund or Other Ares Funds as permitted pursuant to the relevant limited partnership agreements). These conflicts are heightened to the extent the relevant securities are illiquid or do not have a readily ascertainable value, and there generally can be no assurance that the price at which such transactions are entered into represent what would ultimately be the underlying investment’s fair value. Such transactions generally will not require the consent of the Fund under applicable law, and, accordingly, the General Partner may cause such transactions to be effected without such prior consent (including without the consent of the Board of Directors).
Continuation Vehicles and Continuation Transactions.
Ares reserves the right to establish other investment vehicles for the purpose of purchasing one or more investments from the Fund (including where the Fund is approaching the end of its term) in connection with, or alongside Other Ares Funds making an investment (such vehicles, “Continuation Vehicles” and such transactions, “Continuation Transactions”). In such circumstances, Ares and/or its affiliates are acting on behalf of, and making the investment decision for, both the Fund and the applicable Continuation Vehicle. As a result, Continuation Transactions implicate conflicts of interest that arise in connection with a proposed sale by the Fund of all or a portion of another investment to an Other Ares Fund, in this case between the Fund and the Continuation Vehicle. Further, because Ares and/or its affiliates expect to have the opportunity to earn additional management fees and/or receive additional carried interest and other benefits in respect of such Continuation Transactions, and because each purchaser’s commitment to acquire interests in a Continuation Vehicle will ordinarily be conditioned upon completion of the Continuation Transaction, Ares will have a potential conflict of interest in determining transaction terms and participants. Because of the potential for a requirement for an investor in the Continuation Vehicle to make an investment in the Fund or a commitment to invest in a future Other Ares Fund, this (a) incentivizes Ares to favor such investors because of the potential for Ares and its affiliates to earn additional management fees with respect to any such investment or commitment to invest, and (b) could affect the price such investors offer to purchase the asset from the Fund. Additionally, conflicts of interest arise in Continuation Transactions as a result of the allocation of fees and expenses because fees and expenses will be incurred in connection with the transaction, and Ares might determine to allocate bankers’ fees and certain other fees and expenses solely to selling investors and not to certain investors in the Continuation Vehicle or vice versa.
Strategic Transactions.
Ares is a broad-based alternative investment management firm that reserves the right to engage in strategic transactions, including the acquisition of, or combination with, other businesses, including other investment management firms. In the event that Ares engages in such a transaction or otherwise engages in any actions or any other event occurs, and such transaction or event results in an “assignment” (for purposes of the Advisers Act) of the Management Agreement or any other applicable agreement, the Manager or other relevant entity must seek the consent of the Fund under applicable law, the General Partner reserves the right to seek the consent of the Independent Directors (and not the Unitholders) under the terms of the Fund LPA. Since the General Partner is under common control with the Manager and each of the General Partner and the Manager may have a financial interest in the consummation of any such transaction that is different from the interests of the Fund or the Unitholders, the General Partner will likely have a conflict of interest in recommending that the Board of Directors approve such transaction. Pursuant to the Fund LPA, the General Partner is under no obligation to seek approval from the Unitholders as to any such consent, and the Unitholders will not have the right to remove the General Partner or cause the Fund to terminate the Management Agreement, transfer their interests or otherwise exit the Fund, or exercise any other rights or remedies as a result of such “assignment”, other than remedies that are set forth in the Fund LPA. In addition, in the event that Ares acquires another investment management firm, that firm’s funds, separately managed accounts and other investment vehicles may become Other Ares Funds, and any such acquisition would also affect the allocation of investments between the Fund and Other Ares Funds, as discussed above.
Management Fee; Performance Participation Allocation.
The Management Fee payable by the Fund or one or more of the Intermediate Entities to the Manager and the Performance Participation Allocation that the General Partner receives has not been established on the basis of an arm’s-length negotiation among the Fund, the General Partner and the Manager. The Management Fee is payable regardless of the performance of the Fund’s investments. In addition, the existence of the Performance Participation Allocation creates an incentive for the General Partner to approve and cause the Fund to make riskier or more speculative investments than it would otherwise make in the absence of such performance-based compensation, as the General Partner receives a disproportionate share of profits above the Hurdle Amount and the Loss Carryforward Amount. Moreover, the terms of the Performance Participation Allocation could give the General Partner an incentive to make determinations regarding the timing and structure of realization transactions that are not applicable to the interests of the Unitholders. Furthermore, the existence of Hurdle Amount may create an incentive for the General Partner to defer disposition of one or more investments.
The amount of the Performance Participation Allocation will be dependent on the valuation of the unrealized investments, which will be determined by the General Partner pursuant to the Valuation Policy and could incentivize the General Partner to value the investments higher than if there were no Performance Participation Allocation. The General Partner can engage a third party to determine the value of investments and rely upon the third-party opinion of value, but there can be no assurance such an opinion will reflect value accurately. In addition, the Manager will be paid a fee for its services based on the Fund’s NAV, which will be calculated by the General Partner. The Manager may elect to receive the Management Fee in cash, Units of the Fund, units of any Parallel Fund and/or shares, units or interests (as applicable) of Intermediate Entities. The calculation of the Fund’s NAV includes certain subjective judgments with respect to estimating, for example, the value of the Fund’s portfolio and its accrued expenses, net portfolio income and liabilities (e.g., exclusion of potentially subjective or contingent liabilities that may arise on or subsequent to the sale of an investment), and therefore, the Fund’s NAV may not correspond to realizable value upon a sale of those assets. The Manager may benefit from the Fund retaining ownership of its assets at times when Unitholders may be better served by the sale or disposition of the Fund’s assets in order to avoid a reduction in its NAV. If the Fund’s NAV is calculated in a way that is not reflective of its actual NAV, then the purchase price of Units or the price paid for the redemption of Units on a given date may not accurately reflect the value of the Fund’s portfolio, and such Units may be worth less than the purchase price or more than the redemption price.
The Performance Participation Allocation and the Management Fee will be payable without taking into account accrued and unpaid taxes of any subsidiaries or any Intermediate Entity (including corporations) through which the Fund indirectly invests or taxes paid by any such subsidiaries or Intermediate Entity during the applicable Reference Period or quarter (as the case may be). Accordingly, this reduces the General Partner’s incentive to ensure Intermediate Entities are structured in such a manner as to minimize taxes paid or payable by such Intermediate Entities. See “Item 2. Financial Information — Management’s Discussion and Analysis of Financial Condition and Results of Operations — Expenses — Fund Expenses.”
U.S. federal income tax law treats certain allocations of capital gains to service providers by partnerships such as the Fund as short-term capital gain (taxed at higher ordinary income rates) unless the partnership has held the asset which generated such gain for more than three years. Additionally, Congress has considered proposed legislation that would treat certain income allocations to service providers by partnerships such as the Fund (including any Performance Participation Allocation) as ordinary income for U.S. federal income tax purposes that under current law are treated as an allocation of the partnership’s income (and which may be taxed at lower rates than ordinary income). Such existing rules, as well as any such legislation that may be enacted in the future could reduce the after-tax returns of individuals associated with the Fund, the Manager or the General Partner who were or may in the future be granted direct or indirect interests in carried interest, which could make it more difficult for the General Partner and its affiliates to incentivize, attract and retain individuals to perform services for the Fund. This could also create an incentive for the General Partner to cause the Fund to hold investments for a longer period than would be the case if such three-year holding period requirement did not exist.
Investors in Other Ares Funds may be permitted to invest in the Fund on preferred terms (such as reduced or eliminated management fees and/or carried interest), and the other Unitholders will not be permitted to receive such benefits. Units held by Unitholders that pay a reduced, or zero, management fee will generate a higher net profit and as a result the General Partner will receive more carried interest with respect to such Unitholders than other Unitholders without a reduced management fee. Additionally, interests held by investors related to the Manager and its affiliates will not be subject to any management fees or carried interest.

Other Fees.
Ares, the General Partner, the Manager or any of their respective affiliates or the directors, officers or employees of the foregoing, may receive certain fees from Portfolio Companies in connection with the purchase, monitoring or disposition of the Fund’s investments or in connection with unconsummated transactions (e.g., directors’ fees, consulting fees, investment banking fees, advisory fees, break-up fees, closing fees, transaction fees, financing fees, monitoring fees and similar fees) (“Other Fees”). With respect to fees received by Ares relating to the Fund’s investments or from unconsummated transactions, Unitholders will not receive the benefit of any such fees paid by Portfolio Companies other than as set forth in the Fund LPA. In addition, Ares reserves the right to seek expense reimbursement from Portfolio Companies directly, and such payments would be subject to the reimbursement policies of such companies, and not the Fund LPA. Conflicts of interest may also arise due to the allocation of any Other Fees received by Ares to or among co-investors. To the extent the receipt by Ares of any such Other Fees results in an offset of the Management Fee as provided in the Fund LPA, such Other Fees are and will continue to be allocated among the Fund, any Other Ares Funds, and co-investors (to the extent such co-investors bear a management fee) participating (or intending to participate) in such investment. The amount of such Other Fees allocable to such Other Ares Funds and/or co-investors does not result in an offset of the Management Fee payable by the Fund, even if the Other Ares Funds and/or co-investors provide for lower or no management fees, and in some cases may be retained by Ares pursuant to the terms of such vehicles. Furthermore, as the General Partner and its related parties do not pay Management Fees, the amount of any such Other Fees attributable to the General Partner’s or its related parties’ investment in the Fund (i.e., relating to the General Partner’s or its related parties’ capital commitment) does not result in any offset to the Management Fee. If any fees are paid to Ares in connection with a transaction that is not ultimately consummated, co-investors will generally not be allocated any share of such fees; similarly, such co-investors generally do not bear their share of Broken Deal Expenses for unconsummated transactions, and such costs and expenses are and will generally be borne by the Fund and any Other Ares Funds. Certain transaction fees, such as agency fees, placement fees, syndication fees, underwriting fees, or solicitation fees, available to Ares in connection with certain transactions or investments may not offset the management fee of this Fund or Other Ares Funds and may be retained by Ares or distributed (generally, net of expenses) to one or more Other Ares Funds, which may include some Other Ares Funds and not others. The fee potential inherent in a particular investment or transaction could be viewed as an incentive for Ares to seek to refer or recommend an investment or transaction to the Fund.
The General Partner or the Manager have the right to appoint Portfolio Company board members (including current or former General Partner or Manager personnel or persons serving at their request), or to influence their appointment, and to determine or influence the determination of, their compensation. Additionally, from time to time, Portfolio Company board members may approve compensation and other amounts payable to the General Partner, the Manager and/or their affiliates in connection with services provided by the General Partner, the Manager or their affiliates to such Portfolio Company, and such amounts are in addition to the Management Fee and the Performance Participation Allocation discussed herein. The Manager’s and the General Partner’s authority to appoint, or influence the appointment of, Portfolio Company board members who may be involved in approving compensation payable to the General Partner, the Manager and/or their affiliates subjects the Manager, the General Partner and any such Portfolio Company board appointees to potential conflicts of interest.
Additionally, a Portfolio Company typically will reimburse the General Partner, the Manager or their affiliates or service providers retained at their discretion for expenses (including travel-related expenses) incurred by the General Partner, the Manager or their affiliates or such service providers in connection with the performance of services for such Portfolio Company or otherwise related to the Fund’s purchase, holding or sale of such portfolio investment. This subjects the Manager and the General Partner to conflicts of interest because the Fund generally does not have an interest or share in these reimbursements, and the amount of such reimbursements over time is expected to be substantial. Subject to its applicable internal reimbursement policies and practices, the General Partner, the Manager or such affiliate determines the amount of these reimbursements for such services in its sole discretion. Although the amount of individual reimbursements is not expected to be disclosed to Unitholders, their effect is reflected in the Fund’s audited financial statements, and any fee paid or expense reimbursed to the General Partner, the Manager or their affiliates or such service providers generally is subject to: agreements with sellers, buyers and management teams; the review and supervision of the board of directors of or lenders to Portfolio Companies; and/or third-party co-investors in its transactions. These factors help to mitigate related conflicts of interest.
Allocation of Fees and Expenses.
The General Partner is expected to be faced with a variety of potential conflicts of interest when it determines allocations of various fees and expenses to the Fund, including the allocation of fees and expenses that relate to the Fund as well as to Other Ares Funds. The General Partner, in its sole discretion, allocates fees and expenses to the Fund in accordance with the Fund LPA and in a manner that it believes in good faith is fair and equitable to the Fund under the circumstances and considering such factors as it deems relevant. The allocations of such expenses may not be proportional, and any such determinations involve inherent matters of discretion, e.g., in determining whether to allocate pro rata based on number of funds or co-investors receiving related benefits or proportionately in accordance with asset size or invested or committed capital. In addition, certain expenses, such as due diligence and Broken Deal Expenses, may be allocated solely to Other Ares Funds that focus on the relevant industry and those expenses may not be allocated to Other Ares Funds with broader mandates. Additionally, the General Partner, the Manager or their affiliates may be entitled to reimbursement of expenses from a Portfolio Company, and such expenses may be expenses that the General Partner or the Manager would otherwise be required to bear directly under the Fund LPA and would not be reimbursable by the Fund.
To the extent that any Other Ares Funds or any other entity or individual co-invests alongside the Fund in any portfolio investment, any transaction fees are and will generally be allocated among the Fund and the co-investors in proportion to the cost of the investment or potential investment in the Portfolio Company held (or committed to be held) by each. Accordingly, the Fund does, in most cases, only benefit from the Management Fee reduction described in the Fund LPA, with respect to its allocable portion of any such transaction fee and not the portion of any fee allocable to any other investor in a portfolio investment, which may be retained by the General Partner or an affiliate.
Investments and Compensation.
The Fund LPA provides the General Partner with wide-ranging authority to make determinations, including those related to portfolio investment purchases and dispositions (and their timing), determinations of fair value and other matters that in each case have the potential to affect the compensation of the Manager and its affiliates. In making such determinations, the General Partner is subject to potential conflicts of interest. For example, the potential to earn additional compensation (in a form of the Performance Participation Allocation or otherwise) can create an incentive for the General Partner to make portfolio investments and to hold portfolio investments longer than otherwise would be the case in the absence of the Fund’s Management Fee arrangements. The General Partner is incentivized to cause the Fund to make portfolio investments and hold on to portfolio investments in order to potentially generate a larger Management Fee than would otherwise be the case if such portfolio investments had not been made or held (or if such determination had not been made), including because of the possibility that the portfolio investments’ values will appreciate in the future.
Possible Relationships with Obligors.
Ares reserves the right to serve in various capacities, receive fees or be a secured or unsecured creditor of obligors of Portfolio Companies in which the Fund invests or will invest. The Fund will not share in any such fees. Ares reserves the right to have ongoing relationships with, render services to, and engage in transactions with, and may own debt or equity securities issued by, obligors of Portfolio Companies in which the Fund invests or will invest. The interests of such parties have the potential to be different than, and conflict with, the interests of the Fund.
Diverse Investors.
The Unitholders are expected to include taxable and tax-exempt entities, persons, or entities organized in various jurisdictions and subject to different tax and regulatory regimes. The Unitholders may thus have conflicting investment, tax and other interests with respect to their Fund investments. The conflicting interests of individual Unitholders may relate to or arise from, among other things, the nature of the Fund’s investments, the structuring or the acquisition of investments and the timing of disposition of the Fund’s investments. As a consequence, conflicts of interest may arise in connection with decisions made by the General Partner or the Manager, including with respect to the nature or structuring of investments, that may be more beneficial for one investor than for another investor or more beneficial for the General Partner or the Manager.
The results of the Fund’s activities may affect individual Unitholders differently, depending upon their individual financial and tax situations because, for instance, of the timing of a cash distribution or of an event of realization of gain or loss and its characterization as long-term or short-term gain or loss. In addition, the Fund may make investments that have a negative impact on related investments made by the Unitholders in separate transactions. In selecting and structuring investments appropriate for the Fund, the General Partner and the Manager will generally consider the investment and tax objectives of the Fund and the Unitholders as a whole, rather than the investment, tax or other objectives of any Unitholder individually. However, there can be no assurance that a result will not be more advantageous to some Unitholders than to others or to the General Partner and/or its affiliates than to a particular Unitholder.
Transactions Involving Third-Party Managed Vehicles in which Secondaries Funds Invest.
Other Ares Funds within the Ares Secondaries Group (“Secondary Funds”) have engaged, and may in the future engage, in transactions involving the Fund, which may entail business benefits to Ares. The nature of such transactions and relationships can be diverse, and may include a Secondary Fund owning an equity interest in an investment vehicle (including a continuation fund) managed by a third-party sponsor (a “Third-Party Managed Investment Fund”) that provides equity or financing to portfolio investments of the Fund or otherwise transacts with the Fund or its portfolio investments. However, where a Secondary Fund (or an affiliate thereof) is a passive limited partner in a Third-Party Managed Investment Fund with standard limited partner rights as well as a seat on the limited partner advisory committee of such Third-Party Managed Investment Fund, but with no rights to take part in the conduct of the business or control of the affairs or management of the Third-Party Managed Investment Fund or to undertake any transactions on its behalf or to represent or otherwise bind the Third-Party Managed Investment Fund, the Third-Party Managed Investment Fund will not be considered an affiliate of the Fund. Therefore, the Fund will generally not be seeking Board of Directors approval for the Fund to proceed with a transaction involving such a Third-Party Managed Investment Fund.
Affiliated Broker-Dealers and Related Activities.
Ares Management Capital Markets LLC (“AMCM”), a wholly owned subsidiary of Ares and a securities broker and dealer currently registered with the SEC and a member of FINRA, currently may provide capital markets services to Ares, its affiliates, funds managed by Ares (including the Fund), portfolio companies of funds managed by Ares and the Fund, and third parties, including, without limitation: (i) underwriting firm commitment and best efforts offerings of securities; (ii) the resale of securities under Rule 144A under the 1933 Act; (iii) merger and acquisition and corporate finance advisory services; (iv) private placements of securities and non-security instruments; (v) trading securities for its own account; (vi) broker or dealer selling corporate debt securities; (vii) broker or dealer selling interests in mortgages or other receivables, including asset-backed securities; (viii) marketing registered and private funds; and (ix) providing a variety of services with respect to both security and non-security financial instruments, including loans, such as originating, arranging, structuring, and syndicating loans on a best efforts or fully committed basis, including subscription or asset based credit facilities for funds managed by Ares, including the Fund, as well as providing advisory services and other similar services (together, the “Services”).
To the extent allowable under the Fund LPA and subject to any approvals required thereunder, the Fund may pay AMCM for the Services. While it is Ares’ expectation and belief that such fees, commissions and other compensation will be reasonable and generally will be charged at market rates for the relevant activities, such compensation may not in each case be negotiated at arm’s length and may be in excess of fees, commissions or other compensation that may be charged by an unaffiliated third party. Ares will have a conflict in negotiating the overall terms of such a transaction that includes fees for AMCM and will have no obligation to present such conflicts to, or obtain approval from, the Unitholders or the Fund’s board of directors or obtain third-party estimates or quotations prior to a transaction. The fee potential inherent in a particular investment or transaction could be viewed as an incentive for Ares to seek to refer, allocate or recommend an investment or transaction to the Fund. Subject to the Fund LPA, the Fund generally will not have the right to share in, or management fee or performance-based fee offset for, any compensation received by AMCM. Ares may be seen as incentivized to seek to influence the decision of the Fund or a portfolio company to retain AMCM instead of an unaffiliated broker-dealer or other service provider that may be more qualified to provide the applicable services or provide such services at a lesser cost. Further, Ares could also be seen as incentivized to structure portfolio company transactions, so that they require the use of a broker-dealer or similar service provider and consequently provide an opportunity for AMCM to be retained by such portfolio company to generate additional fees for Ares.
AMCM may, as a consequence of such activities, hold positions in instruments and securities issued by the issuers of the Fund’s or Other Ares Fund’s portfolio companies, enter into obligations to acquire such instruments or securities, and could engage in transactions that could also be appropriate investments for the Fund. The Fund could be prevented from participating in an investment as a result of the AMCM participating in such underwriting or financing transactions. Where AMCM serves as an underwriter with respect to an issuer’s securities, the Fund could be subject to a “lock-up” period following the offering under applicable regulations or agreements during which time its ability to sell any securities that it continues to hold is restricted. This would prejudice the Fund’s ability to dispose of such securities at an opportune time.
AMCM may also provide capital markets services to third parties that are not portfolio companies, including third parties that are competitors of Ares or one or more of its affiliates or portfolio companies of the Fund or an Other Ares Fund. The provision of these services present additional conflicts of interest. For example, in the event that AMCM provides services to third parties, it may not take into consideration the interests of the Fund or portfolio companies. Ares also could come into possession of information that it is prohibited from acting on (including on behalf of the Fund) or disclosing to Ares and its sponsored funds as a result of applicable confidentiality requirements or applicable law, even though such action or disclosure would be in the best interest of the Fund or portfolio company.
Ares’ business continues to evolve and expand. It is possible that AMCM would earn fees for engaging in other transactions that relate to the Fund or its investments.
For a discussion of the Dealer Manager, see “Item 7. Certain Relationships and Related Transactions and Director Independence — Transactions with Related Persons, Promoters and Certain Control Persons — Dealer Manager” below.
Placement Agent Compensation.
The Dealer Manager acts as a placement agent for the Fund. The Fund, the General Partner, the Manager, Ares or their affiliates also reserve the right to engage other non-affiliates to serve as placement agents in connection with the organization of the Fund and the offering of the Units or otherwise participate directly or indirectly in the distribution of the Units. Any such placement agents may be compensated through fixed or contingent fees, as well as reimbursed for expenses. As set forth in the Fund LPA, the Fund is permitted to pay such fees but the Management Fee payable by the Fund is reduced by the amount of any placement fees paid by the Fund.
However, to the extent permitted by applicable law, the Fund is expected to indemnify any such placement agents under certain circumstances. In addition, the placement agents may be compensated directly by certain Unitholders subscribing for Units, the costs of which is borne by such Unitholders in addition to their commitments.
Other Conflicts.
In addition, other present and future activities of Ares, the Fund, Other Ares Funds and their Portfolio Companies, affiliates and related parties will from time to time give rise to additional conflicts of interest relating to the Fund and its investment activities. Ares generally attempts to resolve conflicts in a fair and equitable manner, but conflicts will not necessarily be resolved in favor of the Fund’s interests and there may be situations where the Fund, as a passive investor investing alongside or in an Other Ares Fund, may not have the ability to mitigate such conflicts. In addition, pursuant to the Fund LPA, the Independent Directors are authorized to give consent on behalf of the Fund with respect to certain matters, including those which may be required or advisable, as determined in Ares’ sole discretion, under the Advisers Act or other applicable laws or regulations, which may be, but is not required to be, given by a majority of the Independent Directors of the Fund. If the Independent Directors consent to a particular matter and Ares acts in a manner consistent with, or pursuant to the standards and procedures approved by, the Independent Directors, or otherwise as provided in the Fund LPA, then Ares and its affiliates will not have any liability to the Fund or the Unitholders for such actions taken in good faith by them. In addition, the Fund may be “dragged along” in engaging in activities that involve conflicts of interest without Ares’ approval.
Distress, Impairment or Failure of Banking Institutions.
The Fund may depend on the services of custodians, the Administrator and other agents to carry out certain securities transactions and administrative services for the Fund. The terms of the Fund’s contracts with third parties surrounding securities transactions may be customized and complex, and may occur in markets or relate to products that are not subject to regulatory oversight.
Furthermore, the distress, impairment or failure of one or more banking institutions with whom the Fund, its Portfolio Companies and/or the Manager do business may inhibit the ability of the Fund or its Portfolio Companies to access depository accounts or lines of credit at all or in a timely manner. In such cases, the Fund may be forced to delay or forgo investments or to call capital when it is not desirable to do so, resulting in lower performance for the Fund. In the event of the failure of a banking institution where the Fund or one or more of its Portfolio Companies maintains deposit accounts, access to funds in such accounts could be restricted, and the protections afforded by the Federal Deposit Insurance Act and the regulations of the FDIC may not be available for balances in excess of amounts insured by the FDIC, referred to as the standard maximum deposit insurance amount (“SMDIA”) (and similar considerations may apply to banking institutions in other jurisdictions not subject to FDIC protection). In such instances, the Fund and its affected Portfolio Companies may not recover deposit balances in excess of the SMDIA, and such uninsured amounts instead would only have an unsecured claim against the banking institution and participate pro-rata with other unsecured creditors in the residual value of the banking institution’s assets. Further, there is no guarantee that there will be any intervention by government regulators in such instances and, notwithstanding any such intervention, there is no guarantee that uninsured depositors of such banking institution will be made whole or, even if made whole, the timing in which deposits will be available for withdrawal. The loss of amounts maintained with an insured depository institution or the inability to access such amounts for a period of time, even if ultimately recovered, could be materially adverse to the Fund or its investments and there could be no guarantee on the timing in which deposits will be available, if at all, for withdrawal. In addition, the General Partner may not be able to identify all potential solvency or stress concerns with respect to a banking institution or to transfer assets from one bank to another in a timely manner in the event a banking institution comes under stress or fails.

ITEM 2.
FINANCIAL INFORMATION

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS
The following discussion should be read in conjunction with the consolidated financial statements and notes thereto which are listed in “Item 13. Financial Statements and Supplementary Data” and attached to this Registration Statement.
All dollar amounts in “Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations” are in thousands, unless otherwise noted.
Overview
The Fund was organized on November 19, 2024 as a limited partnership under the laws of the State of Delaware and commenced its operations on December 6, 2024. The Fund is a private fund exempt from registration under Section 3(c)(7) of the 1940 Act. The Fund is considered an investment company under US GAAP and follows the accounting and reporting guidance applicable to investment companies in the Financial Accounting Standards Board Accounting Standards Codification Topic 946.
Macroeconomic Environment
The period ended September 30, 2025 saw an increase in investment opportunities within sports, media, and entertainment. This increase is fueled by strong fundamentals, rising demand for live, unscripted content and structural shifts, such as the centralization of media rights at the league level, that have created longer-dated, more predictable revenue streams. Further, the sector remains significantly undercapitalized, driving demand for flexible capital solutions to support future growth. These factors are expected to continue to result in increased activity and investment opportunities in the future.
Performance Summary
The following table lists the performance across all classes of Units for the period from December 6, 2024 (commencement of operations) through September 30, 2025.
Unit Class	Inception to Date Total Return(1)
Class A-S	5.83%
Class A-D	3.65%
Class A-I	6.13%
Class E	6.13%
Class S	4.57%
Class D	3.65%
Class I	4.79%

(1)
Returns shown reflect the percentage change in the transactional NAV per Unit for the period from December 6, 2024 (commencement of operations) through September 30, 2025, plus the amount of any distribution per Unit declared in the period, and assumes any distributions are reinvested in accordance with the Fund’s distribution reinvestment plan. The Fund did not declare or pay any distributions for the period from December 6, 2024 (commencement of operations) through September 30, 2025. Returns shown are reflective of each Unit class and not of an individual investor. The Fund believes total return is a useful measure of overall investment performance of its Units.

The date of the first sale of Class A-D Units and Class D Units was September 1, 2025. The date of the first sale of Class S Units and Class I Units was July 1, 2025. The date of the first sale of Class A-I Units, Class A-S Units and Class E Units was June 1, 2025.

Investment Portfolio
As of September 30, 2025, the Fund’s portfolio consists of 67 Portfolio Company investments, with an aggregate fair value of approximately $372 million and a mixture of common equity investments, preferred equity investments, directly originated debt investments and Liquid Debt and Other Securities.
The charts below present the diversification of the Fund’s portfolio companies by asset class, industry and geography as of September 30, 2025, based upon the fair value of the portfolio companies. Percentages reflect a pro forma presentation of the Fund’s investments as of September 30, 2025, inclusive of any transactions which were consummated after such date but funded by the Fund on or before September 30, 2025.
ASSET CLASS	INDUSTRY

GEOGRAPHY

KEY COMPONENTS OF RESULTS OF OPERATIONS
Revenues
The Fund generates revenues primarily from its investments, including Target SME Investments. To a lesser extent, the Fund also generates revenue in the form of interest and dividend income from its investments in Liquid Debt and Other Securities which may be used to generate income, facilitate capital deployment and provide a potential source of liquidity.
Expenses
Management Fee
In consideration for its investment management services, the Manager is entitled to receive the Management Fee payable by the Fund, directly or indirectly through one or more Intermediate Entities, equal to, in the aggregate, (i) 1.40% of NAV of the Class S Units, Class D Units, Class N Units and Class I Units and (ii) 1.25% of NAV of the Anchor Units, in each case, per annum payable monthly, before giving effect to any accruals for the Management Fee, the Servicing Fee, and the Performance Participation Allocation, any distributions and without taking into account accrued and unpaid taxes of any Intermediate Entity (including corporations) through which the Fund indirectly invests (or any comparable entities of Other Ares Funds in which the Fund may directly or indirectly participate) or taxes paid by any such entity during the applicable month. The Management Fee is not, and will not be, paid on Class E Units, and therefore it is a Class-specific expense. The Fund, the Feeder and any Parallel Fund each are obligated to pay (without duplication) its proportional share of the Management Fee paid based on its proportional interest in the Fund or the Intermediate Entities, as applicable.
The Manager may elect to receive the Management Fee in cash, Units of the Fund, units of any Parallel Fund and/or shares, units or interests (as applicable) of Intermediate Entities. If the Management Fee is paid in Units, such Units may be redeemed at the Manager’s request and will not be subject to the volume limitations of the Unit Redemption Program or the Early Redemption Deduction.
The Manager has agreed to waive the Management Fee through December 31, 2025, and may extend such waiver in its sole discretion.
Performance Participation Allocation
The General Partner is allocated the Performance Participation Allocation by the Fund, directly or indirectly through one or more Intermediate Entities, as set forth below, in each case, subject to a 5% annual Hurdle Amount and a High Water Mark with 100% Catch-Up. Such allocation will be measured on a calendar year basis and accrue monthly (subject to pro-rating for partial periods). The Fund, the Feeder and any Parallel Fund will each bear (without duplication) its proportional share of the Performance Participation Allocation based on its proportional interest in the Fund or the Intermediate Entities, as applicable.
(a)
With respect to the Anchor Units:

•
First, if the Total Return for the applicable period exceeds the sum of (i) the Hurdle Amount for that period and (ii) the Loss Carryforward Amount (any such excess, “Excess Profits”), 100% of such annual Excess Profits until the total amount allocated to the General Partner equals 12.5% of the sum of (x) the Hurdle Amount for that period and (y) any amount allocated to the General Partner pursuant to this clause (this is commonly referred to as a “Catch-Up”); and

•
Second, to the extent there are remaining Excess Profits, 12.5% of such remaining Excess Profits.

(b)
With respect to all other Performance Participation Units:

•
First, 100% of annual Excess Profits until the total amount allocated to the General Partner equals 15% of the Catch-Up; and

•
Second, to the extent there are remaining Excess Profits, 15% of such remaining Excess Profits.

The General Partner will also be allocated a Performance Participation Allocation with respect to all Units that are redeemed in connection with redemptions of Units in an amount calculated as described above with the relevant period being the portion of the Reference Period for which such Unit was outstanding, and proceeds for any such Unit redemption will be reduced by the amount of any such Performance Participation Allocation. Class E Units will not be subject to the Performance Participation Allocation.
The General Partner may elect to receive the Performance Participation Allocation in cash, Units of the Fund or any Parallel Fund and/or shares, units or interests (as applicable) of Intermediate Entities. If the Performance Participation Allocation is paid in Units, such Units may be redeemed at the General Partner’s request and will not be subject to the volume limitations of the Unit Redemption Program or the Early Redemption Deduction.
The Fund (or an applicable Intermediate Entity) may make distributions to the General Partner in an amount sufficient to permit the payment of the tax obligations of the General Partner and its owners in respect of allocations or distributions of income related to the Performance Participation Allocation to the extent not previously taken into account for such purpose or distributed to the General Partner. Amounts of the Performance Participation Allocation otherwise to be allocated or distributed to the General Partner (including distributions in kind) will be reduced on a dollar-for-dollar basis by the amount of any prior advances made to the General Partner until all such advances are restored to the Fund in full.
“Total Return” for any period since the end of the prior Reference Period will equal the sum of:
(i)
all distributions accrued or paid (without duplication) on Performance Participation Units outstanding at the end of such period since the beginning of the then-current Reference Period plus

(ii)
the change in aggregate NAV of such Performance Participation Units since the beginning of the Reference Period, before giving effect to (x) changes resulting solely from the proceeds of issuances of Performance Participation Units, (y) any allocation/accrual to the Performance Participation Allocation and (z) applicable Servicing Fee expenses (including any payments made to the Fund for payment of such expenses); provided, that the aggregate NAV of such Performance Participation Units will be calculated without taking into account any accrued and unpaid taxes of any Intermediate Entity (or the receipts of such Intermediate Entity) through which the Fund indirectly invests (or any comparable entities of Other Ares Funds in which the Fund may directly or indirectly participate) or taxes paid by any such entity since the end of the prior Reference Period minus

(iii)
all Operating Expenses of the Fund (to the extent not already reflected in clause (ii)) but excluding applicable expenses for Servicing Fees.

For the avoidance of doubt, the calculation of Total Return will (i) include any appreciation or depreciation in the NAV of Performance Participation Units issued during the then-current Reference Period, (ii) treat certain taxes incurred (directly or indirectly) by the Fund which relate to a Unitholder as part of the distributions accrued or paid on Performance Participation Units and (iii) exclude the proceeds from the initial issuance of such Performance Participation Units.
“Hurdle Amount” for any period during a Reference Period means that amount that results in a 5% annualized internal rate of return on the NAV of Performance Participation Units outstanding at the beginning of the then-current Reference Period and all Performance Participation Units issued since the beginning of the then-current Reference Period, calculated in accordance with recognized industry practices and taking into account: (i) the timing and amount of all distributions accrued or paid (without duplication) on all such Performance Participation Units minus all Operating Expenses but excluding applicable expenses for Servicing Fees; and (ii) all issuances of Performance Participation Units over the period.
The ending NAV of Performance Participation Units used in calculating the total return will be calculated before giving effect to any allocation/accrual to the Performance Participation Allocation and applicable Servicing Fee expenses and without taking into account any accrued and unpaid taxes of any Intermediate Entity (or the receipts of such Intermediate Entity) through which the Fund directly or indirectly invests (or any comparable entities of Other Ares Funds in which the Fund may directly or indirectly participate) or taxes paid by any such entity since the end of the prior Reference Period. For the avoidance of doubt, the calculation of the Hurdle Amount for any period will exclude: any Performance Participation Units redeemed during such period, which Performance Participation Units will be subject to the Performance Participation Allocation upon redemption as described above.
Except as described in “— Loss Carryforward Amount” below, any amount by which Total Return falls below the Hurdle Amount will not be carried forward to subsequent periods.
Except as noted below with respect to a Quarterly Shortfall (as defined below), the General Partner will not be obligated to return any portion of the Performance Participation Allocation paid due to the subsequent performance of the Fund.
“Reference Period” means each 12-month period commencing on January 1 and ending on December 31 (or, in the case of the initial Reference Period, the period ending on December 31, 2025).
“Loss Carryforward Amount” equaled zero on the Initial Closing Date and cumulatively increases by the absolute value of any negative annual Total Return and decrease by any positive annual Total Return; provided, that the Loss Carryforward Amount will at no time be less than zero and provided further that the calculation of the Loss Carryforward Amount will exclude the Total Return related to any Performance Participation Units redeemed during the applicable Reference Period, which Performance Participation Units will be subject to the Performance Participation Allocation upon redemption as described above. The effect of the Loss Carryforward Amount is that the recoupment of past annual Total Return losses will offset the positive annual Total Return for purposes of the calculation of the Performance Participation Allocation. This is referred to as a “High Water Mark.”
Following January 1, 2026, promptly following the end of each calendar quarter that is not also the end of a calendar year, the General Partner will be entitled to a Performance Participation Allocation as described above calculated in respect of the portion of the year to date, less any Performance Participation Allocation received with respect to prior quarters in that year (the “Quarterly Allocation”). The Performance Participation Allocation that the General Partner is entitled to receive at the end of each calendar year will be reduced by the cumulative amount of Quarterly Allocations that year. If a Quarterly Allocation is made and at the end of a subsequent calendar quarter in the same calendar year the General Partner is entitled to a lesser amount than the previously received Quarterly Allocation(s) (a “Quarterly Shortfall”), then subsequent distributions of any Quarterly Allocations or year-end Performance Participation Allocation in that calendar year will be reduced by an amount equal to such Quarterly Shortfall, until such time as no Quarterly Shortfall remains. If all or any portion of a Quarterly Shortfall remains at the end of a calendar year following the application described in the previous sentence, distributions of any Quarterly Allocations and year-end Performance Participation Allocation in the subsequent four calendar years will be reduced by (i) the remaining Quarterly Shortfall plus (ii) an annual rate of 5% on the remaining Quarterly Shortfall measured from the first day of the calendar year following the year in which the Quarterly Shortfall arose and compounded quarterly (collectively, the “Quarterly Shortfall Obligation”) until such time as no Quarterly Shortfall Obligation remains; provided, that the General Partner (or its affiliate) will use the proceeds of any redemptions of its Units (excluding Units that have been subsequently distributed to personnel of the General Partner or its affiliates) made after a Quarterly Shortfall Obligation arose to make cash payments to reduce the Quarterly Shortfall and may make a full or partial cash payment to reduce the Quarterly Shortfall Obligation at any time; provided, further, that if any Quarterly Shortfall Obligation remains following such subsequent four calendar years, then the General Partner (or its affiliate) will promptly pay the Fund the remaining Quarterly Shortfall Obligation (net of taxes paid on the Quarterly Shortfall calculated at the Assumed Income Tax Rate) in cash.
Any Quarterly Shortfall Obligation that is owed to the Fund as of a valuation date (even if not required to be paid until a future date) will be reflected in the Fund’s NAV. For example, if an investor’s Units are redeemed under the Unit Redemption Program with a June 30 valuation date, such investor would be entitled to the benefit of any Quarterly Shortfall Obligation owed as of June 30 whether or not such obligation has yet been paid. Because of this, investors are not impacted by the timing of the repayment of the Quarterly Shortfall Obligation even though the General Partner has up to four years to make this payment (in the unlikely event that such obligation is not first met by offsetting future Performance Participation

Allocation). Interest will accrue on the Quarterly Shortfall Obligation while it remains outstanding and such interest obligation would also be included in the Fund’s NAV.
“Performance Participation Units” means, collectively, Class S Units, Class A-S Units, Class N Units, Class A-N Units, Class D Units, Class A-D Units, Class I Units and Class A-I Units.
“Assumed Income Tax Rate” means the highest marginal rates applicable to a natural person resident in a United States jurisdiction provided under applicable federal, state, local and non-U.S. income tax laws to which the General Partner’s partners or former partners (or any of their respect direct or indirect beneficial owners) are subject, taking into account the character of income or gain as determined in the hands of the General Partner, ignoring any allowable U.S. federal income tax deduction for state and local taxes if not fully deductible, and assuming that the 3.8% Medicare tax imposed under Section 1411 of the Code is payable and treated as an additional tax, and using such other assumptions as the General Partner may determine.
The General Partner has agreed to waive the Performance Participation Allocation through December 31, 2025, and may extend such waiver in its sole discretion.
Fees at Multiple Levels
The Fund pays or otherwise bears carried interest, management fees and/or other incentive compensation in connection with primary or secondary investments in funds managed by third-party managers. The Fund will not be reimbursed for any such fees paid to the managers of underlying funds in respect of such investments (i.e., there will be “double fees” involved in making such investments which would not arise if the Unitholder were to invest in the underlying fund directly, because the Manager and its affiliates receive fees with respect to the management of the Fund, on the one hand, and the underlying fund manager receives additional fees with respect to the management of such underlying fund, on the other hand), which increases the amount of expenses borne by the Fund (and indirectly by Unitholders) and reduces returns. The Fund is not expected to pay or otherwise bear carried interest, management fees or other incentive compensation in connection with any investments it may make in Other Ares Funds, except in the case of interests in Other Ares Funds purchased on the secondary market as part of portfolio transactions.
The Fund indirectly bears other expenses in connection with any investments the Fund may make in Other Ares Funds, including any investment related expenses and expenses paid to affiliates of Ares, administrative expenses and other expenses included in the definition of Operating Expenses above as applicable to such Other Ares Funds (to the extent applicable).
To the extent the Management Fee and/or the Performance Participation Allocation may apply at the level of the Fund or any Intermediate Entity, Unitholders will only bear such Management Fee and/or Performance Participation Allocation by the Manager or Ares once. For additional information, see “Item 1A. Risk Factors — Risk Factors Relating to the Units — The Fund may be subject to multiple levels of fees and expenses.”
Subscription Fees
Certain financial intermediaries through which a Unitholder was placed in the Fund may charge such Subscription Fees of up to (i) 3.5% of NAV on Class S Units and Class A-S Units and (ii) 2.0% of NAV on Class N Units, Class A-N Units, Class D Units, and Class A-D Units, sold in the offering, that are paid by the Unitholder outside of its investment in the Fund and not reflected in the Fund’s NAV. No Subscription Fees are paid with respect to Class A-I Units, Class I Units, Class E Units or any Units issued pursuant to the Fund’s distribution reinvestment plan.
Servicing Fee
Certain Classes of Units bear a Servicing Fee. Class S Units and Class A-S Units bear a Servicing Fee in an amount equal to 0.85%, Class N Units and Class A-N Units bear a Servicing Fee in an amount equal to 0.50%, and Class D Units and Class A-D Units bear a Servicing Fee in an amount equal to 0.25%, in each case, of the NAV of such Class of Units as of the last day of each month (on an annualized basis). In calculating the Servicing Fee, the Fund uses its NAV before giving effect to any accruals for the Servicing

Fee, redemptions, if any, for that month and distributions payable on the Units. For the avoidance of doubt, the Servicing Fees are payable by the Fund, and Unitholders will not be billed separately for payment of the Servicing Fees. The Servicing Fees attributable to the units of the Feeder are charged without duplication. No Servicing Fees are payable with respect to Class I Units, Class A-I Units or Class E Units.
The Servicing Fee is payable to the Dealer Manager (as defined herein), but the Dealer Manager anticipates that all or a portion of the Servicing Fee will be retained by, or reallowed (paid) to, participating brokers or other financial intermediaries. Any amounts allocated in accordance with the foregoing sentence compensate such participating brokers or other financial intermediaries for reporting, administrative and other services provided to a Unitholder by such participating brokers or other financial intermediaries, as applicable. The receipt of the Servicing Fee by a Unitholder’s broker or other financial intermediary results in a conflict of interest.
The Manager or its affiliates, out of their own resources and without additional cost to the Fund or the Unitholders, may make additional payments or provide other forms of compensation to intermediaries, including affiliates of the Manager, for the sale of Units and related services. These payments and compensation are in addition to the Servicing Fee. The level of such payments may be substantial and may be different for different intermediaries. These payments may create incentives on the part of an intermediary to view the Fund favorably compared with investment funds that do not make these payments, or that make smaller payments.
Administration Fee
The Fund has entered into an administration agreement with the Administrator, Ares Operations LLC, a subsidiary of Ares (the “Administration Agreement”). In consideration of the Administrator’s services, the Fund will reimburse the Administrator for the costs and expenses incurred by the Administrator in performing its obligations and providing personnel and facilities hereunder. The Fund will reimburse the Administrator for an amount equal to an amount based upon its allocable portion of the Administrator’s overhead and other expenses (including travel expenses) incurred by the Administrator in performing its obligations under the Administration Agreement, including the Fund’s allocable portion of the compensation, rent and other expenses of certain of its officers and their respective staffs.
Fund Expenses
The Fund bears and is charged with all costs and expenses of its operations (other than the compensation of the General Partner’s and the Manager’s investment professionals for providing investment adviser services to the Fund) including, without limitation (the “Operating Expenses”) (and will promptly reimburse the General Partner, the Administrator, the Manager or its affiliates, as the case may be, to the extent that any of such costs and expenses are paid by such entities): (i) all fees, costs, expenses, liabilities and obligations incurred in identifying, investigating, evaluating, diligencing, developing (including any retainers, success and finder’s fees and other compensation paid to contractors, senior advisors, joint venture partners and sourcing and operating advisors), negotiating, organizing, structuring, studying (including any market studies), financing, purchasing, originating, researching, sourcing (including attending industry and trade association meetings, conferences or events for purposes of sourcing and evaluating actual or potential investment opportunities), monitoring, operating, settling, trading, hedging, valuing, appraising, rating (including any rating agency fees and expenses), holding (including any loan agency or services fees), registering (including notary costs), restructuring, syndicating, refinancing (including any brokerage, borrowing and financing fees or expenses), selling (or potentially selling), winding up, liquidating and disposing of actual or potential investments (including short-term investments held by the Fund), and other assets, including any of the costs and expenses of accommodations, meals, entertainment and transportation (provided, however, that transportation costs and expenses paid or reimbursed by the Fund related to air travel will not exceed commercial rates as reasonably available for first class travel as determined by the General Partner) (such expenses, the “Travel-Related Expenses”), and any legal, financing, commitment, transaction or other fees and expenses payable to attorneys, accountants, tax professionals, investment bankers, brokers, finders, underwriters, lenders, third-party diligence and service providers, consultants (including expert networks and similar services), agents, administrators and similar professionals or advisors in connection therewith, and other expenses related to the purchase, sale, settlement, custody, valuation or transmittal of Fund assets, expenses related to calculating and publishing the Fund’s NAV (including the costs and expenses of any independent valuation firms or pricing services) and market data expenses, including news and quotation equipment, software and services; (ii) fees, costs and expenses of unconsummated investments (including all fees, costs and expenses described in (i) above and Broken Deal Expenses), and fees, costs and expenses borne by the Fund with respect to co-investments; (iii) the Management Fee; (iv) administration fees, costs and expenses, if any, payable under the Administration Agreement and any sub-administration agreements; (v) fees, costs and expenses, if any, payable under any dealer manager or selected dealer agreements; (vi) fees, costs and expenses associated with the organization, operation and maintenance of any alternative vehicles, Intermediate Entities or other subsidiaries, holding companies or special purpose vehicles relating to the Fund, including any related legal, accounting, banking, corporate governance, administration, filing, regulatory, listing, registered office and other administrative fees, costs and expenses; (vii) capital payments, principal payments, interest and other expenses in respect of indebtedness or credit support, including financing fees, margin calls, up-front fees, pre-payment fees, maintenance fees, unused facility fees and other costs and expenses (including legal costs and expenses) associated with negotiating, structuring, entering into, maintaining and terminating any credit facility, securitization transaction or any other indebtedness or credit support for borrowing by the Fund, any Intermediate Entities or other holding vehicles, special purpose vehicles or subsidiaries of the Fund or any affiliate of the Fund; (viii) costs of collateral administration or other administrative or reporting tools (including subscription-based services) for the benefit of the Fund (and Other Ares Funds); (ix) costs of software (including the fees, costs of developing, licensing, implementing, maintaining or upgrading any computer software or other administrative or reporting tools (including subscription-based services) for the benefit of the Fund or the Unitholders) and costs and expenses of third-party software developers and custom software developed for and/or utilized by the Manager or its affiliates for the benefit of the Fund (and Other Ares Funds); (x) costs and expenses of due diligence services, consultants, research databases, educational speakers and computer software that are relevant to the affairs of the Fund and its investment strategy; (xi) costs of preparing, distributing, compiling and filing (each as applicable) financial statements and other reports (including the costs of licensing, implementing and maintaining any web portal, extranet tools or other reporting tools), any written agreements between the General Partner or the Fund and a Unitholder, any master side letter and most favored nation elections, tax returns, tax estimates, tax planning or structuring due diligence, memoranda or reports, Schedules K-1, K-2, and K-3 or any administrative, compliance, legal, tax or regulatory filings, registrations or reports (including any filings, registrations or reports pursuant to laws in jurisdictions in which the Fund, any alternative vehicle or any Intermediate Entity invests, has the Unitholders domiciled or otherwise located in or otherwise does business), including the Form 10 registration statement, Exchange Act reports (when required), or other information, including fees and costs of any third parties related to the foregoing, compensation, overhead (including rent, office equipment and utilities) and other expenses incurred, charged or specifically attributed or allocated by the General Partner, the Manager and/or their affiliates in performing administrative and/or accounting services for the Fund or any Portfolio Company (including but not limited to valuation, legal and compliance, finance, accounting, operations, investor relations, tax, valuation and internal audit personnel and other non-investment professionals that provide services to the Fund) and/or any other services as described in this Registration Statement; (xii) costs, fees and expenses of legal counsel, tax advisors, brokers and prime brokers, auditors, accountants, listing agents, bookkeepers, transfer agents, escrow agents, custodians, consultants (including operating advisors or those engaged for similar functions), compliance firms, investment bankers, underwriters, finders, valuation agents, third-party diligence and service providers, information technology providers, depositaries (including costs, fees and expenses related to appointments or changes of a depositary, representative or paying agents appointed pursuant to applicable laws and the implementation thereof), independent directors (including independent directors of the General Partner, the Fund, any subsidiary acquisition vehicles, holding vehicles or other special purpose entities of the Fund, if applicable), banks, agents, valuation agents, information technology providers and other outside advisors and professionals and any Travel-Related Expenses of personnel of the General Partner or the Manager incurred in connection with attending meetings with such advisors or service providers, together with any levies imposed by any regulatory authority, technology expenses relating to the oversight and management of the Fund and its investments, including data aggregation in respect of Portfolio Companies; (xiv) expenses related to the Fund’s (or any subsidiary acquisition vehicle, holding vehicle or other special purpose entity of the Fund, if applicable) compliance with, registration under or exemption from any applicable law, rule or regulation associated with the activities of the Fund or the activities of the General Partner or the Manager in respect of the Fund (including all expenses and costs arising pursuant to laws in jurisdictions in which the Fund invests, has the General Partner and Unitholders domiciled or otherwise located in or otherwise does business), including legal fees and expenses of outside counsel or other services providers with respect thereto; (xii) any costs and expenses pertaining to the offering and sale of Units to prospective investors in any closing, including without limitation valuation costs, expenses associated with updating the offering materials, expenses associated with subscriptions and redemptions, any legal, printing, capital raising, accounting, regulatory compliance, administrative, filing and Travel-Related Expenses; (xv) any fees, costs and expenses related to the presence of the Fund, the General Partner, the Manager, Ares or their affiliates in jurisdictions in which the Fund maintains alternative vehicles, Intermediate Entities, subsidiary acquisition vehicles, holding vehicles or other special purpose entities of the Fund or its subsidiaries formed to make, hold or otherwise facilitate investments directly or indirectly on behalf of the Fund including costs and expenses, including Travel-Related Expenses, incurred in connection with attending or otherwise participating in directors or other meetings of such alternative vehicles, Intermediate Entities, subsidiary acquisition vehicles, holding vehicles or other special purpose entities; (xvi) expenses of annual, periodic and special meetings of the General Partner and Unitholders or otherwise holding meetings and conferences of the General Partner and Unitholders, including set-up, room and board, dining, reasonable entertainment, other Travel-Related Expenses, honorarium, speaker fees and other meeting-related expenses, whether individually or as a group; (xvii) all fees, costs and expenses of the Industry Advisory Board attributable to the Fund (notwithstanding that one or more Other Ares Funds and/or third-party co-investors may participate in one or more investments), including, as determined by the General Partner, all fees, reimbursements and/or other compensation paid to members of the Industry Advisory Board attributable to the Fund for (A) their service thereon and expenses incurred in connection with holding annual, periodic and special meetings of the Industry Advisory Board (including any costs and expenses incurred by the Industry Advisory Board members, representatives of the General Partner and other persons in attending or otherwise participating in meetings of the Industry Advisory Board, including the travel, meals and accommodation of such persons), and (B) certain services and benefits in respect of the investment process and the management of the Fund’s investments, including serving as a source of proprietary deal flow and contacts, identifying operational opportunities and pitfalls during the due diligence process, providing sector-specific operational and competitive insight, providing direction and oversight post-acquisition, serving in an executive or board capacity, and helping to build and mentor management teams; (xviii) expenses of the Board of Directors and any committees thereof, including compensation of the Independent Directors and any fees and expenses of any agents, advisors, attorneys, accountants or other advisors engaged by the Board of Directors and any committees thereof and expenses and fees or any “independent client representative” with respect to matters required by Section 206(3) of the Advisers Act and certain other situations involving conflicts of interest; (xix) costs, fees and expenses related to obtaining and maintaining directors and officers liability, errors and omissions liability, crime coverage and general partnership liability premiums, ERISA fidelity bonds and other insurance expenses, including insurance to protect the Fund, the General Partner, the Manager, their respective officers, directors, employees, partners, managers and members, the Unitholders, members of the Industry Advisory Board in connection with the activities of the Fund, including an allocable portion of the premiums and fees for one or more umbrella policies that cover the Fund, Other Ares Funds and Ares’ affiliates; (xx) costs, fees and expenses incurred by the partnership representative or related to any tax or other audit, investigation, regulatory matter, review, administrative or other proceedings, litigation and threatened litigation and proceedings relating to the business or activities of the Fund (or its subsidiaries) (including the cost of any investigation, prosecution, defense and/or preparation), including any judgment, other award or settlement entered into in connection therewith; (xxi) indemnification obligations (including any fees, costs and expenses incurred in connection with indemnifying the General Partner and/or Unitholders or other person pursuant to the Fund LPA and advancing fees, costs and expenses incurred by any such person in defense or settlement of any claim that may be subject to a right of indemnification pursuant to the Fund LPA) and any costs, losses, damages or other expenses related to any warranties or indemnities given by the Fund in relation to any of its investments, including where a claim has been made in respect of such warranties or indemnities; (xxii) costs and expenses in respect of custody of investments; (xxiii) liquidation expenses of the Fund, any Intermediate Entities, any other subsidiaries or special purpose vehicles and the General Partner; (xxiv) any taxes, fees, governmental charges, imputed underpayments, fines, penalties or other similar charges (including interest thereon) levied, assessed or imposed on or against the Fund (including holding vehicles, special purpose vehicles, subsidiaries and other affiliates), the Manager or the General Partner relating to the activities of the Fund (excluding taxes on net income payable by the Manager in respect of the Management Fee, the expenses listed under clause (iv) above, and excluding any taxes that are actually reimbursed by the General Partner or a Unitholder or deemed to be distributed to the General Partner or the Unitholders pursuant to the Fund LPA); (xxv) any extraordinary expense of the Fund, including any changes to the management structure and operation of the Fund and the terms of the applicable Fund LPA, the Management Agreement and any agreement with any other provider of services to or in respect of the Fund as the General Partner or Manager considers to be necessary or desirable to comply with the provisions of any applicable regulation, to seek to ensure that the management of the Fund is not subject to the provisions of any applicable regulation, or to address any material change in the legal, tax or regulatory system in which the General Partner, the Manager or the Fund operates (provided that such changes or amendments are not primarily for the benefit of the General Partner or the Manager); (xxvi) costs and expenses related to printing, communications, marketing and publicity (including publicity and announcements relating to the closing or sale of the Fund’s investments); (xxvii) costs and expenses related to any activities with respect to protecting the confidential or non-public nature of any information or data; (xxviii) except as otherwise determined by the General Partner in its sole discretion, any fee, cost, expense, liability or obligation relating to any alternative vehicle or its activities, business, Portfolio Companies or actual or potential investments (to the extent not borne or reimbursed by a Portfolio Company of such alternative vehicle) that would be an Operating Expense or an Organizational Expense (as defined below) if it were incurred in connection with the Fund; (xxix) costs and expenses related to any amendments to, and any waivers, consents or approvals pursuant to, the constituent documents of the Fund, the General Partner and their respective related entities and any alternative vehicle, including the preparation, distribution and implementation thereof; (xxx) unreimbursed costs and expenses incurred in connection with any transfer of Units or proposed transfer of Units by a Unitholder, any default by a Unitholder or any termination or withdrawal of a Unitholder; (xxxi) all costs and expenses (whether incurred before, on or after the date of the Fund LPA) pertaining to the offering and sale of Units to prospective investors (including in any additional closing) and the organization of the Fund and the General Partner (and any vehicle formed to directly or indirectly receive Performance Participation Allocation and its general partner or managing vehicle, as applicable, and the associated management arrangements with the Manager), including, without limitation, any related legal (including costs of preparing any written agreements between the General Partner or the Fund and a Unitholder), printing, capital raising, accounting, regulatory compliance, administrative, filing, mailing, long distance telephone, cellular phone and data service, Travel-Related Expenses, pre-marketing and marketing expenses, and other organizational expenses, in each case, together with any value added taxes thereon (the “Organizational Expenses”); (xxxii) the Fund, in its capacity as an investor in Other Ares Funds or the Fund’s investments that are investment funds, will bear and be charged such expenses as may be required pursuant to the governing agreements of such Other Ares Funds or the Fund’s investments that are investment funds; (xxxiii) the out-of-pocket expenses incurred in connection with any amendments to the Fund LPA, including the solicitation of any consent, waiver or similar acknowledgment from the Unitholders, or preparation of other materials in connection with compliance (or monitoring compliance) with the Fund LPA and any other constituent or related documents of the Fund; (xxxiv) all other costs and expenses of the Fund and its affiliates in connection with the business or operation of the Fund and its Portfolio Companies; (xxxv) costs and expenses incurred in connection with the formation, offering, management, operation, dissolution, winding up and termination of any Feeder Funds, Parallel Funds, if formed, and/or Intermediate Entities to the extent not paid by such Feeder Funds, Parallel Funds, if formed, and/or Intermediate Entities or their partners, as applicable; provided, that any such expenses (including, without limitation, any Operating Expenses) may be apportioned to, and borne solely by, the investors participating in such Fund, Feeder Funds, Parallel Funds (if formed) and/or Intermediate Entities, as applicable, or be allocated among the Fund, Feeder Funds, Parallel Funds (if formed) and/or Intermediate Entities as determined by the General Partner in its reasonable discretion; (xxxvi) all other expenses properly chargeable to the activities of the Fund and its subsidiaries; (xxxvii) any other fees, costs or expenses approved by a majority of the Independent Directors, to be treated as expenses of the Fund; (xxxviii) compensation, overhead (including rent, office equipment and utilities) and other expenses incurred, charged or specifically attributed or allocated by the Administrator and/or its affiliates in performing administrative and/or accounting services for the Fund or any Portfolio Company (including but not limited to investment valuation, legal and compliance, finance, accounting, operations, investor relations, tax, valuation and internal audit personnel and other non-investment professionals that provide services to the Fund) and (xxxix) any value added taxes with respect to any of the foregoing; provided that all references in this “— Expenses” Section will also be deemed to refer to any alternative vehicles, Intermediate Entities or other holding companies, special purpose vehicles or subsidiaries relating to the Fund.
For the avoidance of doubt, the Operating Expenses may be incurred either before, on or after the date of the Initial Closing Date.
Organizational Expenses
The Manager expects to advance all of the Fund’s Organizational Expenses on each entity’s behalf through June 1, 2026 (the first anniversary of the Initial Closing Date) (such date, or such later date as determined by the Manager in its sole discretion, the “Effective Date”). The Fund expects to reimburse the Manager for all such advanced expenses ratably over the 60 months following the Effective Date. The Manager determines what Organizational Expenses are attributable to the Fund in its sole discretion. Under US GAAP, costs associated with the organization of the Fund were expensed upon the Fund commencing investment operations. Under US GAAP, costs associated with the offering of the Fund’s Units are capitalized as deferred expenses and amortized over a 12-month period from the date incurred.
After the Effective Date, the Fund expects to reimburse the Manager for any Organizational Expenses that it has incurred on the Fund’s behalf as and when incurred.
Initial Fund Expenses Support
The Manager may in its discretion advance all or a portion of the Operating Expenses to be borne by the Fund and the appropriately apportioned expenses relating to Portfolio Companies, Feeder Funds, Parallel Funds, if any, and/or Intermediate Entities to the extent not paid by such Portfolio Companies, Feeder Funds, Parallel Funds, if any, and/or Intermediate Entities, in each case, as determined pursuant to the terms contained in this Registration Statement, the Fund LPA and the Management Agreement (collectively, “Initial Fund Expenses Support”) through the Effective Date. The Manager, in its sole discretion, determines the portion of Initial Fund Expenses Support that is attributable to the Fund or any Portfolio Company, Feeder Funds, Parallel Fund and/or Intermediate Entity. The Fund will reimburse the Manager for all such advanced expenses ratably over the 60 months following the Effective Date or such earlier date as determined by the Manager. The Manager may, in its sole discretion, extend the Effective Date to a date after the first anniversary of the Initial Closing Date and may use a different Effective Date for the Initial Fund Expenses Support than the Effective Date used for advancing Organizational Expenses.
Hedging Transactions
The Fund may, but is not obligated to, engage in hedging transactions for the purpose of efficient portfolio management, which may include hedging its foreign currency exchange risk. See “Item 1A. Risk Factors — Risk Factors Relating to General Commercial Risks — The Fund is subject to risks associated with hedging arrangements and related regulations.”
Results of Operations
The Fund was organized on November 19, 2024, and began its investment operations on December 6, 2024. On June 1, 2025, the Fund initially accepted subscriptions for Units by unaffiliated investors.
For the period from December 6, 2024 (commencement of operations) through September 30, 2025
Operating results for the period from December 6, 2024 (commencement of operations) through September 30, 2025 were as follows:
(in thousands)
Total investment income	$4,647
Total expenses, net of waiver of performance participation allocation and management fee	10,989
Net investment loss	(6,342)
Net realized losses on investments and foreign currency	(853)
Net unrealized gains on investments, foreign currency and derivative contracts	15,426
Net increase in net assets resulting from operations	$8,231

Net increase in net assets resulting from operations can vary substantially from period to period due to various factors, including but not limited to the level of new investment commitments, the recognition of realized gains and losses and unrealized appreciation and depreciation.
Investment Income
For the period from December 6, 2024 (commencement of operations) through September 30, 2025, the Fund recorded $4,647 of total investment income primarily driven by the Fund’s investments.
Operating Expenses
Operating expenses for the period from December 6, 2024 (commencement of operations) through September 30, 2025 were as follows:
(in thousands)
Interest expense and credit facility fees	$6,030
Organizational expenses	1,524
Offering expenses	1,295
Performance participation allocation	1,574
Administrative and other fees	1,050
Management fee	912
Other general and administrative	1,090
Total expenses	13,475
Waiver of performance participation allocation	(1,574)
Waiver of management fee	(912)
Total expenses, net of waiver of performance participation allocation and management fee	$10,989
The General Partner has agreed to waive the Performance Participation Allocation through December 31, 2025, and may extend such waiver in its sole discretion.
The Manager has agreed to waive the Management Fee through December 31, 2025, and may extend such waiver in its sole discretion.
As described above, the Manager expects to advance all or a portion of the Operating Expenses, which includes the Organizational Expenses, offering expenses, and administrative and other fees described above, borne by the Fund through June 1, 2026. The Fund will reimburse the Manager for such advanced expenses ratably over a 60-month reimbursement period following the Effective Date.
Administrative and other fees represent fees paid to Ares Operations for the Fund’s allocable portion of overhead and other expenses incurred by Ares Operations in performing its obligations under the administration agreement, including the Fund’s allocable portion of the compensation, rent and other expenses of certain of the Fund’s officers and their respective staffs.
Net Realized and Unrealized Gains on Investments, Derivative Contracts and Foreign Currency
For the period from December 6, 2024 (commencement of operations) through September 30, 2025, the Fund recorded net realized losses on investments of $7, primarily from full or partial sales of certain of its investments. For the period from December 6, 2024 (commencement of operations) through September 30, 2025, the Fund also recognized net realized losses on foreign currency of $846.
For the period from December 6, 2024 (commencement of operations) through September 30, 2025, the Fund recorded net unrealized gains on investments, including the net change in deferred tax liabilities, of $15,593, primarily due to investments acquired throughout the period and subsequently increasing in fair value as of the end of the period. For the period from December 6, 2024 (commencement of operations) through September 30, 2025, the Fund also recognized net unrealized losses on derivative contracts and foreign currency of $167.

Financial Condition, Liquidity and Capital Resources
The Fund generates cash primarily from the net proceeds of its Private Offering, proceeds from net borrowings on its credit facilities and cash flows from operations.
As of September 30, 2025, the Fund had $77.8 million in cash and $24.0 million in total aggregate principal amount of outstanding debt ($24.0 million at carrying value). The primary use of the Fund’s cash is to purchase investments in Target SME Investments or Liquid Debt and Other Securities, funding the cost of its operations, funding redemptions under its Unit Redemption Program, and funding cash distributions, if any, to the holders of the Units.
Equity Capital Activities
The Fund, at the direction of the General Partner, has the authority to issue an unlimited number of nine classes (each a “Class”) of Units to investors in the Fund: Class S Units, Class D Units, Class N Units, Class I Units, Class A-S Units, Class A-D Units, Class A-N Units, Class A-I Units and Class E Units. Class S Units and Class N Units are available through brokerage and transaction-based accounts. The key differences among each Class of Units relate to the ongoing Servicing Fees and upfront Subscription Fees attributable to each Class.
The issuances of Units by the Fund related to monthly subscriptions are effective the first calendar day of each month. The purchase price per Unit of each Class is equal to the Transactional NAV per Unit for such Class as of the last calendar day of the immediately preceding month. Before the Fund determined its first Transactional NAV, the initial subscription price for Units was $25.00 per Unit net of applicable upfront Subscription Fees and Servicing Fees billed. The Transactional NAV for each Class of Units was first determined as of the end of the first full month after the Initial Closing Date, which was the Transactional NAV as of June 30, 2025. Thereafter, the Transactional NAV is based on the month-end values of investments, the addition of the value of any other assets such as cash, the deduction of any liabilities, including the allocation/accrual of the Management Fee and the Performance Participation Allocation and the deduction of expenses attributable to certain Classes of Units, such as applicable Servicing Fees, in all cases as determined in accordance with the Manager’s valuation policy.
The following table presents transactions in Units for the period from December 6, 2024 (commencement of operations) through September 30, 2025.
	For the period from December 6, 2024 (commencement of operations) through September 30, 2025
(in thousands)	Units	Amount
Class A-I
Subscriptions(1)	4,833	$121,791
Net increase	4,833	$121,791
Class A-S
Subscriptions(1)	7,290	$184,587
Net increase	7,290	$184,587
Class A-D
Subscriptions(1)	586	$15,000
Net increase	586	$15,000
Class I
Subscriptions(1)	348	$8,863
Net increase	348	$8,863
Class S
Subscriptions(1)	74	$1,886
Net increase	74	$1,886

	For the period from December 6, 2024 (commencement of operations) through September 30, 2025
(in thousands)	Units	Amount
Class D
Subscriptions(1)	8	$195
Net increase	8	$195
Class E
Subscriptions(1)	1,104	$27,600
Net increase	1,104	$27,600

(1)
See “Recent Developments” below as well as Note 13 to the Fund’s consolidated financial statements as of and for the period ended September 30, 2025, listed in “Item 13. Financial Statements and Supplementary Data” and attached to this Registration Statement, for subsequent events relating to subscription activities.

As of September 30, 2025, the Fund had not issued any Class A-N Units or Class N Units.
Debt Capital Activities
USB Credit Facility
On December 6, 2024, the Fund entered into the USB Credit Facility that allows the Fund to borrow up to $115 million at any one time outstanding. On July 28, 2025, the maximum commitment was reduced to $75 million at any one time outstanding. The stated maturity date for the USB Credit Facility is December 4, 2026. The Fund is also required to comply with various covenants, reporting requirements and other customary requirements for similar agreements. As of September 30, 2025, the Fund was in compliance in all material respects with the terms of the USB Credit Facility. As of September 30, 2025, there were no amounts outstanding under the USB Credit Facility. The interest charged on the USB Credit Facility is based on the Secured Overnight Financing Rate (“SOFR”) plus an applicable spread of 1.80%. The Fund is also required to pay a commitment fee of 0.25% per annum depending on the size of the unused portion of the USB Credit Facility. See “Recent Developments” below as well as Note 13 to the Fund’s consolidated financial statements as of and for the period ended September 30, 2025, listed in “Item 13. Financial Statements and Supplementary Data” and attached to this Registration Statement, for a subsequent event relating to the USB Credit Facility.
CNB Credit Facility
On February 18, 2025, the Fund entered the CNB Credit Facility that allows the Fund to borrow up to $186 million at any one time outstanding. The stated maturity date for the CNB Credit Facility is November 18, 2025. The Fund is also required to comply with various covenants, reporting requirements and other customary requirements for similar agreements. As of September 30, 2025, the Fund was in compliance in all material respects with the terms of the CNB Credit Facility. As of September 30, 2025, there was $24 million outstanding under the CNB Credit Facility. The interest charged on the CNB Credit Facility is based on SOFR plus an applicable spread of 1.25%. The Fund is also required to pay a commitment fee of 0.35% per annum depending on the size of the unused portion of the CNB Credit Facility. See “Recent Developments” below as well as Note 13 to the Fund’s consolidated financial statements as of and for the period ended September 30, 2025, listed in “Item 13. Financial Statements and Supplementary Data” and attached to this Registration Statement, for a subsequent event relating to the CNB Credit Facility.
Contractual Obligations and Commitments
For contractual obligations and commitments extending beyond September 30, 2025, see Note 8 to the Fund’s consolidated financial statements as of and for the period ended September 30, 2025, listed in “Item 13. Financial Statements and Supplementary Data” and attached to this Registration Statement.

Transactional Net Asset Value
The Fund calculates Transactional NAV based on the month-end value of the Fund’s investments, the addition of the value of any other assets (such as cash on hand, without duplication), and the deduction of any liabilities, including the allocation/accrual of the Management Fee and the Performance Participation and the deduction of expenses attributable to certain Classes, such as applicable Servicing Fees, in all cases as described in “Item 9. Market Price of and Dividends on the Registrant’s Common Equity and Related Unitholder Matters — Calculation of Net Asset Value.” Transactional NAV per Unit differs from the Fund’s NAV per Unit for financial reporting purposes under US GAAP.
The following table provides details of the major components of the Fund’s Transactional NAV as of September 30, 2025:
(amounts in thousands) Components of Transactional NAV	September 30, 2025
Investments at fair value (cost $354,957)	$372,227
Cash	61,776
Cash denominated in foreign currency (cost $15,958)	16,007
Other assets	11,419
Other liabilities(1)	(84,005)
Accrued servicing fees(2)	(77)
Management fee payable(3)	—
Performance participation allocation payable(4)	—
Transactional NAV	$377,347
Number of Units outstanding	14,243

(1)
Pursuant to the Fund LPA, organizational, offering and certain fund expenses advanced on the Fund’s behalf by the Manager are recognized as a reduction to Transactional NAV, ratably over 60-months, beginning on June 1, 2026.

(2)
Servicing Fees are charged to Class A-S Units, Class A-N Units, Class A-D Units, Class S Units, Class N Units and Class D Units. Servicing Fees are recognized as a reduction to Transactional NAV on a monthly basis as such fees are accrued. In accordance with GAAP, the Fund’s cost of unitholder Servicing Fees are accrued for the estimated life of the Units at the time the Class A-S Units, Class A-N Units, Class A-D Units, Class S Units, Class N Units and Class D Units are issued.

(3)
As of September 30, 2025, there was no Management Fee accrual as the Manager waived the Management Fee through December 31, 2025.

(4)
As of September 30, 2025, there was no Performance Participation Allocation accrual as the General Partner waived the Performance Participation Allocation through December 31, 2025.

The following table provides details of transactional NAV and the Transactional NAV per Unit by class as of September 30, 2025 (amounts in thousands except per Unit amounts):
Class	Transactional NAV as of September 30, 2025	Number of Outstanding Units	Transactional NAV per Unit as of September 30, 2025
Class A-S	$192,891	7,290	$25.46
Class A-D	15,548	586	$26.53
Class A-I	128,222	4,833	$26.53
Class E	29,289	1,104	$26.53
Class S	1,967	74	$26.48
Class D	202	8	$26.53

Class	Transactional NAV as of September 30, 2025	Number of Outstanding Units	Transactional NAV per Unit as of September 30, 2025
Class I	9,228	348	$26.53
Total	$377,347	14,243

Reconciliation of US GAAP NAV to Transactional NAV
The following table reconciles the Fund’s US GAAP NAV to its Transactional NAV as of September 30, 2025:
(dollar amounts in thousands)	September 30, 2025
US GAAP NAV	$357,393
Adjustments
Organizational, offering and other fund expenses(1)	9,514
Estimated servicing fees(2)	10,440
Transactional NAV	$377,347

(1)
Represents an adjustment to reflect the recognition of organizational, offering and other fund operating expenses ratably over the 60-month reimbursement period beginning on June 1, 2026.

(2)
Represents a reduction to the Fund’s US GAAP NAV in order to reflect Servicing Fees related to Class A-S Units, Class A-N Units, Class A-D Units, Class S Units, Class N Units and Class D Units as they are accrued for on a monthly basis. In accordance with GAAP, the Fund’s cost of Unitholder Servicing Fees are accrued for the estimated life of the Units at the time the Class A-S Units, Class A-N Units, Class A-D Units, Class S Units, Class N Units and Class D Units are issued. Such estimated Servicing Fees are excluded from Transactional NAV.

RECENT DEVELOPMENTS
On November 18, 2025, the CNB Credit Facility expired in accordance with its terms and was not renewed. There were no outstanding borrowings under the CNB Credit Facility at the time of expiration.
On November 25, 2025, the USB Credit Facility was terminated in accordance with its terms. There were no outstanding borrowings under the USB Credit Facility at the time of termination.
Effective December 1, 2025, the General Partner reduced its capital commitment to the Fund from $150 million to $50 million, all of which remains unfunded.
On December 10, 2025, the Fund entered into the fourth amended and restated limited partnership agreement with the General Partner to amend the Fund’s third amended and restated limited partnership agreement, dated as of August 1, 2025.
Effective October 1, 2025, the Fund issued approximately 3,833 Units as part of its continuous Private Offering for aggregate consideration of $102,836. The following table details the Units issued (amounts in thousands):
Class	Number of Units Issued	Aggregate Consideration
Class A-I	832	$22,086
Class A-S	2,550	67,464
Class A-D	377	10,000
Class I	106	2,803
Class S	16	418

Class	Number of Units Issued	Aggregate Consideration
Class D	2	65
Total	3,883	$102,836

Effective November 1, 2025, the Fund issued approximately 2,646 Units as part of its continuous Private Offering for aggregate consideration of $70,427. The following table details the Units issued (amounts in thousands):
Class	Number of Units Issued	Aggregate Consideration
Class A-I	827	$22,049
Class A-S	1764	46,903
Class I	48	1,275
Class S	7	200
Total	2,646	$70,427
For more information regarding the issuances of Units, see “Item 10. Recent Sales of Unregistered Securities.”
Critical Accounting Estimates
The consolidated financial statements and accompanying notes are prepared in accordance with generally accepted accounting principles in the United States. The preparation of these consolidated financial statements relies on estimates and assumptions that impact the Fund’s financial position and results of operations. Please refer to Notes 2 and 4 to the consolidated financial statements as of and for the period ended September 30, 2025, listed in “Item 13. Financial Statements and Supplementary Data” and attached to this Registration Statement.
QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK
The Fund is subject to financial market risks, including changes in fair values and interest rates. The Fund invests primarily in Target SME Investments and Liquid Debt and Other Securities. Many of the Fund’s investments will not have a readily available market price, and it will value these investments at fair value as determined in good faith by the Manager pursuant to the Manager’s valuation policy. There is no single standard for determining fair value in good faith. As a result, determining fair value requires that judgment be applied to the specific facts and circumstances of each portfolio investment while employing a consistently applied valuation process for the types of investments the Fund makes. See “Item 9. Market Price of and Dividends on the Registrant’s Common Equity and Related Unitholder Matters — Calculation of Net Asset Value.”
Investment Valuation Risk
Investments in the Fund’s portfolio that do not have a readily available market value are valued at fair value as determined in good faith by the Manager based on, among other things, the input of the Fund’s IVPs that have been engaged to support the valuation of each portfolio investment without a readily available market quotation monthly, beginning as of the third quarter after origination (with certain de minimis exceptions). Due to the inherent uncertainty of determining the fair value of investments that do not have a readily available market value, the fair value of the Fund’s investments may fluctuate from period to period. Additionally, the fair value of the Fund’s investments may differ significantly from the values that would have been used had a ready market existed for such investments and may differ materially from the values that the Fund may ultimately realize. Further, such investments are generally subject to legal and other restrictions on resale or otherwise are less liquid than publicly traded securities. If the Fund was required to liquidate a portfolio investment in a forced or liquidation sale, the Fund could realize significantly less than the value at which the Fund has recorded it. In addition, changes in the market environment and other events that may occur over the life of the investments may cause the gains or losses ultimately realized on these investments to be different than the unrealized gains or losses reflected in the valuations currently assigned. See Notes 2 and 4 to the Fund’s consolidated financial statements as of and for the period ended September 30, 2025, listed in “Item 13. Financial Statements and Supplementary Data” and attached to this Registration Statement.
Interest Rate Risk
Interest rate sensitivity refers to the change in the Fund’s earnings that may result from changes in the level of interest rates. Because the Fund funds a portion of its investments with borrowings, the Fund’s net investment income is affected by the difference between the rate at which the Fund invests and the rate at which the Fund borrows. As a result, there can be no assurance that a significant change in market interest rates will not have a material adverse effect on the Fund’s net investment income. See “Item 1A. Risk Factors — Risk Factors Relating to General Commercial Risks — The Fund is exposed to risks associated with changes in interest rates, including the current interest rate environment.”
Related Parties
See “Item 7. Certain Relationships and Related Transactions, and Director Independence” for a description of certain transactions and relationships with related parties.

ITEM 3.
PROPERTIES

The Fund’s corporate headquarters are located at 1800 Avenue of the Stars, Suite 1400, Los Angeles, CA 90067 and are provided by the General Partner and the Manager. Ares believes that the Fund’s office facilities are suitable and adequate for its business as it is contemplated to be conducted.

ITEM 4.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets out certain beneficial ownership information with respect to the Units for each of the Fund’s Directors and executive officers and all Directors and executive officers as a group, as of December 15, 2025. None of the Fund’s Classes have voting power.
Name and Address	Units Owned	Percentage of Class
Mark Affolter(1)	—	—
James Babcock(1)	—	—
Paul Cho(1)	—	—
Patrick Hardiman(1)	—	—
Scott Lem(1)	—	—
Jana Markowicz(1)	—	—
Jim Miller(1)	—	—
Kort Schnabel(1)	—	—
Kimberly Zaccagnino(1)	—	—
All current Directors and executive officers as a group (9 persons)	—	—

*
Less than one percent.

(1)
The address for each of the Fund’s Directors and executive officers is c/o Ares Management LLC, 1800 Avenue of the Stars, Suite 1400, Los Angeles, CA 90067.

ITEM 5.
DIRECTORS AND EXECUTIVE OFFICERS

Overall responsibility for the Fund’s oversight rests with the General Partner, subject to certain oversight rights held by the Board of Directors. The Board of Directors is responsible for (i) overseeing the Fund’s periodic reports under the Exchange Act and any other matters delegated to it by the General Partner and (ii) overseeing, with the approval of the Independent Directors if such approval is required pursuant to the Fund LPA, the suspension and modification of certain policies and operations of the Fund.
The Board of Directors is currently comprised of five members, two of whom are Independent Directors. The General Partner may appoint additional Directors to the Board of Directors from time to time. The General Partner elects the Fund’s executive officers, who serve at the discretion of the General Partner.
BOARD OF DIRECTORS AND EXECUTIVE OFFICERS
Information regarding the Board of Directors and executive officers are set forth below:
Name	Age*	Position	Position Held Since
Independent Directors
James Babcock	69	Independent Director	2025
Patrick Hardiman	64	Independent Director	2025
Non-Independent Directors
Mark Affolter	58	Director and Chief Executive Officer	2025
Jim Miller	49	Director and Chairman and Co-President	2025
Kort Schnabel	48	Director and Co-President	2025
Executive Officers
Paul Cho	43	Co-Chief Accounting Officer	2025
Kimberly Zaccagnino	42	Co-Chief Accounting Officer	2025
Scott Lem	47	Chief Financial Officer and Treasurer	2025
Jana Markowicz	45	Chief Operating Officer	2025

*
As of September 30, 2025

Each Director will hold office until his or her successor is appointed or his or her earlier resignation or removal. The address for each of the Fund’s Directors and executive officers is c/o Ares Management LLC, 1800 Avenue of the Stars, Suite 1400, Los Angeles, CA 90067.
Each executive officer holds office at the pleasure of the General Partner until his or her successor is duly appointed and qualified.

BIOGRAPHICAL INFORMATION
Directors
The Fund’s Directors have been divided into two groups — Independent Directors and Non-Independent Directors. The status of an Independent Director under the Fund LPA is determined under the tests set out in Rule 303A.02 of the New York Stock Exchange Listed Company Manual or another policy as determined by the General Partner.
Non-Independent Directors
Mark Affolter – Mr. Affolter has served as Director and Chief Executive Officer of the Fund since 2025. Mr. Affolter is a Partner, Portfolio Manager and Co-Head of Sports Media and Entertainment at Ares Management. He formerly served as Co-Head of U.S. Direct Lending in the Ares Credit Group. Additionally, he is a member of the Ares Credit Group’s U.S. Direct Lending Investment Committee. He also serves on the Ares SME Investment Committee. As part of this strategy, he currently serves as a board member for Atletico de Madrid. Prior to joining Ares in 2008, Mr. Affolter was a Managing Director at CIT, where he focused on building its sponsor finance business. Previously, Mr. Affolter was a Senior Managing Director at GE Capital in its sponsor finance business and a Senior Vice President at Heller Financial, leading its mezzanine finance business in corporate finance. He currently serves on the Regional Committee of Washington University and holds an A.B. from Washington University in Economics.
Jim Miller – Mr. Miller has served as Director, Chairman and Co-President of the Fund since 2025. Mr. Miller is a Partner, Portfolio Manager and Co-Head of U.S. Direct Lending in the Ares Credit Group. Additionally, he serves as President of Ares Capital Corporation, President of Ares Strategic Income Fund and is a member of the Ares Credit Group’s U.S. Direct Lending Investment Committee. He also serves on the Ares SME Investment Committee and acts as a co-lead for the strategy. As part of this strategy, he currently serves as a board member for Atletico de Madrid. He may from time to time serve as an officer, director or principal of other entities affiliated with Ares Management or investment funds managed by Ares Management and its affiliates. Prior to joining Ares in 2006, Mr. Miller was a Vice President at Silver Point Capital, where he focused on building its sponsor finance business, which led the firm’s middle market financing and principal investing. Previously, Mr. Miller was a Vice President at GE Capital, where he was responsible for a variety of investing and investment banking services to private equity funds including high yield, bank debt, mezzanine debt and rescue financing. Mr. Miller holds a B.A. from Fairfield University in Economics and an M.B.A. from Columbia University’s Graduate School of Business.
Kort Schnabel – Mr. Schnabel has served as Director and Co-President of the Fund since 2025. Mr. Schnabel is a Partner and Co-Head of U.S. Direct Lending in the Ares Credit Group and serves as Chief Executive Officer of Ares Capital Corporation. He is also the Co-Head of Sports, Media and Entertainment at Ares Management. He serves on the Ares Operating Committee and is a member of the firm’s U.S. Direct Lending, Ares SME and Specialty Healthcare Investment Committees. He may from time to time serve as an officer, director or principal of other entities affiliated with Ares Management or investment funds managed by Ares Management and its affiliates. Prior to joining Ares in 2001, Mr. Schnabel was in the Corporate Development Group at Walker Digital Corporation, a business and technology research and development firm, where he was responsible for corporate finance, merger and acquisition and strategic planning activities. Previously, Mr. Schnabel was in the Corporate Finance Group at Morgan Stanley, where he performed financial analyses for mergers and acquisitions, leveraged buyouts and equity/debt offerings. Mr. Schnabel holds a B.A., cum laude, from the University of Pennsylvania in Economics.
Independent Directors
James Babcock – Mr. Babcock has served as Independent Director of the Fund since 2025. Mr. Babcock served as a senior risk leader for the Healthcare Capital Group at Ally Financial from 2014 until his retirement in 2022. During his time at Ally Financial, Mr. Babcock’s duties included approving new transactions and maintaining responsibility for a portfolio of healthcare cash flow, real estate and asset-based financings. Mr. Babcock was also a voting member of the Credit Committee at Ally Financial. Inclusive of his time at Ally Financial, Mr. Babcock has over 35 years of experience with various financial organizations including, among others, PineBridge Investments, where he was Chief Investment Officer for the Capital Solutions Group, Silver Point Finance, where he co-founded the Sponsor Finance business and GE Capital, where he held various titles, including Region Head – New York, Head of Asset Recovery and Region Risk Leader – New York. Mr. Babcock holds a B.A. in Business from Wittenberg University and an M.B.A. from Pepperdine University.

Patrick Hardiman − Mr. Hardiman has served as Independent Director of the Fund since 2025. Mr. Hardiman is a corporate lawyer with more than 35 years of experience in a broad range of corporate finance and capital markets transactions. He was a partner at Winston & Strawn LLP for 27 years, where he was most recently Co-Chair of the Firm’s Debt Finance and Fund Finance Practices until he retired in February 2024. Mr. Hardiman’s transactional legal experience encompassed financings spanning the corporate capital structure, including senior secured leveraged loan, mezzanine, unitranche and hybrid equity financings, as well as the formation, acquisition and sale of credit focused investment management platforms and the formation and financing of credit focused investment funds, synthetic credit funds and CLOs. While a Partner at Winston, Mr. Hardiman also served on the Chair Group of Winston’s Partner Compensation Committee, on the Retirement Plans Committee and on the Winston & Strawn Foundation. Since retirement in February 2024, Mr. Hardiman has served on the Board of Directors of a privately held manufacturing business, where he also serves on the audit and risk committee and the capital allocation and strategy committee. Mr. Hardiman has also previously served on not-for-profit boards, including the Chicago Youth Centers board for more than 10 years. Mr. Hardiman received a B.S. in Finance with high honors, an M.B.A. and J.D., cum laude, all from the University of Illinois.
Executive Officers
Mark Affolter, Chief Executive Officer. See “— Non-Independent Directors” above for Mr. Affolter’s biography.
Paul Cho, Co-Chief Accounting Officer. Mr. Cho has served as Co-Chief Accounting Officer of the Fund since 2025. Mr. Cho is a Managing Director and Chief Accounting Officer in the Ares Finance and Accounting Department. Mr. Cho additionally serves as Chief Accounting Officer of Ares Capital Corporation and Ares Strategic Income Fund, and as Vice President of CION Ares Diversified Credit Fund and Ares Dynamic Credit Allocation Fund, Inc. He may from time to time serve as an officer, director or principal of other entities affiliated with Ares Management or investment funds managed by Ares Management and its affiliates. Prior to joining Ares in 2008, Mr. Cho was a Senior Assurance Associate at Macias Gini & O’Connell LLP, where he focused on audits of large and medium-sized counties, cities, pension plans, investment pools, special districts and transit authorities. Mr. Cho holds a B.A. from the University of California, Berkeley in Economics.
Scott Lem, Chief Financial Officer and Treasurer. Mr. Lem has served as Chief Financial Officer and Treasurer of the Fund since 2025. Mr. Lem is a Partner and Chief Financial Officer of the Public Credit Funds in the Ares Finance and Accounting Department. Mr. Lem additionally serves as Chief Financial Officer and Treasurer of Ares Capital Corporation, Ares Strategic Income Fund, Ares Dynamic Credit Allocation Fund, Inc. and CION Ares Diversified Credit Fund. Mr. Lem previously served in various executive officer roles of Ares Capital Corporation from May 2009 to February 2024. From July 2003 to December 2008, Mr. Lem served as Controller of Ares Management. Prior to joining Ares in July 2003, he was with Ernst & Young LLP and Arthur Andersen LLP, most recently as a Senior Associate conducting audits for clients across several industries including entertainment, hospitality and real estate. Mr. Lem graduated summa cum laude with a B.S. in Accounting from the University of Southern California’s Leventhal School of Accounting and summa cum laude with a B.S. in Business Administration from the University of Southern California’s Marshall School of Business. Mr. Lem has also received an M.B.A. in Finance from UCLA’s Anderson School of Management. Mr. Lem is a Certified Public Accountant (Inactive).
Jana Markowicz, Chief Operating Officer. Ms. Markowicz has served as Chief Operating Officer of the Fund since 2025. Ms. Markowicz is a Partner and Chief Operating Officer for U.S. Direct Lending in the Ares Credit Group. She also serves as Chief Operating Officer of Ares Capital Corporation and Ares Strategic Income Fund. Prior to joining Ares in 2005, Ms. Markowicz was an Analyst in the Leveraged Finance Group at Citigroup (formerly Salomon Smith Barney), where she focused on financings for companies across a broad range of industries. Ms. Markowicz holds a B.S. from the University of Pennsylvania in Engineering, with a concentration in Economic and Financial Systems.
Jim Miller, Co-President. See “— Non-Independent Directors” above for Mr. Miller’s biography.
Kort Schnabel, Co-President. See “— Non-Independent Directors” above for Mr. Schnabel’s biography.

Kimberly Zaccagnino, Co-Chief Accounting Officer. Ms. Zaccagnino has served as Co-Chief Accounting Officer of the Fund since 2025. Ms. Zaccagnino is a Managing Director and Chief Accounting Officer in the Ares Finance and Accounting Department. Prior to joining Ares in 2017, Ms. Zaccagnino was a Director of Credit Reporting at Centerbridge Partners, L.P., where she was responsible for accounting and financial reporting for its distressed credit and special situation funds. Previously, Ms. Zaccagnino was an Assurance Senior Associate at PricewaterhouseCoopers LLP, where she provided audit services to clients in the asset management industry. Ms. Zaccagnino holds a B.S. in Accounting and an M.B.A. from the State University of New York at Oswego. Ms. Zaccagnino holds a CPA license.
LEADERSHIP STRUCTURE AND OVERSIGHT RESPONSIBILITIES
Overall responsibility for the Fund’s oversight rests with the General Partner, subject to certain oversight rights held by the Board of Directors. The Fund has entered into the Management Agreement pursuant to which the Manager, an affiliate of the General Partner, manages the Fund on a day-to-day basis. As described below, the Board of Directors has established an Audit Committee, and may establish ad hoc committees or working groups from time to time, to assist the Board of Directors and the General Partner or Manager in fulfilling their oversight responsibilities. See “Item 11. Description of Registrant’s Securities to be Registered — Delaware Law and Certain Provisions of the Fund LPA — Amendment to the Fund LPA.”
COMMITTEES
The Board of Directors has established an Audit Committee and may form additional committees in the future.
Audit Committee
The Audit Committee is composed of James Babcock and Patrick Hardiman, each of whom is an Independent Director.
James Babcock serves as Chair of the Audit Committee. The Board of Directors determined that each of James Babcock and Patrick Hardiman is an “audit committee financial expert” as that term is defined under Item 407 of Regulation S-K, as promulgated under the Exchange Act. The General Partner may appoint additional Directors to the Board of Directors and the Audit Committee from time to time.
In accordance with its written charter adopted by the Board of Directors, the Audit Committee (a) assists the Board of Directors’ oversight of the integrity of the Fund’s financial statements, the independent registered public accounting firm’s qualifications and independence, the Fund’s compliance with legal and regulatory requirements and the performance of the Fund’s independent registered public accounting firm; (b) prepares an Audit Committee report, if required by the SEC; (c) oversees the scope of the annual audit of the Fund’s financial statements, the quality and objectivity of the Fund’s financial statements, accounting and financial reporting policies and internal controls; (d) determines the selection, appointment, retention and termination of the Fund’s independent registered public accounting firm, as well as approving the compensation thereof; (e) pre-approves all audit and non-audit services provided to the Fund and certain other persons by such independent registered public accounting firm; and (f) acts as a liaison between the Fund’s independent registered public accounting firm and the Board of Directors.
Ares SME Investment Committee
All investments led by the Fund are reviewed and approved by the Ares SME Investment Committee. All investments in which the Fund participates are reviewed and approved by the Ares SME Investment Committee or a subset thereof.
Members from the Ares SME Investment Committee have over 30 years of experience on average and over 15 years investing together, employing a consistent and rigorous approach to due diligence and investment selection through both healthy investment environments as well as prolonged dislocations.
The Ares SME Investment Committee is comprised of nine highly experienced members of Ares’ global senior leadership including Mark Affolter, Michael Arougheti, Tyrone Cooney, Blair Jacobson, Jim Miller, Antony Ressler, Bennett Rosenthal, Kort Schnabel and Nate Walton. For information concerning the background of Mr. Affolter, Mr. Miller and Mr. Schnabel, see “— Directors and Executive Officers” above. Information concerning the background of the remainder of the members of the Investment Committee is set forth below.
Michael Arougheti – Mr. Arougheti is a Co-Founder, the Chief Executive Officer and a Director of Ares Management Corporation. He is a member of the Ares Operating Committee, the Ares Enterprise Risk Committee and is on the Board of Directors of the Ares Charitable Foundation. He additionally serves as Executive Vice President and Director of Ares Capital Corporation and Co-Chairman of Ares Acquisition Corporation II. Mr. Arougheti also is a member of the Ares Credit Group’s Pathfinder Investment Committee, the Ares Equity Income Opportunity Strategy Portfolio Review Committee and the Ares SME Investment Committee. He may from time to time serve as an officer, director or principal of other entities affiliated with Ares Management or investment funds managed by Ares Management and its affiliates. Prior to joining Ares in 2004, Mr. Arougheti was employed by Royal Bank of Canada (“RBC”) from 2001 to 2004, where he was a Managing Partner of the Principal Finance Group of RBC Capital Partners and a member of the firm’s Mezzanine Investment Committee. Mr. Arougheti oversaw an investment team that originated, managed and monitored a diverse portfolio of middle-market leveraged loans, senior and junior subordinated debt, preferred equity and common stock and warrants on behalf of RBC and other third-party institutional investors. Mr. Arougheti joined RBC in October 2001 from Indosuez Capital, where he was a Principal and an Investment Committee member, responsible for originating, structuring and executing leveraged transactions across a broad range of products and asset classes. Prior to joining Indosuez in 1994, Mr. Arougheti worked at Kidder, Peabody & Co., where he was a member of the firm’s Mergers and Acquisitions Group. Mr. Arougheti also serves on the board of directors of Operation HOPE, a not-for-profit organization focused on expanding economic opportunity in underserved communities through education and empowerment. Additionally, Mr. Arougheti is a member of the PATH Organization Leadership Council. Mr. Arougheti received a B.A. in Ethics, Politics and Economics, cum laude, from Yale University.
Tyrone Cooney – Mr. Cooney is a Partner in the Ares Credit Group, where he focuses on European Direct Lending and covers the French and Southern European markets. Mr. Cooney serves as a member of Ares Credit Group’s European Direct Lending Investment Committee and the Ares SME Investment Committee. Prior to joining Ares in 2009, Mr. Cooney was a Managing Director at HSBC France, where he focused on managing the Paris leveraged finance team. Previously, Mr. Cooney was a Director with the Paris-based teams of Barclays Capital, The Royal Bank of Scotland and Societe Generale. Mr. Cooney holds a B.A., summa cum laude and Phi Beta Kappa, from the University of California, Santa Barbara, in Political Science and an M.Sc. from the London School of Economics in Economics. He has additionally completed graduate coursework at the Massachusetts Institute of Technology.
Blair Jacobson – Mr. Jacobson is a Partner and Co-President of Ares Management Corporation. He is a Co-Chair of the Ares Operating Committee and a member of the Ares Enterprise Risk Committee and the Ares Diversity, Equity and Inclusion Council. Additionally, he serves on the boards of Ares Management Limited and Ares Management UK Limited. Mr. Jacobson also serves on the Ares Credit Group’s European Direct Lending and European Liquid Credit Investment Committees, the Ares Secondaries Group’s Credit Investment Committee and the Ares SME Investment Committee. Previously, Mr. Jacobson served as Co-Head of European Credit. Prior to joining Ares in 2012, Mr. Jacobson was a Partner at The StepStone Group, where he focused on building and running European operations, including oversight of private debt and equity investments. Previously, Mr. Jacobson was a Partner at Citigroup Private Equity and Mezzanine Partners in London and New York. In addition, he has held a variety of roles in investment banking and mergers and acquisitions in a broad range of industries, including at Lehman Brothers. Mr. Jacobson holds a B.A., magna cum laude, from Williams College in Political Economy and an M.B.A., with honors, from the University of Chicago Booth School of Business in Finance.
Tony Ressler – Mr. Ressler is a Co-Founder, Director and the Executive Chairman of Ares Management Corporation. Mr. Ressler also serves as a member of the Investment Committees of certain funds managed by the Ares Private Equity Group and certain funds managed by the Ares Credit Group, as well as the Ares SME Investment Committee. Mr. Ressler has been with Ares since its founding in 1997. Mr. Ressler has served on several boards of directors of companies owned or controlled by Ares investment funds. In the not-for-profit sector, Mr. Ressler serves as Co-Chair of the Board of the Los Angeles County Museum of Art (LACMA) and one of the founders and former member of the board of the Painted Turtle Camp

(affiliated with Paul Newman’s Hole in the Wall Association), which serves children dealing with chronic & life-threatening illnesses by providing old-fashioned camping experiences. In the public education sector, Mr. Ressler is a Founder and former Chairman of the Alliance for College Ready Public Schools. Mr. Ressler also serves as the Principal Owner and Chairman of the Board of Advisors of the Atlanta Hawks Basketball Club. Mr. Ressler also serves at a Senior Advisor to the Hawks Foundation, a not-for-profit organization focused on building bridges with the metro Atlanta community through basketball. Mr. Ressler received his B.S.F.S. from Georgetown University’s School of Foreign Service and received his M.B.A. from Columbia University’s Graduate School of Business.
Bennett Rosenthal – Mr. Rosenthal is a Co-Founder, Director and Partner of Ares Management Corporation and Chairman of the Ares Private Equity Group. Mr. Rosenthal previously served as the Co-Chairman of the Board of Directors of Ares Capital Corporation (ARCC). Mr. Rosenthal is also a member of the Ares Private Equity Group’s Corporate Opportunities, Energy Opportunities, and Extended Value Investment Committees, the Ares Credit Group’s Opportunistic Credit Investment Committee and the Ares SME Investment Committee. Mr. Rosenthal joined Ares in 1998 from Merrill Lynch & Co., Inc. where he served as a Managing Director in the Global Leveraged Finance Group. He currently serves on the boards of directors for the parent entities of TAG (the Aspen Group), CHG Healthcare Holdings L.P., Duly Health and Care, LaserAway, Press Ganey Associates, Inc., TricorBraun and Unified Women’s Healthcare. Mr. Rosenthal’s previous board of directors’ experience includes Dawn Holdings, Inc., Hanger, Inc., Jacuzzi Brands Corporation, Maidenform Brands, Inc., National Veterinary Associates, Inc., Nortek, Serta/Simmons, The AZEK Company and other private companies. Additionally, Mr. Rosenthal is the Lead Managing Owner and a Director of the Los Angeles Football Club, where he also serves on the board of the LAFC Foundation. Mr. Rosenthal also currently serves as Chair of the Graduate Executive Board at The Wharton School of the University of Pennsylvania. Mr. Rosenthal holds a B.S., summa cum laude, in Economics and an M.B.A., with distinction, from the University of Pennsylvania’s Wharton School of Business.
Nate Walton – Mr. Walton is a Partner and Head of Private Equity in the Ares Secondaries Group. Walton serves as a member of the Ares Private Equity Group’s Energy Opportunities and Extended Value Investment Committees, the Ares Infrastructure Group’s Climate Infrastructure Partners Investment Committee, the Ares Secondaries Group’s Private Equity Investment Committee and the Ares SME Investment Committee. Additionally, he serves on the Executive Committee of the Ares Secondaries Group. Mr. Walton joined Ares in 2006 and previously served as Co-Head of the Ares Private Equity Group. Mr. Walton holds a B.A. from Princeton University in Politics and an M.B.A. from the Stanford Graduate School of Business.
See “Item 1(c). Description of Business — Investment Process” for more information about the Ares SME Investment Committee.

ITEM 6.
EXECUTIVE COMPENSATION

COMPENSATION OF EXECUTIVE OFFICERS
The Fund does not currently have any employees and do not expect to have any employees. Services necessary for the Fund’s business are provided by individuals who are employees of the General Partner, the Manager or their affiliates, pursuant to the terms of the Management Agreement and the Fund LPA, as applicable. The Fund’s day-to-day investment operations are managed by the General Partner and the Manager. Most of the services necessary for the sourcing and administration of the Fund’s investment portfolio are provided by investment professionals employed by the Manager or its affiliates.
None of the Fund’s executive officers receive direct compensation from the Fund. The Fund will reimburse the General Partner, Manager and/or their affiliates for certain fees, costs and expenses as described in “Item 2. Financial Information — Management’s Discussion and Analysis of Financial Condition and Results of Operations — Expenses — Fund Expenses” above. Certain executive officers and Non-Independent Directors, through their financial interests in the General Partner and/or the Manager, are entitled to a portion of the profits earned by the General Partner and/or the Manager, which includes any fees, including compensation discussed herein, payable to the General Partner and/or the Manager under the terms of the Management Agreement and the Fund LPA, as applicable, less expenses incurred by the General Partner and/or the Manager in performing their services under the Management Agreement and the Fund LPA, as applicable. See “Item 1(c). Description of Business — Management Agreement” and “Item 7. Certain Relationships and Related Transactions, and Director Independence.”
COMPENSATION OF DIRECTORS
No compensation is or will be paid to the Fund’s Directors who are not Independent Directors. The Fund pays compensation to each Independent Director. Each Independent Director is entitled to compensation for his or her services as a Director of the Fund in the amount of $75,000 per year, payable in cash, and the Chair of the Audit Committee is entitled to an additional fee of $10,000 per year, payable in cash (or, in each case, such pro-rated amount for any service of less than the full fiscal year). The Fund is also authorized to pay the reasonable out-of-pocket expenses of each Independent Director incurred by such director in connection with the fulfillment of his or her duties as an Independent Director.

ITEM 7.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS
Management Agreement; Fund LPA
The Fund has entered into the Management Agreement with the Manager pursuant to which the Fund pays the Management Fee and reimburses certain Fund expenses. The Fund also entered into the Fund LPA, pursuant to which the General Partner will be entitled to receive the Performance Participation Allocation. In addition, pursuant to the Management Agreement and the Fund LPA, the Fund reimburses and will continue to reimburse the Manager and General Partner for certain expenses as they occur. See “Item 1(c). Description of Business — Management Agreement” and “— Fund LPA.”
Certain Business Relationships
The Fund is subject to certain conflicts of interest arising out of its relationship with Ares, including the General Partner, the Manager and its affiliates. Certain members of the Board of Directors are also executives of Ares and/or one or more of its affiliates. There is no guarantee that the policies and procedures adopted by the Fund, the terms of the Fund LPA, the terms and conditions of the Management Agreement, or the policies and procedures adopted by the Board of Directors, General Partner, the Manager, Ares and their affiliates, will enable the Fund to identify, adequately address or mitigate these conflicts of interest, or that the General Partner will resolve all conflicts of interest in a manner that is favorable to the Fund, and Unitholders may not be entitled to receive notice or disclosure of the occurrence of these conflicts or have any right to consent to them. See “Item 1A. Risk Factors — Potential Conflicts of Interest” including “— Investments in which Ares and/or Other Ares Funds Have a Different Principal Interest,” for more information.
Statement of Policy Regarding Transactions with Related Persons
The Board of Directors recognizes the fact that transactions with related persons may present risks of conflicts or the appearance of conflicts of interest. The Fund is subject to certain regulatory requirements that restrict its ability to engage in certain related-party transactions. The Fund has adopted procedures for the review, approval and monitoring of transactions that involve it and certain of its related persons. For example, the Fund has a code of conduct that generally prohibits the Directors, the Fund’s officers (or persons performing similar functions) and employees of the Manager or any of its affiliates from engaging in any transaction where there is a conflict between such individual’s personal interest and the interests of the Fund. Waivers to the code of conduct can generally only be obtained from the Chief Compliance Officer, another designated member of the Manager’s compliance department or the chairperson of the Board of Directors and are publicly disclosed as required by applicable law and regulations. In addition, the audit committee is required to review and approve all transactions with related persons (as defined in Item 404 of Regulation S-K).
Related Party Transactions
During the period from December 6, 2024 (commencement of operations) through September 30, 2025, the Fund purchased $20 million of investments from an Other Ares Fund at fair value.
Promoters and Certain Control Persons
The Manager and the General Partner or Manager may be deemed promoters of the Fund. The Fund has entered into the Management Agreement with the Manager and the Fund LPA with the General Partner. The Manager, for its investment management and its administrative services to the Fund, is entitled to receive the Management Fee in addition to the reimbursement of certain Fund Expenses. The General Partner will also be entitled to receive the Performance Participation Allocation, as described herein. In addition, under the Management Agreement and Fund LPA, to the extent permitted by applicable law, the Fund indemnifies the Manager and the General Partner and certain of their affiliates. See “Item 1(c). Description of Business.”

General Partner Capital Commitment
In December 2024, the General Partner made an initial capital commitment of $150 million, and such commitment was used to secure a line of credit pursuant to the USB Credit Facility, which was used to acquire and support the Fund’s initial portfolio. Effective December 1, 2025, the General Partner reduced its capital commitment to the Fund from $150 million to $50 million, all of which remains unfunded.
Dealer Manager
As of the date of this Registration Statement, the Dealer Manager for the Fund is Ares Wealth Management Solutions, LLC (“AWMS”), an affiliate of the General Partner and the Manager. The Fund has entered into an agreement with AWMS (the “Dealer Manager Agreement”), pursuant to which AWMS agreed to, among other things, manage its relationships with third-party brokers engaged by AWMS to participate in the distribution of Units, which are referred to as “participating brokers,” and financial advisors. As of January 2, 2026, AWMS is expected to consolidate with and into Ares Management Capital Markets LLC (“AMCM”). As a result, Ares SME Opps’ Dealer Manager is AWMS prior to January 2, 2026 and is expected to be AMCM on and after January 2, 2026. The Dealer Manager also coordinates the Fund’s marketing and distribution efforts with participating brokers and their registered representatives with respect to communications related to the terms of the Private Offering, the Fund’s investment strategies, material aspects of the Fund’s operations and subscription procedures.
DIRECTOR INDEPENDENCE
See “Item 5. Directors and Executive Officers” for information on the Fund’s Independent Directors and the tests used to determine “independent director” status.

ITEM 8.
LEGAL PROCEEDINGS

From time to time, the Fund and its executive officers and Directors, the General Partner, the Manager, their affiliates and/or any of their respective principals and employees are subject to legal proceedings, including those arising from the Fund’s investments in Portfolio Companies, and as a result, incur significant costs and expenses in connection with such legal proceedings.
The Fund, the General Partner and the Manager are also subject to extensive regulation, which, from time to time, results in requests for information from the Fund, the General Partner or the Manager or regulatory proceedings or investigations against the Fund, the General Partner or the Manager, respectively. The Fund incurs significant costs and expenses in connection with any such information requests, proceedings and investigations.

ITEM 9.
MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED UNITHOLDER MATTERS

MARKET INFORMATION
The Units are offered and sold in transactions exempt from registration under the 1933 Act under Section 4(a)(2), including Regulation D and Regulation S thereunder. See “Item 10. Recent Sales of Unregistered Securities” for more information. The Units are not, and will not be, listed or traded on any recognized securities exchange.
Because the Units are being acquired by investors in one or more transactions “not involving a public offering,” they are “restricted securities” and may be required to be held indefinitely. The Units may not be sold or transferred (i) except as permitted under the Fund LPA and (ii) unless the Units are registered under applicable securities laws or specifically exempted from registration. Accordingly, an investor must be willing to bear the economic risk of investment in the Units unless and until the Fund accepts their redemption or transfer. No sale, transfer, assignment, pledge or other disposition, whether voluntary or involuntary, of the Units may be made except by registration of the transfer on the Fund’s books. Each transferee will be required to execute an instrument agreeing to be bound by these restrictions and the other restrictions imposed on the Units and to execute such other instruments or certifications as are reasonably required by the Fund.
HOLDERS
Please see “Item 4. Security Ownership of Certain Beneficial Owners and Management” for disclosure regarding the holders of the Units.
DISTRIBUTIONS
See “Item 1(c). Description of Business — Distribution Reinvestment Plan” and “Item 11. Description of Registrant’s Securities to be Registered — Description of the Units — Distributions” for a description of the Fund’s distribution policies.
CALCULATION OF NET ASSET VALUE
The NAV for all Classes is calculated as of the last calendar day of each month. The monthly NAV per Unit for each Class will generally be available around the 20th Business Day of the following month (e.g., the NAV for October 31st will generally be available around November 30th). Each Class of Units may have a different NAV per Unit because of different Servicing Fees.
Valuation Policies and Procedures
The NAV per Unit for each Class is determined monthly by dividing the value of the total assets attributable to the Class minus the liabilities (including the allocation/accrual of the Management Fee and the Performance Participation Allocation and the deduction of expenses attributable to certain Classes, such as applicable Servicing Fees, in all cases as described in this Registration Statement and as determined in accordance with the Valuation Policy) attributable to the Class by the total number of Units outstanding of the Class at the date as of which the determination is made. In calculating the value of the Fund’s total assets, the Fund takes the following approach. See “Item 1A. Risk Factors — Risk Factors Relating to the Units — The Fund’s NAV may not accurately reflect the valuation of its investments” for a discussion of risk associated with the Fund’s NAV.
Investments or Instruments where Market Quotations are Readily Available
Securities that are publicly traded in an active market and for which market quotations are readily available are typically valued at such market quotations. In order to validate market quotations, the Manager looks at a number of factors to determine if the quotations are representative of fair value, including the source and nature of the quotations.

Investments or Instruments where Market Quotations are not Readily Available
Debt and equity securities that are not publicly traded or whose market prices are not readily available are valued based on, among other things, the input of the Fund’s independent third-party valuation providers (“IVPs”) that will be engaged to support the valuation of such investments at least monthly (with certain de minimis exceptions) and under the Valuation Policy and a consistently applied valuation process. In addition, the Fund’s auditor will obtain an understanding of, and perform select procedures relating to, the Fund’s investment valuation process within the context of performing the Fund’s financial statement audits.
Due to the inherent uncertainty of determining the fair value of investments that do not have a readily available market value, the fair value of the Fund’s investments may fluctuate from period to period. Additionally, the fair value of the Fund’s investments may differ significantly from the values that would have been used had a ready market existed for such investments and may differ materially from the values that the Fund may ultimately realize. Further, such investments are generally subject to legal and other restrictions on resale or otherwise are less liquid than publicly traded securities. If the Fund was required to liquidate an investment in a forced or liquidation sale, the Fund could realize significantly less than the value at which the Fund has recorded it. In addition, changes in the market environment and other events that may occur over the life of the investments may cause the gains or losses ultimately realized on these investments to be different than the unrealized gains or losses reflected in the valuations currently assigned. All investments are recorded at their fair value.
The Manager undertakes a multi-step valuation process each quarter, as described below:
•
the Fund’s quarterly valuation process begins with a preliminary valuation being prepared by the investment professionals responsible for the investments in conjunction with the Manager’s portfolio management and valuation team.

•
Preliminary valuations are reviewed and discussed by the valuation committee of the Manager.

•
With respect to each portfolio investment,

•
Relevant information related to the investment is made available by the Manager to the IVP, who does not independently verify such information.

•
The IVP reviews and analyzes the information provided by the Manager, along with relevant market and economic data, and independently determines a range of values for each of the portfolio investments.

•
The IVP provides its analysis to the Manager to support the IVP’s valuation methodology and calculations.

•
The valuation committee of the Manager determines the fair value of each investment in the Fund’s portfolio without a readily available market quotation in good faith based on, among other things, the input of the IVPs, where applicable.

•
With respect to each portfolio investment, a positive assurance opinion or independent valuation report is issued by the IVP that confirms the fair value determined by the Manager for each portfolio investment is within the range of values independently calculated by such IVP.

When the Manager determines the Fund’s NAV as of the last day of a month that is not also the last day of a calendar quarter, the Manager updates the value of securities with reliable market quotations based on the most recent market quotation. For securities without reliable market quotations, the Manager will generally value such assets at the most recent quarterly valuation unless the Manager determines that a significant observable change has occurred since the most recent quarter end with respect to the investment (which determination may be as a result of a material event at a Portfolio Company, material change in market spreads, secondary market transaction in the securities of an investment or otherwise). If the Manager determines such a change has occurred with respect to one or more portfolio investments, the Manager will determine whether to update the value for each relevant investment.
Notwithstanding anything herein to the contrary, Ares may in its discretion, but is not obligated to, consider material market data and other information (as of the applicable month-end for which NAV is being calculated) that becomes available after the end of the applicable month in valuing the Fund’s assets and liabilities and calculating its NAV. Ares, subject to any necessary approvals from the Independent Directors, may, but is not obligated to, suspend the determination of NAV and/or the Fund’s offering and/or redemptions, including where (a) the circumstances so require and (b) the suspension is reasonably deemed to be in the best interests of Unitholders. Any such suspension will be notified to the concerned Unitholders. No Units will be issued or redeemed during such suspension period.
In general, the Fund’s investments will be valued monthly by the Manager based on market quotations or at fair value determined in accordance with the Valuation Policy.
Liabilities
With respect to each Class, Ares will include the value at amortized cost of such Class’s pro rata portion of the Fund’s liabilities as part of the Class’s monthly NAV calculation. These liabilities are expected to include the fees payable to the Manager, any accrued Performance Participation Allocation, accounts payable, accrued Operating Expenses, fund level borrowings and other liabilities. All of the Fund’s borrowings are and will be held at amortized cost.
The Manager expects to advance all of the Fund’s Organizational Expenses on the Fund’s behalf (other than Subscription Fees and Servicing Fees) through the Effective Date. The Fund will reimburse the Manager for such advanced expenses ratably over the 60 months following the Effective Date. For purposes of calculating the Fund’s NAV for purchases or redemptions of Units (but not for financial reporting purposes), (a) the Organizational Expenses and Initial Fund Expenses Support (each term as defined below) paid by the Manager through the Effective Date will be recognized as a reduction to NAV in the month the Fund reimburses the Manager for such costs, and (b) contingent tax liabilities of certain Intermediate Entities that are not expected to be recognized due to the expected structure of the divestment of the associated underlying investment may not be recognized as a reduction to NAV (although tax liabilities of those same Intermediate Entities may be taken into account in determining the fair value of the associated underlying investment).
The Manager may advance in its discretion all or a portion of the Fund’s Initial Fund Expenses Support on the Fund behalf through the Effective Date. The Fund will reimburse the Manager for such advanced Initial Fund Expenses Support ratably over the 60 months following the Effective Date or an such earlier date as determined by the Manager.
For purposes of calculating a monthly NAV for purchases or redemptions of Units (but not for financial reporting purposes under US GAAP), the Servicing Fee for each applicable Class of Units will be calculated by multiplying the accrued monthly Servicing Fee rate (1/12th of the total annual Servicing Fee rate for each applicable Class of Units) by the aggregate NAV of such Class of Units for that month, after adjustment for any net portfolio income or loss, unrealized/realized gains or losses on assets and liabilities, Management Fee expense and Performance Participation Allocation accrual.
Memorandum Account
If the General Partner determines, for legal, tax, regulatory accounting and/or other reasons, that a Unitholder should not participate, in whole or in part, in one or more investments or a particular category of investments, the General Partner, in its sole discretion, may establish a memorandum account (a “Memorandum Account”) in which the Unitholder participating in such investment(s) will have an interest, and any applicable increase or decrease in the Fund’s NAV (including for purposes of calculating the Performance Participation Allocation, the Management Fee and the Servicing Fee) will be attributable only to such Memorandum Account, and the General Partner may make such other adjustments in accordance with the Fund LPA and the Management Agreement, including by treating such Memorandum Account in relevant part as though it were a separate partnership with separate units therein for accounting and tracking purposes to appropriately reflect the differing ownership percentages across certain investments of the Fund.
See “Item 1A. Risk Factors — Risk Factors Relating to the Fund’s Assets — The valuation of investments that are not publicly-traded could be more subjective than the valuation of investments that are publicly-traded.” for more information on the risks associated with the valuation of portfolio investments.

ITEM 10.
RECENT SALES OF UNREGISTERED SECURITIES

On June 1, 2025, the Fund held its first closing and sold Units of the Fund as part of its Private Offering. The Fund has held subsequent closings on July 1, 2025, August 1, 2025, September 1, 2025 and October 1, 2025. The offer and sale of the Units was made as part of the Fund’s continuous private offering and were exempt from the registration provisions of the 1933 Act, pursuant to Section 4(a)(2) thereof, including Regulation D and Regulation S thereunder. Pursuant to the Private Offering and since inception, the Fund has sold 2,646,140 Units for an aggregate consideration of approximately $533 million.
The following tables summarize the Units issued and sold pursuant to the Private Offering since the Fund’s inception, the offer and sales of which were not registered under the 1933 Act:
June 1, 2025
Class	Number of Units Sold(1)	Consideration
Class A-S	1,951,968	$48,799,200
Class A-N	—	—
Class A-D	—	—
Class A-I	2,719,030	$67,975,749
Class E	1,100,000	$27,500,000
Class S	—	—
Class N	—	—
Class D	—	—
Class I	—	—

(1)
For the Initial Closing Date, the subscription price for each Class of Units was $25.00 per Unit. With respect to each Subscription Date after the Initial Closing Date, the Fund’s NAV as of the last calendar day of each month is generally available by the 20th Business Day of the next month. Therefore, the NAV per Unit of the investment is not available until after an investment has been accepted. Unitholders are required to subscribe for a USD amount and the number of Units that such investor receives is subsequently determined based on the NAV per Unit as of the time such investment was accepted by the Fund. The number of Units sold includes Units of the Fund sold through the Feeder.

July 1, 2025
Class	Number of Units Sold(1)	Consideration
Class A-S	1,575,441	$39,859,600
Class A-N	—	—
Class A-D	—	—
Class A-I	782,779	$19,825,983
Class E	3,950	$100,000
Class S	37,997	$962,000
Class N	—	—
Class D	—	—
Class I	76,033	$1,925,000

(1)
The Fund’s NAV as of the last calendar day of each month is generally available by the 20th Business Day of the next month. Therefore, the NAV per Unit of the investment is not available until after an investment has been accepted. Unitholders are required to subscribe for a USD amount and the number of Units that such investor receives is subsequently determined based on the NAV per Unit as of the time such investment was accepted by the Fund. The number of Units sold includes Units of the Fund sold through the Feeder.

August 1, 2025
Class	Number of Units Sold(1)	Consideration
Class A-S	1,143,065	$29,015,900
Class A-N	—	—
Class A-D	—	—
Class A-I	386,427	$9,823,020
Class E	—	—
Class S	20,196	$513,025
Class N	—	—
Class D	—	—
Class I	100,393	$2,552,000

(1)
The Fund’s NAV as of the last calendar day of each month is generally available by the 20th Business Day of the next month. Therefore, the NAV per Unit of the investment is not available until after an investment has been accepted. Unitholders are required to subscribe for a USD amount and the number of Units that such investor receives is subsequently determined based on the NAV per Unit as of the time such investment was accepted by the Fund. The number of Units sold includes Units of the Fund sold through the Feeder.

September 1, 2025
Class	Number of Units Sold(1)	Consideration
Class A-S	2,620,102	$66,911,910
Class A-N	—	—
Class A-D	586,114	$15,000,000
Class A-I	944,298	$24,166,750
Class E	—	—
Class S	16,087	$411,100
Class N	—	—
Class D	7,619	$195,000
Class I	171,389	$4,386,250

(1)
The Fund’s NAV as of the last calendar day of each month is generally available by the 20th Business Day of the next month. Therefore, the NAV per Unit of the investment is not available until after an investment has been accepted. Unitholders are required to subscribe for a USD amount and the number of Units that such investor receives is subsequently determined based on the NAV per Unit as of the time such investment was accepted by the Fund. The number of Units sold includes Units of the Fund sold through the Feeder.

October 1, 2025
Class	Number of Units Sold(1)	Consideration
Class A-S	2,549,887	$67,463,895
Class A-N	—	—
Class A-D	376,980	$10,000,000
Class A-I	832,435	$22,086,000
Class E	—	—
Class S	15,801	$418,340
Class N	—	—
Class D	2,450	$65,000
Class I	105,656	$2,803,250

(1)
The Fund’s NAV as of the last calendar day of each month is generally available by the 20th Business Day of the next month. Therefore, the NAV per Unit of the investment is not available until after an investment has been accepted. Unitholders are required to subscribe for a USD amount and the number of Units that such investor receives is subsequently determined based on the NAV per Unit as of the time such investment was accepted by the Fund. The number of Units sold includes Units of the Fund sold through the Feeder.

November 1, 2025
Class	Number of Units Sold(1)	Consideration
Class A-S	1,764,341	$46,903,406
Class A-N	—	—
Class A-D	—	—
Class A-I	826,500	$22,049,202
Class E	—	—
Class S	7,499	$199,500
Class N	—	—
Class D	—	—
Class I	47,800	$1,275,200

(1)
The Fund’s NAV as of the last calendar day of each month is generally available by the 20th Business Day of the next month. Therefore, the NAV per Unit of the investment is not available until after an investment has been accepted. Unitholders are required to subscribe for a USD amount and the number of Units that such investor receives is subsequently determined based on the NAV per Unit as of the time such investment was accepted by the Fund. The number of Units sold includes Units of the Fund sold through the Feeder.

ITEM 11.
DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED

DESCRIPTION OF THE UNITS
General
There is currently no market for the Units, and the Fund does not expect that a market for the Units will develop in the future. The Fund does not intend for the Units registered under this Registration Statement to be listed on any national securities exchange. There are no outstanding options or warrants to purchase the Units. Under the terms of the Fund LPA, Unitholders of the Fund will be entitled to the same limited liability extended to shareholders of private Delaware for profit corporations formed under the Delaware General Corporation Law, 8 Del. C. § 100, et. seq. The Fund LPA provides that the exercise by any Unitholder of any right conferred under the Fund LPA will not be construed to constitute participation by such Unitholder in the control of the business of the Fund so as to make such Unitholder liable as a general partner for the debts and obligations of the Fund for purposes of the Delaware Revised Uniform Limited Partnership Act (“DRULPA”). To the fullest extent permitted by law, no Unitholder owes any duty (fiduciary or otherwise) to the Fund or any other Unitholder or the General Partner as a result of such Unitholder’s status as a Unitholder, other than to act in good faith (to the extent required by law); provided, that this in no way limits any express obligations of a Unitholder provided for under the Fund LPA or in such Unitholder’s Subscription Document.
Units
Unitholders are not entitled to vote in the election of the Directors. Accordingly, the Fund is not required to file proxy statements or information statements under Section 14 of the Exchange Act except in those limited circumstances where a vote of Unitholders is required under the Fund LPA or Delaware law. Moreover, Unitholders are not able to bring matters before meetings of Unitholders or nominate Directors at such meeting, nor are they generally able to submit Unitholder proposals under Rule 14a-8 of the Exchange Act.
Certain financial intermediaries through which a Unitholder was placed in the Fund may charge such Unitholder Subscription Fees on Units that are paid by the Unitholder outside of its investment in the Fund and not reflected in the Fund’s NAV.
Each of the Units are subject to the redemption terms outlined in “Item 1. Business — Redemption Program” above.
Class S Units and Class A-S Units
Each Class S Unit and Class A-S Unit may be subject to a Subscription Fee of up to 3.5% of the NAV on Class S Units and Class A-S Units, respectively, on the date of the purchase.
The Dealer Manager receives the Servicing Fee with respect to the outstanding Class S Units and Class A-S Units equal to 0.85% per annum of the aggregate NAV of its outstanding Class S Units and Class A-S Units, respectively, as of the last day of each month (on an annualized basis). The Dealer Manager anticipates that all or a portion of the Servicing Fee will be retained by, or reallowed (paid) to, participating brokers or other financial intermediaries. Any amounts allocated in accordance with the foregoing sentence will compensate such participating brokers or other financial intermediaries for reporting, administrative and other services provided to a Unitholder by such participating brokers or other financial intermediaries, as applicable.
The Subscription Fees and Servicing Fees are not payable in respect of any Class S Units or Class A-S Units sold pursuant to the Fund’s distribution reinvestment plan.
The only difference between the Class S Units and the Class A-S Units relates to the different Management Fees and Performance Participation Allocation as further described under “Item 1. Business — Compensation of the Manager and the General Partner.”

Class N Units and Class A-N Units
Each Class N Unit and Class A-N Unit may be subject to a Subscription Fee of up to 2.0% of the NAV on Class N Units and Class A-N Units, respectively, on the date of the purchase.
The Dealer Manager receives the Servicing Fee with respect to the outstanding Class N Units and Class A-N Units equal to 0.50% per annum of the aggregate NAV of its outstanding Class N Units and Class A-N Units, respectively, as of the last day of each month (on an annualized basis). The Dealer Manager anticipates that all or a portion of the Servicing Fee will be retained by, or reallowed (paid) to, participating brokers or other financial intermediaries. Any amounts allocated in accordance with the foregoing sentence will compensate such participating brokers or other financial intermediaries for reporting, administrative and other services provided to a Unitholder by such participating brokers or other financial intermediaries, as applicable.
The Subscription Fees and Servicing Fees are not payable in respect of any Class N Units or Class A-N Units sold pursuant to the Fund’s distribution reinvestment plan.
The only difference between the Class N Units and the Class A-N Units relates to the different Management Fees and Performance Participation Allocation as further described under “Item 1. Business — Compensation of the Manager and the General Partner.”
Class D Units and Class A-D Units
Each Class D Unit and Class A-D Unit may be subject to a Subscription Fee of up to 2.0% of the NAV on Class D Units and Class A-D Units, respectively, on the date of the purchase.
The Dealer Manager receives the Servicing Fee with respect to the outstanding Class D Units and Class A-D Units equal to 0.25% per annum of the aggregate NAV of its outstanding Class D Units and Class A-D Units, respectively, as of the last day of each month (on an annualized basis). The Dealer Manager anticipates that all or a portion of the Servicing Fee will be retained by, or reallowed (paid) to, participating brokers or other financial intermediaries. Any amounts allocated in accordance with the foregoing sentence will compensate such participating brokers or other financial intermediaries for reporting, administrative and other services provided to a Unitholder by such participating brokers or other financial intermediaries, as applicable.
The Subscription Fees and Servicing Fees are not payable in respect of any Class D Units or Class A-D Units sold pursuant to the Fund’s distribution reinvestment plan.
The only difference between the Class D Units and the Class A-D Units relates to the different Management Fees and Performance Participation Allocation as further described under “Item 1. Business — Compensation of the Manager and the General Partner.”
Class I Units and Class A-I Units
The Subscription Fees or Servicing Fees are not payable in respect of any Class I Units or Class A-I Units, including any Class I Units or Class A-I Units issued pursuant to the Fund’s distribution reinvestment plan.
The only difference between the Class I Units and the Class A-I Units relates to the different Management Fees and Performance Participation Allocation as further described under “Item 1. Business — Compensation of the Manager and the General Partner.”
Class E Units
The Subscription Fees or Servicing Fees are not payable in respect of any Class E Units, including any Class E Units issued pursuant to the Fund’s distribution reinvestment plan.
Class E Units are generally available for purchase only by (i) the Fund’s officers and Directors, (ii) Ares, its affiliates and their respective employees, (iii) the Industry Advisory Board members, (iv) Other Ares Funds, and (v) other categories of investors that the Fund names in the Fund LPA and/or an amendment or supplement to the Memorandum.

The Class E Units are not subject to the Management Fee or the Performance Participation Allocation.
Distributions
The Fund may declare distributions from time to time as authorized by the General Partner. The Fund cannot guarantee that it will make distributions, and any distributions made will be, at the discretion of the General Partner after considering factors such as earnings, cash flow, capital needs, taxes and general financial condition and the requirements of applicable law. As a result, the Fund’s distribution rates and payment frequency may vary from time to time.
Unitholders of record as of the record date will be eligible for distributions declared. The per Unit amount of distributions on each Class of the Units may differ as a result of Class-specific fees and expenses that are deducted from the gross distributions for such Class. See “Item 1(c). Description of Business — Distribution Reinvestment Plan.”
Transfers
Unitholders may transfer one or more of their Units, but must provide fifteen (15) calendar days’ notice to the General Partner (or such reasonably shorter period as is agreed to by the General Partner). Subject to the Fund LPA, the General Partner may refuse such requested transfer, if in the reasonable judgment of the General Partner: (i) a transferee does not meet the eligibility qualifications for an applicable Class of Units or its holding of Units may be detrimental to the interests of the existing Unitholders, the Fund, the Feeder, any Intermediate Entity, the General Partner or the Manager; (ii) such transfer would pose a material risk that either the Fund or Feeder will be treated as a publicly traded partnership under the Code; (iii) such transfer would otherwise cause the Fund or the Feeder to violate any applicable law, regulation, court order or judicial decree; (iv) such transfer would cause the Fund, the Feeder, the Intermediate Entity or any Portfolio Company to be ineligible to obtain or hold any regulatory or other governmental authorization, status, or exemption necessary or useful for the business of the Fund, the Feeder, the Intermediate Entity, any Portfolio Company, the Manager or any affiliate of the Manager; (v) such transfer will violate or be inconsistent with any applicable sports league rules; or (vii) any other reasons provided in the Fund LPA.
Any transfer requests that are refused must be resubmitted in a future period in order to be reconsidered by the General Partner; provided that any transfer requests that are refused due to the publicly traded partnership threshold being exceeded may be processed during the next available transfer period. Certain transfers which are exempt from rules relating to publicly traded partnerships may be permitted and not counted towards this limitation (e.g., transfers at death, transfers between certain family members and transfers in which the transferee receives a transferred tax basis).
Any transferee must provide the Fund with a duly completed Subscription Document, any required AML/KYC documents and any additional information or documentation as requested by the General Partner or its delegate in connection with the transfer and by the transferee’s broker or financial intermediary, as applicable.
Unit Exchanges
If requested by a broker-dealer on behalf of its client, a holder’s Class S Units, Class A-S Units, Class N Units, Class A-N Units, Class D Units or Class A-D Units may be exchanged into an equivalent NAV amount of Class I Units or Class A-I Units, as applicable, as of a Subscription Date. In certain cases, where a holder of Class S Units, Class A-S Units, Class N Units, Class A-N Units, Class D Units or Class A-D Units exits a relationship with a participating broker-dealer for this offering and does not enter into a new relationship with a participating broker-dealer for this offering, such holder’s Units may be exchanged into an equivalent NAV amount of Class I Units or Class A-I Units, as applicable.
DELAWARE LAW AND CERTAIN PROVISIONS OF THE FUND LPA
Organization and Duration
The Fund was formed on November 19, 2024 as a Delaware limited partnership. The Fund will remain in existence until dissolved in accordance with the Fund LPA or pursuant to Delaware law. The Fund LPA provides that the Fund will be dissolved upon: (i) the determination made by the General Partner at any time in its sole discretion that the dissolution and winding up of the Fund is in the best interests of the Fund; (ii) the complete withdrawal and assignment of all of the General Partner’s interest in the Fund; (iii) the termination, dissolution or withdrawal of the General Partner; (iv) (A) certain cause events, including a finding by any court or governmental body of competent jurisdiction that the General Partner or the Manager has committed a felony or a material violation of applicable securities laws that has a material adverse effect on the business of the Fund or the ability of the General Partner or the Manager to perform their respective duties under the terms of the Fund LPA or the Management Agreement, as the case may be, and (B) the consent by holders in interest of 75% of the outstanding Units to dissolve the Fund; or (v) the entry of a decree of dissolution of the Fund, pursuant to Section 18-802 of the DRULPA, as the same may be amended from time to time or any successor statute.
Purpose
Under the Fund LPA, the principal purpose of the Fund is to make investments in accordance with the investment objective and policies of the Fund as in effect from time to time, as described elsewhere in this Registration Statement and the Fund LPA, and to engage in any other lawful activity as the General Partner may from time to time determine.
Amendment to the Fund LPA
Except as otherwise required by law and subject to the terms of the Fund LPA, the Fund LPA may be amended, modified or supplemented, and any provision may be waived, by the written consent of the General Partner (including an amendment in the form of a merger, consolidation, conversion or similar transaction into a successor entity to the Fund); provided, that any amendment, modification or supplement (including an amendment in the form of a merger, consolidation, conversion or similar transaction into a successor entity to the Fund) that is viewed by the General Partner in its discretion, exercised in good faith, as having a material adverse effect on the Unitholders in the aggregate, will require the approval of the Independent Directors; provided, further, that with respect to any amendment, modification or supplement (including an amendment in the form of a merger, consolidation, conversion or similar transaction into a successor entity to the Fund) related to class-specific Management Fees or liquidity terms that is viewed by the General Partner in its discretion, exercised in good faith, as having a material adverse effect solely on the Unitholders of a particular class of Units in the aggregate, the approval of the Independent Directors, acting in the best interests of the Unitholders in such affected class, will be required.
Actions Related to Merger, Conversion, Reorganization or Dissolution
The General Partner may in its sole discretion enter into one or more transactions related to capital or conversion events, including a merger, conversion, consolidation or other reorganization of the Fund and take all actions necessary or desirable to affect any such transactions, as further described in the Fund LPA. See Item 1(c). “Description of Business — Fund LPA.”
Exclusive Delaware Jurisdiction
Any action or proceeding against the parties relating in any way to the Fund LPA will be brought and enforced in the courts of the State of Delaware, and to the extent that subject matter jurisdiction exists, federal district courts of the United States in the State of Delaware. Further, unless the General Partner consents in writing to the selection of an alternative forum, to the fullest extent permitted by law, any action or proceeding arising under the federal securities laws, including the rules and regulations promulgated thereunder, will be brought and enforced in the courts of the State of Delaware or the United States District Court for the District of Delaware.
By subscribing for Units, each Unitholder irrevocably will be deemed to have consented to the exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waived, to the fullest extent permitted by applicable law, any objection to the laying of the venue of any such suit, action or proceeding in any of such courts or that any such suit, action or proceeding which is brought in any of such courts has been brought in an inconvenient forum.

Fiduciary Duties
The Board of Directors (including the Independent Directors) owes a fiduciary duty to use its reasonable business judgment to act in the best interests of the Fund with respect to matters of the Fund that are within the Board of Directors’ authority, as described in the Fund LPA.
Indemnification of Directors, Officers, the General Partner and Manager
See “Item 12. Indemnification of Directors and Officers” for a description of the indemnification provisions for Directors, officers, the General Partner and the Manager.

ITEM 12.
INDEMNIFICATION OF DIRECTORS AND OFFICERS

Subject to the Fund LPA and to the fullest extent permitted by law, the Fund will indemnify and hold harmless any of the General Partner (including, without limitation, the General Partner (or its designee) acting as “partnership representative” or as liquidator), the Directors, officers of the Fund, the partners of the General Partner, the Manager, Ares, any of their respective affiliates or any partners, members, equity holders, officers, directors, principals, trustees, managers, employees, advisors, representatives, consultants, personnel or agents of any of the foregoing and each member of the Industry Advisory Board in such person’s capacity as such (each, a “Covered Person” and collectively, “Covered Persons”) for any claim, demand, controversy, dispute, cost, loss, damage, taxes, expense (including, without limitation, reasonable attorneys’ fees and amounts paid in defense and settlement thereof), judgment and/or liability required pursuant to the Fund LPA and/or the Management Agreement (“Indemnified Losses”). Notwithstanding the foregoing, a Covered Person will not be indemnified with respect to matters as to which such Covered Person have been finally adjudicated in any action, suit or proceeding to have (i) failed to act in a manner reasonably believed to be in, or not opposed to, the best interests of the Fund or the Feeder, as applicable, or (ii) committed any action or omission which constitutes gross negligence, willful misconduct, fraud, bad faith or a criminal act with respect to which such Covered Person had reasonable cause to believe such conduct was unlawful, or a willful breach of the Fund LPA that has a material adverse effect on the Fund. Notwithstanding anything to the contrary herein or in the Fund LPA, “internal disputes” will be excluded from the types of claims indemnified. For purposes of the preceding sentence, an “internal dispute” is defined exclusively as any proceeding in which: (a) one or more Covered Persons are suing one or more other Covered Persons; and (b) the lawsuit does not primarily benefit the Fund or the Unitholders.
The Fund’s indemnification obligations will be satisfied from the Fund’s assets. In accordance with the terms of the Fund LPA, the Fund will advance fees, costs and expenses incurred by any Covered Persons in defense or settlement of any claim that may be subject to a right of indemnification.

ITEM 13.
FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

Set forth below is an index to the Fund’s financial statements attached to this Registration Statement.

ITEM 14.
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

There are not and have not been any disagreements between the Fund and its accountant on any matter of accounting principles, practices, or financial statement disclosure.

ITEM 15.
FINANCIAL STATEMENTS AND EXHIBITS

(a)   List separately all financial statements filed
The financial statements attached to this Registration Statement are listed under “Item 13. Financial Statements and Supplementary Data.”
(b)   Exhibits
3.1**	Certificate of Limited Partnership
3.2*	Fourth Amended and Restated Limited Partnership Agreement, dated as of December 10, 2025
10.1**	Second Amended and Restated Management Agreement, dated as of August 1, 2025
10.2**	Dealer Manager Agreement, dated as of May 22, 2025
10.3**	Form of Selected Dealer Agreement (included as part of Exhibit 10.2)
10.4**	Distribution Reinvestment Plan
21.1*	List of Subsidiaries.

*
Filed herewith.

**
Previously filed.

SIGNATURES
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.
Ares Sports, Media and Entertainment Opportunities LP
By:
/s/ Mark Affolter

Name:
Mark Affolter

Title:
Chief Executive Officer

Date: December 15, 2025

INDEX TO FINANCIAL STATEMENTS
Ares Sports, Media and Entertainment Opportunities LP

Report of Independent Registered Public Accounting Firm
To the Unitholders and Board of Directors of Ares Sports, Media and Entertainment Opportunities LP
Opinion on the Financial Statements
We have audited the accompanying consolidated statement of assets and liabilities of Ares Sports, Media and Entertainment Opportunities LP (the “Fund”), including the consolidated condensed schedule of investments, as of September 30, 2025, and the related consolidated statements of operations, changes in net assets and cash flows for the period from December 6, 2024 (Commencement of Operations) through September 30, 2025, and the related notes (collectively referred to as the “consolidated financial statements”).
In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Fund at September 30, 2025, and the results of its operations, changes in net assets and cash flows for the period from December 6, 2024 (Commencement of Operations) through September 30, 2025, in conformity with U.S. generally accepted accounting principles.
Basis for Opinion
These consolidated financial statements are the responsibility of the Fund’s management. Our responsibility is to express an opinion on the Fund’s consolidated financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Fund in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audit in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Fund is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Fund’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audit included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audit provides a reasonable basis for our opinion.
/s/ Ernst & Young LLP
We have served as the Fund’s auditor since 2025.
Los Angeles, California
December 12, 2025

ARES SPORTS, MEDIA AND ENTERTAINMENT
OPPORTUNITIES LP
CONSOLIDATED STATEMENT OF ASSETS AND LIABILITIES
(in thousands, except per unit data)
As of September 30, 2025
ASSETS
Investments, at fair value (cost $354,957)	$372,227
Cash	61,776
Cash denominated in foreign currency (cost $15,958)	16,007
Other assets	1,066
Accrued interest receivable	840
Total assets	$451,916
LIABILITIES
Payable for investments purchased	52,216
Debt	24,000
Servicing fees payable	10,517
Accrued expenses and other liabilities	3,344
Due to Manager	2,999
Deferred tax liabilities	1,081
Interest payable	366
Total liabilities	94,523
Commitments and contingencies (Note 8)
NET ASSETS
Common units, par value $0.01 per unit, unlimited common units authorized; 14,243 common units issued and outstanding	142
Capital in excess of par value	349,020
Accumulated undistributed earnings	8,231
Total net assets	357,393
Total liabilities and net assets	$451,916
NET ASSET VALUE PER UNIT
Class A-I Units:
Net assets	$124,990
Common units outstanding ($0.01 par value, unlimited units authorized)	4,833
Net asset value per unit	$25.86
Class A-S Units:
Net assets	$177,933
Common units outstanding ($0.01 par value, unlimited units authorized)	7,290
Net asset value per unit	$24.41
Class A-D Units:
Net assets	$14,916
Common units outstanding ($0.01 par value, unlimited units authorized)	586
Net asset value per unit	$25.45
Class I Units:
Net assets	$8,995
Common units outstanding ($0.01 par value, unlimited units authorized)	348
Net asset value per unit	$25.86
Class S Units:
Net assets	$1,814
Common units outstanding ($0.01 par value, unlimited units authorized)	74
Net asset value per unit	$24.42
Class D Units:
Net assets	$194
Common units outstanding ($0.01 par value, unlimited units authorized)	8
Net asset value per unit	$25.45
Class E Units:
Net assets	$28,551
Common units outstanding ($0.01 par value, unlimited units authorized)	1,104
Net asset value per unit	$25.86
See accompanying notes to consolidated financial statements.

ARES SPORTS, MEDIA AND ENTERTAINMENT
OPPORTUNITIES LP
CONSOLIDATED CONDENSED SCHEDULE OF INVESTMENTS
As of September 30, 2025
(dollars in thousands)
Investments	Percentage of Net Assets	Fair Value
First Lien Senior Secured Loan
Europe
Financial Services	0.4%	$1,499
Food and Beverages	0.5	1,745
Insurance	0.5	1,745
Total Europe (cost $4,996)	1.4	4,989
North America
Automobiles and Components	0.4	1,476
Capital Goods	2.1	7,317
Commercial and Professional Services	0.6	2,192
Consumer Services
HGC Holdings, LLC, $21,663 par value, due 06/2029, 8.64% (SOFR + 4.50%)	6.0	21,500
ClubCorp Holdings, Inc., $21,296 par value, due 07/2032, 9.16% (SOFR + 5.00%)	5.9	21,190
Other	0.8	3,018
Energy	0.4	1,495
Financial Services	2.0	7,089
Health Care Equipment and Services	4.9	17,315
Household and Personal Products	0.6	2,071
Insurance	1.0	3,594
Software and Services	4.0	14,170
Sports, Media and Entertainment
Shout! Factory, LLC, $22,229 par value, due 06/2031, 9.25% (SOFR + 5.25%)	6.1	21,895
Other	3.8	13,594
Telecommunication Services	0.3	953
Transportation	2.4	8,588
Total North America (cost $147,387)	41.3	147,457
Total First Lien Senior Secured Loan (cost $152,383)	42.7%	$152,446
First Lien Senior Secured Revolving Loan
North America
Sports, Media and Entertainment
Shout! Factory, LLC, $2,632 par value, due 06/2031, 9.25% (SOFR + 5.25%)(1)	0.1%	$421
Transportation	0.1	364
Total North America (cost $787)	0.2	785
Total First Lien Senior Secured Revolving Loan (cost $787)	0.2%	$785
First Lien Senior Secured Delayed Draw Loan
North America
Consumer Services
HGC Holdings, LLC, $10,857 par value, due 06/2029, 8.66% (SOFR + 4.50%)(1)	0.2%	$579
Total North America (cost $585)	0.2	579
Total First Lien Senior Secured Delayed Draw Loan (cost $585)	0.2%	$579
See accompanying notes to consolidated financial statements.

ARES SPORTS, MEDIA AND ENTERTAINMENT
OPPORTUNITIES LP
CONSOLIDATED CONDENSED SCHEDULE OF INVESTMENTS
As of September 30, 2025
(dollars in thousands)
Investments	Percentage of Net Assets	Fair Value
Preferred Equity
North America
Financial Services
Raine Holdings LLC, 4,902,730 shares	5.5%	$19,528
Raine Holdings AIV LLC, 4,902,730 shares(1)	0.5	1,908
Sports, Media and Entertainment
Melody TopCo LP, 16,526 Class A-1 Shares	8.3	29,843
Melody TopCo LP, 16,526 Class A-2 Shares(1)	0.9	3,316
Other	1.5	5,210
Total North America (cost $59,279)	16.7	59,805
Total Preferred Equity (cost $59,279)	16.7%	$59,805
Common Equity
Europe
Sports, Media and Entertainment	5.5%	$19,830
Total Europe (cost $15,019)	5.5	19,830
North America
Sports, Media and Entertainment
FEH Group, LLC, 12 Class A common interests	26.8	95,722
Melody Holdings LP, 15,002 Class A-1 Shares	7.6	27,004
Melody Holdings LP, 15,002 Class A-2 Shares(1)	0.8	3,000
Other	0.7	2,451
Transportation	0.4	1,500
Total North America (cost $117,799)	36.3	129,677
Total Common Equity (cost $132,818)	41.8%	$149,507
Limited Partnership Interests
North America
Sports, Media and Entertainment	2.5%	$9,105
Total North America (cost $9,105)	2.5	9,105
Total Limited Partnership Interests (cost $9,105)	2.5%	$9,105
Warrants
North America
Sports, Media and Entertainment	0.0%	$—
Total North America (cost $0)	0.0	—
Total Warrants (cost $0)	0.0%	$—
Total Investments (cost $354,957)	104.1%	$372,227
Derivative Contracts
Forward Contracts
Foreign Currency	(0.1)%	$(215)
Total Forward Contracts	(0.1)%	$(215)
Total Derivative Contracts	(0.1)%	$(215)

(1)
This investment, when aggregated with other investments of a related issuer, exceeds 5% of net assets.

See accompanying notes to consolidated financial statements.

ARES SPORTS, MEDIA AND ENTERTAINMENT
OPPORTUNITIES LP
CONSOLIDATED STATEMENT OF OPERATIONS
(in thousands)
For the period from December 6, 2024 (commencement of operations) through September 30, 2025
INVESTMENT INCOME:
Interest	$2,429
Dividend	2,218
Total investment income	4,647
EXPENSES:
Interest expense and credit facility fees	6,030
Organizational expenses	1,524
Offering expenses	1,295
Performance participation allocation	1,574
Administrative and other fees	1,050
Other general and administrative	1,090
Management fee	912
Total expenses	13,475
Waiver of performance participation allocation	(1,574)
Waiver of management fee	(912)
Total expenses, net of waiver of performance participation allocation and management fee	10,989
Net investment loss	(6,342)
NET REALIZED AND UNREALIZED GAINS (LOSSES) ON INVESTMENTS, FOREIGN CURRENCY AND DERIVATIVE CONTRACTS:
Net realized losses on investments	(7)
Net realized losses on foreign currency	(846)
Net unrealized gains on investments	16,674
Net unrealized gains on foreign currency	48
Net unrealized losses on derivatives contracts	(215)
Net change in deferred tax liabilities	(1,081)
Net realized and unrealized gains on investments, foreign currency and derivative contracts	14,573
NET INCREASE IN NET ASSETS RESULTING FROM OPERATIONS	$8,231
See accompanying notes to consolidated financial statements.

ARES SPORTS, MEDIA AND ENTERTAINMENT
OPPORTUNITIES LP
CONSOLIDATED STATEMENT OF CHANGES IN NET ASSETS
(in thousands)
For the period from December 6, 2024 (commencement of operations) through September 30, 2025
Operations:
Net investment loss	$(6,342)
Net realized losses	(853)
Net unrealized gains	15,426
Net increase in net assets resulting from operations	8,231
Units transactions:
Class A-I:
Proceeds from units sold	121,791
Net increase in net assets from unit transactions	121,791
Class A-S:
Proceeds from units sold	184,587
Servicing fees	(10,409)
Net increase in net assets from unit transactions	174,178
Class A-D:
Proceeds from units sold	15,000
Servicing fees	(242)
Net increase in net assets from unit transactions	14,758
Class I:
Proceeds from units sold	8,863
Net increase in net assets from unit transactions	8,863
Class S:
Proceeds from units sold	1,886
Servicing fees	(106)
Net increase in net assets from unit transactions	1,780
Class D:
Proceeds from units sold	195
Servicing fees	(3)
Net increase in net assets from unit transactions	192
Class E:
Proceeds from units sold	27,600
Net increase in net assets from unit transactions	27,600
Total increase in net assets	357,393
Net assets, beginning of period	—
Net assets, end of period	$357,393
See accompanying notes to consolidated financial statements.

ARES SPORTS, MEDIA AND ENTERTAINMENT
OPPORTUNITIES LP
CONSOLIDATED STATEMENT OF CASH FLOWS
(in thousands)
For the period from December 6, 2024 (commencement of operations) through September 30, 2025
OPERATING ACTIVITIES:
Net increase in net assets resulting from operations	$8,231
Adjustments to reconcile net increase in net assets resulting from operations to net cash used in operating activities:
Amortization of debt issuance costs	1,034
Net accretion of discount on investments	(46)
Net realized losses on investments	7
Net unrealized gains on investments	(16,674)
Net unrealized losses on derivative contracts	215
Purchase of investments	(302,307)
Proceeds from repayments or sales of investments	(324)
Changes in operating assets and liabilities:
Other assets	(468)
Accrued interest receivable	(840)
Accrued expenses and other liabilities	2,462
Due to Manager	2,999
Deferred tax liabilities	1,081
Servicing fees payable	77
Interest payable	366
Net cash used in operating activities	(304,187)
FINANCING ACTIVITIES:
Proceeds from issuance of units	359,922
Servicing fees	(320)
Borrowings on debt	259,779
Repayments on debt	(235,779)
Debt issuance costs	(1,632)
Net cash provided by financing activities	381,970
CHANGE IN CASH	77,783
CASH, BEGINNING OF PERIOD	—
CASH, END OF PERIOD	$77,783
Supplemental information:
Interest paid during the period	$4,630
Supplemental disclosure of non cash financing activities:
Estimated servicing fees	$10,440
See accompanying notes to consolidated financial statements.

ARES SPORTS, MEDIA AND ENTERTAINMENT
OPPORTUNITIES LP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
As of September 30, 2025
(in thousands, except per unit data, percentages and as otherwise indicated;
for example, with the word “million” or otherwise)
1. ORGANIZATION
Ares Sports, Media and Entertainment Opportunities LP (the “Fund”) is a Delaware limited partnership formed on November 19, 2024, and is a private fund exempt from registration under Section 3(c)(7) of the Investment Company Act of 1940, as amended (the “1940 Act”). The Fund is structured as a perpetual-life vehicle, with monthly, fully-funded subscriptions and periodic redemptions. The Fund is conducting a continuous private offering (the “Private Offering”) of its limited partnership units (the “Units”) in reliance on exemptions from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), to investors that are both (i) accredited investors (as defined in Regulation D under the Securities Act) and (ii) qualified purchasers (as defined in the 1940 Act and rules thereunder).
Ares SME O TE LP is a Delaware series limited partnership consisting of two series, Ares SME O TE LP — Series 1 and Ares SME O TE LP — Series 2 (the “Feeder”), invests all or substantially all of its investable assets indirectly in the Fund through Ares SME O CYM Series 1 LP and Ares SME O CYM Series 2 LP, respectively, both Cayman Islands exempted limited partnerships (the “Offshore Blockers”). The Feeder and its applicable series were established for certain investors with particular tax characteristics, such as tax-exempt investors and certain non-U.S. investors.
The Fund may hold certain investments directly or indirectly through one or more entities formed by Ares SME Management O GP LLC, a Delaware limited liability company (the “General Partner”), for the purpose of directly or indirectly holding the Fund’s investments. The Fund collectively refers to all such entities as the “Intermediate Entities.” The General Partner or an affiliate may create one or more parallel and/or other alternative investment entities to facilitate investment by certain investors to accommodate legal, tax, regulatory, compliance or certain other operational requirements that will generally co-invest (either directly or indirectly) in certain investments with the Fund on a pro rata basis, (each, a “Parallel Fund”). The Fund, the Feeder, the Offshore Blockers, any other feeder funds, any Parallel Funds and any Intermediate Entities collectively form “Ares SME Opps”, a flexible investment strategy focused on the sports, media and entertainment sectors.
The General Partner and the investment manager, Ares Capital Management LLC (“the Fund’s “Manager”), are subsidiaries of Ares Management Corporation (“Ares Management” or “Ares”), a publicly traded, leading global alternative investment manager. The overall responsibility for the Fund’s oversight rests with the General Partner, subject to certain oversight rights held by the Fund’s board of directors. The General Partner has delegated the Fund’s portfolio management function to the Manager. The Manager is responsible for initiating, structuring and negotiating the Fund’s investments. Ares Operations LLC (“Ares Operations”, or the Fund’s “administrator”), a subsidiary of Ares Management, provides certain administrative and other services necessary for the Fund to operate.
The Fund’s investment objective is to seek to deliver long-term capital appreciation, and to a lesser extent, generate income by investing primarily in directly originated first lien, second lien, mezzanine and other high yield debt securities, preferred equity securities, common equity securities and other equity investments in sports leagues, sports teams and sports industry related companies, as well as media and entertainment companies (collectively, the “Target SME Investments”). To a lesser extent, the Fund also invests in liquid debt and other securities that are not directly originated, including, without limitation, broadly syndicated loans and other more liquid credit securities, public equities, interests in collateralized debt obligation and loan obligation vehicles, derivatives, money market instruments and cash and cash equivalents across asset classes (including those not related to sports, media or entertainment industries) (the “Liquid Debt and Other Securities”). Liquid Debt and Other Securities may be used to generate income, facilitate capital deployment and provide a potential source of liquidity.

The Fund’s investment operations commenced on December 6, 2024. On June 1, 2025 (the “Initial Closing Date”), the Fund held its first closing for third-party investors and sold Units of the Fund as part of the Private Offering.
2. SIGNIFICANT ACCOUNTING POLICIES
Basis of Presentation
The accompanying consolidated financial statements have been prepared on the accrual basis of accounting in conformity with U.S. generally accepted accounting principles (“GAAP”). The Fund and its consolidated entities are considered investment companies under GAAP and follow the accounting and reporting guidance in Accounting Standards Codification (“ASC”) 946, Financial Services — Investment Companies (“ASC 946”).
Principles of Consolidation
The consolidated financial statements include the account of the Fund, ASME O Holdings LLC, a Delaware limited liability company, ASME O CYM Holdings LP, a Cayman Islands exempted limited partnership, ASME O Holdings I LP, a Delaware limited partnership, ASME O Holdings II LP, a Delaware limited partnership, ASME O Holdings III LP, a Delaware limited partnership and ASME O Holdings IV LLC, a Delaware limited liability company. The consolidated financial statements reflect all adjustments and reclassifications that, in the opinion of management, are necessary for the fair presentation of the results of operations and financial condition as of and for the period presented. All significant intercompany balances and transactions have been eliminated. In accordance with ASC 946, the Fund will generally not consolidate its investment in an entity unless the Fund has a controlling financial interest in (a) an investment company or (b) an operating company whose business consists of providing services to the Fund. The Fund’s first fiscal period began on December 6, 2024, the date the Fund’s investment operations commenced, and ended on September 30, 2025.
Cash
Cash includes funds from time to time deposited with financial institutions. Cash is carried at cost which approximates fair value.
Investments
Investment transactions are recorded on the trade date. Realized gains or losses are measured by the difference between the net proceeds from the repayment or sale and the amortized cost basis of the investment using the specific identification method without regard to unrealized gains or losses previously recognized, and include investments charged off during the period, net of recoveries. Unrealized gains or losses primarily reflect the change in investment values, including the reversal of previously recorded unrealized gains or losses when gains or losses are realized.
Investments for which market quotations are readily available are typically valued at such market quotations. In order to validate market quotations, the Manager looks at a number of factors to determine if the quotations are representative of fair value, including the source and nature of the quotations. Debt and equity securities that are not publicly traded or whose market prices are not readily available are valued monthly at fair value as determined in good faith by the Manager based on, among other things, the input of the Fund independent third-party valuation providers (“IVPs”) that have been engaged to support the valuation of such portfolio investments monthly, beginning as of the third quarter after origination (with certain de minimis exceptions) and under the valuation policy and a consistently applied valuation process.
Investments in the Fund’s portfolio that do not have a readily available market are valued at fair value as determined in good faith by the Manager, as described herein. As part of the valuation process for investments that do not have readily available market prices, the Manager may take into account the following types of factors, if relevant, in determining the fair value of the Fund’s investments: the enterprise value of a portfolio company (the entire value of the portfolio company to a market participant, including the sum of the values of debt and equity securities used to capitalize the enterprise at a point in time), the nature and realizable value of any collateral, the portfolio company’s ability to make payments and its earnings and discounted cash flow, the markets in which the portfolio company does business, a comparison of the portfolio company’s securities to any similar publicly traded securities, changes in the interest rate environment and the credit markets, which may affect the price at which similar investments would trade in their principal markets and other relevant factors. When an external event such as a purchase transaction, public offering or subsequent sale occurs, the Manager considers the pricing indicated by the external event to corroborate its valuation.
Due to the inherent uncertainty of determining the fair value of investments that do not have a readily available market value, the fair value of the Fund’s investments may fluctuate from period to period. Additionally, the fair value of the Fund’s investments may differ significantly from the values that would have been used had a ready market existed for such investments and may differ materially from the values that the Fund may ultimately realize. Further, such investments are generally subject to legal and other restrictions on resale or otherwise are less liquid than publicly traded securities. If the Fund was required to liquidate a portfolio investment in a forced or liquidation sale, the Fund could realize significantly less than the value at which the Fund has recorded it. In addition, changes in the market environment and other events that may occur over the life of the investments may cause the gains or losses ultimately realized on these investments to be different than the unrealized gains or losses reflected in the valuations currently assigned.
The Manager undertakes a multi-step valuation process each quarter, as described below:

•
The Fund’s quarterly valuation process begins with a preliminary valuation being prepared by the investment professionals responsible for the portfolio investment in conjunction with the Fund’s portfolio management and valuation team.

•
Preliminary valuations are reviewed and discussed by the valuation committee of the Manager.

•
When a portfolio investment is reviewed by an IVP,

•
Relevant information related to the portfolio investment is made available by the Manager to the IVP, who does not independently verify such information.

•
The IVP reviews and analyzes the information provided by the Manager, along with relevant market and economic data, and independently determines a range of values for the portfolio investments.

•
The IVP provides its analysis to the Manager to support the IVP’s valuation methodology and calculations.

•
The valuation committee of the Manager determines the fair value of each investment in the Fund’s portfolio without a readily available market quotation in good faith based on, among other things, the input of the IVPs, where applicable.

•
When a portfolio investment is reviewed by an IVP, a positive assurance opinion or independent valuation report is issued by the IVP that confirms the fair value determined by the Manager for the portfolio investment is within the range of values independently calculated by such IVP.

When the Manager determines the Fund’s transactional net asset value (“Transactional NAV”), which is the price at which transactions in the Units are made, calculated in accordance with the Manager’s valuation policy, as of the last day of a month that is not also the last day of a calendar quarter, the Manager updates the value of securities with reliable market quotations to the most recent market quotation. For securities without reliable market quotations, the Manager will generally value such assets at the most recent quarterly valuation unless the Manager determines that a significant observable change has occurred since the most recent quarter end with respect to the investment (which determination may be as a result of a material event at a portfolio company, material change in market spreads, secondary market transaction in the securities of an investment or otherwise). If the Manager determines such a change has occurred with respect to one or more investments, the Manager will determine whether to update the value for each relevant investment. See Note 4 for more information on the Fund’s valuation process.
Servicing Fees
In accordance with GAAP, the Fund accrues the estimated servicing fees for the life of outstanding Class S Units, Class A-S Units, Class N Units, Class A-N Units, Class D Units and Class A-D Units. This

calculation of the estimated amount of servicing fees to be paid in future periods includes significant judgments and estimates. These include estimating the expected life of the Units held by a unitholder and making judgments regarding market expectations, including those related to future redemptions. Servicing fees are recorded on the Consolidated Statement of Changes in Net Assets as a reduction to proceeds from Units sold.
Due to Manager
The Due to Manager balance represents amounts due to the Manager for expenses paid by the Manager on behalf of the Fund.
Interest Income Recognition
Interest income is recorded on an accrual basis to the extent that such amounts are expected to be collected and adjusted for accretion of discounts and amortization of premiums. Discounts and premiums on investments purchased are accreted/amortized over the life of the respective investment using the effective yield method. The Fund may have investments that contain payment-in-kind (“PIK”) provisions. The Fund may earn commitment fees on unfunded investments. Commitment fees are computed at the contractual rate, accrued when earned and are recorded as interest income. The PIK interest, computed at the contractual rate specified in each agreement, is accrued and added to the cost of investment and recorded as interest income. The cost of investments represents the original cost adjusted for the PIK interest, if any, and accretion of discounts and amortization of premiums.
Loans are generally placed on non-accrual status when principal or interest payments are past due 30 days or more or when there is reasonable doubt that principal or interest will be collected in full. Accrued and unpaid interest is generally reversed when a loan is placed on non-accrual status. Interest payments received on non-accrual loans may be recognized as income or applied to principal depending upon the Fund’s judgment regarding collectability. Non-accrual loans are restored to accrual status when past due principal and interest are paid or there is no longer any reasonable doubt that such principal or interest will be collected in full and, in the Manager’s judgment, are likely to remain current. The Manager may make exceptions to this policy if the loan has sufficient collateral value (i.e., typically measured as enterprise value of the portfolio company) or is in the process of collection.
Dividend Income Recognition
Dividend income on preferred equity is recorded on an accrual basis to the extent that such amounts are payable by the portfolio company and are expected to be collected. Dividend income on common equity is recorded on the record date for private portfolio companies or on the ex-dividend date for publicly traded portfolio companies. To the extent a preferred equity contains PIK provisions, PIK dividends, computed at the contractual rate specified in each applicable agreement, are accrued and recorded as dividend income and added to the principal balance of the preferred equity. PIK dividends added to the principal balance are generally collected upon redemption of the equity.
Other Income
Other income includes amendment fees that are fixed based on contractual terms and are generally non-recurring and non-refundable and are recognized as revenue when earned upon closing of the related transaction. Other income also includes fees for management and consulting services, loan guarantees, commitments and other services rendered by the Fund to portfolio companies. Such fees are fixed based on contractual terms and are recognized as income as services are rendered.
Foreign Currency Translation
The Fund’s books and records are maintained in U.S. dollars. Any foreign currency amounts are translated into U.S. dollars on the following basis:

(1)
Fair value of investment securities, other assets and liabilities — at the exchange rates prevailing at the end of the period.

(2)
Purchases and sales of investment securities, income and expenses — at the exchange rates prevailing on the respective dates of such transactions, income or expenses.

Results of operations based on changes in foreign exchange rates are separately disclosed in the Consolidated Statement of Operations, if any. Foreign security and currency translations may involve certain considerations and risks not typically associated with investing in U.S. companies and U.S. government securities. These risks include, but are not limited to, currency fluctuations and revaluations and future adverse political, social and economic developments, which could cause investments in foreign markets to be less liquid and prices more volatile than those of comparable U.S. companies or U.S. government securities.
Derivative Instruments
The Fund follows the guidance in ASC Topic 815, Derivatives and Hedging, when accounting for derivative instruments. The Fund values its derivatives at fair value with the unrealized gains or losses recorded in “Net change in unrealized gains (losses) on derivative contracts” in the Fund’s Consolidated Statements of Operations.
Organizational and Offering Expenses
Prior to the Initial Closing Date, organizational and offering expenses were paid by the Manager. The Manager expects to advance all organizational and offering expenses through June 1, 2026 (or such later date as determined by the Manager in its sole discretion). After the Fund commenced investment operations on December 6, 2024, costs associated with the organization of the Fund were expensed. Costs associated with the offering of the Fund’s Units are capitalized as deferred expenses and amortized over a 12-month period.
Deferred Debt Issuance Costs
Deferred debt issuance costs are amortized over the life of the related credit facility using the straight-line method.
Income Taxes
For U.S. federal income tax purposes, the Fund is treated as a partnership and not as an association taxable as a corporation. As a result of the Fund’s status as a partnership for U.S. federal income tax purposes, each U.S. unitholder is required to report on its own U.S. federal income tax return its share of the Fund’s income, gains, losses, deductions and credits for the taxable year, whether or not cash or other property is distributed. In addition, taxable income allocated to a U.S. unitholder may exceed cash distributions, if any, made to such unitholder, and no assurance can be given that the Fund will be able to make cash distributions to cover such tax liabilities as they arise, in which case such unitholder would have to satisfy tax liabilities arising from any investment in the Fund from the unitholder’s own funds.
Certain investments by the Fund may generate Unrelated Business Taxable Income to U.S. tax-exempt investors and Effectively Connected Income (“ECI”) to non-U.S. investors. While the Manager intends to manage the Fund in a manner that will minimize the exposure to these risks, there can be no assurances that non-U.S. investors will not directly incur ECI. U.S. tax-exempt investors will generally subscribe to the Fund through an investment in the Feeder. Each such investor will participate in a series of the Feeder as determined by the Manager and each series will generally participate in the Fund through one or more separate U.S. and/or non-U.S. corporations.
The Fund has a U.S. corporate tax blocker in the structure, which is subject to any applicable U.S. federal, state, and local income taxes.
The General Partner has reviewed all open tax years for major jurisdictions and has determined the Fund has no tax liability for any unrecognized tax benefits (“UTB”) nor did it recognize any interest and penalties related to UTB for the period from December 6, 2024 (commencement of operations) through September 30, 2025.
The Fund is subject to the partnership audit rules enacted as part of the Bipartisan Budget Act of 2015 (the “Centralized Partnership Audit Regime”). Under the Centralized Partnership Audit Regime,

audits by the Internal Revenue Service (the “IRS”) are conducted at the Fund level. If the IRS were to determine that there should be an adjustment, the Fund would by default be liable for an “imputed underpayment,” including interest and penalties if applicable, in the tax year of review. The unitholders of the Fund in the year of review may differ from those in the tax year under audit. Alternatively, the Fund may shift such liability to the unitholders of the Fund for the tax year under audit by making a “push-out” election.
On July 4, 2025, the legislation commonly referred to as the One Big Beautiful Bill Act (the “OBBBA”) was enacted. The OBBBA amended and extended certain provisions of the 2017 Tax Cuts and Jobs Act. At this time, the Fund does not believe the OBBBA will have a material impact on the Fund’s income taxes but continues to monitor the issuance of additional guidance from the U.S. Treasury and the IRS.
Use of Estimates in the Preparation of the Consolidated Financial Statements
The preparation of the consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of actual and contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of income or loss and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates include the valuation of investments.
Recent Accounting Pronouncements
The Fund considers the applicability and impact of all accounting standard updates (“ASUs”) issued by the Financial Accounting Standards Board (“FASB”). Recently issued ASUs not listed were assessed by the Fund and either determined to be not applicable or expected to have minimal impact on its consolidated financial statements.
In December 2023, the FASB issued ASU No. 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures (“ASU 2023-09”), which intends to improve the transparency of income tax disclosures. ASU 2023-09 is effective for fiscal years beginning after December 15, 2025 and is to be adopted on a prospective basis with the option to apply retrospectively. The Fund is currently assessing the impact of this guidance, however, the Fund does not expect a material impact on its consolidated financial statements.
3. RELATED PARTY TRANSACTIONS
Partnership Agreement
The Fund has entered into a limited partnership agreement, as amended and restated, with the General Partner. Overall responsibility for the Fund’s oversight rests with the General Partner, subject to certain oversight rights held by the Fund’s board of directors.
Management Agreement
On August 1, 2025, the Fund entered into the second amended and restated management agreement, to amend the management agreement, dated as of December 4, 2024, with the Manager and the General Partner (the “Management Agreement”).
Management Fee
The Manager is an affiliate of Ares and is registered with the Securities and Exchange Commission (the “SEC”) as an investment adviser under the Investment Advisers Act of 1940, as amended. The Manager is responsible for initiating, structuring, and negotiating the Fund’s investments. In addition, the Manager actively manages and monitors each investment to seek to maximize the value of each investment. In consideration of its investment management services, the Manager is entitled to receive a management fee (the “Management Fee”) payable by the Fund directly or indirectly through one or more Intermediate Entities, equal to, in the aggregate, (i) 1.40% of Transactional NAV of the Class S Units, Class D Units, Class N Units and Class I Units and (ii) 1.25% of Transactional NAV of the Class A-S Units, Class A-N Units, Class A-D Units and Class A-I Units, in each case, per annum payable monthly, before giving effect to any accruals for the Management Fee, the servicing fees and the Performance Participation Allocation, any distributions and without taking into account accrued and unpaid taxes of any Intermediate Entity (including corporations) through which the Fund indirectly invests (or any comparable entities of investment funds, vehicles, separate accounts and/or other similar arrangements managed, advised or operated by the General Partner, the Manager, Ares, their affiliates and/or respective partners, members, equity holders, controlling persons, directors, officers, employees, agents, representatives and advisors (other than the Fund and its alternative vehicles) (collectively, “Other Ares Funds”)) in which the Fund may directly or indirectly participate) or taxes paid by any such entity during the applicable month. The Fund, the Feeder and any Parallel Fund are each obligated to pay (without duplication) its proportional share of the Management Fee paid based on its proportional interest in the Fund, or the Intermediate Entities, as applicable. The Fund does not pay the Management Fee with respect to Class E Units, and therefore the Management Fee is a class-specific expense.
For the period from December 6, 2024 (commencement of operations) through September 30, 2025, the Fund incurred gross Management Fee of $912, all of which was waived by the Manager. The Manager has agreed to waive the Management Fee through December 31, 2025, and may extend such waiver in its sole discretion.
Performance Participation Allocation
The General Partner is allocated the performance participation allocation (“Performance Participation Allocation”) by the Fund directly or indirectly through one or more Intermediate Entities equal to (i) 15% of total return of Class S Units, Class N Units, Class D Units and Class I Units and (ii) 12.5% of total return of Class A-S Units, Class A-N Units, Class A-D Units and Class A-I Units, in each case, subject to a 5% annual hurdle amount and a high water mark with 100% catch-up. Such allocation is measured on a calendar year basis, made quarterly and accrued monthly (subject to pro-rating for partial periods). The Fund, the Feeder and any Parallel Fund each bears (without duplication) its proportional share of the Performance Participation Allocation based on its proportional interest in the Fund or the Intermediate Entities, as applicable.
For the period from December 6, 2024 (commencement of operations) through September 30, 2025, the Fund incurred Performance Participation Allocation of $1,574, all of which was waived by the General Partner. The General Partner has agreed to waive the Performance Participation Allocation through December 31, 2025, and may extend such waiver in its sole discretion.
Administration Agreement
The Fund is a party to an administration agreement (the “administration agreement”) with its administrator, Ares Operations. Pursuant to the agreement, Ares Operations furnishes the Fund with office equipment and clerical, bookkeeping and record keeping services at the Fund’s office facilities. Under the administration agreement, Ares Operations may also arrange for the services of, and oversees custodians, depositories, transfer agents, escrow agents, distribution disbursing agents, other unitholder servicing agents, accountants, attorneys, underwriters, brokers and dealers, corporate fiduciaries, insurers, banks and such other persons in any such other capacity deemed to be necessary or desirable. Ares Operations also performs, or oversees the performance of, the Fund’s required administrative services, which include, among other things, providing assistance in accounting, legal, compliance, operations, technology and investor relations, being responsible for the financial and other records that the Fund is required to maintain and preparing all reports and other materials required to be filed with the SEC or any other regulatory authority, including reports to unitholders.
In addition, Ares Operations and/or its affiliates assist the Manager in determining and publishing the Fund’s NAV, oversee the preparation and filing of the Fund’s tax returns and the printing and dissemination of reports to unitholders, and generally oversee the payment of its expenses and the performance of administrative and professional services rendered to the Fund by others.
In consideration of Ares Operations’ services, the Fund will reimburse Ares Operations for the costs and expenses incurred by Ares Operations in performing its obligations and providing personnel and facilities hereunder. Payments under the administration agreement are equal to an amount based upon the Fund’s allocable portion of Ares Operations’ overhead and other expenses (including travel expenses) incurred by Ares Operations in performing its obligations under the administration agreement, including the Fund’s allocable portion of the compensation, rent and other expenses of certain of the Fund’s officers and their respective staffs. The administration agreement may be terminated by either party without penalty upon 90 days’ written notice to the other party.
For the period from December 6, 2024 (commencement of operations) through September 30, 2025, the Fund incurred $1,050 in administration and other fees that are reimbursable to the Fund’s administrator under the administration agreement.
Dealer Manager Agreement
On May 22, 2025, the Fund entered into a dealer manager agreement (the “Dealer Manager Agreement”) with Ares Wealth Management Solutions, LLC (the “Dealer Manager”), an affiliate of the Fund’s Manager, pursuant to which the Dealer Manager agreed to, among other things, manage the Fund’s relationships with third-party brokers engaged by the Dealer Manager to participate in the distribution of Units, which are referred to as participating brokers, and financial advisors. The Dealer Manager also coordinates the Fund’s marketing and distribution efforts with participating brokers and their registered representatives with respect to communications related to the terms of the Fund’s offering, its investment strategies, material aspects of its operations and subscription procedures. The Dealer Manager is entitled to receive servicing fees monthly in arrears at an annual rate of 0.85% of the Transactional NAV attributable to Class S Units and Class A-S Units, 0.50% of the Transactional NAV attributable to Class N Units and Class A-N Units and 0.25% of the Transactional NAV attributable to Class D Units and Class A-D Units, in each case, as of the beginning of the first calendar day of the month. No servicing fee is payable with respect to Class I Units, Class A-I Units or Class E Units. The servicing fees are payable to the Dealer Manager, but the Dealer Manager anticipates that all or a portion of the servicing fees will be retained by, or reallowed (paid) to, participating broker-dealers or other financial intermediaries.
The Dealer Manager is a broker-dealer registered with the SEC and a member of the Financial Industry Regulatory Authority.
Servicing fees payable as of September 30, 2025 was $10,517 and servicing fees incurred during the period from December 6, 2024 (commencement of operations) through September 30, 2025, was $10,760, of which $10,440 related to servicing fees for the estimated life of the Fund’s units outstanding as of September 30, 2025 and $320 related to servicing fees billed.
4. FAIR VALUE OF FINANCIAL INSTRUMENTS
The Fund follows ASC 825-10, Recognition and Measurement of Financial Assets and Financial Liabilities (“ASC 825-10”), which provides funds the option to report selected financial assets and liabilities at fair value. ASC 825-10 also establishes presentation and disclosure requirements designed to facilitate comparisons between funds that choose different measurement attributes for similar types of assets and liabilities and to more easily understand the effect of the fund’s choice to use fair value on its earnings. ASC 825-10 also requires entities to display the fair value of the selected assets and liabilities on the face of the balance sheet. The Fund has not elected the ASC 825-10 option to report selected financial assets and liabilities at fair value.
The Fund also follows ASC 820-10, Fair Value Measurements and Disclosures (“ASC 820-10”), which among other matters, requires enhanced disclosures about investments that are measured and reported at fair value. ASC 820-10 defines fair value, establishes a framework for measuring fair value in accordance with GAAP and expands disclosure of fair value measurements. ASC 820-10 determines fair value to be the price that would be received for an investment in a current sale, which assumes an orderly transaction between market participants on the measurement date. ASC 820-10 requires the Fund to assume that the portfolio investment is sold in its principal market to market participants or, in the absence of a principal market, the most advantageous market, which may be a hypothetical market. Market participants are defined as buyers and sellers in the principal or most advantageous market that are independent, knowledgeable, and willing and able to transact. In accordance with ASC 820-10, the Fund has considered its principal market as the market in which the Fund exits its portfolio investments with the greatest volume and level of activity.

ASC 820-10 specifies a hierarchy of valuation techniques based on whether the inputs to those valuation techniques are observable or unobservable. In accordance with ASC 820-10, these inputs are summarized in the three broad levels listed below:

•
Level 1 — Valuations based on quoted prices in active markets for identical assets or liabilities that the Fund has the ability to access.

•
Level 2 — Valuations based on quoted prices in markets that are not active or for which all significant inputs are observable, either directly or indirectly.

•
Level 3 — Valuations based on inputs that are unobservable and significant to the overall fair value measurement.

Consistent with its valuation policy and procedures, the Manager will evaluate the source of inputs, including any markets in which the Fund’s investments are trading (or any markets in which securities with similar attributes are trading), in determining fair value. Where there may not be a readily available market value for some of the investments in the Fund’s portfolio, the fair value of a portion of the Fund’s investments may be determined using unobservable inputs.
The assets and liabilities classified as Level 1 or Level 2 are typically valued based on quoted market prices, forward foreign exchange rates, dealer quotations or alternative pricing sources supported by observable inputs. The Manager obtains prices from independent pricing services which generally utilize broker quotes and may use various other pricing techniques which take into account appropriate factors such as yield, quality, coupon rate, maturity, type of issue, trading characteristics and other data. The Manager is responsible for all inputs and assumptions related to the pricing of securities. The Manager has internal controls in place that support its reliance on information received from third-party pricing sources. As part of its internal controls, the Manager obtains, reviews, and tests information to corroborate prices received from third-party pricing sources. For any security, if market or dealer quotations are not readily available, or if the Manager determines that a quotation of a security does not represent a fair value, then the security is valued at a fair value as determined in good faith by the Manager and will be classified as Level 3. In such instances, the Manager will use valuation techniques consistent with the market or income approach to measure fair value and will give consideration to all factors which might reasonably affect the fair value.
The Fund’s portfolio investments classified as Level 3 are typically valued using two different valuation techniques. The first valuation technique is an analysis of the enterprise value (“EV”) of the portfolio company. EV means the entire value of the portfolio company to a market participant, including the sum of the values of debt and equity securities used to capitalize the enterprise at a point in time. The primary method for determining EV uses a multiple analysis whereby appropriate multiples are applied to the portfolio company’s EBITDA. EBITDA multiples are typically determined based upon review of market comparable transactions and publicly traded comparable companies, if any. The Manager may also employ other valuation multiples to determine EV, such as revenues and gross profit or, in the case of certain portfolio companies in the power generation industry, kilowatt capacity. The second method for determining EV uses a discounted cash flow analysis whereby future expected cash flows of the portfolio company are discounted to determine a present value using estimated discount rates (typically a weighted average cost of capital based on costs of debt and equity consistent with current market conditions). The EV analysis is performed to determine the value of equity investments, the value of debt investments in portfolio companies where the Fund has control or could gain control through an option or warrant security, and to determine if there is credit impairment for debt investments. If debt investments are credit impaired, an EV analysis may be used to value such debt investments; however, in addition to the methods outlined above, other methods such as a liquidation or wind-down analysis may be utilized to estimate EV. The second valuation technique is a yield analysis, which is typically performed for non-credit impaired debt investments in portfolio companies where the Fund does not own a controlling equity position. To determine fair value using a yield analysis, a current price is imputed for the investment based upon an assessment of the expected market yield for a similarly structured investment with a similar level of risk. In the yield analysis, the Manager considers the current contractual interest rate, the maturity and other terms of the investment relative to risk of the Fund and the specific investment. A key determinant of risk, among other things, is the leverage through the investment relative to the EV of the portfolio company. As debt investments held by the Fund are substantially illiquid with no active transaction market, the Manager depends on primary market data, including newly funded transactions, as well as secondary market data with respect to high yield debt instruments and syndicated loans, as inputs in determining the appropriate market yield, as applicable.
The following table summarizes the valuation of the Fund’s investments by the fair value hierarchy levels as of September 30, 2025:
Assets	Level 1	Level 2	Level 3	Total
Investments, at fair value
First lien senior secured loan	$—	$69,233	$83,213	$152,446
First lien senior secured delayed draw loan	—	—	579	579
First lien senior secured revolving loan	—	—	785	785
Preferred equity	—	—	59,805	59,805
Common equity	—	—	149,507	149,507
Limited partnership interests	—	—	9,105	9,105
Total Investments, at fair value	$—	$69,233	$302,994	$372,227
Unfunded revolving and delayed draw loan commitments(1)	$—	$—	$(74)	$(74)
Derivative Contract:
Foreign currency forward contracts	$—	$(215)	$—	$(215)

(1)
The fair value of unfunded revolving and delayed draw loan commitments is included in “accrued expenses and other liabilities” in the accompanying Consolidated Statement of Assets and Liabilities.

The following table summarizes the significant unobservable inputs the Manager used to value the majority of the Fund’s investments categorized within Level 3 as of September 30, 2025. The table is not intended to be all-inclusive, but instead to capture the significant unobservable inputs relevant to the determination of fair values:
Asset Category	Fair Value	Primary Valuation Techniques	Unobservable Input
			Input	Estimated Range	Weighted Average(1)
First lien senior secured loan	$83,213	Yield Analysis	Market Yield	8.9% – 9.9%	9.4%
First lien senior secured delayed draw loan	579	Yield Analysis	Market Yield	8.7%	8.7%
First lien senior secured revolving loan	785	Yield Analysis	Market Yield	9.1% – 9.8%	9.5%
Preferred equity	33,159	Multiple Analysis	EBITDA Multiple	14.1x	14.1x
	5,210	Multiple Analysis	Gross Profit Multiple	7.5x	7.5x
	21,436	Yield Analysis	Market Yield	9.5%	9.5%
Common equity	104,675	Multiple Analysis	Revenue Multiple	2.2x – 11.5x	10.9x
	44,832	Multiple Analysis	EBITDA Multiple	6.7x – 14.7x	11.9x
Limited partnership interests	9,105	Multiple Analysis	Revenue Multiple	14.6x	14.6x
Total Level 3 investments	$302,994

(1)
Unobservable inputs were weighted by the relative fair value of investments.

Changes in market yields, revenue multiples, gross profit multiples or EBITDA multiples, each in isolation, may change the fair value of certain of the Fund’s investments. Generally, an increase in market yields, revenue multiples or gross profit multiples or a decrease in EBITDA multiples may result in a decrease in the fair value of certain of the Fund’s investments.

Due to the inherent uncertainty of determining the fair value of investments that do not have a readily available market value, the fair value of the Fund’s investments may fluctuate from period to period. Additionally, the fair value of the Fund’s investments may differ significantly from the values that would have been used had a ready market existed for such investments and may differ materially from the values that the Fund may ultimately realize. Further, such investments are generally subject to legal and other restrictions on resale or otherwise are less liquid than publicly traded securities. If the Fund was required to liquidate a portfolio investment in a forced or liquidation sale, it could realize significantly less than the value at which the Fund has recorded it.
In addition, changes in the market environment and other events that may occur over the life of the investments may cause the gains or losses ultimately realized on these investments to be different than the unrealized gains or losses reflected in the valuations currently assigned.
The following tables present changes in investments that use Level 3 inputs as of and for the period from December 6, 2024 (commencement of operations) through September 30, 2025:
	First Lien Senior Secured Loan	First Lien Senior Secured Delayed Draw Loan	First Lien Senior Secured Revolving Loan	Preferred Equity	Common Equity	Limited Partnership Interests	Total
Balance as of December 6, 2024	$—	$—	$—	$—	$—	$—	$—
Net unrealized gains (losses)	171	(6)	(2)	526	16,688	—	17,377
Purchase of investments	83,196	584	1,444	59,279	132,819	9,105	286,427
Proceeds from sales and principal paydowns and return of capital	(194)	(2)	(658)	—	—	—	(854)
Net accretion of discounts on investments	40	3	1	—	—	—	44
Balance as of September 30, 2025	$83,213	$579	$785	$59,805	$149,507	$9,105	$302,994
Net change in unrealized gains (losses) from investments held at September 30, 2025	$171	$(6)	$(2)	$526	$16,688	$—	$17,377
There were no investment transfers into or out of Level 3 for the period from December 6, 2024 (commencement of operations) through September 30, 2025.
5. DERIVATIVE INSTRUMENTS
The Fund recognizes all of its derivative instruments at fair value as either assets or liabilities in the Consolidated Statement of Assets and Liabilities. The changes in the fair value are included in the Consolidated Statement of Operations. The Fund is exposed to certain risks relating to their ongoing operations; the primary risk managed by using derivative instruments is foreign currency risk. As of September 30, 2025, the only instruments meeting the definition of a derivative instrument held by the Fund were foreign currency forward contracts. The Fund enters into foreign currency forward contracts from time to time to help mitigate its foreign currency risk exposure. As of September 30, 2025, the counterparty to the Fund’s foreign currency forward contracts was Macquarie Bank Limited.
Certain information related to the Fund’s derivative instruments as of September 30, 2025 is presented below.
Derivative Instrument	Notional Amount	Gross Amount of Recognized Assets	Gross Amount of Recognized Liabilities	Consolidated Statement of Assets and Liabilities Location of Net Amounts
Foreign currency forward contracts	€8,000	$—	$(161)	Accrued expenses and other liabilities
Foreign currency forward contracts	£11,900	—	(54)	Accrued expenses and other liabilities
		$—	$(215)

Net unrealized gains (losses) on derivative instruments recognized by the Fund for the period from December 6, 2024 (commencement of operations) through September 30, 2025 are in the following location in the Consolidated Statement of Operations:
Derivative Instrument	Statement Location	For the period from December 6, 2024 (commencement of operations) through September 30, 2025
Foreign currency forward contracts	Net unrealized losses on derivative contracts	$(215)
Total		$(215)
Offsetting Arrangements
Although the Fund generally presents derivative instruments on a gross basis in the Consolidated Statement of Assets and Liabilities, certain derivatives are subject to enforceable master netting arrangements with certain counterparties which allow for the derivatives to be offset.
The following table presents the rights of setoff and related arrangements associated with the Fund’s derivative instruments:
Description	Gross Amount of Recognized Assets (Liabilities)	Gross Amount offset in Assets (Liabilities)	Net Amounts of Assets (Liabilities) Presented	Gross Amounts Not Offset in the Consolidated Statement of Assets and Liabilities		Net Amount
				Financial Instruments	Collateral (Received) Pledged
Liabilities:
Foreign currency forward contract	$(215)	$—	$(215)	$—	$—	$(215)
Total	$(215)	$—	$(215)	$—	$—	$(215)
6. DEBT
USB Credit Facility
On December 6, 2024, the Fund entered into a revolving credit facility with U.S. Bank (the “USB Credit Facility”) that allows the Fund to borrow up to $115,000 at any one time outstanding. On July 28, 2025, the maximum commitment was reduced to $75,000 at any one time outstanding. The USB Credit Facility drawdowns are secured by the General Partner’s unfunded capital commitment of $150,000 to the Fund, which remained unfunded as of September 30, 2025. The stated maturity date for the USB Credit Facility is December 4, 2026. See Note 13 for a subsequent event relating to the USB Credit Facility.
Amounts available to borrow under the USB Credit Facility are subject to a borrowing base, leverage and other restrictions. The Fund is also required to comply with various covenants, reporting requirements and other customary requirements for similar agreements. These covenants are subject to certain limitations and exceptions that are described in the documents governing the USB Credit Facility. As of September 30, 2025, the Fund was in compliance in all material respects with the terms of the USB Credit Facility.
As of September 30, 2025, there were no amounts outstanding under the USB Credit Facility. The interest charged on the USB Credit Facility is based on the Secured Overnight Financing Rate (“SOFR”) plus an applicable spread of 1.80%. The Fund is also required to pay a commitment fee of 0.25% per annum depending on the size of the unused portion of the USB Credit Facility.

For the period from December 6, 2024 (commencement of operations) through September 30, 2025, the components of interest and credit facility fees expense, cash paid for interest expense, average stated interest rate (i.e., rate in effect plus the spread) and average outstanding balance for the USB Credit Facility were as follows:
For the period from December 6, 2024 (commencement of operations) through September 30, 2025
Stated interest expense	$3,619
Amortization of debt issuance costs	224
Total interest expense and credit facility fees	$3,843
Cash paid for interest expense	$3,546
Average stated interest rate	6.39%
Average outstanding balance	$66,246
CNB Credit Facility
On February 18, 2025, the Fund entered into a revolving credit facility with City National Bank (the “CNB Credit Facility”) that allows the Fund to borrow up to $185,700 at any one time outstanding. The stated maturity date for the CNB Credit Facility is November 18, 2025. The CNB Credit Facility is secured by an equity commitment letter. See Note 13 for a subsequent event relating to the CNB Credit Facility.
Amounts available to borrow under the CNB Credit Facility are subject to borrowing base, leverage and other restrictions. The Fund is also required to comply with various covenants, reporting requirements and other customary requirements for similar agreements. These covenants are subject to certain limitations and exceptions that are described in the documents governing the CNB Credit Facility. As of September 30, 2025, the Fund was in compliance in all material respects with the terms of the CNB Credit Facility.
As of September 30, 2025, there was $24,000 outstanding under the CNB Credit Facility. The interest charged on the CNB Credit Facility is based on SOFR plus an applicable spread of 1.25%. The Fund is also required to pay a commitment fee of 0.35% per annum depending on the size of the unused portion of the CNB Credit Facility.
For the period from December 6, 2024 (commencement of operations) through September 30, 2025, the components of interest and credit facility fees expense, cash paid for interest expense, average stated interest rate (i.e., rate in effect plus the spread) and average outstanding balance for the CNB Credit Facility were as follows:
For the period from December 6, 2024 (commencement of operations) through September 30, 2025
Stated interest expense	$1,377
Amortization of debt issuance costs	810
Total interest expense and credit facility fees	$2,187
Cash paid for interest expense	$1,084
Average stated interest rate	5.40%
Average outstanding balance	$24,677
7. NET ASSETS
The Fund, at the direction of the General Partner, has the authority to issue an unlimited number of nine classes (each a “Class”) of Units to investors in the Fund: Class S Units, Class D Units, Class N Units,

Class I Units, Class A-S Units, Class A-D Units, Class A-N Units, Class A-I Units and Class E Units. Class S Units and Class N Units are available through brokerage and transaction-based accounts. The key differences among each Class relate to the ongoing servicing fees and upfront subscription fees attributable to each Class.
The issuances of Units by the Fund related to monthly subscriptions are effective the first calendar day of each month. The purchase price per Unit of each Class is equal to the Transactional NAV per Unit for such Class as of the last calendar day of the immediately preceding month. Before the Fund determined its first Transactional NAV, the initial subscription price for Units was $25.00 per Unit net of applicable upfront subscription fees and servicing fees billed. The Transactional NAV for each Class was first determined as of the end of the first full month after the Initial Closing Date. Thereafter, the Transactional NAV is based on the month-end values of investments, the addition of the value of any other assets such as cash, the deduction of any liabilities, including the allocation/accrual of the Management Fee and the Performance Participation Allocation and the deduction of expenses attributable to certain Classes of Units, such as applicable servicing fees, in all cases as determined in accordance with the Manager’s valuation policy.
The following table presents transactions in Units for the period from December 6, 2024 (commencement of operations) through September 30, 2025.
	For the period from December 6, 2024 (commencement of operations) through September 30, 2025
	Units	Amount
Class A-I
Subscriptions(1)	4,833	$121,791
Net increase	4,833	$121,791
Class A-S
Subscriptions(1)	7,290	$184,587
Net increase	7,290	$184,587
Class A-D
Subscriptions(1)	586	$15,000
Net increase	586	$15,000
Class I
Subscriptions(1)	348	$8,863
Net increase	348	$8,863
Class S
Subscriptions(1)	74	$1,886
Net increase	74	$1,886
Class D
Subscriptions(1)	8	$195
Net increase	8	$195
Class E
Subscriptions(1)	1,104	$27,600
Net increase	1,104	$27,600

(1)
See Note 13 for subsequent events related to subscription activities.

As of September 30, 2025, the Fund had not issued any Class A-N Units or Class N Units.

8. COMMITMENTS AND CONTINGENCIES
In the normal course of business, the Fund may enter into contracts that contain a variety of indemnification provisions. The Fund’s maximum exposure under these arrangements is unknown. To the extent that there are any existing claims against the Fund, the Manager expects the risk of loss to be remote. Any other exposure to the Fund under these arrangements would involve future claims that may be made against the Fund. The Fund has therefore not accrued any liability in connection with such indemnification provisions.
Investment Commitments
The Fund has various commitments to fund investments in its portfolio. As of September 30, 2025, the Fund had the following commitments to fund various revolving and delayed draw term senior secured loans:
Total revolving and delayed draw term loan commitments	$217,358
Less: funded commitments	(154,782)
Total net unfunded revolving and delayed draw term loan commitments	$62,576
9. INCOME TAXES
The Fund may be subject to taxes in various jurisdictions in which it invests. These taxes are accrued and withheld if applicable. The Fund records interest and penalties, if any, to the extent incurred related to income taxes within the Consolidated Statement of Operations. For the period from December 6, 2024 (commencement of operations) through September 30, 2025, there were no interest or penalties incurred.
Certain of the Fund’s consolidated subsidiaries are subject to U.S. federal and state income taxes. The income tax benefit for the period from December 6, 2024 (commencement of operations) through September 30, 2025 for these subsidiaries is as follows:
For the period from December 6, 2024 (commencement of operations) through September 30, 2025
Current:
U.S. federal	$—
State and local	—
$—
Deferred:
U.S. federal	$1,019
State and local	62
$1,081
Total:
U.S. federal	$1,019
State and local	62
Net change in deferred tax liabilities	$1,081
In accordance with ASC Topic 740, management evaluated the deferred tax assets to determine if a valuation allowance should be established based on the consideration of all available evidence using a “more likely than not” standard. The Fund considered all available evidence and determined that no valuation allowance is required as the tax benefits associated with the deferred tax assets are more likely than not to be realized. Management has evaluated the tax positions and determined that there are no uncertain tax positions that would require a liability for unrecognized tax benefits in the financial statements.
As of September 30, 2025, the Fund recorded gross deferred tax liabilities of $1.6 million related to its investment in underlying partnerships. Additionally, the Fund had gross deferred tax assets associated with interest expense limitation and net operating loss (“NOL”) of approximately $0.5 million. As of September 30, 2025, the Fund had a net deferred tax liability of $1.1 million.
The Fund’s consolidated subsidiaries that are subject to U.S. federal and state income taxes have a tax year ending December 31, 2025, which differs from the Fund’s fiscal year end of September 30, 2025. The Fund has recognized a deferred tax asset related to an estimated NOL as of September 30, 2025 associated with the tax year ending December 31, 2025. The amount of the deferred tax asset is based on management’s estimate of the NOL that will be available as of the tax year end, taking into account results through September 30, 2025. The actual NOL available for carryforward and the related deferred tax asset may differ from this estimate depending on the Fund’s results for the full tax year.
The effective income tax rate differed from the federal statutory rate for the following reasons:
For the period from December 6, 2024 (commencement of operations) through September 30, 2025
Income tax expense at federal statutory rate	21.0%
State and local taxes, net of federal benefit	1.4
Permanent items	7.5
Total effective income tax rate	29.9%
10. FINANCIAL HIGHLIGHTS
The following financial highlights as of and for the period from December 6, 2024 (commencement of operations) through September 30, 2025 are calculated for the unitholders as a whole. Calculation of these highlights on an individual unitholder basis may yield results that vary from those stated herein due to the timing of capital transactions and differing fee arrangements for each Class of Units.

	Class A-I	Class A-S	Class A-D	Class I	Class S	Class D	Class E
Per unit data:
Net asset value at beginning of period	$25.00	$25.00	$25.59	$25.32	$25.32	$25.59	$25.00
Net investment loss for period(1)	(0.67)	(0.86)	(0.61)	(0.88)	(0.57)	(0.61)	(0.55)
Net realized and unrealized gain (loss)(1)	1.53	2.66	0.88	1.42	1.43	0.88	1.41
Net increase in net assets from operations	0.86	1.80	0.27	0.54	0.86	0.27	0.86
Servicing fee(1)	—	(2.39)	(0.41)	—	(1.76)	(0.41)	—
Total increase (decrease) in net assets	0.86	(0.59)	(0.14)	0.54	(0.90)	(0.14)	0.86
Net asset value at the end of period	$25.86	$24.41	$25.45	$25.86	$24.42	$25.45	$25.86
Total return based on net asset value(2)	3.45%	(2.38)%	(0.56)%	2.15%	(3.54)%	(0.56)%	3.45%
Units outstanding, end of period	4,833	7,290	586	348	74	8	1,104
Ratio / Supplemental Data:
Net assets at end of period	$124,990	$177,933	$14,916	$8,995	$1,814	$194	$28,551
Ratio of operating expenses (excluding waiver of performance participation allocation, performance participation allocation and waiver of management fee) to weighted average net assets(3)	5.33%	6.73%	7.09%	7.36%	5.90%	7.24%	3.12%
Ratio of waiver of management fee to weighted average net assets(3)	(0.42)%	(0.43)%	(0.11)%	(0.35)%	(0.36)%	(0.12)%	0.00%
Ratio of performance participation allocation to weighted average net assets(3)	0.64%	0.78%	0.41%	0.88%	0.69%	0.49%	0.00%
Ratio of waiver of performance participation allocation to weighted average net assets(3)	(0.64)%	(0.78)%	(0.41)%	(0.88)%	(0.69)%	(0.49)%	0.00%
Ratio of operating expenses (including waiver of performance participation allocation, performance participation allocation and waiver of management fee) to weighted average net assets(3)	4.91%	6.30%	6.98%	7.01%	5.54%	7.12%	3.12%
Ratio of net investment loss to weighted average net assets(3)	(1.74)%	(1.06)%	(3.41)%	(1.97)%	(3.15)%	(4.32)%	(1.15)%
Portfolio turnover rate(4)	0.13%	0.13%	0.13%	0.13%	0.13%	0.13%	0.13%

(1)
Weighted average basic per unit data.

(2)
For the period from December 6, 2024 (commencement of operations) through September 30, 2025, the total return based on NAV equaled the change in NAV during the period plus distributions declared and payable divided by the beginning NAV for the period. The Fund’s performance changes over time and currently may be different than that shown. Past performance is no guarantee of future results. Total return is not annualized.

(3)
The ratios reflect an annualized amount for all income, expenses and the corresponding waivers other than organizational expenses, offering expenses, waiver of performance participation allocation, performance participation allocation, income tax expense and waiver of management fee.

(4)
Portfolio turnover rate is calculated at the Fund level and is not annualized.

The date of the first sale of Class A-D Units and Class D Units was September 1, 2025. The date of the first sale of Class S Units and Class I Units was July 1, 2025. The date of the first sale of Class A-I Units, Class A-S Units and Class E Units was June 1, 2025.

11. SEGMENT REPORTING
The Fund operates through a single operating and reporting segment with an investment objective to seek long-term capital appreciation and to a lesser extent, generate income by investing primarily in Target SME Investments. The chief operating decision maker (“CODM”) is comprised of the Fund’s chief executive officer, co-presidents, chief financial officer and chief operating officer and the CODM assesses the performance and makes operating decisions of the Fund on a consolidated basis primarily based on the Fund’s net increase in net assets resulting from operations (“net income”). As the Fund’s operations comprise of a single reporting segment, the segment assets are reflected on the accompanying Consolidated Statement of Assets and Liabilities as “total assets” and the significant segment expenses are listed on the accompanying Consolidated Statement of Operations.
12. RISK FACTORS
The Fund’s underlying investments are subject to various risk factors including market risk, credit risk, interest rate risk, and foreign exchange risk. The Fund’s assets generally have no, or only a limited, trading market. The Fund’s investment in illiquid assets may restrict its ability to dispose of investments in a timely fashion or for a fair price. Illiquid assets may trade at a discount from comparable, more liquid assets. The Fund’s non-USD denominated investments are subject to risks associated with currency rate fluctuations, including fluctuations caused by economic and financial conditions and government intervention. In addition, impacts of political, social or economic unrest, including current or future tensions around the world, fear of terrorist activity and/or military conflicts, and localized or global financial crises, may have disruptive effects on consumer, corporate and financial confidence. Such events are beyond the Fund’s control, and the likelihood that they may occur and their effect on the Fund cannot be predicted.
13. SUBSEQUENT EVENTS
The Manager has evaluated subsequent events through the date of issuance of the consolidated financial statements included herein. There have been no subsequent events that occurred during such period that would require disclosure in this consolidated financial statement or accompanying notes, except as discussed below.
On November 18, 2025, the CNB Credit Facility expired in accordance with its terms and was not renewed. There were no outstanding borrowings under the CNB Credit Facility at the time of expiration.
On November 25, 2025, the USB Credit Facility was terminated in accordance with its terms. There were no outstanding borrowings under the USB Credit Facility at the time of termination.
Effective December 1, 2025, the General Partner reduced its capital commitment to the Fund from $150,000 to $50,000, all of which remains unfunded.
On December 10, 2025, the Fund entered into the fourth amended and restated limited partnership agreement with the General Partner to amend the Fund’s third amended and restated limited partnership agreement, dated as of August 1, 2025.
Effective October 1, 2025, the Fund issued approximately 3,833 Units as part of its continuous Private Offering for aggregate consideration of $102,836. The following table details the Units issued:
Unit Class	Number of Units Issued	Aggregate Consideration
Class A-I	832	$22,086
Class A-S	2,550	67,464
Class A-D	377	10,000
Class I	106	2,803
Class S	16	418
Class D	2	65
Total	3,883	$102,836

Effective November 1, 2025, the Fund issued approximately 2,646 Units as part of its continuous Private Offering for aggregate consideration of $70,427. The following table details the Units issued:
Unit Class	Number of Units Issued	Aggregate Consideration
Class A-I	827	$22,049
Class A-S	1,764	46,903
Class I	48	1,275
Class S	7	200
Total	2,646	$70,427